As filed with the Securities and Exchange Commission on September 25, 1998.

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GOLDEN SKY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                            4841                          43-1749060
(State or Other Jurisdiction of     (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)      Classification Code Number)       Identification Number)

                         605 WEST 47TH STREET, SUITE 300
                              KANSAS CITY, MO 64112
                                 (816) 753-5544
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                               NEW YORK, NY 10111
                                 (212) 841-5700
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                         CALCULATION OF REGISTRATION FEE


    Title Of Each                                     Proposed Maximum             Proposed Maximum
Class Of Securities To           Amount To Be             Offering                     Aggregate              Amount Of
    Be Registered                 Registered          Price Per Note(1)            Offering Price(1)       Registration Fee
12 3/8% Senior Subordinated
Notes due 2006, Series B         $195,000,000               100%                     $195,000,000              $57,525

(1)      Estimated solely for the purpose of calculating the registration fee.


                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                Subject to completion, dated September 25, 1998

PROSPECTUS

                            GOLDEN SKY SYSTEMS, INC.
                              OFFER TO EXCHANGE ITS
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A


         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1998, UNLESS EXTENDED.


                  Golden Sky Systems, Inc., a Delaware corporation ("GSS" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 12 3/8% Senior Subordinated Notes due 2006, Series B ("New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount of its issued and outstanding 12 3/8% Senior Subordinated Notes due 2006, Series A (the "Old Notes" and, collectively with the New Notes, the "Notes"), of which $195,000,000 aggregate principal amount is outstanding, from the holders thereof. The Company will not receive any proceeds from the Exchange Offer and has agreed to pay all the expenses incident to the Exchange Offer. The Company is a wholly-owned subsidiary of Golden Sky Holdings, Inc., a Delaware corporation ("Holdings").

                  The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Notes rank pari passu with all present and future senior subordinated debt of the Company, and senior to all present and future subordinated debt of the Company. As of August 31, 1998, the aggregate amount of outstanding indebtedness (excluding the Notes) of the Company was approximately $52.3 million. See "Description of the New Notes." Upon a Change of Control (as defined herein), each holder of the New Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. In the event of a Change of Control, the Company may not have sufficient funds to satisfy its obligation to repurchase the New Notes and other debt that may come due as a result thereof. See "Description of the New Notes -- Change of Control."

                  The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the registration rights agreement relating to the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, and such holder has no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by a broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

                  The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires (the "Expiration Date"), which
will be                      , 1998 unless the Exchange Offer is extended.
Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See "The Exchange Offer."

                  Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture (as defined herein). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes" and "The Exchange Offer -- Terms of the Exchange Offer."

                  The New Notes will initially be available only in book-entry form. The Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, a New Note in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See "Description of the New Notes -- Book Entry; Delivery and Form."

                  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

                  This Prospectus, together with the Letter of Transmittal, is
being sent to all registered holders of Old Notes as of                 , 1998.

                  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                  The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

         SEE "RISK FACTORS" ON PAGE       FOR A DESCRIPTION OF CERTAIN RISKS TO
BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is        , 1998.

                                TABLE OF CONTENTS

                                                                                                               Page
Additional Information ...............................................................................           2

Forward-Looking Statements ...........................................................................           3

Sources of Material Information ......................................................................           3

Summary of the Prospectus ............................................................................           5

Risk Factors .........................................................................................          16

Use of Proceeds ......................................................................................          27

The Exchange Offer ...................................................................................          28

Capitalization .......................................................................................          33

Pro Forma Financial Statements .......................................................................          34

Selected Consolidated Financial Data .................................................................          39

Management's Discussion and Analysis of Results of Operations and Financial Condition ................          40

Business .............................................................................................          48

Management ...........................................................................................          62

Principal Stockholders ...............................................................................          66

Certain Relationships and Related Transactions .......................................................          68

Description of Other Indebtedness ....................................................................          70

Description of the New Notes .........................................................................          73

Certain Federal Income Tax Considerations ............................................................         101

Plan of Distribution .................................................................................         101

Legal Matters ........................................................................................         103

Experts...............................................................................................         103

Index to Financial Statements ........................................................................         F-1


                             ADDITIONAL INFORMATION


                  The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the New Notes. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants, including the Company, that file such information electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                  As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The Company's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the New Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company, other than the fiscal year in which such registration statement or registered exchange offer for the New Notes becomes effective. However, the indenture, dated as of July 31, 1998 (the "Indenture"), by and among the Company, as issuer, Argos Support Services Company, as guarantor, PrimeWatch, Inc., as guarantor, and State Street Bank and Trust Company of Missouri, N.A., as trustee (the "Trustee"), provides that the Company must file with the Commission and provide the holders of the Notes with copies of annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act as long as the Notes are outstanding.

                  THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN, OR DELIVERED WITH, THE PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 605 WEST 47TH STREET, SUITE 300, KANSAS CITY, MISSOURI 64112, ATTENTION: INVESTOR RELATIONS, (816) 753-5544. IN ORDER TO OBTAIN TIMELY DELIVERY OF SUCH INFORMATION, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.

                           FORWARD-LOOKING STATEMENTS

                  This Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends, including consolidation; the continued growth of the direct-to-home television industry; uncertainties regarding business strategies, including the Company's acquisition strategy; the ability of the Company to obtain and retain subscribers; changes in the regulatory environment affecting the Company; and actions of the Company's competitors. All statements herein other than statements of historical fact, including, without limitation, the statements under "Summary of the Prospectus," "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," and "Business" regarding the Company's profitability, financial position, liquidity and capital requirements are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that those expectations will prove to have been correct. Certain other important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus , including, without limitation, under "Risk Factors." All written forward-looking statements by or attributable to the Company or persons acting on its behalf contained in this Prospectus are expressly qualified in their entirety by the Cautionary Statements.

                         SOURCES OF MATERIAL INFORMATION

                  THIS PROSPECTUS CONTAINS INFORMATION OBTAINED FROM SOURCES OTHER THAN THE COMPANY CONCERNING, AMONG OTHER THINGS, THE COMPANY'S INDUSTRY AND MARKETS, THE COMPANY'S PRINCIPAL DIRECT AND INDIRECT SUPPLIERS OF SERVICES, DIRECTV, INC. ("DIRECTV"), THE NRTC (AS DEFINED HEREIN), THE RURAL DIRECTV MARKETS (AS DEFINED HEREIN), AND THE NRTC'S RELATIONSHIP (CONTRACTUAL AND OTHERWISE) WITH DIRECTV. SUCH INFORMATION IS MATERIAL TO UNDERSTANDING THE COMPANY'S BUSINESS AND PROSPECTS. SPECIFICALLY, WHILE THE COMPANY'S SOLE BUSINESS IS THE OFFERING OF DIRECTV SERVICES, THE COMPANY HAS NO DIRECT CONTRACTUAL RELATIONSHIP WITH DIRECTV RELATING TO ITS PRINCIPAL MARKETS AND OBTAINS THOSE SERVICES THROUGH THE NRTC. THE NRTC RECEIVES DIRECTV SERVICES PURSUANT TO ARRANGEMENTS WITH DIRECTV THE TERMS OF WHICH HAVE BEEN KEPT CONFIDENTIAL BY THE NRTC. THE COMPANY RELIES UPON THE NRTC TO HAVE ACCURATELY REPRESENTED THE SCOPE AND TERM OF ITS ARRANGEMENTS WITH HUGHES (AS DEFINED HEREIN) AND DIRECTV. UNDER THE COMPANY'S ARRANGEMENTS WITH THE NRTC, THE NRTC PROVIDES SUBSTANTIAL SERVICES TO THE COMPANY, INCLUDING BILLING AND CUSTOMER AUTHORIZATION, AND THE COMPANY RELIES UPON THE NRTC TO PROVIDE IT WITH ACCURATE AND COMPLETE INFORMATION CONCERNING THE COMPANY'S CUSTOMERS. INFORMATION CONCERNING THE NRTC AND ITS ARRANGEMENTS WITH DIRECTV IS BASED UPON INFORMATION THAT HAS BEEN MADE AVAILABLE TO THE COMPANY BY THE NRTC OR IS OTHERWISE PUBLICLY AVAILABLE. EXCEPT WHERE OTHERWISE INDICATED, INFORMATION REGARDING NUMBERS OF HOUSEHOLDS AND/OR SUBSCRIBERS IN RURAL DIRECTV MARKETS IS BASED UPON INFORMATION COMPILED BY CLARITAS, INC., WHICH THE COMPANY HAS SUPPLEMENTED WHERE NECESSARY WITH INFORMATION COMPILED BY THE U.S. POSTAL SERVICE. OTHER INDUSTRY-RELATED INFORMATION HAS BEEN

DERIVED FROM SKY REPORT AND DBS DIGEST. WHILE THE COMPANY BELIEVES THESE AND OTHER THIRD-PARTY SOURCES OF INFORMATION TO BE RELIABLE, IT HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND IS NOT IN A POSITION TO DO SO. THE COMPANY MAKES NO REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SEE "RISK FACTORS -- RISKS RELATED TO RELATIONSHIP WITH NRTC."

                  The following trademarks owned by third parties are used in this Prospectus: DIRECTV(R), DSS(R), and USSB(R).

                            SUMMARY OF THE PROSPECTUS

                  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the risk factors and consolidated financial statements and the notes thereto included elsewhere in this Prospectus. As used herein, unless the context requires otherwise, the term "Company" includes Golden Sky Systems, Inc. and its consolidated subsidiaries. The term "NRTC" refers to the National Rural Telecommunications Cooperative, an organization whose members are engaged in the distribution of telecommunications and other services in rural America. The term "Rural DIRECTV Markets" means those areas in the United States in which the NRTC and certain of its members and affiliates (including the Company) have the exclusive right to provide DIRECTV services to residential customers.

                                   THE COMPANY

                  The Company is the second largest independent provider of DIRECTV, the leading Direct Broadcast Satellite ("DBS") company serving the continental United States. The Company markets and provides DIRECTV's programming package ("DIRECTV Programming") on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of multiple dwelling units ("MDUs") and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc. ("Hughes"), DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households, or approximately 9% of total U.S. television households, but account for approximately 814,000, or approximately 22%, of total DIRECTV customers.



         Since its formation by management in June 1996, the Company has:



         - acquired 38 Rural DIRECTV Markets in 22 states with approximately 1.5 million households and 100,000 subscribers at the dates of acquisition;


         - increased its subscriber base in these markets by over 65% in aggregate, to approximately 166,000 as of August 31, 1998, achieving a subscriber penetration rate of approximately 11.3% through aggressive marketing and a local service-driven approach to the customer;


         - entered into contracts or binding letters of intent to acquire five additional Rural DIRECTV Markets with approximately 265,000 households and 22,000 subscribers, representing a current subscriber penetration rate of approximately 8.5%;


         - commenced marketing and distributing DIRECTV Programming to commercial and MDU customers in six cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide; and


         - together with its corporate parent, raised $87.4 million of equity capital from several institutional venture capital firms and Company management, and secured $150.0 million of senior bank financing.


                  Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual subscriber disconnect ("churn") rate of approximately 8%. The Company's net internal subscriber growth in its Rural DIRECTV Markets for the first eight months of 1998 totaled approximately 42,000. This represented over 7.5% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets represent less than 1.4% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA (as defined herein). The Company had EBITDA of $(5.4) million for the year ended December 31, 1997 and $(7.7) million for the six months ended June 30, 1998. EBITDA adjusted to exclude subscriber acquisition costs would have been $2.0 million and $4.1 million, respectively, for such periods.

                  The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:

         - DIRECTV Programming. The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription multichannel television services. DIRECTV offers more channels than competing services at a comparable price, including exclusive sports packages and a large selection of pay-per-view movies and events. DIRECTV currently has over 50% of all DBS subscribers nationwide.

         - Limited Competition in Rural Markets. Competition from cable television providers in Rural DIRECTV Markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with low channel capacity (i.e., less than 40 channels) and poor quality signal relative to DBS service. Given the relatively low housing density in these markets, the build-out of new systems or upgrade of existing systems may not be cost effective. Other entertainment options, such as theaters, movies and sporting events, may also be limited. The Company believes that this market environment contributes to a subscriber penetration rate within the Rural DIRECTV Markets that is currently almost three times the penetration rate for DIRECTV in other U.S. markets.

         -        National Marketing, Distribution and Manufacturing Support.
                  DIRECTV supports local providers, such as the Company, with a national marketing campaign including television and print advertising. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with satellite receivers and related equipment required to receive DIRECTV Programming ("DSS Equipment"). Management believes that competition among DSS Equipment providers results in greater availability, continued product innovation and lower equipment costs.

         - Consolidation Opportunity. Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage. Because most of the operators from whom the Company has acquired or may acquire Rural DIRECTV Markets have not engaged in significant marketing efforts, the Company believes it has the potential to increase subscriber penetration significantly following acquisition.

                  In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV as a Master System Operator to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in six major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to leverage its fixed cost base over a larger universe of potential subscribers.


STRATEGY


                  The Company intends to leverage its competitive strengths by pursuing the following strategies:



         - Emphasize Direct Sales and Local Customer Service. The Company believes a commitment to a strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and EBITDA. Management believes that local presence differentiates the Company from other major DIRECTV and DBS providers and is a key element in the Company's strategy for attracting and retaining subscribers. The Company has established a direct sales force and one or more Company-owned stores in substantially all of its Rural DIRECTV Markets to provide sales, installation and customer service on a local basis. The Company complements its local presence from its headquarters in Kansas City, Missouri with centralized sales, marketing, operational and administrative support, including overflow and after-hours customer support from a call center that operates 24 hours a day, seven days a week.

         - Acquire Additional Rural DIRECTV Markets. The Company is aggressively pursuing the acquisition of additional Rural DIRECTV Markets held by original NRTC licensees, a majority of which are owned by rural electric and television cooperatives for whom offering DIRECTV Programming is an ancillary business. The Company is one of two companies actively consolidating Rural DIRECTV Markets. The Company estimates that approximately 125 Rural DIRECTV Markets, comprised of approximately 2.5 million households, are still owned by original NRTC members.

         - Develop Related Business Opportunities. The Company plans to leverage its local sales and support infrastructure by expanding its base of potential customers and product offerings. The Company has commenced marketing to MDUs and commercial establishments in six cities near its Rural DIRECTV Markets, including Dallas/Ft. Worth, Texas; Denver, Colorado; Ft. Myers, Florida; Kansas City, Missouri; Las Vegas, Nevada; and Savannah, Georgia. In addition, the Company is evaluating other telecommunications products and services that could be offered to customers using the Company's existing marketing and distribution infrastructure. In May 1998, the Company commenced beta testing of DirecPC, a satellite-based Internet access service provided by a corporate affiliate of Hughes.

                            OWNERSHIP AND MANAGEMENT

                  The Company was formed by management on June 25, 1996 ("Inception") and completed its first Rural DIRECTV Market acquisition in November 1996. To date, the Company, together with its parent, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC, including an aggregate $2.5 million investment by management. Substantially all the proceeds of such financings have been contributed to the Company.

                  The Company has assembled an experienced management team to execute its business strategy. Rodney A. Weary, the Company's Chief Executive Officer, has over 27 years of experience in building, consolidating and expanding rural cable television systems. Mr. Weary also helped found and take public Premiere Page, Inc., a regional paging company. William J. Gerski, the Company's Vice President, Sales and Marketing, has 26 years of experience building and leading sales forces in the communications industry, including multi-channel subscription television services. The Company's management team also includes executives with long-term affiliations with the NRTC and DIRECTV, as well as others experienced in other aspects of the telecommunications industry.

                  The Company's principal executive offices are located at 605 West 47th Street, Suite 300, Kansas City, Missouri 64112, and its telephone number is (816) 753-5544.

                     PENDING ACQUISITIONS AND RECENT EVENTS

                  The Company is party to contracts or binding letters of intent to purchase five additional Rural DIRECTV Markets for an aggregate cash purchase price of approximately $54.2 million, which territories include approximately 265,000 households and 22,000 subscribers. These proposed acquisitions include a Rural DIRECTV Market in California and Nevada from Volcano Vision, Inc. ("Volcano") for $30.0 million in cash that is more fully described below (the "Volcano Acquisition"). Each of these proposed acquisitions, except one immaterial pending acquisition, is included in the Pro Forma Financial Statements contained elsewhere in this Prospectus. The Company is also negotiating to acquire one other Rural DIRECTV Markets for a purchase price of approximately $8.0 million, which territory includes approximately 35,000 households and 4,000 subscribers. There can be no assurance that these proposed acquisitions will be consummated. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with its growth strategy.

                  In July 1998, the Company entered into an Asset Purchase Agreement (the "Volcano Purchase Agreement") with Volcano. Pursuant to the Volcano Purchase Agreement, Volcano will sell and the Company will purchase the assets comprising a Rural DIRECTV Market in California and Nevada covering approximately 168,000 households and 11,000 subscribers for a cash purchase price of $30.0 million, subject to certain post-closing adjustments. The Rural DIRECTV Market subject to the Volcano Purchase Agreement had approximate revenues, EBITDA and operating income of $4.0 million, $388,000 and $115,000, respectively, for the year ended December 31, 1997 and $2.6 million, $556,000 and $401,000, respectively, for the six months ended June 30, 1998. The closing of the transactions contemplated by the Volcano Purchase Agreement is subject to certain conditions, including receipt of requisite NRTC and DIRECTV approvals, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, and Volcano having a minimum of 10,000 subscribers at the time of closing. In connection with the execution of the Volcano Purchase Agreement, the Company deposited $900,000 in escrow as earnest money, which sum will be returned to the Company upon the closing of the Volcano Acquisition. The Company currently anticipates that the Volcano Acquisition will be consummated in the fourth quarter of 1998, although there can be no assurance that the conditions to closing will be satisfied or that the acquisition will ultimately be consummated. The Company has been afforded a limited opportunity to conduct due diligence to date and there can be no assurance that before or following acquisition the Company will not discover material adverse information not previously disclosed to it.

                          THE OFFERING OF THE OLD NOTES


Old Notes ......................    The Old Notes were sold (the "Offering") by
                                    the Company on July 31, 1998 to Merrill
                                    Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC
                                    (the "Initial Purchasers") pursuant to a Purchase Agreement, dated July 24, 1998 (the
                                    "Note Purchase Agreement"). The Initial
                                    Purchasers subsequently resold the Old Notes to qualified Institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement ..    Pursuant to the Note Purchase Agreement, the
                                    Company and the Initial Purchasers entered into a Registration Rights Agreement, dated
                                    July 31, 1998 (the "Registration Rights
                                    Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the Exchange Offer.


                          SUMMARY OF THE EXCHANGE OFFER


The Exchange Offer .............    The Company is offering to exchange up to
                                    $195,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due
                                    2006, Series B, for a like amount of its 12 3/8% Senior Subordinated Notes due 2006,
                                    Series A. The terms of the New Notes are identical in all material respects
                                    (including principal amount, interest rate and maturity) to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old
                                    Notes. See "Description of the New Notes."
                                    The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement relating to the Old Notes.

Expiration Date; Withdrawal of
     Tender ....................    The Exchange Offer will expire at 5:00 p.m.,
                                    New York City time, on                 ,
                                    1998, or such later date and time to which it is extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Accrued Interest on the New
     Notes and the Old Notes ...    Each New Note will bear interest from the
                                    most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the New Notes, or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after the last date to which interest has been paid or duly provided for on the Old Notes, or, if no such interest has been paid or duly provided for, from and after July 31, 1998.

Procedures for Tendering .......    Each holder of Old Notes wishing to accept
                                    the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation, to State Street Bank and Trust Company of
                                    Missouri, N.A., as Exchange Agent, at the address set forth herein and therein. The
                                    Letter of Transmittal will contain a
                                    representation by the tendering holder that, among other things, (i) the New Notes to be received pursuant to the Exchange Offer are being acquired in the ordinary course of the business of the person receiving such New
                                    Notes, (ii) such holder has no arrangement with another person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, and (iv) if the tendering holder is a broker or a dealer (as defined in the Exchange Act), it acquired the Old Notes for its own account as a result of market-making activities or other trading activities, and that it has not entered into any arrangement with the Company or any "affiliate" of the Company to distribute the New Notes to be received in the Exchange Offer. In the case of a broker-dealer that receives New Notes for its own account in exchange for Old
                                    Notes that were acquired by it as a result of market-making or other trading activities, the Letter of Transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this Prospectus in connection with the resale by it of New Notes received pursuant to the Exchange Offer. See "Plan of Distribution."

Guaranteed Delivery
     Procedures ................    Holders who wish to accept the Exchange
                                    Offer and cannot complete the procedures for tendering on a timely basis may effect a tender according to the guaranteed delivery procedures set forth in "The Exchange Offer
                                    -- Procedures for Tendering."

Federal Income Tax
     Consequences ..............    The exchange pursuant to the Exchange Offer
                                    will not result in any income, gain or loss to the holders of the Notes or the Company for Federal income tax purposes. See
                                    "Certain Federal Income Tax Considerations."

Exchange Agent .................    State Street Bank and Trust Company of
                                    Missouri, N.A. is serving as Exchange Agent in connection with the Exchange Offer. The address and telephone number of the Exchange
                                    Agent are set forth in "The Exchange Offer
                                    -- Exchange Agent."

Consequences of Exchanging
     Old Notes Pursuant to
     the Exchange Offer.........    Generally, based on interpretations by the
                                    staff of the Commission, the Company
                                    believes that holders of Old Notes (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus-delivery provisions of the
                                    Securities Act; provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange
                                    Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of
                                    Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

Untendered Old Notes ...........    Following the consummation of the Exchange
                                    Offer, holders of Old Notes eligible to
                                    participate but who do not tender their Old
                                    Notes will not have any further exchange rights, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
     Exchange ..................    If a holder of Old Notes does not exchange
                                    such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities
                                    Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer --
                                    Consequences of Failure to Exchange."

                      SUMMARY DESCRIPTION OF THE NEW NOTES


                  The form and terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes will evidence the same debt as the New Notes, and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities thereunder. See "Description of the New Notes."


Securities Offered .............    $195,000,000 aggregate principal amount of
                                    12 3/8% Senior Subordinated Notes due 2006,
                                    Series B.

Maturity Date ..................    August 1, 2006.

Interest Payment Dates .........    Interest on the New Notes will accrue at the
                                    rate of 12 3/8% per annum and will be
                                    payable semi-annually on each February 1 and August 1, commencing February 1, 1999.

Escrow Account .................    The Company has purchased certain Government
                                    Securities (as defined herein), representing an amount (the "Escrow Account") sufficient to pay, together with interest received from the investment thereof in Government
                                    Securities, the first four semi-annual
                                    interest payments on the Notes (estimated to be $45.2 million), as security for repayment of the first four scheduled interest payments on the Notes. The Notes will be secured by a security interest in the Escrow
                                    Account to the extent set forth herein. The
                                    Escrow Account will be held by the Escrow
                                    Agent (as defined herein) under the Escrow
                                    Agreement (as defined herein) pending
                                    disbursement. See "Description of the New
                                    Notes-- Escrow Account."

Optional Redemption ............    The New Notes will be redeemable, in whole
                                    or in part, at the option of the Company on or after August 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent
                                    Public Equity Offerings (provided that, in the case of any such sale or sales by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of New Notes. See "Description of the New Notes -- Redemption."

Change of Control ..............    Upon the occurrence of a Change of Control,
                                    each holder of the Notes may require the Company to repurchase all or a portion of such holder's New Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the New
                                    Notes -- Change of Control."

Ranking ........................    The Notes will be unsecured (except as
                                    described under "--Escrow Account") senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness
                                    (as defined herein). As of June 30, 1998, on a pro forma basis after giving effect to the Included Acquisitions (as defined herein) and the Offering, the Company would have had approximately $247.3 million of outstanding indebtedness, of which approximately $35.0 million would have been Senior Indebtedness, and $17.3 million would have been unsubordinated indebtedness that would not constitute Senior Indebtedness.

Certain Covenants ..............    The Indenture imposes certain limitations on
                                    the ability of the Company to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the New Notes--
                                    Certain Covenants."


                  For additional information regarding the New Notes, see "Description of the New Notes."


                                  RISK FACTORS


                  Holders of the Old Notes should consider carefully all of the information contained in this Prospectus prior to tendering their Old Notes in the Exchange Offer. In particular, holders of Old Notes should consider the
factors set for under "Risk Factors" beginning on page    of this Prospectus.

            SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

                  The summary historical consolidated financial data for the periods ended December 31, 1996 and 1997 and for the six-month periods ended June 30, 1997 and 1998 were derived from the Consolidated Financial Statements of the Company included elsewhere in this Prospectus, which, in the case of the financial statements for the periods ended December 31, 1996 and 1997, are audited. The summary consolidated financial statement data for the six-month periods ended June 30, 1997 and 1998 have been derived from unaudited consolidated financial statements of the Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The financial information for the Included Acquisitions has been derived from the respective historical financial statements of the acquired entities.

                  As used herein, the "Pro Forma" financial and operating data reflect (i) the Company's acquisitions completed since Inception excluding three acquisitions that are immaterial individually and in the aggregate (the "Completed Acquisitions"); (ii) four pending acquisitions for which the Company has entered into binding letters of intent or contracts (the "Pending Pro Forma Acquisitions" and, together with the Completed Acquisitions, the "Included Acquisitions"); and (iii) the Offering. The Pro Forma information does not reflect one immaterial pending acquisition with a purchase price of less than $500,000. See "Summary of the Prospectus -- Pending Acquisitions and Recent Events." The Pro Forma information is presented as if each of these events had occurred at the beginning of the period presented with respect to the statement of operations data and as of June 30, 1998 with respect to the balance sheet data. The summary Pro Forma data do not purport to be indicative of the results of operations that would have been achieved had the Included Acquisitions, borrowings under the Credit Facility and the Offering been consummated as of the assumed dates, nor are the results intended to be indicative of the Company's future results of operations. The following information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Company's Consolidated Financial Statements and notes thereto, the Pro Forma Financial Statements and notes thereto, and the individual financial statements and notes thereto of certain acquired businesses appearing elsewhere in this Prospectus.


                                                              YEAR ENDED
                                                           December 31, 1997                SIX MONTHS ENDED JUNE 30,
                                          Inception to   -----------------------     -------------------------------------
                                          December 31,                    Pro           1997          1998          1998
                                              1996       Historical      Forma       Historical    Historical    Pro Forma
                                          ------------   ----------     --------     ----------    ----------    ---------
                                                                         (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue
   Programming .........................    $    219      $ 16,452      $ 50,150      $  3,289      $ 30,466      $ 39,390
Equipment sales and installation .......          57         3,824         8,134           517         5,560         6,040
Equipment lease ........................          36           944         1,592           214           512           608
                                            --------      --------      --------      --------      --------      --------
          Total revenue ................         312        21,220        59,876         4,020        36,538        46,038
Cost of Revenue
   Programming .........................         130         9,304        29,983         1,830        17,926        23,721
   Equipment and installation ..........          60         4,265         9,603           551         5,886         6,521
                                            --------      --------      --------      --------      --------      --------
          Total cost of revenue ........         190        13,569        39,586         2,381        23,812        30,242
                                            --------      --------      --------      --------      --------      --------
          Gross profit .................         122         7,651        20,290         1,639        12,726        15,796
Expenses
   System operations ...................          26         3,796        12,370           502         4,177         5,544
   Sales and marketing .................          70         6,875        10,427           980        10,961        11,116
   Corporate ...........................       1,028         1,917         1,917           854         1,769         1,769
   Depreciation and amortization .......          97         7,515        28,240         1,929        10,019        15,009
   Net interest expense ................          61         2,918        26,754           126         4,942        13,282
   Other ...............................           7           414           893           106         3,483         3,510
                                            --------      --------      --------      --------      --------      --------
          Total expenses ...............       1,289        23,435        80,601         4,497        35,351        50,230
                                            --------      --------      --------      --------      --------      --------
Net loss ...............................    $ (1,167)     $(15,784)     $(60,311)     $ (2,858)     $(22,625)     $(34,434)
                                            ========      ========      ========      ========      ========      ========

                                                                      June 30, 1998
                                                             -------------------------------
                                      December 31, 1997       Historical           Pro Forma
                                      -----------------      ------------          ---------
                                                           (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents ....            $  13,632           $     856            $   1,433
Restricted cash ..............                 --                  --                 50,445
Working capital (deficit) ....                3,827             (11,613)             (10,674)
Total assets .................              156,236             196,728              323,062
Total debt ...................               69,113             131,293              247,293
Stockholder's equity .........               70,449              47,824               57,824


                                                                                               Six Months Ended June 30,
                                         Inception to         Year Ended            1997                 1998               1998
                                       December 31, 1996   December 31, 1997      Historical          Historical          Pro Forma
                                       -----------------   -----------------     ------------        ------------       ------------
                                                              (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OPERATING DATA:
EBITDA(1) .........................       $    (1,009)        $    (5,351)        $      (803)        $    (7,664)      $    (6,143)
Pre-SAC EBITDA(2) .................              (936)              1,965                 211               4,121             5,968
Pre-SAC system cash flow(3) .......                92               3,882               1,065               5,890             7,737
Capital expenditures ..............               105                 998                  13               1,360             1,360
Aggregate purchase price of
  acquisitions ....................       $     5,256         $   129,725         $    33,045         $    54,688       $   122,500
Households at end of period(4)(5)..            21,800           1,134,600             300,200           1,394,600         1,729,700
Subscribers acquired in
  acquisitions(5)..................             2,975              64,400              16,368              26,893            54,633
Subscribers added in existing
  territories(5)...................               229              23,320                 992              32,146            31,776
Subscribers at end of period(5)(6).             3,204              90,924              20,564             149,963           177,333
Subscriber acquisition costs,
  per net subscriber added(5)......       $       319         $       314         $     1,022         $       371       $       381
Penetration at end of period ......              14.7%                8.0%                6.9%               10.7%             10.3%
Ratio of earnings to
  fixed charges(7) ................              --                  --                  --                  --                --


(1) EBITDA is earnings before interest expense, income taxes, and depreciation and amortization. EBITDA should not be considered as an alternative measure of the Company's net income, operating performance, cash flow, liquidity or other measures of performance or financial condition prepared in accordance with generally accepted accounting principles. EBITDA is provided solely as supplemental disclosure.

(2) EBITDA before subscriber acquisition costs ("SAC"). SAC includes sales and marketing expenses, equipment revenue, equipment costs, installation revenue, and installation and other costs.

(3)      Pre-SAC EBITDA before corporate expenses.

(4) Household numbers are rounded to the nearest hundred. Pro Forma households include households as of the later of June 30, 1998 or acquisition date for Completed Acquisitions and households as of the most recent date for which information is available for Pending Pro Forma Acquisitions.

(5) Household and subscriber data reflect 100% of the households or subscribers comprising the Company's Rural DIRECTV Markets, including two Rural DIRECTV Markets in which the Company acquired less than 100% ownership. The Company receives 100% of the revenue generated by all subscribers in its Rural DIRECTV Markets.

(6) For Completed Acquisitions, subscriber data are as of the later of June 30, 1998 or acquisition date. For Pending Pro Forma Acquisitions, subscriber data are as of the date of the most recent available information.

(7) The ratio of earnings to fixed charges is determined by dividing the sum of net loss before interest expense and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the periods ended December 31, 1996 and 1997 and the six-month periods ending June 30, 1997 and 1998, the deficiency of earnings to fixed charges was $1.2 million, $15.8 million, $2.9 million and $22.7 million, respectively.

                                  RISK FACTORS



                  In addition to the other information in this Prospectus, prospective investors should consider carefully the following risk factors before tendering their Old Notes in the Exchange Offer.

LIMITED OPERATING HISTORY; NET LOSSES AND NEGATIVE EBITDA


                  The Company has had a limited operating history, during which time it has generated net losses and negative EBITDA. This is due primarily to the costs incurred to acquire Rural DIRECTV Markets, to integrate acquired operations and to expand the Company's sales and marketing activities, including the creation of a direct sales force. The Company reported net losses of approximately $(15.8) million and $(22.6) million for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, and EBITDA of approximately $(5.4) million and $(7.7) million for the year ended December 31, 1997 and six months ended June 30, 1998, respectively. The extent to which the Company actually experiences positive EBITDA in the future will depend upon a number of factors, including the Company's ability to acquire new Rural DIRECTV Markets, the time and expense required to integrate new operations and implement adequate systems and controls and to train direct sales and other personnel, the Company's ability to generate internal subscriber growth and introduce new products and services, the degree of competition encountered by the Company, the cost of programming services, and economic conditions generally. There can be no assurance when or whether the Company will generate or sustain positive EBITDA.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE INDEBTEDNESS


                  The Company is highly leveraged and is expected to increase its leverage as it pursues further acquisitions by borrowing additional funds and by issuing additional seller notes. At June 30, 1998, on a Pro Forma basis, the Company's total consolidated long-term indebtedness, including the current portion, would have approximated $247.3 million, representing approximately 81% of the Company's total capitalization, and the Company's earnings would have been insufficient to cover its fixed charges by approximately $34.5 million. On such Pro Forma basis, assuming satisfaction of the conditions to borrowing (including satisfaction of the subscriber borrowing base requirements and financial maintenance covenants), the Company would have had the ability to borrow an additional $95.1 million under the Credit Facility and expects to do so principally to fund additional acquisitions of Rural DIRECTV Markets.

                  The degree to which the Company is leveraged could have adverse consequences to holders of the New Notes, including, but not limited to the following: (i) the Company's ability to fund internally or obtain additional debt or equity financing in the future for acquisitions, working capital, operating losses, capital expenditures and other purposes could be impaired;
(ii) the Company's flexibility in planning for, or reacting to, changes to its business and market conditions may be limited; (iii) the Company may be constrained from competing with less highly leveraged competitors; and (iv) the Company may be financially vulnerable in the event of a downturn in its business or the economy generally. In addition, borrowings under the Credit Facility bear interest at variable rates, which could further increase the Company's debt service obligations in the event of an increase in interest rates generally.

                  The ability of the Company to meet its debt service obligations, including in respect of the New Notes, will be dependent upon the Company's future operating performance. Such operating performance can be subject to many factors, some of which will be beyond the Company's control, such as prevailing economic conditions and relations with the NRTC. See "-- Risks Related to Relationship with the NRTC." There can be no assurance that the Company will be able to generate sufficient cash flow to service required interest and principal payments. Borrowings under the revolving credit facility established pursuant to the Credit Facility will be available to the Company until June 2004, but commitments and borrowings are subject to quarterly reductions commencing June 30, 2000. Borrowings under the term loan facility established pursuant thereto are required to be repaid in 16 consecutive quarterly installments commencing June 30, 2001, with the balance due in March 2005. If the Company does not have sufficient available resources to repay indebtedness under the Credit Facility at such time, the Company may find it necessary to refinance such indebtedness, and there can be no assurance that such refinancing would be available, or available on reasonable terms. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," "Description of Other Indebtedness -- Credit Facility" and "Description of the New Notes."

SUBORDINATION OF THE NEW NOTES; ASSET ENCUMBRANCES


                  The New Notes will be general unsecured (other than the first-priority security interest in the Escrow Account) obligations of the Company and will be subordinate in right of payment to all Senior Indebtedness, including indebtedness under the Credit Facility. As of June 30, 1998, on a Pro Forma basis, the Company would have had $35.0 million of Senior Indebtedness outstanding and $95.1 million of availability under the Credit Facility. The Company also had approximately $17.3 million of unsubordinated indebtedness, representing the Seller Notes (as defined herein) and obligations under capital leases, to which the New Notes will not be subordinated. The Indenture permits the Company to incur additional indebtedness, which may take the form of Senior Indebtedness, subject to certain limitations, and the Company expects from time to time to incur additional Senior Indebtedness. By reason of the subordination provisions of the Indenture, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company, holders of Senior Indebtedness must be paid in full before payment of amounts due on the New Notes may be made. Accordingly, there may be insufficient assets remaining after such payments of Senior Indebtedness to pay amounts due on the New Notes.

                  In addition, during the continuance of any default in payment in respect of any Designated Senior Indebtedness (as defined herein), no payment (subject to limited exceptions) may be made on account of the obligations with respect to the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. In addition, during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated and after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such default, no payment (subject to limited exceptions) may be made by the Company on account of the Obligations (as defined herein) with respect to the Notes for a specified period. If any Event of Default (as such term is defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. However, such a continuing Event of Default also would permit the acceleration of all outstanding obligations under the Credit Facility. In such an event, the subordination provisions of the Indenture would prohibit any payments to holders of the Notes unless and until such obligations (and any other accelerated Designated Senior Indebtedness) have been repaid in full in cash or Cash Equivalents (as defined herein). See "Description of the New Notes --Subordination."

                  The New Notes will not be secured by any assets of the Company other than the Escrow Account that secures the first four interest payments on the Notes. The obligations of the Company under the Credit Facility will be secured by substantially all of its assets and those of its subsidiaries, including the NRTC Agreements referred to below. If the Company becomes insolvent or is liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facility. Accordingly, any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. See "Description of Other Indebtedness -- Credit Facility."

                  The Company's valuable assets are comprised primarily of its rights under the agreements between the NRTC and its members, pursuant to which the members acquired the right to distribute DIRECTV Programming in the Rural DIRECTV Markets (collectively, the "NRTC Agreements") and the Company's interest in its subscriber base. Because the NRTC Agreements are terminable upon a bankruptcy or insolvency of the Company, and the nature of the Company's interest in its subscriber base is the subject of uncertainty, there can be no assurance as to the ability of creditors, including holders of Notes, to realize upon these assets and to satisfy all or any part of their claims against the Company. See "-- Risks Related to Relationship with the NRTC."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS


                  The Credit Facility and the Indenture contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Credit Facility also contains a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests, and availability under the revolving credit facility of the Credit Facility depends upon satisfaction of these covenants as well as minimum subscriber base requirements. See "Description of Other Indebtedness -- Credit Facility" and "Description of the New Notes -- Certain Covenants." The Company's ability to meet these covenants and requirements can be affected by events beyond its control, and, in any event, there can be no assurance that the Company will meet such covenants and requirements. A failure to comply with the obligations in the Credit Facility or the Indenture could result in an event of default under the Credit Facility or an Event of Default under the Indenture that, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default under the Credit Facility or an Event of Default under the Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Notes.

SUBSTANTIAL CAPITAL REQUIREMENTS


                  The Company's operations have required and will continue to require substantial capital to finance acquisitions of Rural DIRECTV Markets and the costs associated with integrating acquired operations and expanding the Company's sales and marketing activities in new markets, as well as general working capital requirements and operating expenses. No assurance can be given that actual cash requirements will not materially exceed the Company's estimated capital requirements and available capital. Moreover, because the Company's ability to access the total availability of the Credit Facility is dependent on maintaining certain specified financial and operating covenants, there can be no assurance that the Company will be able to draw funds under the Credit Facility sufficient to finance its planned acquisitions and the continued development of its operations. The amount of capital the Company requires will depend upon a number of factors, including costs of future acquisitions, capital expenditures and negative cash flow generally. No assurance can be given that, in the event the Company were to require additional financing, such additional financing would be available on terms satisfactory to the Company or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."

RISKS ATTENDANT TO ACQUISITION STRATEGY


                  An essential part of the Company's business strategy is to acquire additional Rural DIRECTV Markets. Since November 1996, the Company has acquired the right to provide DIRECTV Programming in 38 Rural DIRECTV Markets, and the Company is continually identifying additional potential acquisition targets. The Company is aware of at least one other DIRECTV Programming provider that is currently pursuing an acquisition strategy targeted on Rural DIRECTV Markets that is similar to the Company's. The prices paid in acquisitions by the Company are a function of numerous factors, including the demographics of the particular Rural DIRECTV Market, the extent of penetration by the prior operator and of other pay television operators in such market and the extent of competition for the particular acquisition. Other acquirers of Rural DIRECTV Markets may have greater financial resources than the Company.

                  Each of the Company's potential acquisitions is subject to the negotiation of a definitive agreement and, among other conditions, the prior approval of Hughes and the NRTC, which approval may be beyond the Company's control. See "-- Risks Related to Relationship with the NRTC" for a discussion of the risks attendant to securing NRTC approval of acquisitions. In addition, each acquisition is subject to conditions typical in acquisitions of this nature, certain of which also may be beyond the control of the Company. There can be no assurance that the anticipated benefits of any of the acquisitions described herein or future acquisitions will be realized. The process of integrating acquired operations into the Company's operations may result in unforeseen operating difficulties, could divert management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. There also can be no assurance that the Company will be able to identify suitable acquisitions in the future or, if identified, to arrive at favorable prices and terms. In addition, possible future acquisitions by the Company could result in the incurrence of additional debt and contingent liabilities which could materially adversely affect the Company's financial condition and results of operations.

DEPENDENCE UPON DIRECTV


                  The Company obtains substantially all of its revenue through the distribution of DIRECTV Programming and sales of related equipment. As a result, the Company may be adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Such adverse effects could result from possible electronic, computer or other technical problems experienced by DIRECTV or DIRECTV's failure to retain or renew its Federal Communications Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites, at least some of which licenses expire and are subject to renewal in December 1999. In addition, there can be no assurance that the satellites upon which the Company relies will be replaced upon the expiration of their useful orbital lives or that services will not be disrupted for any reason, including a delay in launching a successor satellite. There can be no assurance that the Company could continue to provide DBS services following any such event. While the Company has not been provided access to the agreement between the NRTC and Hughes (the "Hughes Agreement"), it is relying upon DIRECTV to continue to provide programming services on a basis consistent with past practice. There can be no assurance that any change in the manner in which DIRECTV performs its obligations under the Hughes Agreement or otherwise provides services to the NRTC would not materially adversely affect the Company. See "-- Risks Related to Relationship with the NRTC" and "-- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."

RISKS RELATED TO RELATIONSHIP WITH THE NRTC


                  Rights Based Solely Upon NRTC Agreements. Virtually all of the Company's business is comprised of the distribution of DIRECTV Programming to residential households and commercial establishments in rural markets pursuant to the NRTC Agreements. The NRTC has obtained such rights pursuant to the Hughes Agreement. Under the NRTC Agreements, the NRTC has granted to the Company the exclusive right to market, sell and retain revenue from DIRECTV Programming (other than Non-Select Services (as defined herein)) transmitted over Hughes' 27 frequencies from the 101 degrees W.L. orbital location to identified residences or identified areas, as applicable. The Company does not have a direct contractual arrangement with Hughes (except with respect to its Systems Operator and commercial licenses, which have not generated material revenue to date), and the NRTC has declined to make available to the Company a copy of the Hughes Agreement. Accordingly, the Company relies upon the NRTC to have accurately represented the scope and term of its rights and obligations and to diligently perform all of its obligations under the Hughes Agreement, as well as pursue any rights and remedies which it may have against Hughes. The NRTC Agreements provide that, in general, upon a default or breach by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Programming directly from DIRECTV either, at Hughes' option, (i) by the assumption by Hughes of the NRTC's obligations under the NRTC Agreements or (ii) under a new agreement between the Company and Hughes on terms no less favorable to the Company than those in the NRTC Agreements. There can be no assurance as to the actual scope of such right under the Hughes Agreement (e.g., whether Hughes is obligated to exercise any such option) or as to the Company's ability to timely and successfully exercise such right. There can be no assurance that the NRTC will act or fail to act in a manner that will preserve the Company's ability to offer DIRECTV Programming on a basis consistent with past practice. While Hughes is an intended third party beneficiary under the NRTC Agreements and is entitled to enforce the NRTC Agreements against the Company, the Company is not a third party beneficiary under the Hughes Agreement.

                  The Company would also be materially adversely affected by the termination of the NRTC Agreements by the NRTC prior to the expiration of their respective terms. Such agreements may be terminated by the NRTC (i) as a result of a termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreements and such failure or breach continues for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. If the NRTC Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Programming in the Rural DIRECTV Markets. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

                  The NRTC Agreements also require the Company to comply with policies of the NRTC promulgated from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of affiliated DIRECTV providers. The NRTC Agreements provide that NRTC affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.

                  Reliance Upon NRTC for Certain Services and Information. The NRTC Agreements provide that the NRTC supply the Company with certain support services, including subscriber authorization and data reporting capability, retail billing services and central office subscriber services. In addition to the fees paid upon signing of the NRTC Agreements, the Company is required to pay to the NRTC monthly operating fees, monthly security services fees, monthly programming fees (based on accepted cable industry rate cards) and a "reasonable margin" on the cost of providing DBS services to the Company. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources or provide them for themselves. There can be no assurance that the cost to the Company of acquiring those services elsewhere or providing them internally would not exceed the amounts payable to the NRTC under the NRTC Agreements or, alternatively, that the Company would not be able to secure such services on a more economic basis on its own but continue to be required to obtain such services from the NRTC.

                  The NRTC Agreements do not provide for direct or complete access to or control by the Company of the management information systems of the NRTC, including certain management information systems data concerning individual subscribers of the Company. Therefore, although the Company is entitled to verify the accuracy of individual customer financial accounts, it must rely on the NRTC to accurately provide detailed general demographic and other information regarding its subscribers, which information is critical to the growth and development of the Company's ongoing marketing and sales strategy. The Company must also rely upon the NRTC and DIRECTV to be Year 2000 compliant on a timely basis.

                  Potential Divergence of Interests from NRTC. The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. The Company is not an NRTC Member, but rather a non-voting affiliate. The interests of NRTC and its affiliates, such as the Company, may conflict, and there can be no assurance that the NRTC will act in the interest of the Company.

ABILITY TO ACQUIRE DBS SERVICES FROM NRTC AND DIRECTV AFTER EXPIRATION OF NRTC AGREEMENTS

                  The DIRECTV Programming offered by the Company to its subscribers is acquired pursuant to the NRTC Agreements. The NRTC, in turn, acquires the services through the Hughes Agreement. The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. Although, according to Hughes and United States Satellite Broadcasting, Inc. ("USSB"), which owns five transponders on the first DIRECTV satellite, the three DIRECTV satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to obtain DBS services pursuant to the NRTC Agreements. The Company is not certain whether the NRTC is entitled to services from all three DIRECTV satellites as a contractual matter and, therefore, whether it will receive services for the life of all three satellites. All of these uncertainties may render it more difficult to refinance the Notes and other indebtedness, if necessary, and affect the Company's ability to secure additional financing, if necessary or desirable.

                  The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services (other than programming services) in substantially the same form as such DBS services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The NRTC is not obligated to exercise any right of first refusal. There can be no assurance that, upon removal of the current satellites from their orbital locations at the end of their useful lives (estimated to be in 2008 or 2009), the Company would continue to have access to DIRECTV Programming or the exclusive right to control or dispose of its interest in its subscriber base. See "-- Risks Related to Relationship with the NRTC -- Rights Based Solely Upon NRTC Agreements."

                  Any right of first refusal in the Hughes Agreement may not be available to the NRTC if Hughes does not launch a successor satellite, which may be the case, for example, if Hughes ceases to own the FCC licenses necessary to transmit from its existing orbital locations. Such right of first refusal also may not be available to the NRTC if the NRTC is in default under the Hughes Agreement or if the NRTC is unable to raise sufficient funds from its then existing members or others to purchase rights in any successor Hughes satellite. Whether or not a right of first refusal exists, the terms and conditions, including the financial terms, of any continuing relationship between the NRTC and Hughes following the expiration of the NRTC Agreements cannot be predicted. Moreover, the terms and conditions, including the financial terms under which the NRTC may make available such rights to the Company and other NRTC members and affiliates is unknown, which may impact the economics of the Company's business and its ability to meet its obligations, including in respect of the Notes. In the event the Company is unable to acquire DIRECTV Programming through Hughes and the NRTC after the expiration of the NRTC Agreements, the Company would be required to acquire such DBS services from others, or to attempt to sell its subscriber base to one or more other DBS providers (which it may be unable to do for contractual or other reasons) and cease or fundamentally change its business operations.

ABILITY TO MANAGE GROWTH EFFECTIVELY

                  The Company has experienced a period of rapid growth, primarily as a result of acquisitions. In order to achieve its business objectives, the Company expects to continue to expand largely through acquisitions of additional Rural DIRECTV Markets, which have placed and will continue to place a significant strain on its management, operating systems and procedures, financial resources, employees and other resources. This growth has affected the preparation of financial and operating information, and the Company is hiring additional personnel and implementing additional accounting practices and procedures to address this concern. The Company will need to continue to improve its operational systems and procedures and to hire and retain additional qualified personnel as the size of its operations grows. If the Company is unable to do so, the Company's financial condition and results of operations could be materially adversely affected.

DEPENDENCE ON KEY PERSONNEL

                  The Company's future success may depend to a significant extent upon the performance of a number of the Company's key personnel, including Rodney A. Weary, who is the Company's Chief Executive Officer. The Company has employment and non-competition agreements with Mr. Weary and seven other executives. See "Management." Although the Company maintains "key-man" insurance on the life of Mr. Weary, the loss of Mr. Weary or other key management personnel or the failure to recruit and retain additional qualified personnel could have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION AND TECHNOLOGICAL CHANGE


                  The industry in which the Company operates is highly competitive, and the Company expects to face intense competition from existing and future competitors. The Company's competitors include a broad range of companies engaged in the provision of communications and entertainment services, including cable operators, other direct-to-home ("DTH") programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Certain of these competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than the Company. The Company expects to compete primarily against providers of subscription programming, such as cable and satellite operators. The Company also expects to encounter a number of challenges in competing with cable television providers. Cable operators generally have large installed customer bases, and many cable television operators have significant investments in, and access to, programming. The Company anticipates that many cable systems in the United States will be upgraded to provide better quality programming and a better signal than are currently available through cable, but that cable's programming and signal will remain inferior to those available through DBS services. The Company further believes that due to the expense of upgrading less densely populated areas such as those within the Rural DIRECTV Markets, cable systems in the Rural DIRECTV Markets in general will be upgraded more slowly (if at all) than those in more densely populated areas. In order to substantially increase its subscriber base, however, the Company may find it necessary to attract customers who currently subscribe to cable.

                  The Company competes with companies offering programming through various satellite broadcasting systems, although DIRECTV, USSB and EchoStar Communications Corporation ("EchoStar") are the only current domestic DBS operators. All other domestic DTH operators currently transmit from low power or medium power satellites, which generally require the use of larger and, in the case of low power DTH broadcasting, more expensive dishes. Several companies, including medium power DTH operators, have announced plans to broadcast from DBS satellites. Certain regional telephone operators have also expressed an interest in becoming subscription television providers. The entry of these competitors into the subscription television market would increase competition substantially and could have a material adverse effect on the financial condition and results of operations of the Company.

                  A variety of other technologies are under development that could result in increased competition for the Company, including, among others, the expansion of the Internet to include and use developing video and audio compression technologies to develop the "information superhighway." There can be no assurance that additional competitors will not enter the markets that the Company serves or that the Company will be able to succeed against such competition. Moreover, changes in technology could lower the cost of competitive services to a level where the Company's services will become less competitive or where the Company will need to reduce its service prices in order to remain competitive. See "Business -- Competition."

REGULATION; PRIMETIME 24 LITIGATION

                  Unlike cable operators, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return and other regulation. However, there are laws and regulations that affect DIRECTV and, therefore indirectly, the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) licensing of satellites, (ii) avoidance of interference with other broadcasting signals and
(iii) compliance with rules that the FCC has established specifically for DBS satellite licenses.

                  State and local authorities in some jurisdictions (including some residential developments) restrict or prohibit the use of satellite dishes pursuant to zoning and other regulations. The FCC has adopted new rules that preempt state and local regulations that affect satellite dishes that are (i) three feet or less in diameter in any area or (ii) six feet or less in diameter in any area where commercial or industrial uses are generally permitted by local land use regulation. As the DSS dishes are only 18 inches in diameter, the FCC's rules are expected to ease local regulatory burdens on the use of such dishes. See "Business -- Regulation."

                  The Satellite Home Viewer Act of 1994 (the "SHVA") establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24 Joint Venture ("PrimeTime 24"), a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services. On July 10, 1998, a Federal District Court in Florida granted a preliminary injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on off-air signal strength of television stations affiliated with those networks or past subscription to cable) and to any business. The preliminary injunction further requires the disconnection within 90 days of any such current PrimeTime 24 customers for CBS or Fox programming that began receiving PrimeTime 24's network programming via satellite after March 11, 1997, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. Absent other judicial, administrative or legislative action, the preliminary injunction is expected to remain in effect until the disposition of the matter on the merits, which the Company has been advised is expected to occur in the Fall of 1998. In response to the injunction, the NRTC issued a policy prohibiting its DBS members and affiliates, including the Company, from making new sales of any PrimeTime 24 network programming (including ABC, NBC and PBS programming, which are not subject to the preliminary injunction, as well as CBS and Fox). There can be no assurance as to how long the preliminary injunction or the NRTC's policy will remain in effect or as to what final relief may ultimately be granted to the plaintiffs. In addition, on July 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether PrimeTime 24, and its agents and distributors, will be subjected to claims of damages or other judicially ordered relief through these or other proceedings. While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and the Company does not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect the Company's financial results or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services will not have such effects. In addition, should the Company elect to continue to offer network services, there can be no assurance that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and the Company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth. See "Business -- Regulation."

                  In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. While the Company is aware of efforts to overturn this decision, there can be no assurance that it will be overturned. Under the terms of the NRTC Agreements, the Company may expect to have this cost passed along to it, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV Programming.

RELIANCE ON SATELLITE TRANSMISSION TECHNOLOGY


                  There are numerous risks associated with satellite transmission technology, in general, and DIRECTV's delivery of DBS services, in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although according to Hughes and USSB the DIRECTV satellites used to provide the DBS services have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, there can be no assurance as to the longevity of the satellites or that loss, damage or changes in the satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris will not occur. While the Company does not believe that the loss of a single satellite would adversely affect its operations, the loss of two or more satellites could have a material adverse effect on DIRECTV and the Company. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Such changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment, which modifications could be costly. Such costs would likely be passed through by DIRECTV or the NRTC to the Company, and would be borne by the Company to the extent it could not pass such costs through to its subscribers in the form of higher fees.

RISK OF SIGNAL THEFT


                  The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used in the DSS Equipment will remain totally effective. If the DSS Equipment encryption technology is compromised in a manner that is not promptly corrected, the Company's revenue could be adversely affected.

                  DIRECTV and the Company are prohibited by law from providing DIRECTV Programming outside the United States. Despite subscribers' assurances that they receive programming within one of the Company's Rural DIRECTV Markets, a portion of the Company's subscribers may, in fact, be receiving DIRECTV Programming outside the Company's markets. If the Company must disconnect a significant portion of its subscribers because they receive services outside the Company's Rural DIRECTV Markets, the Company's financial condition and results of operations could be adversely affected.

DEPENDENCE ON THIRD PARTY PROGRAMMERS


                  DIRECTV, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DIRECTV's programming agreements have terms that expire on various dates with different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original term. In the event any such agreements are not renewed or are canceled, there is no assurance that DIRECTV would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality, marketability or cost to the Company's existing programming. The ability of the Company to compete successfully will depend on DIRECTV's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DIRECTV."

                  Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on nondiscriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. The Company anticipates that DIRECTV will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC or Congress. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of DIRECTV, could adversely affect DIRECTV's ability, and therefore the Company's ability, to acquire programming or acquire programming on a cost-effective basis.

LIMITED CONSUMER ADOPTION OF SATELLITE TELEVISION


                  The Company believes that one of the largest hurdles to the mass market adoption of DBS has been the cost to the subscriber of purchasing the DSS Equipment, currently ranging from $99 to $299 depending upon the level of features desired and number of television sets to be connected. While the cost of such equipment has decreased over time, and the Company believes that the suppliers of the subscriber equipment have strong incentives to supply equipment at affordable prices as the subscriber base expands and as competition increases among equipment vendors, there can be no assurance that such costs will continue to decrease. To the extent that the cost of the equipment remains an obstacle to increased demand for satellite services offered by the Company, the growth of the Company's subscriber base could be delayed, adversely affecting the Company's financial condition and results of operations.

                  Another potential hurdle to widespread adoption of DBS is that subscribers do not receive local news and sports in the DIRECTV Programming. In order to make such programming available to its subscribers, the Company integrates an off-air antenna into its equipment package upon request by the subscriber. While all of the major DBS providers, including DIRECTV, offer broadcast network channels on an a la carte or package basis, it is unclear whether FCC regulations prohibit satellite providers from selling network programming to households that can receive a signal from that network's local affiliate station using traditional off-air antennae. Certain subscribers may not be willing to purchase DBS because of this uncertainty. See "-- Regulation; PrimeTime 24 Litigation."

CERTAIN CONSEQUENCES OF ESCROW ACCOUNT RELATED TO BANKRUPTCY


                  The right of the Trustee under the Indenture and the Escrow Agent under the Escrow Agreement to foreclose upon and sell collateral upon the occurrence of an Event of Default is likely to be impaired significantly by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company or one or more of its subsidiaries. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. The Escrow Account is only pledged to secure the first four scheduled interest payments on the Notes, including amounts accruing following the commencement of any bankruptcy or reorganization case. See "Description of the New Notes -- Escrow Account."

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES


                  The New Notes are being offered to the holders of the Old Notes. The Old Notes were sold to the Initial Purchasers on July 31, 1997 and then resold to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and pursuant to offers and sales outside the United States within the meaning of Regulation S under the Securities Act and are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The New Notes are securities for which there currently is no market. If the New Notes are traded, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities, and other factors. The Company does not intend to apply for listing of the New Notes on any securities exchange or the Nasdaq National Market. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the New Notes.

CONSEQUENCES OF THE EXCHANGE OFFER TO NON-TENDERING HOLDERS OF THE OLD NOTES


                  In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, the New Notes would rank pari passu with the Old Notes, and the holders of Old Notes seeking liquidity in their investment would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act. A reduction of the aggregate principal amount of the Old Notes outstanding as a result of the consummation of the Exchange Offer may have an adverse effect on the ability of holders of the Old Notes to transfer such Old Notes.

YEAR 2000 COMPLIANCE


                  Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. There can be no assurance that the software products currently used by the Company contain all necessary date code changes. Management is currently conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing. The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer purchase, billing and remittance processing pursuant to the NRTC Agreements. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that they will be Year 2000 compliant by April 1999. In addition, there can be no assurance that such systems do not contain undetected errors or defects associated with the Year 2000 date functions that may result in material costs to the Company. Any adverse impact on subscribers in the Company's Rural DIRECTV Markets could also have a material adverse effect on the Company's business, financial condition and results of operations.

                                 USE OF PROCEEDS


                  The Company will not receive any proceeds from the issuance of New Notes pursuant to the Exchange Offer. The net proceeds to the Company from the Offering were approximately $188.2 million, after deducting the Initial Purchasers' discount and estimated expenses of the Offering. The Company placed all of such net proceeds in the Escrow Account pending disbursement pursuant to the terms of the Escrow Agreement. On August 5, 1998, upon the satisfaction of certain conditions in the Escrow Agreement, approximately $143.0 million of such net proceeds was released to the Company. The Company used such amount (i) to repay approximately $83.3 million of outstanding indebtedness under the Credit Facility (which may be reborrowed for permitted purposes, including to finance the acquisition of Rural DIRECTV Markets), (ii) to finance the acquisition of Rural DIRECTV Markets and related costs and expenses, and (iii) for general corporate purposes and working capital needs of the Company. Approximately $45.2 million of the net proceeds of the Offering was retained in the Escrow Account and invested in Government Securities and will be used to fund, together with interest received from the investment thereon, the first four scheduled interest payments on the outstanding Notes.

                  The Credit Facility currently provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. Interest on both the term loan and the revolving credit facility is, at the Company's option, at either the lenders' base rate plus an applicable margin or LIBOR plus an applicable margin. On a pro forma basis, as of June 30, 1998, indebtedness incurred under the Credit Facility was comprised of $35.0 million borrowed under the term loan facility. Such borrowing was used, together with funds from the Company's equity financings, to acquire the exclusive rights to provide DIRECTV Programming in the Company's Rural DIRECTV Markets, to cover operating losses and for general corporate purposes. See "Description of Other Indebtedness -- Credit Facility."

                               THE EXCHANGE OFFER


TERMS OF THE EXCHANGE OFFER

                  The holders of the Old Notes currently are entitled to certain registration rights under the Registration Rights Agreement. Pursuant thereto, the Company became obligated to file with the Commission a registration statement covering the offer by the Company to the holders of the Old Notes to exchange all of the Old Notes for the New Notes. The Exchange Offer being made hereby, if consummated, will satisfy the Company's obligations under the Registration Rights Agreement.

                  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

                  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders have no arrangement with any person to participate in the distribution of such New Notes. See Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

                  If any person were to be participating in the Exchange Offer for the purposes of distributing securities in a manner not permitted by the Commission's interpretation, such person (i) could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation or similar interpretive letters and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

                  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

                  As of the date of this Prospectus, there was $195,000,000 aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all such registered holders as of the date of this Prospectus.

                  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders.

                  If any tendered Old Notes are not accepted for exchange because of an invalid tender, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

                  If Old Notes are not tendered, they shall remain outstanding and shall continue to accrue interest from their date of issue, July 31, 1998, at a rate of 12 3/8% per annum.

                  In the event the Exchange Offer is consummated, the Company will not be required to register the Old Notes. In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors --Consequences of the Exchange Offer to Non-Tendering Holders of the Old Notes."

                  The term "Expiration Date" shall mean the expiration date set forth on the cover page of this Prospectus, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

                  In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

                  In addition, the Company will issue notice of each such extension by press release or other public announcement as contemplated by the provisions of Rule 14e-1 promulgated under the Exchange Act.

INTEREST ON THE NEW NOTES


                  The New Notes will bear interest from July 31, 1998, payable semiannually on February 1 and August 1 of each year, commencing February 1, 1999, at a rate of 12 3/8% per annum.

PROCEDURES FOR TENDERING


                  The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

                  A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

                  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a book-entry transfer facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc., which firm must also be a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (any of the foregoing being hereinafter referred to as an "Eligible Institution"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

                  THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSTANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY FAR IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

                  The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution, that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's accounts at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth on the back cover page of this Prospectus on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

                  If a holder desires to accept the Exchange Offer, and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

                  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

                  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

                  By tendering, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder has no arrangement with any person to participate in the distribution of such New Notes, (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, and (iv) if such holder is a broker or a dealer (as defined in the Exchange Act), that it acquired the Old Notes for its own account as a result of market-making activities on other trading activities and that it has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company to distribute the New Notes received in the Exchange Offer.

WITHDRAWAL OF TENDERS


                  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

                  To withdraw a tender of Old Notes in the Exchange Offer, a written transmission notice of withdrawal via telegram, telex, facsimile transmission or letter must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the depositor withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but that are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.


CONDITIONS


                  The Exchange Offer is not subject to any conditions other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission.


EXCHANGE AGENT


                  State Street Bank and Trust Company of Missouri, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal and deliveries of completed Letters of Transmittal with tendered Old Notes should be directed to the Exchange Agent addressed as follows:


By Hand/Overnight Express:                           By Mail:

State Street Bank and Trust                          State Street Bank and Trust
Company of Missouri, N.A.                            Company of Missouri, N.A.

FEES AND EXPENSES


                  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and their affiliates in person, by telegraph or telephone.

                  The Company will not make any payments to brokers, dealers, or other persons soliciting acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

                  The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, but not including transfer taxes, if any, relating to the sale or disposition of the Old Notes by a holder of the Old Notes, will be paid by the Company, and are estimated in the aggregate to be $__________ .

                                 CAPITALIZATION


                  The following table sets forth the cash and the total capitalization of the Company as of June 30, 1998 (i) on an historical basis, and (ii) on a Pro Forma basis to give effect to the Included Acquisitions and the Offering. See "Summary of the Prospectus -- Pending Acquisitions and Recent Events." The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and notes related thereto, the financial statements related to certain of the acquisitions and the Pro Forma Financial Information included elsewhere in this Prospectus. See "Description of Other Indebtedness -- Seller Notes," "Description of Other Indebtedness -- Credit Facility," "Use of Proceeds" and "Management's Discussion and Analysis of Results of Operations and Financial Condition."




                                                        AS OF JUNE 30, 1998
                                                      -----------------------
                                                      HISTORICAL    PRO FORMA
                                                      ----------    ---------
                                                           (IN THOUSANDS)

Cash and cash equivalents ........................    $     856     $   1,433
                                                      =========     =========
Restricted cash(1) ...............................    $    --       $  50,445
                                                      =========     =========
Long-term debt (including current maturities):
  Credit Facility ................................    $ 114,000     $  35,000
  Seller Notes ...................................       16,407        16,407
  Other ..........................................          886           886
  Notes ..........................................         --         195,000
                                                      ---------     ---------
          Total long-term debt ...................      131,293       247,293
                                                      ---------     ---------
Stockholder's equity:
  Common Stock, $.01 par value, 1,000 shares
     authorized, issued and outstanding ..........         --            --
                                                      ---------     ---------
  Additional paid-in capital .....................       87,400        97,400
  Accumulated deficit ............................      (39,576)      (39,576)
                                                      ---------     ---------
          Total stockholder's equity .............       47,824        57,824
                                                      ---------     ---------
               Total capitalization ..............    $ 179,117     $ 305,117
                                                      =========     =========

-------------------------

(1) Represents the amount of the Escrow Account to fund, together with the interest received thereon, the first four scheduled interest payments on the Notes, and $5.3 million deposited with the managing agent of the Credit Facility to fund the optional prepayment of borrowings under the term loan facility.

                         PRO FORMA FINANCIAL STATEMENTS

GENERAL

                  The following Pro Forma financial statements reflect (i) the Company's Completed Acquisitions; (ii) the Pending Pro Forma Acquisitions, for which the Company has entered into binding letters of intent or contracts; (iii) borrowings under the Credit Facility; and (iv) the Offering. The Pro Forma information is presented as if each of these events had occurred at the beginning of the period presented with respect to the Statement of Operations data and as if they had occurred on June 30, 1998 with respect to the Balance Sheet data.

                  Historical information for the Company for the year ended December 31, 1997 was derived from audited Consolidated Financial Statements of the Company included elsewhere in this Prospectus. Historical information for the Company as of June 30, 1998 and for the six months then ended has been derived from the unaudited condensed consolidated financial statements of the Company presented elsewhere in this Prospectus, which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The financial information for the Included Acquisitions has been derived from the respective historical financial statements of the acquired entities. The Pro Forma financial statements in this Prospectus do not reflect one immaterial pending acquisition with a purchase price less than $500,000, but do reflect unaudited financial information with respect to the other businesses to be acquired. See "Summary of the Prospectus -- Pending Acquisitions and Recent Events."

                  The Pro Forma financial statements and notes thereto are provided for informational purposes only and do not purport to be indicative of actual or future results had the Included Acquisitions, the borrowings under the Credit Facility and the Offering been completed on the dates indicated.

STATEMENTS OF OPERATIONS:




                                                                  Year ended December 31, 1997
                                                                 -----------------------------
                                                                   Included           The              Pro
                                                 Historical      Acquisitions(1)   Offering(2)        Forma
                                                 ----------      ---------------   -----------       --------
                                                                        (IN THOUSANDS)
Revenue
  Programming ............................        $ 16,452         $ 33,698         $   --           $ 50,150
  Equipment sales and installation .......           3,824            4,310             --              8,134
  Equipment lease ........................             944              648             --              1,592
                                                  --------         --------         --------         --------
     Total revenue .......................          21,220           38,656             --             59,876
Cost of Revenue
  Programming ............................           9,304           20,679             --             29,983
  Equipment, installation and other ......           4,265            5,338             --              9,603
                                                  --------         --------         --------         --------
     Total cost of revenue ...............          13,569           26,017             --             39,586
                                                  --------         --------         --------         --------
          Gross profit ...................           7,651           12,639             --             20,290
                                                  --------         --------         --------         --------
Expenses
  Systems operations .....................           3,796            8,574             --             12,370
  Sales and marketing ....................           6,875            3,552             --             10,427
  Corporate ..............................           1,917             --               --              1,917
  Depreciation and amortization ..........           7,515           19,869              856           28,240
  Interest expense, net ..................           2,918           15,534          (20,638)          26,754
                                                                                      28,940
  Other ..................................             414              479             --                893
                                                  --------         --------         --------         --------
     Total expenses ......................          23,435           48,008            9,158           80,601
                                                  --------         --------         --------         --------
Net loss .................................        $(15,784)        $(35,369)        $ (9,158)        $(60,311)
                                                  ========         ========         ========         ========


                                                                Six months ended June 30, 1998
                                                                ------------------------------
                                                                   Included           The              Pro
                                                 Historical      Acquisitions(3)   Offering(2)        Forma
                                                 ----------      ---------------   -----------       --------
                                                                         (IN THOUSANDS)
Revenue
  Programming ............................        $ 30,466         $  8,924         $   --           $ 39,390
  Equipment sales and installation .......           5,560              480             --              6,040
  Equipment lease ........................             512               96             --                608
                                                  --------         --------         --------         --------
     Total revenue .......................          36,538            9,500             --             46,038
Cost of revenue
  Programming ............................          17,926            5,795             --             23,721
  Equipment, installation and other ......           5,886              635             --              6,521
                                                  --------         --------         --------         --------
     Total cost of revenue ...............          23,812            6,430             --             30,242
                                                  --------         --------         --------         --------
          Gross profit ...................          12,726            3,070             --             15,796
                                                  --------         --------         --------         --------
Expenses
  Systems operations .....................           4,177            1,367             --              5,544
  Sales and marketing ....................          10,961              155             --             11,116
  Corporate ..............................           1,769             --               --              1,769
  Depreciation and amortization ..........          10,019            4,562              428           15,009
  Write-off of deferred financing cost ...           2,577             --               --              2,577
  Interest expense, net ..................           4,942            4,335          (10,525)          13,282
                                                                                      14,530
  Other ..................................             906               27             --                933
                                                  --------         --------         --------         --------
     Total expenses ......................          35,351           10,446            4,433           50,230
                                                  --------         --------         --------         --------
Net loss .................................        $(22,625)        $ (7,376)        $ (4,433)        $(34,434)
                                                  ========         ========         ========         ========

BALANCE SHEET:



                                                                      As of June 30, 1998
                                                                 -----------------------------
                                                                   Included           The                Pro
                                                 Historical      Acquisitions(4)   Offering(5)          Forma
                                                 ----------      ---------------   -----------       -----------
                                                                         (IN THOUSANDS)
Current assets
  Cash and cash  equivalents .............        $     856        $    --          $     577         $   1,433
  Subscriber and other receivables .......            8,752              663             --               9,415
  Inventory ..............................            2,888               33             --               2,921
  Prepaid expenses .......................              783             --               --                 783
                                                  ---------        ---------        ---------         ---------
          Total current assets ...........           13,279              696              577            14,552
Restricted cash ..........................             --               --             50,445            50,445
Property, plant and equipment ............            3,991             --               --               3,991
Goodwill and other intangible assets,
  net ....................................          175,502           67,766             --             243,268
Deferred financing costs .................            3,757             --              6,850            10,607
Other assets .............................              199             --               --                 199
                                                  ---------        ---------        ---------         ---------
          Total assets ...................        $ 196,728        $  68,462        $  57,872         $ 323,062
                                                  =========        =========        =========         =========
Current liabilities
  Current maturities of long-term
     debt and notes payable ..............        $   9,750        $    --          $    --           $   9,750
  Accounts payable .......................            9,127             --               --               9,127
  Unearned revenue .......................            3,794              634             --               4,428
  Current maturities of obligations
     under capital leases ................              289             --               --                 289
  Other ..................................            1,932             --               (300)            1,632
                                                  ---------        ---------        ---------         ---------
          Total current liabilities ......           24,892              634             (300)           25,226
                                                  ---------        ---------        ---------         ---------
Long-term debt and notes payable,
  less current maturities ................          120,701           57,828         (136,828)          236,701
                                                                                      195,000
Obligations under capital leases,
  less current maturities ................              553             --               --                 553
Other long-term liabilities ..............            2,758             --               --               2,758
                                                  ---------        ---------        ---------         ---------
          Total liabilities ..............          148,904           58,462           57,872           265,238
Stockholder's equity .....................           47,824           10,000             --              57,824
                                                  ---------        ---------        ---------         ---------
          Total liabilities and
            stockholder's equity .........        $ 196,728        $  68,462        $  57,872         $ 323,062
                                                  =========        =========        =========         =========

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) The following represents the unaudited statements of operations and pro forma adjustments for the Completed Acquisitions and Pending Acquisitions for the year ended December 31, 1997:



                                                Acquisitions Completed in 1997
                                          ----------------------------------------------
                                           JANUARY 1,
                                          1997 THROUGH
                                          ACQUISITION        PRO FORMA            PRO             1998
                                             DATES          ADJUSTMENTS          FORMA        ACQUISITIONS
                                          -------------     -----------        ---------      ------------
                                                                    (In thousands)
Revenue
  Programming .....................          $15,680         $   --            $ 15,680          $ 10,176
  Equipment sales
     and installation .............            2,801             --               2,801             1,087
  Equipment lease .................              347             --                 347               188
  Other ...........................            1,113           (1,113)(a)          --                 256
                                             -------         --------          --------          --------
    Total revenue .................           19,941           (1,113)           18,828            11,707
Cost of revenue
  Programming .....................            9,677             --               9,677             6,056
  Equipment,
    installation and
    other .........................            3,216             --               3,216             1,618
  Other ...........................              450             (450)(a)          --                 134
                                             -------         --------          --------          --------
        Total cost of revenue .....           13,343             (450)           12,893             7,808
                                             -------         --------          --------          --------
    Gross profit ..................            6,598             (663)            5,935             3,899
                                             -------         --------          --------          --------
Expenses
  Systems operations ..............            5,469             --               5,469             1,839
  Sales and marketing .............            1,918             --               1,918             1,058
  Depreciation and
     amortization .................            1,329           (1,329)(b)         7,314               593
                                                                7,314 (c)
  Interest expense, net ...........              101             (101)(d)         9,751               100
                                                                9,751 (e)
  Other ...........................              258             --                 258               131
                                             -------         --------          --------          --------
    Total expenses ................            9,075           15,635            24,710             3,721
                                             -------         --------          --------          --------
    Net loss before
      income taxes and
      other .......................           (2,477)         (16,298)          (18,775)              178
                                             -------         --------          --------          --------
Gain on sale  of
  wireless TV rights ..............             --               --                --                --
Net profit on asset
  disposal ........................            4,971           (4,971)(a)          --                --
                                             -------         --------          --------          --------
    Net income (loss)
      before income
      taxes .......................            2,494          (21,269)          (18,775)              178
Income taxes ......................              159             (159)(f)          --                  36
                                             -------         --------          --------          --------
    Net income (loss) .............          $ 2,653         $(21,428)         $(18,775)         $    214
                                             =======         ========          ========          ========

                                          Acquisitions Completed in 1998 and
                                               Pending Acquisitions
                                          ----------------------------------


                                              PENDING          PRO FORMA           PRO             INCLUDED
                                            ACQUISITIONS      ADJUSTMENTS         FORMA          ACQUISITIONS
                                            ------------      -----------       ---------        ------------

Revenue
  Programming .....................           $   7842          $  --           $  18,018          $ 33,698
  Equipment sales
     and installation .............                422             --               1,509             4,310
  Equipment lease .................                113             --                 301               648
  Other ...........................               --               (256)(a)          --                --
                                              --------         --------          --------         ---------
    Total revenue .................              8,377             (256)           19,828            38,656
Cost of revenue
  Programming .....................              4,946             --              11,002            20,679
  Equipment,
    installation and
    other .........................                504             --               2,122             5,338
  Other ...........................                  0             (134)(a)          --                --
                                              --------         --------          --------         ---------
        Total cost of revenue .....              5,450             (134)           13,124            26,017
                                              --------         --------          --------         ---------
    Gross profit ..................              2,927             (122)            6,704            12,639
                                              --------         --------          --------         ---------
Expenses
  Systems operations ..............              1,266             --               3,105             8,574
  Sales and marketing .............                576             --               1,634             3,552
  Depreciation and
     amortization .................                378             (971)(b)        12,555            19,869
                                                                 12,555 (c)
  Interest expense, net ...........               (230)             130 (d)         5,783            15,534
                                                                  5,783 (e)
  Other ...........................                 90             --                 221               479
                                              --------         --------          --------         ---------
    Total expenses ................              2,080           17,497            23,298            48,008
                                              --------         --------          --------         ---------
    Net loss before
      income taxes and
      other .......................                847          (17,619)          (16,594)          (35,369)
                                              --------         --------          --------         ---------
Gain on sale  of
  wireless TV rights ..............              4,655           (4,655)(a)          --                --
Net profit on asset
  disposal ........................                173             (173)(a)          --                --
                                              --------         --------          --------         ---------
    Net income (loss)
      before income
      taxes .......................              5,675          (22,447)          (16,594)          (35,369)
Income taxes ......................                (88)              52              --                --
                                              --------         --------          --------         ---------
    Net income (loss) .............           $  5,587         $(22,395)        $ (16,594)         $(35,369)
                                              ========         ========          ========         =========


         (a) To give effect to the elimination of other revenue and expense related to operations not acquired.

         (b) To give effect to the elimination of historical amortization of intangible assets.

         (c) To give effect to the amortization of goodwill and other intangible assets recorded in purchase accounting.

         (d) To give effect to the elimination of interest income and expense related to operations not acquired.

         (e) To give effect to interest expense on borrowings under the Credit Facility assumed to be issued in connection with the Acquisitions.

         (f) To give effect to the elimination of historical income tax expense (benefit).



(2) To give effect to (i) additional interest expense, (ii) interest income of $2,146,000 for the year ended December 31, 1997 and $1,219,000 for the six months ended June 30, 1998 earned on the Escrow Account, which is invested in Government Securities at an assumed interest rate of 5.36%, and (iii) amortization of deferred financing costs associated with the Offering.

(3) The following represents the unaudited statements of operations and pro forma adjustments for the Completed Acquisitions and Pending Acquisitions for the six months ended June 30, 1998:


                                  Acquisitions Completed                         Acquisitions Completed
                          January 1, 1998 through June 30, 1998       After June 30, 1998 and Pending Acquisitions
                          -------------------------------------   ----------------------------------------------------
                           January 1,
                          1998 Through                              January 1,
                          Acquisition     Pro forma      Pro       1998 through    Pending      Pro forma       Pro       Included
                              Dates      Adjustments    forma     June 30, 1998  Acquisitions  Adjustments     forma    Acquisitions
                          ------------   -----------   --------   -------------  ------------  -----------    --------  ------------
                                                  (IN THOUSANDS)
Revenue
   Programming .........    $  2,597      $   --        $  2,597      $  1,254      $  5,073      $   --       $  6,327    $  8,924
  Equipment sales
    and installation ...         131          --             131           117           232          --            349         480
  Equipment lease ......          53          --              53             5            38          --             43          96
  Other ................           2            (2)(a)      --            --               0          --           --          --
                            --------      --------      --------      --------      --------      --------     --------    --------
      Total revenue ....       2,783            (2)        2,781         1,376         5,343          --          6,719       9,500
Cost of revenue
   Programming .........       1,722          --           1,722           837         3,236          --          4,073       5,795
   Equipment,
      installation and
      other ............         326          --             326           101           208          --            309         635
   Other ...............        --            --            --               0          --            --           --          --
                            --------      --------      --------      --------      --------      --------     --------    --------
      Total cost
        of revenue .....       2,048          --           2,048           938         3,444          --          4,382       6,430
                            --------      --------      --------      --------      --------      --------     --------    --------
      Gross profit .....         735            (2)          733           438         1,899          --          2,337       3,070
                            --------      --------      --------      --------      --------      --------     --------    --------
Expenses
   Systems operations ..         557          --             557           144           666          --            810       1,367
  Sales and
    marketing ..........          39          --              39            17            99          --            116         155
  Depreciation and
    amortization .......          99           (99)(b)     1,049            79           195          (274)(b)    3,513       4,562
                                             1,049 (c)                                               3,513 (c)
  Interest expense,
    net ................          22           (22)        1,444            25          (131)          106 (d)    2,891       4,335
                                             1,444 (e)                                               2,891
  Other ................          (7)         --              (7)           20            14          --             34          27
                            --------      --------      --------      --------      --------      --------     --------    --------
    Total expenses .....         710         2,372         3,082           285           843         6,236        7,364      10,446
                            --------      --------      --------      --------      --------      --------     --------    --------
    Net loss before
      income taxes
     and other .........          25        (2,374)       (2,349)          153         1,056        (6,236)      (5,027)     (7,376)
                            --------      --------      --------      --------      --------      --------     --------    --------
Gain on sale of
 wireless TV rights ....       1,956        (1,956)         --            --            --            --           --          --
  Net profit on asset
     disposal ..........       8,421        (8,421)         --            --            --            --           --          --
                            --------      --------      --------      --------      --------      --------     --------    --------
    Net income
      (loss) before
      income taxes .....      10,402       (12,751)       (2,349)          153         1,056        (6,236)      (5,027)     (7,376)
                            --------      --------      --------      --------      --------      --------     --------    --------
  Income taxes .........      (3,000)        3,000 (f)      --             (24)          (45)           69 (f)     --          --
                            --------      --------      --------      --------      --------      --------     --------    --------
     Net income
       (loss) ..........    $  7,402      $ (9,751)     $ (2,349)     $    129      $  1,011      $ (6,167)    $ (5,027)   $ (7,376)
                            ========      ========      ========      ========      ========      ========     ========    ========


         (a) To give effect to the elimination of other revenue and expense related to operations not acquired.

         (b) To give effect to the elimination of historical amortization of intangible assets.

         (c) To give effect to the amortization of goodwill and other intangible assets recorded in purchase accounting.

         (d) To give effect to the elimination of interest income and expense related to operations not acquired.

         (e) To give effect to interest expense on borrowings under the Credit Facility assumed to be issued in connection with the Acquisitions.

         (f) To give effect to the elimination of historical income tax expense.

(4) The following represents the unaudited balance sheet and pro forma adjustments as of June 30, 1998, for the 1998 acquisitions completed subsequent to June 30, 1998 and Pending Acquisitions:

                                                                    As of June 30, 1998
                                                       ----------------------------------------------
                                                        Completed      Pending          Pro forma           Included
                                                       Acquisitions  Acquisitions      Adjustments        Acquisitions
                                                       ------------  ------------      --------------     ------------
                                                                               (IN THOUSANDS)
Current Assets
  Cash and cash equivalents ......................       $    270       $    478        $   (748) (a)       $   --
  Subscriber and other receivables ...............            242            575            (154) (a)            663
  Inventory ......................................             49            188            (204) (a)             33
  Prepaid expenses ...............................             25              2             (27) (a)           --
                                                         --------       --------        --------            --------
         Total current assets ....................            586          1,243          (1,133)                696
Property, plant and equipment ....................             34            383            (417) (a)           --
Goodwill and other intangible assets, net ........            699          1,667          (2,366) (b)         67,766
                                                                                          67,766  (c)
Other assets .....................................            151            250            (401) (a)           --
                                                         --------       --------        --------            --------
         Total assets ............................       $  1,470       $  3,543        $ 63,449            $ 68,462
                                                         ========       ========        ========            ========
Current liabilities
  Current maturities of long-term debt
     and notes payable ...........................            169           --              (169) (e)           --
  Accounts payable ...............................            124            734            (858) (d)           --
  Unearned revenue ...............................             76            480              78  (d)            634
  Other ..........................................             75            260            (335) (d)           --
                                                         --------       --------        --------            --------
         Total current liabilities ...............            444          1,474          (1,284)                634
                                                         --------       --------        --------            --------
Long-term debt and notes payable, less
  current maturities .............................            651          1,491          (2,142) (d)         57,828
                                                                                          57,828  (e)
                                                         --------       --------        --------            --------
         Total liabilities .......................          1,095          2,965          54,402              58,462
Stockholder's equity (deficit) ...................            375            578            (953) (d)         10,000
                                                                                          10,000  (f)
         Total liabilities and stockholder's
           equity (deficit) ......................       $  1,470       $  3,543        $ 63,449            $ 68,462
                                                         ========       ========        ========            ========

--------------------------

         (a)      To give effect to assets not purchased.

         (b) To give effect to the elimination of historical intangible assets.

         (c) To give effect to intangible assets resulting from the Acquisitions.

         (d) To give effect to the elimination of liabilities not assumed and historical equity.

         (e) To give effect to new debt issued in connection with the Acquisitions.

         (f) To give effect to the contribution of acquired net assets of a pending acquisition from the Company's parent.


(5) To give effect to proceeds from the Offering. The proceeds of the Offering to the Company were $144.0 million ($195.0 million gross proceeds less $45.2 million to fund the Interest Reserve Amount in the Escrow Account and $5.8 million in closing costs). The balance of the net proceeds were used to repay $83.3 million of borrowings and accrued interest under the Credit Facility, and the remaining $60.7 million will be used for future acquisitions and general corporate purposes and working capital needs. See "Use of Proceeds."

                      SELECTED CONSOLIDATED FINANCIAL DATA


                  The selected historical consolidated financial data for the periods ended December 31, 1996 and 1997 and for the six-month periods ended June 30, 1997 and 1998 were derived from the consolidated financial statements of the Company included elsewhere in this Prospectus, which, in the case of the financial statements for the periods ended December 31, 1996 and 1997, are audited. The selected consolidated financial statements data for the six-month periods ended June 30, 1997 and 1998 have been derived from unaudited consolidated statements of the Company, which, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The following information should be read in conjunction with and "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the Company's Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.


                                             INCEPTION TO    YEAR ENDED            SIX MONTHS ENDED
                                             DECEMBER 31,    DECEMBER 31,              JUNE 30,
                                                 1996            1997            1997            1998
                                             ------------    -----------       --------        --------
                                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue
   Programming .........................       $    219        $ 16,452        $  3,289        $ 30,466
Equipment sales and installation .......             57           3,824             517           5,560
Equipment lease ........................             36             944             214             512
                                               --------        --------        --------        --------
          Total revenue ................            312          21,220           4,020          36,538
Cost of Revenue
   Programming .........................            130           9,304           1,830          17,926
   Equipment and installation ..........             60           4,265             551           5,886
                                               --------        --------        --------        --------
          Total cost of revenue ........            190          13,569           2,381          23,812
                                               --------        --------        --------        --------
          Gross profit .................            122           7,651           1,639          12,726
Expenses
   System operations ...................             26           3,796             502           4,177
   Sales and marketing .................             70           6,875             980          10,961
   Corporate ...........................          1,028           1,917             854           1,769
   Depreciation and amortization .......             97           7,515           1,929          10,019
   Net interest expense ................             61           2,918             126           4,942
   Other ...............................              7             414             106           3,483
                                               --------        --------        --------        --------
          Total expenses ...............          1,289          23,435           4,497          35,351
                                               --------        --------        --------        --------
Net loss ...............................       $ (1,167)       $(15,784)       $ (2,858)       $(22,625)
                                               ========        ========        ========        ========


                                            December 31,
                                     --------------------------
                                       1996              1997       June 30, 1998
                                     ---------        ---------     -------------
                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents ....       $     479        $  13,632       $     856
Restricted cash ..............            --               --              --
Working capital (deficit) ....          (1,948)           3,827         (11,613)
Total assets .................           6,383          156,236         196,728
Total debt ...................           4,450           69,113         131,293
Stockholder's equity .........          (1,166)          70,449          47,824

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION


                  The following is a discussion of the historical consolidated results of operations, liquidity and capital resources of the Company. This discussion should be read in conjunction with the consolidated financial statements of the Company and the notes related thereto appearing elsewhere in this Prospectus.

OVERVIEW

                  The Company was formed in June 1996 to acquire rights to distribute DIRECTV Programming in Rural DIRECTV Markets. The Company is an affiliated associate member of the NRTC. The Company acquired its first DIRECTV market territory in November 1996. Since Inception, the Company has acquired 38 territories with rights to provide DIRECTV Programming to approximately 1.5 million households. The aggregate purchase price for the Completed Acquisitions totaled approximately $195.2 million, or approximately $133 per household. Following each Completed Acquisition, the Company has created a strong local presence in such Rural DIRECTV Market. The Company has established, or is in the process of establishing, 59 offices in its territories and has established dealer relationships with over 350 local retailers of DSS Equipment.

                  The Company has contracts or binding letters of intent relating to the five Pending Pro Forma Acquisitions for an aggregate purchase price of approximately $54.2 million. See "Summary of the Prospectus -- Pending Acquisitions and Recent Events." The Rural DIRECTV Markets being purchased include, in the aggregate, approximately 265,000 households and 22,000 current subscribers.

                  In addition to growth by acquisitions, the Company has increased its subscriber base through increased penetration of its Rural DIRECTV Markets. Management believes that there is a substantial opportunity to increase penetration through local marketing. Most of the NRTC members from which the Company acquires Rural DIRECTV Markets generally have not engaged in significant marketing efforts, but rather have relied primarily on the consumer to take the initiative to acquire service.

                  The following table summarizes growth in subscribers following acquisition for all Rural DIRECTV Markets acquired prior to June 30, 1998:


                                           At Acquisition                       AT AUGUST 31, 1998        SUBSCRIBER
                              ------------------------------------------    ---------------------------
                              Households     Subscribers     Penetration    Subscribers     Penetration     Growth
Fourth Quarter 1996              21,800          2,975          13.6%           6,797          31.2%        128.5%
First Quarter 1997              184,400         13,270           7.2%          24,831          13.5%         87.1%
Second Quarter 1997              94,000          3,098           3.3%           7,201           7.7%        132.4%
Third Quarter 1997              405,000         22,914           5.7%          50,452          12.5%        120.2%
Fourth Quarter 1997             429,500         25,118           5.8%          39,303           9.2%         56.5%
First Quarter 1998               92,000         16,218          17.6%          18,884          20.5%         16.4%
Second Quarter 1998             168,000         10,675           6.4%          12,220           7.3%         14.5%

                  Since Inception, the Company has generated net losses as well as negative EBITDA and operating cash flows, primarily due to (i) expenditures in creating its sales and administrative infrastructure and other start-up costs, (ii) marketing costs incurred in adding new subscribers, and (iii) debt service costs from financing its rapid acquisition activity. The Company intends to continue its focus on acquisitions and adding subscribers in its existing territories, which will negatively impact short-term operating results. In addition, the Company has continued to incur increasing monthly net losses with a corresponding decline in stockholder's equity.

                  In particular, the Company has incurred significant sales and marketing expense in its effort to rapidly build its subscriber base. Most of this expense, including advertising and promotional expenses, sales force and dealer commissions and equipment subsidies, are incurred at or before the time a new subscriber is added to the system. As a result, revenue attributable to new subscribers lags the expense incurred in acquiring them. The impact of this lag generally increases with the rate at which the Company adds subscribers. Sales and marketing expense has been a significant contributor to the Company's net losses and negative EBITDA experienced to date and may continue to negatively affect operating results in the future as the Company continues to add new subscribers. However, as long as a subscriber remains in service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. Because the Company's churn rate has historically averaged approximately 8% annually, the Company believes that its investment in building its subscriber base rapidly will enhance EBITDA and operating results in the longer term.

                  The Company anticipates that its operating margins in the future may be adversely affected by continued pressure on the retail prices of DSS Equipment, which have historically declined and may not be accompanied by reductions in wholesale cost, and by the potential need to increase marketing efforts to continue to increase penetration of its markets. In addition, the Company believes that competition from other consolidators of Rural DIRECTV Markets may result in increased acquisition costs per subscriber in the future. All of these trends may negatively affect the Company's results of operations and financial condition.

                  As a result of the Company's historical and anticipated significant growth rate, the historical operating results of the Company may not be comparable from period to period.

RESULTS OF OPERATIONS

                  The following table presents certain items from the Company's consolidated statements of operations as a percentage of revenue for the periods noted.


                                               Inception to      Year ended             Six months Ended
                                               December 31,      December 31,               June 30,
                                                  1996              1997            1997              1998
                                               ------------      ------------       -----            -----
Revenue
  Programming ..........................           70.2%            77.5%            81.8%            83.4%
  Equipment sales and installation .....           18.3             18.0             12.9             15.2
  Equipment lease ......................           11.5              4.5              5.3              1.4
                                                  -----            -----            -----            -----
         Total revenue .................          100.0%           100.0%           100.0%           100.0%
Cost of revenue
  Programming ..........................           41.7%            43.8%            45.5%            49.1%
  Equipment and installation ...........           19.2             20.1             13.7             16.1
                                                  -----            -----            -----            -----
         Total cost of revenue .........           60.9             63.9             59.2             65.2
                                                  -----            -----            -----            -----
         Gross profit ..................           39.1             36.1             40.8             34.8
Expenses
  System operations ....................            8.3             17.9             12.5             11.4
  Sales and marketing ..................           22.4             32.4             24.4             30.0
  Corporate ............................          329.5              9.0             21.2              4.8
  Depreciation and amortization ........           31.1             35.4             48.0             27.4
  Net interest expense .................           19.6             13.8              3.1             13.5
  Other ................................            2.2              2.0              2.7              9.6
                                                  -----            -----            -----            -----
         Total expenses ................          413.1            110.5            111.9             96.7
                                                  -----            -----            -----            -----
Net loss ...............................          (374.0)%         (74.4)%          (71.1)%          (61.9)%
                                                  =====            =====            -----            -----

                  Revenue. The Company earns revenue by providing DIRECTV Programming to subscribers within the territories in which it has acquired distribution rights. Revenue earned from subscribers includes programming revenue, equipment sales, installation revenue, and equipment lease revenue. Programming revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis, and miscellaneous fee revenue related to providing programming to subscribers. Equipment sales and installation revenue includes revenue from the sale, lease, and installation of DSS Equipment necessary for subscribers to receive DIRECTV Programming. Equipment lease revenue is comprised of revenue from the rental of DSS Equipment to subscribers.

                  Costs of Revenue. The Company's largest cost of providing service to its subscribers is the wholesale cost of the DIRECTV Programming and related programming services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the NRTC and a 5% royalty based on programming revenue paid to DIRECTV. Costs of revenue also include the cost, up to an amount not exceeding the sales price to the subscriber, of the DSS Equipment sold to subscribers and the salaries and other costs incurred for the installation of DSS Equipment by Company employees or outside contractors. The Company often subsidizes the cost of DSS Equipment to subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of DSS Equipment up to the amount of the subscribers' sales price in cost of revenues. Any excess of cost over sales price is recorded in sales and marketing expense.

                  System Operations Expense. System operations expenses include costs of the Company's central call center operations, field office operations and other subscriber service expenses. The Company expects that these expenses will increase as the Company continues to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and the Company does not expect that they will increase in direct proportion to revenue.

                  Sales and Marketing Expense. Sales and marketing expense includes such costs as advertising, promotional expenses, marketing personnel expenses, commission expenses to Company employees and outside sales agents, the cost to the Company of DSS Equipment subsidies, and other marketing overhead costs. The Company invests significantly to develop its sales and distribution systems and to acquire new subscribers. A large part of sales and marketing expense is comprised of costs related to the addition of new subscribers. Although the Company anticipates continuing to incur such costs as it builds its subscriber base, these costs are not expected to increase in direct proportion to revenue.

                  Corporate Expense. Corporate expenses include corporate general office and administration expenses incurred primarily at the Company's Kansas City corporate office. The Company expects that these expenses will increase as the Company grows and continues to expand infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.

                  Depreciation and Amortization. Depreciation and amortization includes amortization of goodwill and other intangible assets associated with acquisitions, amortization of deferred finance costs and depreciation of property, plant and equipment, equipment leased to customers, and capital lease assets.

                  Income Taxes. The Company elected Subchapter S Corporation status in 1996. As an S Corporation, the Company was generally not directly subject to income taxation and recognized no income tax expense or benefit as an S corporation. On February 12, 1997, the Company terminated its Subchapter S Corporation status, and became subject to income taxation as a C Corporation under Subchapter C of the Internal Revenue Code. The Company has recognized no income tax benefits in any of the periods presented because it has incurred operating losses in all periods, and realization of future tax benefits is uncertain.

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

                  Programming revenue for the six months ended June 30, 1998 totaled $30,466,000, compared to $3,289,000 for the six months ended June 30, 1997. Equipment lease revenue amounted to $512,000, up from $214,000 for the same period a year ago. The increase in programming and equipment lease revenue is the result of the addition of subscribers from acquisitions and internal growth. For the six months ended June 30, 1998, the Company had an average of 120,946 subscribers, compared to 13,530 average subscribers for the six months ended June 30, 1997. Average monthly programming revenue per subscriber approximated $41.98 and $40.51 for the same periods, respectively.

                  Equipment sales and installation revenue amounted to $5,560,000 for the six months ended June 30, 1998, compared to $517,000 for the six months ended June 30, 1997. This revenue is associated with the addition of new subscribers.

                  Programming costs were $17,926,000 for the six months ended June 30, 1998, up from $1,830,000 for the same period a year ago. This increase is commensurate with the increase in subscribers between the periods. For the six months ended June 30, 1998, programming margin totaled $12,540,000, 41.1% of programming revenue, compared to $1,459,000 for the six months ended June 30, 1997, 44.3% of programming revenue. The decline in gross margin percentage is due to an increase in certain copyright costs effective January 1998 related to network and superstation programming and a change in mix toward lower-margin programing.

                  Costs related to equipment and installation totaled $5,886,000 for the six months ended June 30, 1998 and $551,000 for the six months ended June 30, 1997. The Company typically provides equipment and installation at or below its cost. The negative gross profit on equipment and installation for both periods reflects the subsidization of installation costs by the Company.

                  System operations costs amounted to $4,177,000 for the six months ended June 30, 1998 and $502,000 for the same period a year ago. The increase in these costs corresponds with the addition of field offices and other operations resources as the Company aggressively acquired additional markets in 1997. As a percentage of revenue, system operations costs declined to 13.7% for the six months ended June 30, 1998 from 15.3% for the six months ended June 30, 1997.

                  Sales and marketing expenses totaled $10,961,000 for the six months ended June 30, 1998, up from $980,000 for the same period the previous year. The increase in sales and marketing expenses is mainly comprised of increased advertising and promotion, DSS Equipment subsidies, sales commissions and marketing personnel costs as the Company focused efforts on subscriber growth in its expanding number of territories.

                  Corporate expenses were $1,769,000 for the six months ended June 30, 1998 and $854,000 for the six months ended June 30, 1997. The increase in corporate expenses is due to the addition of administrative resources to support the increase the Company's growth. As a percentage of revenue, corporate expenses decreased to 4.8% for the six months ended June 30, 1998 from 21.2% for the same period a year ago. This decrease reflects the continued leveraging of these costs, which are relatively fixed in nature, over increased revenue.

                  Depreciation and amortization amounted to $10,019,000 for the six months ended June 30, 1998 and $1,929,000 for the six months ended June 30, 1997. This increase primarily results from increased amortization of goodwill and other intangible assets resulting from the Company's acquisition activity during the last three quarters of 1997 and first two quarters of 1998.

                  Interest expense totaled $4,971,000 for the six months ended June 30, 1998 and $128,000 for the same period in 1997. The increase constitutes the interest on borrowings under the Old Credit Facility and the Credit Facility. Borrowings under the Credit Facility at June 30, 1998 amounted to $114.0 million and were incurred to fund acquisitions and the operating losses and working capital needs associated with the Company's growth.

Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996

                  Programming revenue for the year ended December 31, 1997 increased to $16,452,000 from $219,000 for the period from Inception to December 31, 1996 (the "1996 Period"). Equipment lease revenue was $944,000 for the year ended December 31, 1997 compared to $36,000 for the 1996 Period. During 1997, the Company acquired rights to provide DIRECTV Programming to approximately 1.2 million households, which added approximately 64,000 subscribers. In addition, approximately 23,000 subscribers were added through the Company's sales and marketing efforts. Accordingly, the increase in programming revenue is attributable to the subscribers acquired by the Company from its 1997 acquisitions, the inclusion of a full year of revenue for the subscribers initially acquired in 1996, and the net addition of subscribers in 1997 resulting from the Company's sales and marketing efforts within its existing territories subsequent to their acquisition. Average monthly programming revenue per subscriber during the year ended December 31, 1997 was approximately $37.61, consistent with the approximate $35.44 average for the 1996 Period.

                  Equipment sales and installation revenue totaled $3,824,000 for the year ended December 31, 1997 compared to $57,000 for the 1996 Period. The increase in equipment sales and installation revenue was driven by the number of new subscribers added in 1997 as discussed above.

                  Programming costs were $9,304,000 for the year ended December 31, 1997 compared to $130,000 for the 1996 Period. The increase in programming costs corresponds to the large increase in subscribers added by the Company in 1997. For the year ended December 31, 1997, programming gross profit totaled $7,148,000, 43.4% of programming revenue, compared to $89,000 for the 1996 Period, 40.6% of programming revenue. The increase in programming gross profit margin percentage for the year ended December 31, 1997 is primarily due to a change in subscriber revenue mix toward packages with higher margins.

                  For the year ended December 31, 1997, equipment and installation costs amounted to $4,265,000 compared to $60,000 for the 1996 Period. Gross profit (loss) on equipment sales and installation was $(441,000) for the year ended December 31, 1998 and $(3,000) for the 1996 Period. The negative gross profit on equipment and installation for both periods reflects the subsidization of installation costs by the Company.

                  Systems operations costs totaled $3,796,000 for the year ended December 31, 1997 and $26,000 for the 1996 Period. The Company opened its first two field offices in November 1996 and had 36 field offices operating at December 31, 1997. The increase in systems operations costs is comprised of the costs from the addition of field offices and other operational support required to sustain the high level of growth during 1997.

                  Sales and marketing expenses totaled $6,875,000 for the year ended December 31, 1997 and $70,000 for the 1996 Period. Sales and marketing expenses were primarily comprised of expenditures for advertising and promotion, DSS Equipment subsidies, marketing personnel costs, and sales commissions to Company employees and independent dealers associated with the acquisition of new subscribers.

                  Corporate expenses were $1,917,000 for the year ended December 31, 1997 and $1,028,000 for the 1996 Period. The Company added accounting and administrative resources during 1997 to support its growth. The decrease in corporate expenses as a percentage of revenue from the 1996 Period to the year ended December 31, 1997 reflects the start-up costs incurred in 1996 and the leveraging of corporate expenses, many of which are relatively fixed in nature, over increased revenue.

                  Depreciation and amortization totaled $7,515,000 for the year ended December 31, 1997 compared to $97,000 for the 1996 Period. The majority of these expenses consisted of the amortization of goodwill and contract rights associated with acquisitions and depreciation of general office and field operation assets. The increase for the year ended December 31, 1997 compared to the 1996 Period primarily reflects increased amortization of goodwill and contract rights resulting from the Company's significant acquisition activity during 1997.

                  Interest expense amounted to $2,958,000 for the year ended December 31, 1997 and $62,000 for the 1996 Period. This increase resulted primarily from borrowings under the Old Credit Facility. Borrowings under the Old Credit Facility at December 31, 1997 were approximately $60.0 million, and were incurred to fund 1997 acquisitions by the Company and, to a lesser extent, additional working capital needs associated with the Company's significant growth during the year.

LIQUIDITY AND CAPITAL RESOURCES


                  The Company's principal capital requirements are for funding the acquisition of new Rural DIRECTV Markets and the costs associated with integrating acquired operations and expanding the Company's sales and marketing activities in new and existing markets. From Inception through June 30, 1998, the aggregate cash purchase price of Rural DIRECTV Markets was approximately $167.4 million, and net cash used in operating activities was approximately $18.2 million. To date, the Company has obtained the capital necessary to fund its acquisitions and operations from the issuance of preferred stock, borrowings under its bank credit facilities, the Offering, and, to a lesser extent, the issuance of promissory notes to sellers of Rural DIRECTV Markets. In 1997, cash flows from financing activities totaled $137.0 million, comprised of $81.2 million from the issuance of preferred stock and $56.0 million of net borrowings under the Company's bank credit facilities.

                  In May 1998, the Company entered into the Credit Facility, which provides for lines of credit to fund acquisitions and working capital requirements totaling $150.0 million, of which $35.0 million is in the form of term loan availability and $115.0 million is in the form of revolving credit availability (including a letter of credit sublimit of $40.0 million). Amounts available under the term loan facility are subject to increase, and amounts available under the revolving credit facility are subject to decrease, by up to $15.0 million pending syndication of the Credit Facility by the agent banks. At June 30, 1998, the Company had fully utilized its term loan facility and utilize $98.9 million of its revolving credit facility, reflecting borrowings of $79.0 million and utilization of $19.9 million of the letter of credit sublimit. These borrowings under the revolving credit facility were repaid in August 1998 from a portion of the proceeds of the Offering.

                  In the Offering, on July 31, 1998, the Company issued an aggregate principal amount of $195.0 million of senior subordinated notes bearing interest at the rate of 12 3/8% per annum, which Old Notes mature August 1, 2006. The Company realized proceeds of approximately $189.2 million from the Offering. Approximately $45.2 million of the net proceeds were placed in an escrow account to fund the first four semi-annual interest payments on the Old Notes when due. A portion of the approximately $144.0 million proceeds remaining were used to repay the $83.3 million of outstanding borrowings under the revolving credit facility. Approximately $3.0 million of the proceeds were used to complete one pending acquisition of a Rural DIRECTV Market. The remaining net proceeds, approximately $57.7 million, is held in short-term liquid investments, for use in funding future acquisitions and working capital requirements of the Company. The Company expects to re-borrow amounts under the revolving credit facility in the future, principally to fund additional acquisitions of Rural DIRECTV Markets.

                  The Company's future capital requirements will depend upon a number of factors, particularly the extent of the Company's acquisition activities, the rate of the Company's subscriber growth, marketing costs required to secure additional subscribers, and working capital necessary to accommodate the Company's anticipated growth, including to invest in new systems and operations to support the Company's increased size. The Company currently subsidizes a portion of the cost of subscriber equipment, and the extent of that subsidy at any point may materially affect the Company's liquidity and capital requirements. In addition, the Company's favorable working capital position relies, in part, upon the existing terms of the NRTC Agreements and the timing for making required payments to the NRTC. The Company anticipates total capital expenditures of approximately $2.0 million for each of 1998 and 1999, primarily related to expanding facilities and information systems for customer service operations and field operation offices. In 1998 and 1999, the Company expects to continue its acquisitions of Rural DIRECTV Markets and to step up its marketing efforts in existing territories in order to increase penetration.

                  The Company is highly leveraged and is expected to increase its leverage as it pursues further acquisitions by borrowing additional funds under the Credit Facility or otherwise and by issuing additional seller notes. Future capital may also be required to meet the Company's debt service requirements, and, depending upon the timing of the Company's acquisitions, additional sources of capital may need to be secured to pursue acquisitions. The term loan amortizes in specified quarterly installments from June 20, 2001 through maturity on March 31, 2005. Availability under the revolving credit facility reduces by specified amounts over the period from June 30, 2000 through June 30, 2004; borrowings under the revolving credit facility mature on June 30, 2004. The approximately $13.8 million of

Seller Notes mature as follows: $2.4 million in 1998, $8.5 million in 1999, $0.9 million in 2000, $1.0 million in 2001 and $1.0 million in 2002. See "Description of Other Indebtedness."

YEAR 2000 COMPLIANCE

                  The Company has reviewed the Year 2000 compliance of its internal systems and believes that such systems are Year 2000 compliant. The Company therefore believes that it does not require additional technology and that it has sufficient resources in order for its internal systems to be Year 2000 compliant. However, there can be no assurance that additional expenditures will not be required in connection with the Year 2000 compliance of the Company's systems. See "Risk Factors -- Year 2000 Compliance" and "Business -- Year 2000 Compliance."

RECENT ACCOUNTING DEVELOPMENTS

                  In 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This statement, which is effective for the Company's 1998 annual report, modifies existing segment disclosure requirements. The Company does not expect implementation to have a significant effect on the Company's financial statements.

                                    BUSINESS

                                     GENERAL

            The Company is the second largest independent provider of programming by DIRECTV, the leading DBS company serving the continental United States. The Company markets and provides DIRECTV Programming on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of MDUs and commercial customers. The Company has obtained the exclusive right to provide DIRECTV Programming to homes in its Rural DIRECTV Markets under agreements between the Company and the NRTC. The NRTC and its DBS members and affiliates (including the Company) provide DIRECTV Programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes Communications Galaxy, Inc., DIRECTV's predecessor-in-interest. The Company estimates that the Rural DIRECTV Markets comprise approximately 9.0 million households or approximately 9% of total U.S. television households, but account for approximately 814,000, or approximately 22%, of total DIRECTV customers.

            Since its formation by management in June 1996, the Company has:

         - acquired 38 Rural DIRECTV Markets in 22 states with approximately 1.5 million households and 100,000 subscribers at the dates of acquisition;

         - increased its subscriber base in these markets by over 65% in the aggregate, to approximately 166,000 as of August 31, 1998, achieving a subscriber penetration rate of approximately 11.3% through aggressive marketing and a local service-driven approach to the customer;

         - entered into contracts or binding letters of intent to acquire five additional Rural DIRECTV Markets with approximately 265,000 households and 22,000 subscribers, representing a current subscriber penetration rate of approximately 8.5%; and

         - commenced marketing and distributing DIRECTV Programming to commercial and MDU customers in six cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide.

            To date, the Company, together with its parent, has raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC. and including an aggregate $2.5 million investment by management. The Company has also secured $150.0 million of senior bank financing. See "Management's Discussion of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

            Since inception, the Company's recurring revenue has increased rapidly due to internal subscriber growth and a low average annual churn rate of approximately 8%. The Company's net internal subscriber growth in its Rural DIRECTV Markets for the first eight months of 1998 totaled approximately 42,000. This represented over 7.5% of DIRECTV's net new subscribers nationwide for the period, although total households in the Company's Rural DIRECTV Markets represented less than 1.4% of all television households in the continental United States. Although the Company incurs substantial costs to add subscribers, it has relatively low recurring costs to service them. The Company believes these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA. The Company had EBITDA of $(5.4) million for the year ended December 31, 1997 and $(7.7) million for the six months ended June 30, 1998. EBITDA adjusted to exclude subscriber acquisition costs would have been $2.0 million and $4.1 million, respectively, for such periods.

            The Company believes that its exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets is attractive for the following reasons:

         - DIRECTV Programming. The Company believes that marketing DIRECTV, the country's leading DBS provider, gives it a competitive advantage over providers of other subscription multichannel television services. DIRECTV offers more channels than competing services at a comparable price, including a wide variety of programming, exclusive sports packages (such as NFL Sunday Ticket(TM)) and a large selection of pay-per-view movies and events. The Company capitalizes on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden the Company's subscriber base in its Rural DIRECTV Markets. DIRECTV currently has over 50% of all DBS subscribers nationwide.

         - Limited Competition in Rural Markets. Competition from cable television providers in Rural DIRECTV Markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with a small channel capacity (i.e., less than 40 channels) and poor quality signal relative to DBS service. Given the relatively low housing density in these markets, the build-out of new systems or upgrade of existing systems may not be cost-effective. Other entertainment options, such as theaters, movies and sporting events, may also be limited. The Company believes that this market environment contributes to a subscriber penetration rate within the Rural DIRECTV Markets that is currently nearly three times the penetration rate for DIRECTV in other U.S. markets.

         -        National Marketing, Distribution and Manufacturing Support.
                  DIRECTV supports local providers, such as the Company, with a national marketing campaign, including television and print advertising, and through alliances with strategic partners such as Southwestern Bell, Bell Atlantic, GTE, and Home Shopping Network, Inc. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with DSS Equipment. Management believes that competition among DSS Equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source DBS equipment required for some competing services.

         - Consolidation Opportunity. Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for the Company to grow through acquisitions, rationalize operations and create operating leverage. Because most of the operators from whom the Company has acquired or may acquire Rural DIRECTV Markets have not engaged in significant marketing efforts, the Company believes it has the potential to increase subscriber penetration significantly following acquisition.

Pursuant to its agreements with the NRTC, the Company has the exclusive right to provide DIRECTV Programming in its Rural DIRECTV Markets, and receives the monthly service revenue from all DIRECTV subscribers in such markets regardless of the subscribers' original point of purchase.

            In addition to its business in Rural DIRECTV Markets under agreements with the NRTC, the Company has developed other business relationships with DIRECTV and its affiliated companies. For example, the Company was chosen in January 1998 by DIRECTV to market and provide DIRECTV Programming nationally to residents of MDUs and commercial establishments as a Master System Operator. In February 1998, the Company began marketing and providing DIRECTV Programming to residents of MDUs and commercial establishments in six major metropolitan areas near its rural territories. The Company intends to focus its MDU and commercial activities on high-growth urban areas near its Rural DIRECTV Markets to leverage its fixed cost base over a larger universe of potential subscribers.

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

STRATEGY

            The Company intends to leverage its competitive strengths by pursuing the following strategies:

         - Emphasize Direct Sales and Local Customer Service. The Company believes a commitment to a strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and EBITDA. The Company has created a highly decentralized operating structure that permits managers to respond quickly and flexibly to local needs. Management believes that local presence differentiates the Company from other major DIRECTV and DBS providers and is a key element in the Company's strategy for attracting and retaining subscribers. Since inception, the Company has opened or is in the process of establishing a total of 59 offices in its Rural DIRECTV Markets. The Company provides sales, installation and customer service directly though these offices and in conjunction with more than 350 local dealers. The Company believes that focused local marketing significantly enhances the existing national marketing efforts of DIRECTV and its national distribution partners, and that local customer service increases customer satisfaction and is a major contributor to the Company's low churn rate. The Company complements its local presence from its headquarters in Kansas City, Missouri with centralized sales, marketing, operational and administrative support, including overflow and after-hours customer support from a call center that operates 24 hours a day, seven days a week.

         - Acquire Additional Rural DIRECTV Markets. The Company is aggressively pursuing the acquisition of additional Rural DIRECTV Markets held by original NRTC licensees, a majority of which are owned by rural electric and television cooperatives for whom offering DIRECTV Programming is an ancillary business. The Company is continually evaluating acquisition prospects and expects to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with its growth strategy. The Company is one of two companies actively consolidating Rural DIRECTV Markets. The Company estimates that approximately 125 Rural DIRECTV Markets, comprised of approximately 2.5 million households, are still owned by original NRTC members.

         - Develop Related Business Opportunities. The Company plans to leverage its local sales and support infrastructure by expanding its base of potential customers and product offerings. The Company has commenced marketing to MDUs and commercial establishments in six cities near its Rural DIRECTV Markets, including Dallas/Ft. Worth, Texas; Denver, Colorado; Ft. Myers, Florida; Kansas City, Missouri; Las Vegas, Nevada; and Savannah, Georgia. As of May 31, 1998, the Company had access to approximately 6,000 MDUs via "right of entry" agreements, with approximately 900 active subscribers. In addition, the Company is evaluating other telecommunications products and services that could be offered to customers using the Company's existing marketing and distribution infrastructure. In May 1998, the Company commenced beta testing of DirecPC, a satellite-based Internet access service provided by a corporate affiliate of Hughes.

SALES AND DISTRIBUTION

            The Company offers DIRECTV Programming to consumer and business segments in its Rural DIRECTV Markets through two separate but complementary sales and distribution channels.

Direct Sales Force

            The Company has established direct sales forces in all but one of its Rural DIRECTV Markets, and has Company-owned full service retail stores located in substantially all its Rural DIRECTV Markets. The Company currently has approximately 150 direct salespeople and supports its direct sales staff and its local offices with a creative, consistent advertising campaign. The Company also seeks to develop close relationships with independent dealers of DBS equipment and provides marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from such dealers. Wherever possible, the Company's arrangements with dealers are exclusive. In connection with the sale of a DSS unit and a subscription to DIRECTV Programming offered by the Company, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by the Company. The Company retains the ongoing monthly subscription revenue from the subscriber. For certain equipment sold through the indirect dealer network, the Company provides a subsidy, thus lowering the price of the equipment for the consumer. The Company believes that it can increase penetration more rapidly through its direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase the product and services.

Other Distribution Channels

In addition to the Company's direct sales force, the Company utilizes other distribution channels to offer DIRECTV Programming to potential subscribers in the Company's Rural DIRECTV Markets by (i) national retailers selected by DIRECTV, (ii) consumer electronics dealers authorized by DIRECTV to sell DIRECTV Programming and (iii) satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV. Similar to the Company's indirect dealer network, the Company pays a one-time commission to these distribution channels for the sale of DIRECTV Programming to a subscriber located in the Company's Rural DIRECTV Markets and the Company receives all monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV Programming to the subscriber.

MARKETING

            Management believes that direct broadcast satellite services can compete favorably with medium and low power DTH, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. The Company complements the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV Programming. The Company believes that, to date, there has been no significant local presence to drive such local marketing and sales efforts. In 1998, DIRECTV budgeted to spend approximately $150 million on its national advertising campaigns.

            The Company also implements support advertising programs for its indirect distribution channels. The Company's marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. Specific promotions, such as offering new subscribers an initial month's service at no charge, have been implemented to motivate customers to purchase such plans, and the Company has incentive-based sales compensation for both the direct and dealer sales forces to promote and sell premium subscription plans.

            A key element of the Company's marketing strategy is to offer value-priced DSS Equipment and installation through the use of subsidies on direct sales of equipment and installations. The Company offers various types of DSS Equipment and accessories through its direct sales force and retail locations. The Company is able to take advantage of volume discounts in purchasing this equipment from the NRTC and other vendors. In addition, dealers are motivated to lower the prices at which they offer DSS Equipment and installation by the Company's volume-based commission structure.

CUSTOMER SERVICE

            The Company provides customer service from each of its local offices. Offices are staffed from 10 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. The Company believes it can sustain its historical average churn rate of approximately 8% annually by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by the Company's call center located in Kansas City, Missouri. The Company also provides professional installation services and technical assistance in each of its offices.

OVERVIEW OF THE DTH INDUSTRY

            DTH services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: Broadcast Satellite Services (commonly referred to as "DBS"), which operates at high power (120 to 240 watts per frequency channel) in the Ku-band, and Fixed Satellite Service (commonly referred to as low power and medium power DTH), which includes low power services transmitting in the C-band, as well as medium power (20 to 100 watts per frequency channel) services transmitting in the Ku-band. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter (depending on the geographical location of the dish and wattage per frequency channel). See "-- DIRECTV." DIRECTV, USSB and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

            A DBS system consists of an uplink center, one or more orbiting satellites and the subscribers' receiving equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive and amplify the digital signal and transmit it to receiving dishes within the area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscribers' receiver, where it is converted into an analog signal which allows it to be received by the subscribers' televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

            DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites (nine degree orbital spacing over North America compared to two degree orbital spacing). The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. The closer medium and low power DTH satellite orbital spacing requires the use of a larger, 27-inch to six foot dish to eliminate interference from nearby satellites. See "-- Competition -- Other DTH Providers." In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain a superior balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV

            DIRECTV is a multichannel DBS programming service initially introduced to U.S. television households in 1994. DIRECTV currently offers in excess of 220 channels of near laser disc quality video and CD-quality audio programming, and transmits via three high-power Ku band satellites (only two are needed to support transmission of DIRECTV Programming), each containing 16 transponders. As of August 31, 1998, there were approximately 3.9 million DIRECTV subscribers.

            The Company believes that DIRECTV services are superior to those provided by other DTH service providers and that DIRECTV's extensive programming, including up to 80 channels of pay-per-view movies and events, various sports packages and the exclusive NFL Sunday Ticket(TM), will continue to contribute to the growth of DIRECTV's subscriber base and DIRECTV's market share for DTH services in the future. In addition, the Company believes that DIRECTV's national marketing campaign provides the Company with significant marketing advantages over other DTH competitors. DIRECTV's share of current DBS and medium power DTH subscribers was approximately 40.1% as of June 30, 1998. DIRECTV obtained approximately 50% of all new subscribers to DBS and medium-power DTH services for each calendar quarter in 1996, despite the entry of two new competitors in the DTH market. DIRECTV added approximately 1.1 million new subscribers (net of churn) during the twelve months ended April 30, 1998, which was a greater increase than any other DBS or medium power DTH provider and accounted for approximately 49.4% of all new DBS subscribers. Although DIRECTV's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, the Company expects DIRECTV to remain the leading provider of DBS and medium power DTH services in an expanding market.

            The equipment required for reception of DIRECTV Programming (a DSS unit) includes an 18-inch satellite antenna, a digital receiver approximately the size of a standard VCR and a remote control, all of which are used with standard television sets. Each DSS receiver includes a "smart card" that is uniquely addressed to it. The smart card, which can be removed from the receiver, prevents unauthorized reception of DIRECTV services and retains billing information on pay-per-view usage, which information is sent at regular intervals from the DSS receiver telephonically to DIRECTV's authorization and billing system. The small size of the dish makes it more acceptable to housing communities and organizations that prohibit the installation of larger dishes due to their appearance. The DSS receiver captures and translates the signal and interfaces with an easy to use on-screen electronic program guide with a parental locking/ratings control function.

            DSS units also enable subscribers to receive USSB programming. USSB is a DBS service providing 28 channels of video programming transmitted via five transponders it owns on DIRECTV's first satellite. USSB primarily offers Time Warner and Viacom premium satellite programming services, such as multiple channels of HBO and Showtime, which are not available through DIRECTV but which are generally complementary to DIRECTV Programming. As of August 31, 1998, over 50% of DIRECTV's approximately 3.9 million subscribers received USSB programming.

            DSS Equipment is now produced by major manufacturers under brand names including RCA, Sony, Hughes, and others. DSS Equipment is currently sold at retail outlets throughout the U.S. for prices typically ranging from $99 to $299, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DSS Equipment have declined consistently since introduction, further stimulating demand for DIRECTV services.

Programming

            DIRECTV programming includes (i) cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee, (ii) premium services available a la carte or in tiers for a monthly subscription fee, (iii) sports programming (major professional league sports packages, including the exclusive NFL Sunday Ticket(TM), regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee and (iv) movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis. Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay-per-view movies are generally $2.99 per movie. Pay-per-view movies are generally available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie. DIRECTV is constantly adjusting its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DIRECTV Programming packages currently available from the Company:

                        Total Choice(TM): Package of 45 video channels, 31 CD
            audio channels, two Disney channels, an in-market regional sports network and access to up to 60 channels of pay per view movies and events, which retails for $29.99 per month. Total Choice(TM) is DIRECTV's most popular offering. Total Choice(TM) Platinum, Gold, Silver and Plus Encore offer additional programming at higher retail prices.

                        Economy or Select Choice: Two packages of 19 to 33 video
            channels and access to up to 60 channels of pay per view movies and events, which retail for between $18.99 and $20.99 per month. The Economy service is available only in the Rural DIRECTV Markets.

                        Plus DIRECTV: Package of 16 video channels, 31 CD audio
            channels and access to up to 60 channels of pay per view movies and events, which retails for $14.99 per month. Plus DIRECTV consists of channels not typically offered on most cable systems and is intended to be sold to existing cable subscribers to augment their cable or other satellite services.

                        NFL Sunday Ticket(TM): All out-of-market NFL Sunday
            games for $159.00 per season. NFL Sunday Ticket(TM) is exclusive to DIRECTV with respect to small dish providers through at least the end of the 1999-2000 football season.

                        Encore Multiplex: Seven theme movie services (Love
            Stories, Westerns, Mystery, Action, True Stories, WAM! and Encore) for $4.00 per month.

                        Playboy:  Adult service available monthly for $12.99.

                        PrimeTime 24 Network Package: ABC (East and West), NBC
            (East and West), CBS (East and West), Fox and PBS available individually for $1.21 per month or collectively for $6.67 per month (available only to subscribers unable to receive networks over-the-air and who have not subscribed to cable in the last 90 days). In accordance with a newly-issued NRTC policy, the Company is not currently permitted to offer the PrimeTime 24 Network Package to new subscribers. See "-- Regulation."

                        Sports Choice: Package of 24 channels (including over 18
            regional sports networks) and five general sports networks (the Golf channel, NewSport, Speedvision, Classic Sports Network and Outdoor
            Life) for $10.00 per month on a stand alone basis.

                        NBA League Pass(SM): Approximately 800 out-of-market NBA
            games for $159.00 per season.

                        NHL Center Ice(SM): Approximately 500 out-of-market NHL
            games for $129.00 per season.

                        MLB Extra Innings: Approximately 800 out-of-market major
            league baseball games for $139.00 per season.

                        ESPN Full Court: Hundreds of college basketball games
            for $89.00 per season.

                        ESPN Game Plan: Up to ten college football games every
            Saturday for $89.00 per season.

Some of the popular channels provided in the Total Choice package include HBO, HBO2, TBS, the Disney Channel, the Family Channel, TNT, Cinemax, the Discovery Channel, TNN, ESPN, ESPN2 and AMC.

            DIRECTV does not generally provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DSS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.

RELATIONSHIP WITH THE NRTC AND DIRECTV

            The NRTC acquired the right to provide DIRECTV Programming to residential households in 1992 and commercial establishments located in the Rural DIRECTV Markets in 1994, pursuant to the Hughes Agreement. The NRTC subdivided its rights to provide such services into approximately 250 geographically based Rural DIRECTV Markets, then sold a portion of its rights to the individual Rural DIRECTV Markets to NRTC members pursuant to the NRTC Agreements. The Company acquired from the NRTC the exclusive right to provide DIRECTV Programming in each of its Rural DIRECTV Markets pursuant to an NRTC Agreement, which is assigned to the Company with the consent of the NRTC and DIRECTV when the Company acquires such Rural DIRECTV Market.

            Pursuant to the NRTC Agreements, the Company is obligated to promote, market and sell DIRECTV Programming in accordance with NRTC procedures and to take all reasonable steps to ensure that DIRECTV Programming is not received at any unauthorized locations or in any unauthorized manner. The Company also purchases customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Agreements. The NRTC Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DIRECTV must consent prior to the assignment or transfer by the NRTC Member party thereto of its rights or obligations under the NRTC Agreements, which consent shall not be unreasonably withheld. The NRTC Agreements also contain termination provisions which allow the NRTC to terminate such agreements (i) as a result of termination of the Hughes Agreement, with the NRTC remaining responsible for paying to the Company its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement, (ii) if the Company fails to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC or (iii) if the Company fails to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements. The NRTC Agreements also require the Company to comply with policies of the NRTC promulgated from time to time. The Company and other NRTC-affiliated DIRECTV providers have disputed certain policies proposed by the NRTC in the past that they believed did not comply with the NRTC agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had material adverse financial consequences to the Company. The dispute was resolved without any modifications to the NRTC Agreements and the Company's then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of NRTC members and affiliates. The NRTC Agreements provide that NRTC members and affiliates, including the Company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including the Company, have differed over the import of these rights and interests, which may have consequences in the event that the Company's rights to offer DIRECTV Programming through the NRTC are terminated or expire.

            Pursuant to the NRTC Agreements, the Company has obtained from the NRTC the exclusive right in its Rural DIRECTV Markets to market, sell and retain all of the revenue from subscribers derived from the sale of most programming transmitted by the DIRECTV satellites over the 27 frequencies owned by Hughes. The Company pays the NRTC for the wholesale cost of such programming and a fee to DIRECTV based upon 5% of the programming revenue. The NRTC has the right to choose to provide certain Non-Select Services, such as NFL Sunday Ticket(TM), as DIRECTV and the content providers enter into new agreements. "Non-Select Services" are services not generally included in the DIRECTV Programming provided by the Company, because providers of such programming require minimum subscriber guarantees, advance payments or other similar commitments, which the NRTC declines to give. The Company retains 5% of the revenue from Non-Select Services purchased by its subscribers and remits the balance to DIRECTV.

            The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. According to Hughes and USSB, the DIRECTV satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993 and 1994. The Company believes that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS Services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS Services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The Company is an affiliate of the NRTC. See "Risk Factors -- Ability to Acquire DBS Services from NRTC and DIRECTV after Expiration of NRTC Agreements."


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

COMPETITION

            The Company faces competition both for acquisitions of Rural DIRECTV Markets from one other company, and within its exclusive Rural DIRECTV Markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of the Company's competitors have greater financial and marketing resources than the Company, and the business of providing subscription and pay television programming is highly competitive. The Company believes that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Competition and Technological Change" and "Risk Factors -- Risks Attendant to Acquisition Strategy."

Competition for Acquisition of Rural DIRECTV Markets

            The Company is aware that at least one other company, Pegasus Communications Corporation ("Pegasus") is currently pursuing the same goal as the Company of consolidating Rural DIRECTV Markets. Pegasus is currently the largest independent provider of DIRECTV services and has substantially greater financial resources than the Company. There can be no assurance that the marketing and sales efforts or competing acquisition strategies of Pegasus or other competitors will not have an adverse effect on the Company's ability to execute its acquisition strategy.

Competing Subscription Television Providers

            Cable Television Providers

            Cable operators in the United States serve approximately 64 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 25 to 78 channels of programming at an average monthly subscription price of approximately $35. While cable companies currently serve a majority of the U.S. television market, the Company believes many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds, the Company believes that other cable systems that have limited channel capacity like those in most of the Rural DIRECTV Markets will have to be upgraded to add bandwidth in order to provide digital service. The Company believes that such upgrades will require substantial investments of capital and time to complete industry-wide. As a result, the Company believes that there will be a substantial delay before cable systems in the Rural DIRECTV Markets can offer programming services equivalent to digital DBS providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

            The Company expects to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. The Company believes that its current strategy of targeting for acquisition Rural DIRECTV Markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing DSS Equipment are higher than the up-front costs for installation of cable television. However, prices for DSS Equipment have declined consistently since introduction, and the Company believes that competition among DSS Equipment vendors and technological improvements will create continuing downward pressure on prices. Third, current DBS systems, unlike cable, do not provide local broadcast programming via satellite, although seamless switching between satellite and broadcast programming from other sources is possible with all DSS units. In addition, DIRECTV provides programming, from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. The Company believes that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers such as DIRECTV, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the Rural DIRECTV Markets.

            Other DTH Providers

            EchoStar, the only other DBS provider, commenced national broadcasting of programming in March 1996 and currently broadcasts over 120 video channels and 30 audio channels. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. full continental United States ("CONUS") orbital position and has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 1.6 million subscribers at August 31, 1998, representing a 14% market share of high-and medium-power DTH subscribers. The Company believes that it can successfully compete with EchoStar in the DBS market because of DIRECTV's brand name and its significantly larger distribution networks and greater number of manufacturers of the equipment used to receive DTH services.

            PrimeStar, a medium-power DTH provider owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dish size to approximately 29 inches for most subscribers within the continental United States. In addition, PrimeStar may have access to significant DBS capacity via TSAT's DBS satellite, which is capable of providing full-CONUS service, but the availability of such full-CONUS DBS satellite to PrimeStar is subject to intense scrutiny by the U.S. Department of Justice and the FCC. PrimeStar has announced plans to use such satellite to provide a mix of sports, multi-channel movie services, pay-per-view services and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of August 31, 1998, PrimeStar had approximately 2.1 million subscribers.

            Low power C-band operators reported approximately 2.0 million subscribers representing 22.8% of the total market for DTH satellite services at April 30, 1998. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six- to eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. The Company believes that high and medium power DTH services have significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 160,000 during the twelve months ended April 30, 1998.

            Other Competitors

            Wireless cable systems (which are usually analog) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. However, while it is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.


            Certain regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multichannel video programming distributors. Furthermore, the Telecommunications Act of 1996 (the "1996 Act") removes barriers to entry which previously inhibited local telephone companies from competing, or made it more difficult for such telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multi-channel video service vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules.

            As more telephone companies begin to provide multichannel video programming and other information and other communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

            Most areas of the U.S. are covered by traditional territorial over-the-air VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectra for use by VHF/UHF broadcasters.

REGULATION

            Unlike a cable operator, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, affect the Company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to (i) the licensing of individual satellites (i.e., the requirement that DIRECTV meet minimum financial, legal and technical standards),
(ii) avoidance of interference with radio stations and (iii) compliance with rules that the FCC has established specifically for DBS satellite licenses. As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The Telecommunications Act of 1996 clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The Telecommunications Act of 1996 also offers DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. In August 1996, the FCC promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further notice of proposed rule-making seeking comment on whether the 1996 Act applies to restrictions on property not within the exclusive use or control of the viewer and in which the viewer has no direct or indirect property interest. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multi-channel video programming distributors such as DTH operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared its rules implementing the scrambling provision effective as of May 18, 1997.

            In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DTH, to provide subscription television services. DIRECTV and the Company have benefitted from the programming access provisions of the Cable Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DIRECTV in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on the Company. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC or Congress extends such restrictions.

            The Cable Act also requires the FCC to conduct a rule-making proceeding that will impose public interest requirements for providing video programming on DTH licensees, including, at a minimum, reasonable and non-discriminatory access by qualified candidates for elective office and the obligation to set aside four to seven percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, DTH providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is conducting a rule-making proceeding to implement this statutory provision.

            While DTH operators like DIRECTV currently are not subject to the "must carry" requirements of the Cable Act, the cable and broadcast television industries have argued that DTH operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DTH operators, or to the extent that new legislation of a similar nature is enacted, DIRECTV's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

            The SHVA establishes a "compulsory" copyright license that allows a DTH operator, for a statutorily-established fee, to retransmit network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24, a satellite provider of network programming, regarding alleged violations of the SHVA. PrimeTime 24 provides network programming to several satellite providers, including DIRECTV (and its distributors, including NRTC DBS members and affiliates such as the Company) and providers of programming for C-band satellite services. On July 10, 1998, a Federal District Court in Florida granted a preliminary injunction effectively prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households in designated geographic areas (based on off-air signal strength of television station affiliated with those networks or past subscription to cable) and to any business. The preliminary injunction further requires the disconnection within 90 days of any such current PrimeTime 24 customers for CBS or Fox programming that began receiving PrimeTime 24's network programming via satellite after March 11, 1997, unless the local network affiliate consents or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. Absent other judicial, administrative or legislative action, the preliminary injunction is expected to remain in effect until the disposition of the matter on the merits, which the Company has been advised is expected to occur in the Fall of 1998. In response to the injunction, the NRTC issued a policy prohibiting its DBS participants, including the Company, from making new sales of any PrimeTime 24 network programming (including ABC, NBC and PBS programming, which are not subject to the preliminary injunction, as well as CBS and Fox). There can be no assurance as to how long the preliminary injunction or the NRTC's policy will remain in effect or as to what final relief may ultimately be granted to the plaintiffs. In addition, on July 16, 1998, a Federal District Court in North Carolina issued an order holding that PrimeTime 24 had violated the copyright provisions and reporting obligations under the SHVA with respect to ABC network programming in the Raleigh-Durham market. On August 19, 1998, the court issued a permanent injunction restraining PrimeTime 24 (and its distributors) from providing retransmission of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. Similar litigation brought by an NBC affiliate is also pending in Texas. It is unclear whether PrimeTime 24, and its agents and distributors, will be subjected to claims of damages or other judicially ordered relief through these or other proceedings.

            Approximately half of the Company's current subscribers receive some or all of PrimeTime 24's network programming series. The Company believes, however, that a material portion of such subscribers will be unaffected by the preliminary injunction, either because they live in areas where the off-air network signal strength falls below the standard applied by the court or because they received PrimeTime 24's network programming prior to March 11, 1997. The Company also believes that its local presence and trained technical personnel will enable it to work with customers to develop appropriate alternative means of receiving network programming. The Company has been advised by the NRTC that a database is currently under development that will enable the Company to determine which of its customers would be required to be disconnected under the terms of the preliminary injunction, but such information is not currently available. However, the court in the North Carolina litigation against PrimeTime 24 suggested that only sampling signal strength could satisfy the requirements of the SHVA. The Company's monthly revenue per subscriber for PrimeTime 24 network services (net associated programming costs) varies from $.90 to $4.50, depending on how many of the seven available networks the customer subscribes to. While the Company believes that it has complied to date with the SHVA in providing network programming only to "unserved households" and the Company does not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect the Company's financial results or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide network services will not have such effects. In addition, should the Company elect to continue to offer network services, there can be no assurance that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and the Company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect the Company's average programming revenue per subscriber and subscriber growth.

            In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. While the Company is aware of efforts to overturn this decision, there can be no assurance that it will be overturned. Under the terms of the NRTC Agreements, the Company may expect to have this cost passed along to it, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV Programming.

YEAR 2000 COMPLIANCE

            Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. There can be no assurance that the software products currently used by the Company contain all necessary date code changes. Management is currently conducting surveys of all of its vendors and other pertinent relationships to assess their readiness for Year 2000 processing. The Company is significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer purchase, billing and remittance processing pursuant to the NRTC Member Agreements. The NRTC has informed the Company that the computer systems that provide such services are not currently Year 2000 compliant, but that they will be Year 2000 compliant by April 1999. In addition, there can be no assurance that such systems do not contain undetected errors or defects associated with the Year 2000 date functions that may result in material costs to the Company. Any adverse impact on subscribers in the Company's Rural DIRECTV Markets could also have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors -- Year 2000 Compliance."

FACILITIES

            The Company is headquartered in leased space in Kansas City, Missouri and has 59 existing or pending offices and operations in 22 states. The Company expects these facilities to be adequate for its needs in the foreseeable future. Management believes that the Company will be able to lease office and retail space in its Rural DIRECTV Markets as needed on acceptable terms.

MANAGEMENT AND EMPLOYEES

            The Company has assembled an experienced management team to execute its business strategy. Certain members of the senior management team have significant experience working together. The Company's executive team brings to the Company extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America. As of August 31, 1998, the Company had approximately 600 employees. The Company is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

LEGAL PROCEEDINGS

            The Company is not currently party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

            The following table sets forth certain information regarding the executive officers and directors of the Company as of September 18, 1998.

NAME                                      Age       Position
----                                      ---       --------
Rodney A. Weary ....................       47   Chairman of the Board, Chief Executive Officer
                                                and Director
John R. Hager.......................       36   Vice President, Finance and Controller
William J. Gerski...................       45   Vice President, Sales and Marketing
Laquita Allen.......................       60   Vice President, Affiliate Relations
Jo Ellen Linn.......................       36   Secretary and General Counsel
Robert F. Benbow(1).................       62   Director
William O. Charman..................       35   Director
William P. Collatos(1)..............       44   Director
William A. Johnston(1)(2)...........       46   Director
Robert B. Liepold(2)................       72   Director
Erik M. Torgerson(2)................       33   Director

----------
(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS

            Rodney A. Weary. Mr. Weary founded the Company in June 1996 and has been its Chief Executive Officer since Inception. From 1988 to December 1994, Mr. Weary was a co-founder, officer and director of Premiere Page, a paging company. From 1986 to 1992, he was a principal shareholder in W.K. Cellular, Inc., which owned and operated cellular license R.S.A. 5 in Indiana. Mr. Weary formed Cable Video Entertainment, Inc. in 1986 by acquiring traditional cable systems located in three states. He served as President of Cable Video Entertainment, Inc. until it was sold in 1995. Mr. Weary was involved in the formation of the Missouri Cable Television Association in the 1970s, and has served in many capacities for both it and the four-state Mid-America Cable Television Association.

            John R. Hager. Mr. Hager has been Vice President, Finance and Controller of the Company since August 1998. From February 1997 until August 1998, Mr. Hager was Vice President - Controller of EchoStar Communications Corporation. He was the Controller of American Telecasting, Inc. from August 1993 until February 1997. Prior to joining American Telecasting in 1993, Mr. Hager was with Ernst & Young, where he was an Audit Senior Manager.

            William J. Gerski. Mr. Gerski has been Vice President, Sales and Marketing of the Company since May 1997. From 1996 to 1997, Mr. Gerski was Regional Director of Marketing and Sales at American Telecasting Incorporated. In 1996, Mr. Gerski was Vice President of Marketing and Sales of Bell Atlantic Video Services. From 1990 through 1995, Mr. Gerski was Corporate Director of Sales at Adelphia Cable Communications. He has served on the Executive Board of Directors of the Southern California Cable Association and the Los Angeles, Chicago, and Cleveland Cable Co-ops.

            Laquita Allen. Ms. Allen has been Vice President, Affiliate Relations of the Company since May 1997. She previously spent five years with the NRTC, where she was Regional Business Manager (from the inception of the DBS project). Prior to joining the NRTC in 1992, Ms. Allen was General Manager of the first cellular system in East Texas and was employed by United Telephone and its subsequent owners, Centel Cellular (Centel Telephone) for five years.

            Jo Ellen Linn. Ms. Linn has been Secretary and General Counsel of the Company since Inception. Ms. Linn was previously General Counsel to Cable Video Management, Inc., a communications management company and the former Cable Video Enterprises, Inc., which owned and operated domestic cable television systems. From 1988 to 1990, Ms. Linn was Vice President and General Counsel of the cable brokerage firm Hardesty, Puckett & Company (now HPC Puckett & Company). Ms. Linn is licensed to practice law in Kansas and Texas.

BACKGROUND OF DIRECTORS

            Robert F. Benbow. Mr. Benbow has been a Director of the Company since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. and a General Partner of Alta Communications VI, L.P. Prior to joining Burr, Egan Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a Director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles, and Preferred Networks, Inc.

            William O. Charman. Mr. Charman has been a Director of the Company since March 1997. He has served as a Vice President of BancBoston Capital since 1995. From 1993 to 1995, Mr. Charman was a Director and team leader for Bank of Boston's Media & Communications Group in London. Mr. Charman was a Director in Bank of Boston's Media & Communications Group in Boston from 1987 to 1993. Mr. Charman is a Director of Cambridge Communications, MultiTechnology Services and Prime Communications.

            William P. Collatos. Mr. Collatos has been a Director of the Company since March 1997. He is a Managing General Partner of Spectrum Equity Investors. Prior to the founding of Spectrum, he was an Associate and then General Partner of funds managed by TA Associates from 1980 to 1990 and a founding General Partner of Media/Communications Partners. Prior to joining TA Associates, Mr. Collatos was in charge of the media lending group at Fleet National Bank in Providence, Rhode Island. He is a Director of Galaxy Telecom Systems, Inc., TSR Paging, Inc., Internet Network Services, Ltd., ITXC, Inc. and CTC Communications Corporation.

            William A. Johnston. Mr. Johnston has been a Director of the Company since November 1997. He is a Managing Director of HarbourVest Partners, LLC and has served in a variety of capacities for HarbourVest Partners, LLC and its predecessor, Hancock Venture Partners, Inc., since 1983. He is a Director of African Communications Group, Inc., Epoch Internet, Inc., Formus
Communications, Inc., The Marks Group, Inc. and V-I-A Internet, Inc.

            Robert B. Liepold. Mr. Liepold has been a Director of the Company since Inception. Mr. Liepold has been President and Chief Executive Officer of KCWB-TV, an independent commercial television station operating in Kansas City, Missouri, since 1994. Since 1983, Mr. Liepold has been a consultant to the telecommunications industry. From 1978 through 1983, he was Executive Vice President of Sprint/United Telecom. He is a Director of KCWB-TV, Com-21 and W.K. Communications.

            Erik M. Torgerson. Mr. Torgerson has been a Director of the Company since November 1997. He is an Investment Manager at Norwest Venture Capital. Prior to joining Norwest Venture Capital in 1993, Mr. Torgerson was with Arthur Anderson & Co.'s financial consulting and audit practice. Mr. Torgerson serves as a director of Command Tooling Systems, LLC, Seasonal Specialties, LLC, TelcoPlus Communications, Inc. and InSTEP, LLC.

            Each Director of the Company has been elected pursuant to the terms of the Stockholders' Agreement. See "Certain Relationships and Related Transactions -- Stockholders' Agreement."

            All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors do not receive an annual retainer or meeting attendance fees. However, the Company reimburses non-management directors for expenses incurred in attending meetings of the Board of Directors.

            During 1997, the Board of Directors of the Company held 13 meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Messrs. Liepold, Johnston and Torgerson. The Audit Committee periodically consults with the Company's management and independent public accountants on financial matters, including the Company's internal financial controls and procedures. The Audit Committee was formed in February 1997. The current members of the Compensation Committee are Messrs. Benbow, Collatos and Johnston. The Compensation Committee approves compensation arrangements for the Company's executive officers and administers the Company's Stock Option Plan. The Compensation Committee was formed in February 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for the fiscal year ended December 31, 1997 as to the Chief Executive Officer and the three other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 for such year:


                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                                                              --------------
                                                                   ANNUAL COMPENSATION         SECURITIES       ALL OTHER
                                                               -----------------------------   UNDERLYING      COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR            SALARY             BONUS     OPTIONS/SARS(#)        ($)
-------------------------------------           -----           --------         -----------  --------------   ------------


Rodney A. Weary                                  1997          $198,818.00       $ 50,000.00      21,884            --
Chief Executive Officer, Chairman
of the Board of Directors

Robert B. Weaver
Chief Financial Officer(1)                       1997          $ 96,470.00       $ 45,000.00      12,505       $40,000(2)

William J. Gerski                                1997          $ 60,259.00       $ 50,000.00      12,182            --
Vice President, Sales and Marketing

Jo Ellen Linn                                    1997          $ 80,926.00       $ 25,000.00       2,501            --
Secretary and General Counsel

---------

(1) Effective September 11, 1998, Mr. Weaver resigned as Chief Financial Officer of the Company.

(2)         The amount shown represents a relocation allowance.

OPTION GRANTS

            The following table sets forth certain information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1997:





                                                 Individual Grants
                          ---------------------------------------------------------------
                                                                                                          POTENTIAL
                                                                                                     REALIZABLE VALUE AT
                                              Percent of                                               ASSUMED ANNUAL
                                                Total                                                  RATES OF STOCK
                           Number of           Options/                                              PRICE APPRECIATION
                          Securities         SARs Granted                                              FOR OPTION TERM
                          Underlying         to Employees    Exercise of                         ----------------------------
                          Option/SARs          in Fiscal     Base Price       Expiration
            NAME          Granted (#)             Year        ($/Sh)              Date             5%($)              10%($)
------------------        -----------        ------------    -----------      ----------          -------            --------

Rodney A. Weary              21,884             35.0%         $  1.00          10/8/07            $13,763            $34,877
Robert B. Weaver             12,505             20.0          $  1.00          10/8/07            $ 7,864            $19,930
William J. Gerski            12,182             19.5          $  1.00          10/8/07            $ 7,661            $19,415
Jo Ellen Linn                 2,501              4.0          $  1.00          10/8/07            $ 1,573            $ 3,986

EMPLOYMENT AGREEMENTS

            In January 1997, the Company entered into substantially similar non-competition agreements with Rodney A. Weary, Robert B. Weaver and Jo Ellen Linn, the terms of which preclude each of them from competing with the Company during their respective periods of employment and for two years thereafter in any market in North America in which the Company operates or intends to operate.

            In February 1997, the Company and Mr. Weary entered into an agreement pursuant to which Mr. Weary agreed to serve as the President and Chief Executive Officer of the Company through February 2000. Such agreement may be extended according to its terms. Under the agreement, Mr. Weary is paid compensation in an amount not less than $200,000 per year and is eligible to participate in the Stock Option Plan.

            In February 1997, the Company entered into substantially similar employment agreements with Mr. Weaver and Ms. Linn, pursuant to which each of them agreed to serve the Company in their present capacity through February 2000. Such agreements may be extended according to their terms. Under the agreements, Mr. Weaver was paid compensation in an amount not less than $80,000 per year and Ms. Linn is paid compensation in an amount not less than $82,500 per year. Each was also eligible to participate in the Stock Option Plan. On September 11, 1998, Mr. Weaver resigned his position as Chief Financial Officer of the Company.

            In November 1997, the Company entered into substantially similar employment and non-competition agreements with Mr. Gerski and Ms. Allen, pursuant to which each of them agreed to serve the Company in their present capacity through November 2000. Such agreements may be extended according to their terms. Under the agreements, Mr. Gerski is paid compensation in an amount not less than $100,000 per year, and Ms. Allen is paid compensation in an amount not less than $80,000 per year. Each is also eligible to participate in the Stock Option Plan.

            In September 1998, the Company entered into an employment and non-competition agreement with Mr. Hager.

STOCK OPTION PLAN

            In July 1997, the Board of Directors of the Company adopted the Stock Option Plan pursuant to which the Company may, at the direction of the Compensation Committee of the Company's Board of Directors, grant incentive stock options, non-qualified stock options or restricted stock options to officers, directors and employees of the Company. The Stock Option Plan was approved by the stockholders of the Company on July 24, 1997. The Stock Option Plan was assumed by Holdings and approved by its stockholders effective September 9, 1997.

401(k) PLAN

            The Company maintains a 401(k) Savings Plan for its full-time employees which permits employee contributions up to 15% of annual compensation to the plan on a pre-tax basis. In addition, the Company may make contributions on a discretionary basis as a percentage of each participating employee's annual compensation. The Company may also make additional discretionary contributions to the Plan in any plan year up to the annual 401(k) plan contribution limits as defined in the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors of the Company.

                             PRINCIPAL STOCKHOLDERS

            All of the issued and outstanding capital stock of the Company is owned by Holdings. The following table sets forth certain information as of September 25, 1998, regarding the ownership of Holdings' Common Stock, Series A Convertible Participating Preferred Stock, $.01 par value ("Series A Preferred Stock"), and Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Preferred Stock"), by (i) certain stockholders or groups of related stockholders who, individually or as a group, are the beneficial owners of 5% or more of any class of Holdings' capital stock and (ii) the executive officers and directors of the Company. Because only 100 shares of Common Stock are currently outstanding, beneficial ownership percentages of the Common Stock presented below are significantly affected by the securities convertible into or exercisable for Common Stock held by each stockholder. Except as required by law, holders of the Common Stock do not vote as a separate class on matters presented for stockholder approval.

                                                                                                 Shares Beneficially Owned
                                                           ------------------------------------------------------------------------
                                                                    Series A                              SERIES B
                                                                 Preferred Stock                         PREFERRED STOCK
                                                           -------------------------------     ----------------------------------
                                                                               Percent                               Percent
                           NAME(1)                           Shares            of Class           Shares              of Class
-------------------------------------------------          -----------    -----------------    -------------    -----------------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt Partners
    III, L.P.(3).................................            55,532.00          13.3               11,125.24           4.9
  Alta Communications VI, L.P.(3)................            92,365.00          22.1               18,504.38           8.1
  Alta-Comm S By S, LLC(3).......................             2,103.00            *                   421.84            *

  Spectrum Equity Investors L.P.(4)..............            50,000.00          12.0                      --           --
  Spectrum Equity Investors II L.P.(4)...........           100,000.00          23.9                      --           --

  BancBoston Ventures Inc.(5)....................            75,000.00          17.9               12,521.44           5.5

  Norwest Equity Partners VI, LP(6)..............                   --           --                50,083.75          21.9
  Norwest Venture Partners VI, LP(6).............                   --           --                25,041.87          11.0

  HarbourVest Partners V-Direct Fund
    L.P.(7)......................................                   --           --                75,125.62          32.9

  Lion Investments Limited(8)....................                   --           --                 5,010.76           2.2
  Westpool Investment Trust plc(8)...............                   --           --                15,031.27           6.6

  General Electric Capital Corporation(9)........                   --           --                15,000.00           6.6

EXECUTIVE OFFICERS AND  DIRECTORS:
  Rodney A. Weary(10)............................            16,030.00           3.8                      --           --
  John R. Hager..................................                   --           --                       --           --
  William J. Gerski(11)..........................                   --           --                       --           --
  Laquita J. Allen(12)...........................                   --           --                       --           --
  Jo Ellen Linn(13)..............................               430.00            *                       --           --
  Robert F. Benbow(14)...........................           150,000.00          35.9               30,051.46          13.2
  William O. Charman(15).........................            75,000.00          17.9               12,521.44           5.5
  William P. Collatos(16)........................           150,000.00          35.9                      --           --
  William A. Johnston(17)........................                   --           --                75,125.62          32.9
  Robert B. Liepold(18)..........................             1,000.00            *                       --           --
  Erik M. Torgerson(19)..........................                   --           --                50,083.75          21.9
  All Executive Officers and
    Directors as a group (11 persons)............           392,460.00          93.5              167,782.27          73.4

                                                               Shares Beneficially Owned
                                                           ---------------------------------

                                                                        COMMON STOCK
                                                           ---------------------------------
                                                                                 Percent
                           NAME(1)                             Shares(2)         of Class
-------------------------------------------------          ---------------     -------------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt Partners
    III, L.P.(3).................................              2,116.00            96.1
  Alta Communications VI, L.P.(3)................              3,522.00            97.9
  Alta-Comm S By S, LLC(3).......................                 81.00            45.0

  Spectrum Equity Investors L.P.(4)..............                 12.00            12.0
  Spectrum Equity Investors II L.P.(4)...........                 25.00            25.0

  BancBoston Ventures Inc.(5)....................                 19.00            19.0

  Norwest Equity Partners VI, LP(6)..............                    --              --
  Norwest Venture Partners VI, LP(6).............                    --              --

  HarbourVest Partners V-Direct Fund
    L.P.(7)......................................                    --              --

  Lion Investments Limited(8)....................                    --              --
  Westpool Investment Trust plc(8)...............                    --              --

  General Electric Capital Corporation(9)........                    --              --

EXECUTIVE OFFICERS AND  DIRECTORS:
  Rodney A. Weary(10)............................              9,726.22            99.6
  John R. Hager..................................                    --              --
  William J. Gerski(11)..........................              5,414.22            98.2
  Laquita J. Allen(12)...........................                788.00            88.7
  Jo Ellen Linn(13)..............................              1,111.58            93.9
  Robert F. Benbow(14)...........................              5,719.00            98.9
  William O. Charman(15).........................                 19.00            19.0
  William P. Collatos(16)........................                 37.00            37.0
  William A. Johnston(17)........................                    --              --
  Robert B. Liepold(18)..........................              1,670.22            96.4
  Erik M. Torgerson(19)..........................                    --              --
  All Executive Officers and
    Directors as a group (11 persons)............             24,485.24           100.0


----------
*           Less than 1%
(1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table.

(2) Includes shares issuable upon exercise of warrants and options exercisable within 60 days of the date hereof.

(3) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn: Robert Benbow.

(4)         The address is 125 High Street, Suite 2600, Boston, MA 02110, Attn:
            William P. Collatos.

(5) The address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110, Attn: William O. Charman.

(6) The address is c/o Norwest Venture Capital Management, Inc., 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn: Erik M. Torgerson.

(7) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111, Attn: William A. Johnston.

(8) The address is c/o London Merchant Securities, Carlton House, 33 Robert Adam Street, London WIM 5AH, England, Attn: Iain MacPhail.

(9) The address is 120 Long Ridge Road, 3rd Floor, Stamford, Connecticut 06927, Attn: Peter Foley.

(10) 16,030 shares of Series A Preferred Stock and 4 shares of Common Stock are held by the Rodney A. Weary Revocable Trust Dated 10/25/95 and may be deemed to be beneficially owned by Mr. Weary. In addition, through the Stock Option Plan, Mr. Weary beneficially owns 9,726.22 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 21,884 shares available to him.

(11) Through the Stock Option Plan, Mr. Gerski beneficially owns 5,414.22 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 12,182 shares available to him.

(12) Through the Stock Option Plan, Ms. Allen beneficially owns 788.00 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 1,773 shares available to her.

(13)        Ms. Linn beneficially owns 430 shares of Series A Preferred Stock.
            In addition, through the Stock Option Plan, Ms. Linn beneficially owns 1,111.58 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 2,501 shares available to her.

(14) Shares held by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC, which may be deemed to be beneficially owned by Mr. Benbow. In addition, Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC own warrants to purchase 5,682 shares of Common Stock, respectively. Mr. Benbow disclaims beneficial ownership of such shares, except to the extent of his proportionate pecuniary interest, if any.

(15) Shares held by BancBoston Ventures Inc., which may be deemed to be beneficially owned by Mr. Charman.

(16) Shares held by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.

(17) Shares held by HarbourVest Partners V-Direct Fund L.P., which may be deemed to be beneficially owned by Mr. Johnston.

(18) Mr. Liepold beneficially owns 1,000 shares of Series A Preferred Stock. In addition, through the Stock Option Plan, Mr. Liepold beneficially owns 1,670.22 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 3,758 shares available to him.

(19) Shares held by Norwest Equity Partners VI, LP, which may be deemed to be beneficially owned by Mr. Torgerson.

            In connection with a binding letter of intent for a Pending Pro Forma Acquisition, it is contemplated that the Company will issue 51,000 shares of Series C Senior Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"). Such shares of Series C Preferred Stock are expected to vote on a common equivalents basis together with the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock and are expected to be initially convertible into Common Stock on a one-to-one basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENTS

            On February 12, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among the Company, Rodney A. Weary, and the investors named therein, the Company sold an aggregate 199,000 shares of Series A Preferred Stock and 75 shares of Common Stock to such investors. At a subsequent closing on February 28, 1997, the Company issued certain of such investors an additional 207,000 shares of Series A Preferred Stock and 25 shares of Common Stock in the aggregate. Such transactions resulted in proceeds to the Company of approximately $40.6 million in the aggregate. The Company subsequently sold an aggregate 12,000 shares of Series A Preferred Stock to certain investors who had not previously purchased either Series A Preferred Stock or Common Stock. Such transactions resulted in proceeds to the Company of approximately $35.6 million, in addition to conversion of approximately $2.4 million in stock subscriptions and $3.8 million in short term borrowings.

            Pursuant to an Agreement and Plan of Merger dated as of September 9, 1997 by and among the Company, GSS Mergersub Inc., a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"), and Holdings, GSS Mergersub Inc. merged with and into the Company, with the Company being the surviving corporation. Upon the consummation of such merger, each share of Series A Preferred Stock of the Company was converted into a share of Series A Preferred Stock of Holdings, each share of Common Stock of the Company was converted into a share of Common Stock of Holdings, and each share of capital stock of GSS Mergersub Inc. was converted into a share of Common Stock of the Company, thereby causing the Company to be a wholly-owned subsidiary of Holdings. Pursuant to a letter agreement dated as of September 9, 1997 by and between Holdings and the Company, the Company assigned and Holdings assumed all of the rights and obligations of the Company under the Series A Stock Purchase Agreement.

            Pursuant to a Note Purchase Agreement dated as of November 6, 1997 by and among the Company and certain outside investors, the Company issued and sold to such investors an aggregate $10.0 million principal amount of convertible promissory notes of the Company ("Series B Convertible Notes"). Each Series B Convertible Note (together with accrued interest thereon, if any) was automatically convertible into a specified number of shares of Series B Preferred Stock upon the consummation of a qualified Series B Preferred Stock financing. On November 24, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among Holdings, the Company, Rodney A. Weary and the investors named therein, the Company issued an aggregate 228,442 shares of Series B Preferred Stock at a purchase price of $200 per share to certain of such investors upon conversion of the Series B Convertible Notes. Such Stock Purchase Agreement provides that certain actions by the Company, including the incurrence of indebtedness in excess of $1.0 million and the granting of liens securing indebtedness in excess of $1.0 million, require the approval of a supermajority of the members of the Company's Board of Directors.

            Subject to certain exceptions, Holdings and its subsidiaries (including the Company) are prohibited under the terms of each of the Stock Purchase Agreements from paying any dividends or making any distributions of cash, property or securities of Holdings or any subsidiary with respect to any shares of its capital stock, or directly or indirectly redeeming, purchasing or otherwise acquiring for consideration any shares of its capital stock. Such prohibitions could have the effect of limiting the cash available for the Company to service its indebtedness.

STOCKHOLDERS' AGREEMENT

            Holdings and its stockholders have entered into a stockholders' agreement dated as of November 24, 1997 (the "Stockholders' Agreement"). Under the Stockholders' Agreement, Holdings and certain of its stockholders were granted a right of first offer and a co-sale option with respect to shares of Holdings' capital stock offered in transactions not otherwise expressly permitted under the Stockholders' Agreement. In addition, certain of the holders of Series A and Series B Preferred Stock were granted the right, upon the affirmative vote of 58% of the outstanding shares of each such class, to cause the other holders to (i) dispose of all their shares of capital stock of Holdings in connection with a sale of all outstanding shares of Holdings capital stock or (ii) vote for the merger or consolidation of Holdings with an unaffiliated acquiring entity or the sale of all or substantially all the assets of Holdings. Such rights shall terminate immediately upon an initial public offering of Holdings' Common Stock meeting certain criteria or a sale of Holdings. The election of directors is also established by the Stockholders' Agreement. Under the Stockholders' Agreement, Holdings has agreed, subject to certain conditions, to effect up to four demand registrations of the Common Stock held by its stockholders for a sale to the public under applicable federal and state securities laws. In addition, the stockholders have certain "piggy-back" registration rights and rights to registration on Form S-3, subject to certain conditions. In consideration for such registration rights, under the Stockholders' Agreement the stockholders have agreed not to sell or otherwise dispose of shares of the Company's Common Stock for 180 days following any initial public offering by Holdings upon the request of Holdings or the underwriter for such offering. The obligations of the Company to register shares of its Common Stock under the Stockholders' Agreement will terminate as to any party thereto (other than Holdings) seven years after an initial public offering of the Company's securities, or, as to any party holding less than 2% of Holdings' outstanding Common Stock, at such time after the first anniversary of an initial public offering when all such shares can be legally transferred in a three-month period under Rule 144 under the Securities Act (as reasonably determined by Holdings).

FORMER CABLE-VIDEO MANAGEMENT, INC. ARRANGEMENT

            On July 1, 1996, the Company entered into a management agreement with Cable-Video Management, Inc. ("CVM"), which is owned by Rodney A. Weary, the Company's Chief Executive Officer, to administer the Company's first Acquisition. The management agreement was terminated effective September 30, 1996. During the term of the agreement, total management fees of $280,000 were paid to CVM, and the Company reimbursed CVM for salaries and other miscellaneous expenses totaling approximately $343,000. Upon termination of the management agreement, the Company purchased the assets of CVM for $44,000.

CONSULTING ARRANGEMENT WITH ROBERT B. LIEPOLD

            The Company has an oral consulting agreement with Robert B. Liepold, a vice president and director of the Company, to provide expertise on an "as needed" basis at the rate of $200 per hour in fiscal 1997 and at the rate of $7,000 per month in 1998. In 1997, the Company paid an aggregate $77,000 to Mr. Liepold in connection with such services. As of August 31, 1998, the Company had paid an aggregate $56,000 to Mr. Liepold in 1998.

PAYMENTS TO AFFILIATES OF RODNEY A. WEARY


            The Company utilizes the air transportation services of a company owned by Rodney A. Weary, the Company's Chief Executive Officer. The Company paid $109,000 in 1997 and $31,000 in 1996 in connection with such services. In October 1997, the Company entered into an agreement to lease an aircraft from Mr. Weary. The lease is cancelable with six months' notice and requires monthly payments equal to the greater of $15,000 or a fixed hourly operating charge based on prevailing market rates.

            In 1997, Mr. Weary loaned $150,000 to the Company at an interest rate of 10% per annum. In 1996, Mr. Weary made a short-term loan in the principal amount of $381,000 to the Company at an annual interest rate of 10%. All such amounts were repaid by the Company prior to December 31, 1997.

            Also in 1997, the Company paid $66,000 to a company affiliated with Mr. Weary, which payment was reimbursement relating to consulting services rendered to the Company.

            In 1997, F.G. Weary, the father of Rodney A. Weary, loaned $215,000 to the Company at an interest rate of 10% per annum. Such loan, together with accrued interest, was repaid by the Company prior to December 31, 1997.

                        DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

            The Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent (the "Credit Facility"), provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. Amounts available under the term loan facility are subject to increase, and amounts available under the revolving credit facility are subject to decrease, by up to $15.0 million pending syndication of the Credit Facility by the agent banks. All the proceeds of borrowings pursuant to the term loan facility ("Term Loans") and up to $100.0 million of the proceeds of borrowings pursuant to the revolving credit facility ("Revolving Loans") will be used to repay existing indebtedness and for working capital purposes. The remaining proceeds of Revolving Loans may be used to effect acquisitions of Rural DIRECTV Markets and for general corporate, capital expenditure and working capital purposes.
 Capitalized terms used in this section but not defined herein have the meaning ascribed to such terms as the Credit Facility.

            The term loan facility is to be repaid in 16 consecutive quarterly installments commencing June 30, 2001 with the remaining balance due March 31, 2005. Each of the quarterly payments due from June 30, 2001 through March 31, 2003 shall be in the amount of $87,500; each of the quarterly installments due from June 30, 2003 through March 31, 2004 shall be in the amount of $175,000; the quarterly installment due on June 30, 2004 shall be in the amount of $2,100,000; and each of the quarterly installments due from September 30, 2004 through March 31, 2005 shall be in the amount of $10,500,000. Borrowing under the revolving credit facility will be available to the Company until June 30, 2004; however, the revolving loan commitment will be reduced quarterly commencing June 30, 2000 by $4,312,500 at the end of each quarter from June 30, 2000 through March 31, 2001, by $5,750,000 at the end of each quarter from June 30, 2001 through March 31, 2002, by $7,187,500 at the end of each quarter from June 30, 2002 through March 31, 2003, by $8,625,000 at the end of each quarter from June 30, 2003 through March 31, 2004, and by $11,500,000 on June 30, 2004.
The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, which include not exceeding a certain "borrowing base" based on the number of paying subscribers within the Rural DIRECTV Markets served by the Company and in Rural DIRECTV Markets to be acquired by the Company. In addition, the Credit Facility provides that the Company will be required to make mandatory repayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of capital stock or material assets, and with a percentage of any excess operating cash flow with respect to any fiscal year equal to 75% or 50% in the event that there exists no default or event of default (as such terms are used in the Credit Facility) and the ratio of Consolidated Indebtedness to Annualized Consolidated EBITDA (the "Debt: Earnings Ratio") for the preceding four fiscal quarters is equal to or less than 4:1.

            Borrowings by the Company under the Credit Facility are unconditionally and irrevocably guaranteed by Holdings and each of the Company's direct and indirect subsidiaries (excluding South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC), and such borrowings are secured by (i) an equal and ratable pledge by Holdings of all of the capital stock of the Company,
(ii) an equal and ratable pledge of all of the capital stock of the Company's subsidiaries, (iii) a first priority security interest in all of their assets, and (iv) a collateral assignment of the Company's NRTC Agreements.

            The Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum equal to either (i) the Base Rate plus the Applicable Margin or (ii) the Quoted Rate plus the Applicable Margin. When applying the Base Rate with respect to Revolving Loans, the Applicable Margin will be 2.25% per annum, less the then applicable Leverage Reduction Discount. When applying the Quoted Rate with respect to Revolving Loans, the Applicable Margin will be 3.50% per annum, less the then applicable Leverage Reduction Discount. When applying the Base Rate with respect to Term Loans, the Applicable Margin will be 2.50% per annum, less the then applicable Leverage Reduction Discount. When applying the Quoted Rate with respect to Term Loans, the Applicable Margin will be 3.75% per annum, less the then applicable Leverage

Reduction Discount. As used herein, the "Base Rate" means the higher of (i) 0.50% in excess of the Federal Funds rate and (ii) the prime lending rate. As used herein, the "Quoted Rate" means (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the interest period applicable to such loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two business days prior to the commencement of such interest period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under such Regulation D). As used herein, the "Leverage Reduction Discount" has the following meanings: (i) on the Restatement Effective Date (as defined in the Credit Agreement) and during any period during which clause (ii) or (iii) below, as the case may be, does not apply, the Leverage Reduction Discount is 0%; (ii) in the case of Revolving Loans, from and after the Start Date to and including the End Date (each as defined in the Credit Agreement) and subject to (iv) below, the following percentage, to the extent but only to the extent that as of the last day of the most recent fiscal quarter, when (w) the Debt:Earnings Ratio is less than 7:1 but greater than or equal to 6:1, the Leverage Reduction Discount is 0.25%; (x) the Debt:Earnings Ratio is less than 6:1 but greater than or equal to 5:1, the Leverage Reduction Discount is 0.75%;
(y) the Debt:Earnings Ratio is less than 5:1 but greater than or equal to 4:1, the Leverage Reduction Discount is 1.00%; and (z) the Debt:Earnings Ratio is less than 4:1, the Leverage Reduction Discount is 1.50%; (iii) in the case of Term Loans, the Leverage Reduction Discount is 0.75% when the Debt:Earnings Ratio at the end each of the two most recent fiscal quarters has been less than or equal to 6:1; and (iv) notwithstanding clauses (ii) and (iii) above, any time there exists a Default or Event of Default or the Consolidated EBITDA for the most recent fiscal quarter was less than or equal to zero, the Leverage Reduction Discount shall be 0%.

            The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses.

            The Company will pay a commitment fee on the unused amounts under the revolving loan commitments calculated at 0.5% per annum, payable quarterly in arrears.

            Pursuant to a recent amendment to the NRTC Agreements, the Company and all other NRTC members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Agreements. The initial amount of the letter of credit issued at the request of the Company pursuant to the Credit Facility is equal to three times the Company's single largest monthly invoice from the NRTC, and must be increased as the Company makes additional acquisitions of Rural DIRECTV Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 67%.

SELLER NOTES

            In connection with the acquisition of the Company's Rural DIRECTV Market in Clark County, Nevada, the Company issued a promissory note (the "TEG-DBS Note") in favor of TEG-DBS Services, Inc. Pursuant to the TEG-DBS Note, the Company is obligated to pay to TEG-DBS the principal sum of $2,500,000, which amount is due and payable on June 12, 1999, together with interest accrued on the unpaid principal amount at the rate of 10% per annum, which interest is payable in quarterly installments. The obligations of the Company pursuant to the TEG-DBS Note are secured by assets of TEG-DBS acquired by the Company, as described in the Security Agreement, dated June 12,

1997 between the Company and TEG-DBS. As of March 31, 1998, the entire principal amount of the TEG-DBS Note was outstanding. A failure by the Company to make a payment under the TEG-DBS Note would entitle TEG-DBS, at its sole option to (i) a late payment penalty equal to 2% of the payment amount or (ii) to accelerate the payment by the Company of all amounts due pursuant to the TEG-DBS Note.

            In connection with the acquisition of the Company's Rural DIRECTV Market in Missoula, Montana, the Company issued a note payable in favor of Western Montana Entertainment Television, Inc. in the principal amount of $3.75 million, dated December 22, 1997 (the "Western Montana Note"). The Western Montana Note bears interest at an annual rate of 7%. Four annual installments of principal and interest of $1,121,868 are payable commencing January 5, 1999. The Western Montana Note is secured by a letter of credit.

            In connection with the acquisition of the Company's Rural DIRECTV Market in Enfield, North Carolina, the Company issued a note payable in favor of Halifax Electric Membership Corporation in the principal amount of $5.0 million, dated May 8, 1998 (the "Halifax Note"). The Halifax Note bears interest at an annual rate of 7%. Interest is payable in quarterly installments. Principal is payable in equal annual installments of $1.0 million on January 1 of each year, commencing January 1, 1999. The Halifax Note is secured by a letter of credit.

            In connection with the acquisition of the Company's Rural DIRECTV Market in Summerdale, Alabama, the Company issued a note payable in favor of Baldwin County Electric Membership Corporation in the principal amount of $5.16 million, dated June 29, 1998 (the "Alabama Note"). The Alabama Note bears interest at an annual rate of 8%. Principal and accrued interest is payable, in full, on January 15, 1999. The Alabama Note is secured by a letter of credit.

            The TEG-DBS Note, the Western Montana Note, the Halifax Note and the Alabama Note are collectively referred to herein as the "Seller Notes."

                          DESCRIPTION OF THE NEW NOTES

         The New Notes will be issued under the Indenture, a copy of which will be made available to holders of Old Notes upon request. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and prospective holders of New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. As used in this section, the "Company" refers to Golden Sky Systems, Inc. only. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

         The New Notes will be general senior subordinated obligations of the Company secured to the limited extent described under "-- Escrow Account." The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount and integral multiples thereof. Principal of, premium, if any, and interest on the New Notes are payable, and the New Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). No service charge will be made for any registration of transfer, exchange or redemption of the New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

         The New Notes are limited to $195,000,000 aggregate principal amount and will mature on August 1, 2006. Interest on the New Notes will accrue at a rate of 12 3/8% per annum and will be payable in cash semi-annually in arrears on each February 1 and August 1 (each, an "Interest Payment Date"), commencing February 1, 1999, to registered holders of New Notes on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date. Interest on the New Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from July 31, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the Company defaults on any payment in respect of the New Notes (whether upon redemption or otherwise), interest on overdue principal and premium and, to the extent permitted by law, on overdue installments of interest will accrue on the amount in default at the rate of interest borne by the New Notes.

REDEMPTION

         Optional Redemption. The New Notes will be redeemable, at the option of the Company, in whole or in part, on or after August 1, 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:


               YEAR                          Percentage

         2003                                    112%
         2004                                    110%
         2005 and thereafter                     108%

         Optional Redemption upon Public Equity Offerings. On or prior to August 1, 2001, the Company may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the New Notes, at a redemption price in cash equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a Public Equity Offering of the Company or Holdings yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings (provided that, in the case of any such Public Equity Offering or Public Equity Offerings by Holdings, all the net proceeds thereof are contributed to the Company); provided, further, that not less than 65% of the originally issued aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of any sale resulting in the requisite gross proceeds.

         Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the New Notes. However, (i) following the occurrence of a Change of Control, the Company will be required to make an offer to purchase all outstanding New Notes at a price equal to 101% of the principal amount thereof (determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding New Notes at a price equal to 100% of the principal amount thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. See "-- Change of Control" and "-- Certain Covenants --Disposition of Proceeds of Asset Sales."

         Selection; Effect of Redemption Notice. In the case of a partial redemption, selection of the New Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and just; provided that any redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to DTC procedures). No New Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of New Notes to be redeemed at its registered address. If any New Note is to be redeemed in part only, the notice of redemption that relates to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original New Note. Upon giving of a redemption notice, interest on New Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and such New Notes will cease to be outstanding.

ESCROW ACCOUNT

         The New Notes will be collateralized, pending disbursement pursuant to the Escrow Agreement, by a pledge of the Escrow Account (funds and investments held from time to time in the Escrow Account are referred to as the "Escrow Collateral"). The Escrow Account represents funds that, together with the proceeds from the investment thereof, will be sufficient to pay interest on the outstanding Notes for the first four scheduled interest payments (but not any Additional Interest that may arise under the Registration Rights Agreement).

         The Escrow Agreement provides for the grant by the Company to the Trustee, for the benefit of the holders, of security interests in the Escrow Collateral. All such security interests will collateralize the payment and performance when due of the Company's secured obligations under the Indenture and the Notes, as provided in the Escrow Agreement. The Liens created by the Escrow Agreement are intended to be first priority security interests in the Escrow Collateral. The ability of holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

         Pursuant to the Escrow Agreement, funds may be disbursed from the Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the lesser of (i) the excess of the amount sufficient to pay interest through and including August 1, 2000 on the Notes not so retired and (ii) the interest payments that have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on August 1, 2000 shall be paid to the Company if no Default then exists under the Indenture).

         The Escrow Agreement provides that Escrow Collateral contained in the Escrow Account be held by the Escrow Agent, as directed by the Company, in the form of cash and certain other permitted investments in which it will maintain a perfected security interest. Funds contained in the Escrow Account have been invested in Government Securities, and interest earned on Government Securities will be placed in the Escrow Account. Upon the acceleration of the maturity of the Notes, the Escrow Agreement provides for the foreclosure by the Trustee upon the net proceeds


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
of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to the secured obligations under the Notes and the Indenture. Under the Escrow Agreement, assuming that the Company makes the first four scheduled interest payments on the Notes in a timely manner with funds or Government Securities held in the Escrow Account, all of the Government Securities will be released from the Escrow Account.

CHANGE OF CONTROL

         The Indenture provides that, following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will be obligated, within 30 days after the Change of Control Date, to make an offer to purchase (a "Change of Control Offer") on a business day not later than the 60th day following the Change of Control Date (the "Change of Control Payment Date") all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Company will be required to purchase all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

         The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described herein. The Company's failure to comply with the two immediately preceding sentences shall constitute an Event of Default described in clause
(iv) and not in clause (ii) under "-- Events of Default."

         In order to effect such Change of Control Offer, the Company will, not later than the 30th day after the Change of Control Date, be obligated to mail to each holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer will be required to be kept open for a period of at least 20 business days.

         If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of Notes seeking to accept the Change of Control Offer. If the Company fails to purchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "-- Events of Default" below.

         The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer, and any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default under the Indenture.

SUBORDINATION

         The payment of all Obligations on the New Notes will be subordinated in right of payment, as described below, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to Senior Indebtedness. To the extent holders of Notes realize upon Escrow Collateral prior to the Release Date following an exercise of remedies under the Indenture, the following subordination provisions will not apply.

         The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Obligations with respect to Senior Indebtedness must be paid in cash or cash equivalents in full before any payment or distribution

(excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "--Defeasance or Covenant Defeasance of Indenture") is made on account of the Obligations with respect to the Notes or for the acquisition, redemption or other purchase of any Obligations with respect to the Notes for cash, property or otherwise.

         During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period and after receipt by the Trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") shall be made on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

         During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, neither the Company nor any other Person on its behalf shall make any payment or distribution of any kind or character (excluding any payment or distribution of Permitted Junior Securities, payments from the Escrow Account and any payment from the trust described under "-- Defeasance or Covenant Defeasance of Indenture") may be made by the Company on account of the Obligations with respect to, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

         The Payment Blockage Period will commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and will end on the earliest to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 360 consecutive days. No Non-payment Event of Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period based upon any new events that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or any holder of any Note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered to the holders (or their representative) of Designated Senior Indebtedness.

         If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

         By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds that would be otherwise payable to the holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

         As of June 30, 1998, on a Pro Forma basis, the Company would have had outstanding $35.0 million of Senior Indebtedness and $95.1 million of availability under the Credit Facility. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness that is senior to the Notes, but prohibits the incurrence of any Indebtedness contractually subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the Notes. See "Risk Factors -- Subordination of the Notes; Asset Encumbrances."

CERTAIN COVENANTS

         Set forth below are certain covenants that are contained in the Indenture.

         Limitation on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided that the Company will be permitted to Incur Indebtedness, and any Restricted Subsidiary will be able to Incur Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to such Incurrence (including the application of the net proceeds therefrom), the Debt to Operating Cash Flow Ratio of the Company would be less than or equal to 6.5 to 1.0.

         Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in the covenant "Limitation on Additional Indebtedness"; and

                  (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication, (a) the difference between (x) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment and (y) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment, plus (b) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company) of its Qualified Equity Interests after the Issue Date, plus (c) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (iv) of the following paragraph) made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus (f) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries" below and minus (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (d) of the definition of Permitted Indebtedness at the time of such Restricted Payment. For purposes of the preceding clauses (b) and (c) and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Company upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash received by the Company upon the conversion, exchange or exercise thereof.

         The provisions of this covenant shall not prohibit: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Equity Interests); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Subsidiary of the Company) of, (A) Equity Interests (other than Disqualified Equity Interests) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause (iii) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; (iv) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time; (v) the making of any Investment in or payment of any dividend or distribution to Holdings for bona fide costs and operating expenses of Holdings directly related to the operations of the Company and its Subsidiaries; and (vi) the payment of any dividend or distribution to Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Holdings held by employees or former employees of Holdings, the Company or any Subsidiary of Holdings or the Company (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Company, Holdings or any such Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

         In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

         In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iv) and (vi) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii) and (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

         Limitation on Other Senior Subordinated Debt. The Indenture provides that the Company will not, directly or indirectly, Incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any other Indebtedness of the Company and (ii) senior in right of payment to the Notes.

         Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom to



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
secure any Indebtedness unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Indebtedness with a Lien on the same properties and assets securing Indebtedness for as long as such Indebtedness is secured by such Lien except for (i) Liens on property or assets of the Company (other than the Escrow Account) securing any Senior Indebtedness or on property or assets of Restricted Subsidiaries securing guarantees of Senior Indebtedness or on any property or assets of the Company or any Restricted Subsidiary securing any unsubordinated Indebtedness of any Restricted Subsidiary, (ii) Permitted Liens on property or assets (other than the Escrow Account) or (iii) Liens on the Escrow Account to secure the Notes.

         Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facility or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Credit Facility or such other agreement on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices (including, without limitation, non-assignment provisions in agreements between the Company or any Restricted Subsidiary and the NRTC with respect to DBS services); (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "--Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; or (vii) refinancing Indebtedness permitted under clause (h) of the definition of Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

         Disposition of Proceeds of Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Permitted Business and/or (C) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (C), such Person becomes a Wholly Owned Restricted Subsidiary; provided, however, that, in the case of sales pursuant to clauses (B) and (C) not involving solely an exchange of a Permitted Business and cash (if any), if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Company shall be required to obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted


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
Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries. Notwithstanding the foregoing, during the term of the Notes, the Company and the Restricted Subsidiaries may engage in Asset Sales involving $10.0 million or more without complying with clause (b) of the first sentence of this paragraph.

         Notwithstanding the foregoing, the Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, (ii) apply such Net Cash Proceeds to repay Specified Indebtedness and, by written notice to the Trustee and the holders (the "Permitted Debt Reduction"), elect to permanently reduce the amount of Specified Indebtedness that may be incurred as Permitted Indebtedness under the covenant "Limitation on Additional Indebtedness" by an amount equal to the amount of such Net Cash Proceeds; or (iii) apply such Net Proceeds to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof or (iv) any combination of the foregoing.

         To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause
(i), (ii) or (iii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an offer to purchase ("Offer to Purchase") all outstanding Notes up to a maximum principal amount of Notes equal to the Note Pro Rata Share, at a purchase price in cash equal to 100% of the principal amount of Notes, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

         In the event that the terms of any Other Pari Passu Indebtedness requires that an offer to purchase be made to repurchase such Indebtedness upon the consummation of any Asset Sale (the "Other Indebtedness"), the Company may use the Unutilized Net Cash Proceeds otherwise required to be used to make an Offer to Purchase to make an offer to purchase or to retire such Other Pari Passu Indebtedness and to make an Offer to Purchase so long as the amount of such Unutilized Net Cash Proceeds available to be applied to purchase the Notes is not less than the Note Pro Rata Share. With respect to any Unutilized Net Cash Proceeds, the Company shall make the Offer to Purchase in respect thereof at the same time as the analogous offer to purchase is made under any Other Indebtedness and the Purchase Date in respect thereof shall be the same under the Indenture as the Purchase Date in respect thereof pursuant to any Other Indebtedness.

         With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount of the Notes tendered pursuant to such Offer to Purchase exceeds the Note Pro Rata Share to be applied to the purchase thereof, such Notes shall be purchased pro rata based on the principal amount of such Notes tendered by each holder.

         In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

         Each holder of Notes shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount and subject to any proration among tendering holders as described above.

         Limitation on Issuances and Sales of Preferred Equity Interests by Restricted Subsidiaries. The Indenture provides that the Company (i) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Company or a Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

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
         Limitations on Conduct of Business of the Company. The Company will not, and will not permit any of the Restricted Subsidiaries to, be primarily engaged in any business, except for a Permitted Business.

         Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions that are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, such approval to be evidenced by a board resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

         Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above; (v) loans, advances and reimbursements to officers, directors and employees of the Company and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; (vi) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; and (vii) the sale of products or property by any Person to the Company or a Restricted Subsidiary, or by the Company or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice and (viii) the issuance and sale by the Company of Qualified Equity Interests.

         Limitation on Guarantees by and Certain Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to (x) any Indebtedness of the Company or (y) any Indebtedness of any such Restricted Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of such Restricted Subsidiary, except for Indebtedness incurred under clause (f), (g) or (j) of the definition of "Permitted Indebtedness," unless, in either such case, (a) such Restricted Subsidiary executes and delivers, or has executed and delivered, a supplemental indenture to the Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary in the form required by the Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions not less favorable to the holders of the Notes than those contained in the indenture or similar document governing such subordinated Indebtedness. Any Restricted Subsidiary that has provided a Guarantee is herein referred to as a "Guarantor." The Company may elect to cause any Restricted Subsidiary to become a Guarantor. Any Guarantee shall contain subordination provisions and definitions that are substantively the same as those applicable to the Notes.

         Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any such Restricted Subsidiary, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph or otherwise; or
(ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company, of all of the Company's Equity Interests in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Equity Interests or assets is otherwise in compliance with the terms of the Indenture and (b) such


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
assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

         Reports. The Indenture provides that, whether or not the Company has a class of securities registered under the Exchange Act, the Company shall furnish without cost to each holder of Notes and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement, file with the SEC (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

         Designation of Unrestricted Subsidiaries. (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso in "--Limitation on Additional Indebtedness" above; and

                  (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of or subclause (iv) of the second paragraph "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

         Notwithstanding the above, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary if such Subsidiary distributes, directly or indirectly, DIRECTV Services pursuant to an agreement with the NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any such agreement.

         Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on Restricted Payments" above and "--Disposition of Proceeds of Asset Sales" above.

         (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                  (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

         All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

         The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture, the Escrow Agreement and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default shall have occurred and be continuing; (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness under the proviso in "-- Limitation on Additional Indebtedness" above; and (iv) the Company has delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such transaction.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which the Company is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Company under the Notes, the Indenture, the Escrow Agreement and the Registration Rights Agreement pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged from its Obligations under the Indenture, the Escrow Agreement, the Registration Rights Agreement and the Notes.

         The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

         The following are "Events of Default" under the Indenture:

                  (i) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more (provided such 30 day grace period shall be inapplicable for the first four interest payments due on the Notes); or

                  (ii) default in the payment of the principal of or premium, if any, on the Notes when due (including the failure to make a payment to purchase Notes pursuant to a Change of Control Offer); or

                  (iii) default in the performance, or breach, of any covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" or "-- Consolidation, Merger, Sale of Assets, Etc."; or

                  (iv) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii) above) or the Escrow Agreement, and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); or

                  (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Company or a Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or
         (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded or amended prior to any declaration of acceleration of the Notes); or

                  (vi) the Company shall assert or acknowledge in writing that the Escrow Agreement is invalid or unenforceable or any Guarantor shall assert or acknowledge in writing the invalidity of its Guarantee.

                  (vii) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Company or any of the Company's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired; or

                  (viii) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Company, any Guarantor or any of the Company's Significant Restricted Subsidiaries shall have occurred.

         If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary, but subject to the provisions limiting payment described above under "-- Subordination," will become immediately due and payable; provided, however, that if there are any amounts or commitments outstanding under the Credit Facility if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (viii) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of written notice of such acceleration of the Notes to the agent under the Credit Facility, but only if such Event of Default is then continuing and (viii) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility. If an Event of Default specified in clause (viii) of the preceding paragraph with respect to the Company occurs under the Indenture, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

         Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

         Any such declaration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Amendment and Waivers" below.

         The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the holders of the Notes notice of all uncured Defaults or Events



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
of Default known to it; provided, however, that, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "Consolidation, Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

         No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the holders of at least 25% of the aggregate principal amount of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall have not received from the holders of a majority in aggregate principal amount of outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

         The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE

         The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, and premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, the Company must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

         From time to time, the Company, when authorized by resolutions of the Company's board of directors, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee by supplemental indenture with the consent of the holders of not less than a


                                       85
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majority of the aggregate principal amount of the outstanding Notes; provided that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,
(ii) change the currency in which any Notes or amounts owing thereon are payable, (iii) reduce the percentage of the aggregate principal amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes, (vi) reduce the rate or extend the time for payment of interest on the Notes, (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof, (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes, (ix) release any Guarantee except in compliance with the terms of the Indenture or (x) release any Liens created by the Escrow Agreement except in accordance with the terms of the Escrow Agreement.

REGARDING THE TRUSTEE AND ESCROW AGENT

         State Street Bank and Trust Company of Missouri, N.A. serves as Trustee under the Indenture and Escrow Agent under the Escrow Agreement.

GOVERNING LAW

         The Indenture and the Escrow Agreement provides that the Indenture and the Notes and the Escrow Agreement, respectively, are governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain defined terms used in the Indenture or the Escrow Agreement. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

         "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

         "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

         "Additional Interest" has the meaning provided in the Registration Rights Agreement.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of the Company's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of the Company's Subsidiaries.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). The term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Certain Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; and
(c) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments" above.

         "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition; (ii) time deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above and entered into with any bank meeting the qualifications specified in clause (ii) above; and (v) money market funds that invest substantially all of their assets in securities described in the preceding clauses (i) through (iv).

         "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person,


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
or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Equity Interests of the Company are converted into or exchanged for (1) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office; or (d) the approval by stockholders of the Company of any liquidation or dissolution of the Company.

         "Change of Control Date" has the meaning set forth under "-- Change of Control" above.

         "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount; (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts); (c) the interest portion of any deferred payment obligation; (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (e) all capitalized interest and all accrued interest; (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any period, the net income of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (b) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (c) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Company or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (e) of this definition); (d) net income (or loss) of any other Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders.

         "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of (a) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; (c) all dividends on Preferred Equity Interests to the extent taken into account for computing Consolidated Net Income for that period; and (d) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (d) above) for such period.

         "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, the Company, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Company as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

         "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

         "DBS" means direct broadcast satellite.

         "Debt to Operating Cash Flow Ratio" means the ratio of (a) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") minus the amount of funds on deposit in the Escrow Account as of the Determination Date to (b) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (III) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (e) of the definition of Consolidated Net Income.

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
         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Designated Senior Indebtedness" means (a) any Indebtedness of the Company outstanding under the Credit Facility (including guarantees) and (b) any other Senior Indebtedness that, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $50.0 million, if (in the case of Senior Indebtedness described in this clause (b)) the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture, a Board Resolution setting forth such designation by the Company has been filed with the Trustee and such designation is not prohibited by the Credit Facility.

         "Designation" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "Designation Amount" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

         "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Company's Board of Directors other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

         "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

         "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

         "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

         "Escrow Account" shall mean the account established in the name of the Escrow Agent and funded by the Company on the Closing Date pursuant to the Indenture.

         "Escrow Agent" means the Trustee (or any duly appointed successor thereto).

         "Escrow Agreement" means the Escrow Agreement dated as of July 31, 1998 between the Company and the Trustee, as trustee and as escrow agent.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

         "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

         "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

         "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. and all other activities relating thereto or arising therefrom.

         "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Company.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

         "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that



                                       91
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such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) that provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

         "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

         "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

         "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Company of Qualified Equity Interests of the Company in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

         "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

         "Issue Date" means the original issue date of the Notes.

         "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

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         "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing substantially in investments of the types described in clauses (a) through (d) above.

         "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

         "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

         "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to immediately accelerate the maturity of any Designated Senior Indebtedness.

         "Note Pro Rata Share" means the amount of the applicable Unutilized Net Cash Proceeds obtained by multiplying the amount of such Unutilized Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount of Notes outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Unutilized Net Cash Proceeds to repay or make an Offer to Purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate accreted value and/or principal amount, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount of all Notes outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Unutilized Net Cash Proceeds to offer to repay or make an Offer to Purchase or repay.

         "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

         "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness, including the Notes.

         "Offer" has the meaning set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales."

         "Other Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness nor Subordinated Indebtedness.

         "Payment Default" means any default, after any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

         "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

         "Permitted Business" means those businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

         "Permitted Holders" any of (i) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners, LLC and (ii) their respective Affiliates.

         "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

                  (a) Indebtedness under the Notes and the Indenture and other Indebtedness of the Company, and any guarantee thereof by a Guarantor, so long as the aggregate principal amount of such Indebtedness and of the Notes does not exceed $195.0 million;

                  (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Issue Date;

                  (c) (1) Indebtedness under the Credit Facility of the Company, and, without duplication, any guarantee thereof by a Guarantor, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by (x) any permanent reduction of commitments thereunder and (y) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter); and (2) Indebtedness of the Company, and, without duplication, any guarantee thereof by a Guarantor, incurred to fund Asset Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under the Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, which amount shall be reduced by any permanent reduction of commitments thereunder;

                  (d) Indebtedness of the Company such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (d) and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity;

                  (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary that is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes (or pledged to secure any Senior Indebtedness); provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (e) to a Person (other than the Company or any Restricted Subsidiary) or
         (ii) the designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

                  (f) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary relating to Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be incurred under this covenant) and guarantees by the Company or any Restricted Subsidiary of such Interest Rate Protection Obligations; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                  (g) indemnification obligations of the Company or any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Company and the Restricted Subsidiaries for such disposition;

                  (h) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating

         Cash Flow Ratio of the covenant "Limitation on Additional Indebtedness" or clause (a), (b), (c)(2), (i) or (k) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of an reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith,
         (ii) Indebtedness representing a refinancing of Indebtedness (other than Senior Indebtedness and Guarantor Senior Indebtedness) shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced,
         (iii) Indebtedness that is pari passu with the Notes or a Guarantee may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes (and supported by a guarantee that is pari passu or subordinate in right of payment with such Guarantee), and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (i) or (k) of this definition, such refinancing pursuant to this clause (h) shall also be deemed to be Incurred pursuant to clause (i) or (k), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses) and (v) Indebtedness of the Company Incurred under clause (b) of this definition may only be refinanced with Indebtedness of the Company;

                  (i) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subparagraph (i) in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause (c) of this definition;

                  (j) Indebtedness in the form of Liens permitted under clause
         (b) of the definition of Permitted Liens; and

                  (k) in addition to the items referred to in subparagraphs (a) through (j) above, Indebtedness of the Company or any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (k)) having an aggregate principal amount for the Company and the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

         Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

         "Permitted Investments" means (a) Cash Equivalents; (b) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary; (c) Investments in the Company by any Restricted Subsidiary; (d) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (e) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (f) Interest Rate Protection Obligations; (g) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales"); (h) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (i) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (j) Investments in Marketable Securities by the Escrow Agent and held in the Escrow Account; and (k) Permitted Acquisition Deposits.

         "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or
(ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture, (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued) and (d) the principal amount thereof shall not exceed the principal amount and accrued and unpaid interest of the Notes in respect of which such securities are issued.

         "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary so long as held by the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(h) Liens resulting front the deposit of cash or notes in connection with contracts, Permitted Acquisition Deposits, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements and agreements with the NRTC entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repairs, additions or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "--Certain Covenants -- Limitation on Additional Indebtedness" above, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business; (1) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and (m) any calls or rights of first refusal with respect to any partnership interests; and (n) Liens on the proceeds of Indebtedness that are pledged (or any Investment made therewith are pledged) to secure payments in respect of such Indebtedness.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

         "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

         "Public Equity Offering" means an underwritten public offering of Equity Interests (other than Disqualified Equity Interests) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

         "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

         "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

         "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Company) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

         "SEC" means the Securities and Exchange Commission.

         "Seller Notes" means any promissory notes issued by the Company to any Person selling any assets or properties to the Company or any Restricted Subsidiary in an Asset Acquisition, including those outstanding on the Issue Date.

         "Senior Indebtedness" means, at any date, (a) all Obligations of the Company under the Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under standby letters of credit; and (d) all other Obligations relating to Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) Indebtedness represented by the Seller Notes; (h) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (i) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

         "Significant Restricted Subsidiary" means, at any date of determination, (a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (v), (vii) or (viii) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

         "Specified Indebtedness" means (i) any Senior Indebtedness, (ii) any Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Guarantor) that is not subordinated to any other Indebtedness of such Restricted Subsidiary; provided that, to the extent such Indebtedness has been guaranteed, it must have been guaranteed by a Guarantor on a senior basis.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Notes or any Guarantees of such Guarantor, as applicable.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

         "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Company and the Restricted Subsidiaries outstanding as of such date of determination.

         "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication, (a) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Subsidiary of the Company by the Company) of its Qualified Equity interests after the Issue Date, plus (b) the aggregate net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of the Company) of Qualified Equity

Interests upon the conversion of, or in exchange for, Indebtedness of the Company or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Company, minus (c) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (c) would exceed the amount determined under subclause (a) of clause
(iii) of the first paragraph under the "Limitation on Restricted Payments" covenant, plus (d) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause
(c), plus (e) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (c) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of the Company and the Restricted Subsidiaries in such Subsidiary at the time of Revocation.

         "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

         "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK ENTRY; DELIVERY AND FORM

         The Old Notes were initially issued in the form of a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note was deposited on the date of the closing of the Old Notes Offering with, or on behalf of, the DTC and registered in the name of Cede & Co., as nominee of the DTC.

         The Global Note. Pursuant to procedures established by DTC, (i) upon the issuance of the Global Note, DTC or its custodian credited, on its internal system, the principal amount of Old Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the Global Note is shown on, and the transfer of such ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially were designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note were limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or directly through organizations which are participants in such system.

         So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

         Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Note are made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

         DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, credits participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the Global Note held through such participants are governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments are the responsibility of such participants.

         Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and are settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

         DTC has advised the Company that it will take action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

         DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

         The Indenture requires that payments in respect of the Notes (including principal, premium, if any, and interest) be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the New Notes.

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange the New Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any New Note selected for redemption. Also, the Registrar is not required to transfer or exchange any New Note for a period of 15 days before a selection of the New Notes to be redeemed.

         The registered holder of a New Note will be treated as the owner of it for all purposes.

GOVERNING LAW

         The Indenture and the New Notes are governed by and construed in accordance with the laws of the State of New York.

THE TRUSTEE

         The Trustee acts as trustee under the Indenture and may, from time to time, act as depositary for funds of, make loans to, arid perform other services for, the Company in the ordinary course of business.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following summary describes certain United States federal income tax consequences of the exchange of Old Notes for New Notes as of the date hereof. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

EXCHANGE OF NOTES

         The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to a holder exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the New Notes may be required to deliver a Prospectus.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resole, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has no arrangement or understanding with any broker or dealer to distribute the New Notes received in the Exchange Offer.

         For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

                                  LEGAL MATTERS

         The validity of the New Notes will be passed upon for the Company by Reboul, MacMurray, Hewitt, Maynard & Kristol, New York, New York.

                                    EXPERTS

         The (i) consolidated financial statements of the Company for the year ended December 31, 1997 and for the period from Inception (June 25, 1996) to December 31, 1996, (ii) financial statements of Images DBS Kansas, L.C. for the years ended December 31, 1996 and 1995, (iii) financial statements of Images DBS Oklahoma, L.C. for the years ended December 31, 1996 and 1995, (iv) financial statements of Total Communications, Inc. for the years ended December 31, 1996 and 1995,(v) financial statements of Thunderbolt Systems, Inc. for the years ended December 31, 1996, 1995, and 1994, (vi) financial statements of JECTV for the years ended December 31, 1996, 1995, and 1994, (vii) financial statements of Cal-Ore Digital TV, Inc. for the year ended December 31, 1996, (viii) financial statements of Direct Vision for the years ended December 31, 1996, 1995, and 1994, (ix) financial statements of Direct Broadcast Satellite (a segment of CTS Communication Corporation) for the periods ended December 31, 1996, 1995, and 1994, (x) financial statements of Argos Support Services Company for the years ended December 31, 1996 and 1995, (xi) financial statements of Satellite Entertainment, Inc. for the years ended December 31, 1996, 1995 and 1994, (xii) financial statements of GVEC Rural TV, Inc. for the years ended December 31, 1996, 1995 and 1994, and (xiii) financial statements of NRTC System No. 0093 for the years ended December 31, 1996, 1995 and 1994 appearing in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

         The financial statements of (i) Triangle Communication System, Inc. for each of the years in the three-year period ended December 31, 1997 and (ii) Souris River Television, Inc. for each of the years in the two-year period ended December 31, 1996 have been audited by Eide Helmeke PLLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

         The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS for the six-month periods ended June 30, 1998 and 1997 have been compiled by Loucks & Glassley, pllp, Certified Public Accountants, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS for each of the years in the three-year period ended December 31, 1996 and for the year ended December 31, 1997 have been audited by Loucks & Glassley, pllp, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

         The financial statements of South Plains DBS Limited Partnership for each of the years in the two-year period ended December 31, 1996 have been audited by Bolinger, Segars, Gilbert & Moss, L.L.P., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of Direct Broadcast Satellite (a segment of Nemont Communications Inc.) for the year ended December 31, 1997 have been audited by CHMS, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of Direct Broadcast Satellite (a segment of SCS Communications & Security, Inc.) for each of the years in the two-year period ended December 31, 1997 have been audited by Aldrich, Kilbride & Tatone LLP, independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of PrimeWatch, Inc. for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

         The financial statements of Direct Broadcast Satellite (a division of Baldwin County Electric Membership Corporation) for the year ended December 31, 1997 have been audited by Jackson Thornton & Co., P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of Direct Broadcast Satellite (a segment of Volcano Vision, Inc.) for the six-month periods ended June 30, 1998 and 1997 have been compiled by Moss Adams L.L.P., Certified Public Accountants, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of Direct Broadcast Satellite (a segment of Volcano Vision, Inc.) for the year ended December 31, 1997 have been audited by Moss Adams LLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm.

         The financial statements of DBS Segment of Cumby Cellular, Inc. for the six-month periods ended June 30, 1998 and 1997 have been compiled by Curtis Blakely & Co., P.C., Certified Public Accountants, as stated in their report, and are included herein in reliance upon the report of such firm.

         The financial statements of DBS Segment of Cumby Cellular, Inc. for the year ended December 31, 1997 have been audited by Curtis Blakely & Co., P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             Page
                                                                                                             ----
GOLDEN SKY SYSTEMS, INC.
SIX MONTHS ENDED JUNE 30, 1998 AND 1997
Condensed Consolidated Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997...............    F-2
Condensed Consolidated Statements of Operations for the six-month periods ended June 30, 1998
   and 1997 (unaudited)...................................................................................    F-3
Condensed Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1998
   and 1997 (unaudited)...................................................................................    F-4
Notes to unaudited condensed consolidated financial statements for the six-month periods ended
   June 30, 1998 and 1997.................................................................................    F-5
FISCAL YEAR 1997 AND FOR THE PERIOD FROM INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
Independent Auditors' Report..............................................................................    F-7
Consolidated Balance Sheets as of December 31, 1997 and 1996..............................................    F-8
Consolidated Statements of Operations for the year ended December 31, 1997 and for
   the period from inception (June 25, 1996) through December 31, 1996....................................    F-9
Consolidated Statements of Stockholder's Equity (Deficit) for the year ended December 31,
   1997 and for the period from inception (June 25, 1996) through December 31, 1996.......................   F-10
Consolidated Statements of Cash Flows for the year ended December 31, 1997 and for
   the period from inception (June 25, 1996) through December 31, 1996....................................   F-11
Notes to Consolidated Financial Statements................................................................   F-12
FINANCIAL STATEMENTS OF INCLUDED ACQUISITIONS
Triangle Communications System, Inc.......................................................................   F-22
Western Montana DBS, Inc. dba Rocky Mountain DBS (unaudited)..............................................   F-32
Western Montana DBS, Inc. dba Rocky Mountain DBS..........................................................   F-39
South Plains DBS Limited Partnership......................................................................   F-57
Souris River Television, Inc..............................................................................   F-67
Images DBS Kansas, L.C....................................................................................   F-76
Images DBS Oklahoma, L.C..................................................................................   F-85
Total Communications, Inc.................................................................................   F-94
Thunderbolt Systems, Inc..................................................................................  F-104
JECTV (a segment of Jackson Electric Cooperative).........................................................  F-113
Cal-Ore Digital TV, Inc...................................................................................  F-123
Direct Vision (a segment of Mankato Citizens Telephone Company)...........................................  F-132
Direct Broadcast Satellite (a segment of CTS Communication Corporation)...................................  F-141
Argos Support Services Company............................................................................  F-150
Satellite Entertainment, Inc. (a wholly-owned subsidiary of Ace Telephone Association)....................  F-159
GVEC Rural TV, Inc........................................................................................  F-169
NRTC System No. 0093 (a segment of Cable and Communications Corporation)..................................  F-179
Direct Broadcast Satellite (a segment of Nemont Communications Inc.)......................................  F-188
Direct Broadcast Satellite (a segment of SCS Communications & Security, Inc.).............................  F-197
PrimeWatch, Inc...........................................................................................  F-205
Direct Broadcast Satellite (a division of Baldwin County Electric Membership Corporation).................  F-215
Direct Broadcast Satellite (a segment of Volcano Vision, Inc.) (unaudited)................................  F-222
Direct Broadcast Satellite (a segment of Volcano Vision, Inc.)............................................  F-230
DBS Segment of Cumby Cellular, Inc. (unaudited)...........................................................  F-240
DBS Segment of Cumby Cellular, Inc........................................................................  F-247


         Financial statements of the Company's parent consolidated with the Company and its subsidiaries have been omitted, as (1) the Parent's only subsidiary is the Company, (2) the Parent has no operations of its own, and (3) management of the Parent is also management of the Company.

                            GOLDEN SKY SYSTEMS, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 1998 AND DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                    JUNE 30,     DECEMBER 31,
                                                                                      1998          1997
                                                                                   ---------     -----------
                                                                                  (UNAUDITED)
                                     ASSETS
Current Assets:
   Cash and cash equivalents .................................................     $     856        13,632
   Subscriber receivables ....................................................         7,075         3,843
   Other receivables .........................................................           987           335
   Earnest Deposits ..........................................................           690            --
   Inventory .................................................................         2,888         2,174
   Prepaid expenses ..........................................................           783           127
                                                                                   ---------      --------
      Total current assets ...................................................        13,279        20,111
Equipment leased to customers (net of accumulated depreciation of $983 and
   $612) .....................................................................           569           909
Furniture, fixtures and equipment (net of accumulated depreciation of $961
   and $449) .................................................................         3,422         2,027
Goodwill and other intangible assets (net of accumulated authorization of
   $15,772 and $6,890) (note 2) ..............................................       175,502       129,896
Deferred financing costs (net of accumulated authorization of $211 and $215) .         3,757         3,106
Other assets .................................................................           199           187
                                                                                   ---------      --------
      Total assets ...........................................................     $ 196,728       156,236
                                                                                   =========      ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
   Current Liabilities:
      Current maturities of long-term debt and notes payable .................     $   9,750         2,361
      Trade accounts payable .................................................         9,115         8,471
      Payable to parent ......................................................            12           586
      Unearned revenue .......................................................         3,794         2,630
      Interest payable .......................................................           768           786
      Current maturities of obligations under capital leases .................           289           177
      Accrued payroll and other liabilities ..................................         1,164         1,273
                                                                                   ---------      --------
         Total current liabilities ...........................................        24,892        16,284
   Minority interest in consolidated partnerships ............................         2,758         2,928
   Long-term debt and notes payable, less current maturities .................       120,701        66,283
   Obligations under capital leases, less current maturities .................           553           292
                                                                                   ---------      --------
         Total liabilities ...................................................       148,904        85,787
                                                                                   ---------      --------
Commitments and contingencies
Stockholder's equity:
   Common stock, par value $.01; 1,000 shares authorized, issued and
      outstanding ............................................................            --            --
   Additional paid-in capital ................................................        87,400        87,400
    Accumulated deficit ......................................................       (39,576)      (16,951)
                                                                                   ---------      --------
         Total stockholder's equity ..........................................        47,824        70,449
                                                                                   ---------      --------
         Total liabilities and stockholder's equity ..........................     $ 196,728       156,236
                                                                                   =========      ========

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 SIX-MONTH PERIODS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                               1998         1997
                                             --------      ------
Revenue:
   Programming .........................     $ 30,466       3,289
   Equipment sales .....................        4,550         409
   Installation ........................        1,010         108
   Equipment lease .....................          512         214
                                             --------      ------
        Total revenue ..................       36,538       4,020
                                             --------      ------
Cost of revenue:
   Programming costs ...................       17,926       1,830
   Equipment costs .....................        4,395         378
   Installation and other ..............        1,491         173
                                             --------      ------
        Total cost of revenue ..........       23,812       2,381
                                             --------      ------
        Gross profit ...................       12,726       1,639
                                             --------      ------
Expenses:
   Systems operations ..................        4,177         502
   Sales and marketing .................       10,961         980
   Corporate ...........................        1,769         854
   Depreciation and amortization .......       10,019       1,929
   Provision for doubtful accounts .....          906         106
                                             --------      ------
        Total expenses .................       27,832       4,371
        Operating loss .................      (15,106)     (2,732)
Nonoperating items:
   Write off of deferred financing costs       (2,577)         --
   Interest and investment income ......           29           2
   Interest expense ....................       (4,971)       (128)
                                             --------      ------
        Net loss before income tax .....      (22,625)     (2,858)
Income taxes ...........................           --          --
                                             --------      ------
        Net loss .......................     $(22,625)     (2,858)
                                             ========      ======

     See accompanying notes to condensed consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 SIX-MONTH PERIODS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                     1998          1997
                                                                                   --------      --------
Operating activities:
   Net loss ..................................................................     $(22,625)       (2,858)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization ..........................................       10,019         1,929
      Provision for doubtful accounts ........................................          906           106
      Write off of deferred financing costs ..................................        2,577            --
      Change in operating assets and liabilities, net of acquisitions:
         Subscriber receivables, net of unearned revenue .....................       (2,941)       (1,124)
         Other receivables ...................................................         (652)         (265)
         Inventory ...........................................................         (679)         (391)
         Prepaid expenses and other assets ...................................         (633)         (189)
         Trade accounts payable ..............................................          644         1,138
         Payable to Parent ...................................................         (574)           --
         Accrued interest payable ............................................          (18)          (20)
         Accrued payroll and other accrued liabilities .......................         (263)          182
                                                                                   --------      --------
            Net cash used in operating activities ............................      (14,239)       (1,492)
                                                                                   --------      --------
Investing activities:
   Acquisitions of rural DBS territories .....................................      (44,514)      (30,188)
   Payment of earnest deposits ...............................................         (690)       (1,020)
   Purchases of furniture, fixtures and equipment ............................       (1,360)          (13)
                                                                                   --------      --------
            Net cash used in investing activities ............................      (46,564)      (31,221)
                                                                                   --------      --------
Financing activities:
   Proceeds from issuance of notes payable ...................................           --         2,115
   Principal payments on notes payable .......................................       (2,350)       (2,815)
   Proceeds from credit agreement ............................................       54,000            --
   Financing costs ...........................................................       (3,494)          (50)
   Proceeds from issuance of cumulative participating preferred stock ........           --        34,350
   Principal payments on obligations under capital leases ....................         (129)           --
                                                                                   --------      --------
        Net cash provided by financing activities ............................       48,027        33,600
                                                                                   --------      --------
        Net increase (decrease) in cash and cash equivalents .................      (12,776)          887
Cash and cash equivalents, beginning of period ...............................       13,632           479
                                                                                   --------      --------
Cash and cash equivalents, end of period .....................................     $    856      $  1,366
                                                                                   ========      ========

           See accompanying notes to condensed financial statements.

                            GOLDEN SKY SYSTEMS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

(1)   INTERIM FINANCIAL STATEMENTS

      The condensed consolidated financial statements of Golden Sky Systems, Inc. and subsidiaries (the "Company") have been prepared in accordance with the Securities and Exchange Commission's instructions for interim financial statements under Regulation S-X. To the extent that information and footnotes required by generally accepted accounting principles for complete financial statements are contained in or consistent with the audited consolidated financial statements, such information and footnotes have not been duplicated herein. The December 31, 1997 condensed consolidated balance sheet has been derived from the audited consolidated financial statements as of that date. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of financial statements, have been reflected herein. The results of interim periods are not necessarily indicative of the results expected for the full year.

(2)   ACQUISITIONS AND INTANGIBLE ASSETS

      The Company accounts for its acquisitions under the purchase method. During the six-month period ended June 30, 1998, the Company acquired the rights to ten direct broadcast satellite territories in Montana, North Dakota, Iowa, Colorado, Georgia, North Carolina, Oregon, and Alabama with approximately 26,900 subscribers. The total cost of these acquisitions, including direct costs, was $54,668,000, which was allocated as follows (in thousands):

Working Capital, net ..  $   180
Noncompete agreements..    1,287
Customer Lists ........    2,951
Goodwill ..............   50,250
                         -------
                         $54,668
                         =======

      Intangible assets, which are amortized using the straight-line method over the estimated useful lives, consist of the following at June 30, 1998 (dollars in thousands):

Goodwill ......................     $ 172,219
Customer Lists ................        12,854
Noncompete Agreements .........         6,201
Less:  accumulated amortization       (15,772)
                                    ---------
                                    $ 175,502
                                    =========

      Subsequent to June 30, 1998, the Company acquired four additional territories in Wisconsin, Texas and Missouri with approximately 5,800 subscribers. The aggregate purchase price of these acquisitions was $13,656,000. The aggregate purchase price was allocated based on the estimated fair values of assets and liabilities acquired, resulting in intangible assets of $13,586,000.

(3)   REGULATORY DEVELOPMENTS

      Certain television broadcast networks and their affiliates have commenced litigation against a number of satellite providers of network programming, regarding alleged violations of the Satellite Home Viewer Act (SHVA). PrimeTime 24, which provides network programming to several satellite providers, including DirecTV, is one such programming service offered by the Company. On July 10, 1998, the Federal District Court, Southern District of Florida granted a preliminary injunction that has the effect of prohibiting PrimeTime 24 from providing CBS and Fox network programming to certain households and businesses in designated geographic areas. The preliminary injunction further requires the disconnection within 90 days of certain current Prime Time 24 customers for CBS and

                            GOLDEN SKY SYSTEMS, INC.
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             JUNE 30, 1998 AND 1997

Fox programming. The Company believes that it has complied to date with the SHVA in providing network programming to only those customers eligible for such programming services and has disconnected subscribers whose eligibility was challenged by local broadcasters. Approximately half of the Company's current subscribers receive some or all of PrimeTime 24's network programming. The Company believes, however, that a material portion of such subscribers will be unaffected by the preliminary injunction. The Company's monthly revenue per subscriber for Prime Time 24 network services ranges from $.90 to $4.50. Although the Company does not believe the preliminary injunction will materially adversely affect the Company's operating results, subscriber churn rate or its ability to attract new subscribers, there can be no assurance that the Company's inability to provide CBS and Fox network services under the preliminary injunction will not have such effects.

(4)   AMENDED CREDIT FACILITY

      On May 8, 1998, the Company entered into a seven year, $150 million amended credit facility with a syndicate of lenders which provides for a term loan commitment of $35 million and a revolving loan commitment of $115 million. Outstanding loans under this agreement carry interest at variable rates (based on the prime rate and LIBOR) which approximated 10% as of June 30, 1998. Outstanding term and revolving loans under the amended credit facility were $114 million at June 30, 1998. In May 1998, the Company wrote off deferred financing costs with a net book value of $2.6 million relating to the previous credit agreement.

(5)   SUBSEQUENT EVENTS

      On July 31, 1998, the Company issued an aggregate principal amount of $195.0 million of senior subordinated notes, bearing interest at a rate of 12 3/8%, which mature August 1, 2006. The Company realized net proceeds of approximately $189.2 million. Approximately $45.2 million of the net proceeds were placed in an escrow account to fund the first four semi-annual interest payments when due. A portion of the approximately $144.0 million proceeds remaining were used to repay the $83.3 million outstanding borrowings under the revolving line of credit facility. Proceeds of approximately $3.0 million were used to acquire one pending acquisition of a rural DIRECTV market. The remaining net proceeds, approximately $57.7 million, is held in short term, liquid investments, for use in funding future acquisitions and working capital requirements.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

      We have audited the accompanying consolidated balance sheets of Golden Sky Systems, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the year ended December 31, 1997 and for the period from inception (June 25, 1996) through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Systems, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the year ended December 31, 1997 and for the period from inception (June 25, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP

April 24, 1998

                            GOLDEN SKY SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                         1997          1996
                                                                                       ---------      ------
                                     ASSETS
Current assets:
  Cash and cash equivalents ......................................................     $  13,632         479
  Subscriber receivables (note 2) ................................................         3,843         149
  Other receivables ..............................................................           335         123
  Earnest deposits ...............................................................            --         320
  Inventory ......................................................................         2,174          31
  Prepaid expenses ...............................................................           127          --
                                                                                       ---------      ------
          Total current assets ...................................................        20,111       1,102
Equipment leased to customers (net of accumulated depreciation of $612 and $9)
   (note 5) ......................................................................           909         103
Furniture, fixtures and equipment (net of accumulated depreciation of $449 and $7)         2,027          90
Goodwill and other intangible assets (net of accumulated amortization of
  $6,890 and $81) (notes 3 and 4) ................................................       129,896       5,071
Deferred financing costs (net of accumulated amortization of $215) ...............         3,106          --
Other assets .....................................................................           187          17
                                                                                       ---------      ------
          Total assets ...........................................................     $ 156,236       6,383
                                                                                       =========      ======
                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Liabilities:
  Current liabilities:
     Current maturities of long-term debt and notes payable (notes 3 and 7) ......     $   2,361       2,450
     Trade accounts payable ......................................................         8,471         372
     Payable to Parent (note 8) ..................................................           586          --
     Unearned revenue ............................................................         2,630         136
     Interest payable ............................................................           786          53
     Current maturities of obligations under capital leases (note 6) .............           177          --
     Accrued payroll and other liabilities .......................................         1,273          39
                                                                                       ---------      ------
          Total current liabilities ..............................................        16,284       3,050
  Minority interest in consolidated partnerships (note 3) ........................         2,928          --
  Long-term debt and notes payable, less current maturities (notes 3 and 7) ......        66,283       2,000
  Obligations under capital leases, less current maturities (note 6) .............           292          --
                                                                                       ---------      ------
          Total liabilities ......................................................        85,787       5,050
                                                                                       ---------      ------
Commitments and contingencies (note 11) ..........................................            --          --
Investors' subscription to purchase Series A convertible participating
  redeemable preferred stock .....................................................            --       2,499
Stockholder's equity (deficit)
  Common stock, par value $.01; 1,000 shares authorized, issued and outstanding ..            --          --
  Additional paid-in capital .....................................................        87,400           1
  Accumulated deficit ............................................................       (16,951)     (1,167)
                                                                                       ---------      ------
          Total stockholder's equity (deficit) ...................................        70,449      (1,166)
                                                                                       ---------      ------
          Total liabilities and stockholder's equity (deficit) ...................     $ 156,236       6,383
                                                                                       =========      ======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
               INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                         1997         1996
                                       --------      ------
Revenue:
   Programming ...................     $ 16,452         219
   Equipment sale ................        3,281          44
   Installation ..................          543          13
   Equipment lease ...............          944          36
                                       --------      ------
          Total revenue ..........       21,220         312
                                       --------      ------
Cost of revenue:
   Programming costs .............        9,304         130
   Equipment costs ...............        3,281          44
   Installation and other ........          984          16
                                       --------      ------
          Total cost of revenue ..       13,569         190
                                       --------      ------
          Gross profit ...........        7,651         122
                                       --------      ------
Expenses:
   Systems operations ............        3,796          26
   Sales and marketing ...........        6,875          70
   Corporate .....................        1,917       1,028
   Depreciation and amortization .        7,515          97
   Provision for doubtful accounts          414           7
                                       --------      ------
          Total Expenses .........       20,517       1,228
                                       --------      ------
          Operating loss .........      (12,866)     (1,106)
                                       --------      ------
Nonoperating items:
Interest and investment income ...           40           1
  Interest expense ...............       (2,958)        (62)
                                       --------      ------
   Net loss before income taxes ..      (15,784)     (1,167)
Income taxes (note 10) ...........           --          --
          Net loss ...............     $(15,784)     (1,167)
                                       ========      ======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
               INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                  Additional
                                                      Common        paid-in     Accumulated
                                                       stock        capital       deficit      Total
                                                   ------------   ----------    -----------   -------
Balance at inception (June 25, 1996) .........     $         --          --           --           --
Issuance of 1,000 shares of common stock .....               --           1           --            1
Net loss .....................................               --          --       (1,167)      (1,167)
                                                   ------------     -------      -------      -------
Balance at December 31, 1996 .................               --           1       (1,167)      (1,166)
Cancellation of originally issued common stock
  (note 9) ...................................               --          (1)          --           (1)
Issuance of 1,000 shares of new common stock
  (note 9) ...................................               --          --           --           --
Contribution from Parent (note 9) ............               --      87,400           --       87,400
Net loss .....................................               --          --      (15,784)     (15,784)
                                                   ------------     -------      -------      -------
Balance at December 31, 1997 .................     $         --      87,400      (16,951)      70,449
                                                   ============     =======      =======      =======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEAR END DECEMBER 31, 1997 AND FOR THE PERIOD FROM
               INCEPTION (JUNE 25, 1996) THROUGH DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                       1997         1996
                                                                                    ---------      ------
Operating activities:
  Net loss ....................................................................     $ (15,784)     (1,167)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ............................................         7,515          97
     Provision for doubtful accounts ..........................................           414           7
     Change in operating assets and liabilities, net of acquisitions:
       Subscriber receivables, net of unearned revenue ........................        (2,915)        (20)
       Other receivables ......................................................          (161)       (123)
       Inventory ..............................................................        (1,604)        (31)
       Prepaid expenses and other assets ......................................          (203)        (17)
       Payable to Parent ......................................................           586          --
       Trade accounts payable .................................................         7,515         372
       Interest payable .......................................................           733          53
       Accrued payroll and other accrued liabilities ..........................           744          39
          Net cash used in operating activities ...............................        (3,160)       (790)
                                                                                    ---------      ------
Investing activities:
  Acquisitions of rural direct broadcast satellite (DBS) territories ..........      (120,051)     (2,806)
  Purchases of furniture, fixtures and equipment ..............................          (998)       (105)
  Deposits ....................................................................           320        (320)
                                                                                    ---------      ------
          Net cash used in investing activities ...............................      (120,729)     (3,231)
                                                                                    ---------      ------
Financing activities:
  Principal payments on notes payable .........................................       (17,818)       (396)
  Proceeds from issuance of notes payable .....................................        77,116       2,396
  Financing costs .............................................................        (3,321)         --
  Proceeds from Investors' subscriptions to purchase cumulative
     participating preferred stock ............................................            --       2,499
  Proceeds from issuance of cumulative participating preferred stock ..........        35,550          --
  Cash contributions from Parent ..............................................        45,600          --
  Proceeds from issuance of common stock ......................................            --           1
  Principal payments on obligations under capital leases ......................           (85)         --
                                                                                    ---------      ------
          Net cash provided by financing activities ...........................       137,042       4,500
                                                                                    ---------      ------
          Net increase in cash and cash equivalents ...........................        13,153         479
Cash and cash equivalents, beginning of period ................................           479          --
                                                                                    ---------      ------
Cash and cash equivalents, end of period ......................................     $  13,632         479
                                                                                    ---------      ------
Supplemental disclosure of cash flow information:
  Cash paid for interest ......................................................     $   2,225           9
                                                                                    =========      ======
Supplemental disclosure of noncash investing and financing activities:
  Issuance of notes payable to seller for acquisitions of rural DBS territories
     (note 7) .................................................................     $   8,600       2,450
  Conversion of notes payable and subscriptions to preferred stock (note 7) ...     $   6,250          --
  Capital lease obligations (note 6) ..........................................     $     554          --

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

      Golden Sky Systems, Inc. (GSS) is a Delaware corporation formed on June 25, 1996 for the purpose of acquiring, owning and operating rural direct broadcast satellite (DBS) television territories throughout the United States. GSS is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribute DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, GSS had the operating rights for certain territories in sixteen states.

      GSS is a wholly owned subsidiary of Golden Sky Holdings, Inc. (the Parent). The Parent is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the common and preferred stock of GSS. Upon the formation of the Parent, all the shareholders of the outstanding common and preferred stock of GSS were issued equivalent shares of the Parent's stock with identical features to GSS's common and preferred stock. The Parent has no significant assets or liabilities other than its investment in GSS and intercompany accounts with GSS.

Principles of Consolidation

      The 1997 consolidated financial statements include the accounts of GSS and its affiliates (the Company). Affiliates include Argos (a wholly-owned subsidiary of GSS) and two partnerships in which GSS has a controlling interest. Significant intercompany transactions and balances have been eliminated. Minority interest in consolidated partnerships represents the cumulative earnings and losses, after capital contributions, attributable to minority partners.

Revenue Recognition

      Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided.

Cash and Cash Equivalents

      The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1996, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

Inventory

      Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories. Equipment is sold to customers in conjunction with commencement of programming service. The excess of the Company's cost of such equipment over the selling price is classified as sales and marketing expense.

Earnest Deposits

      Earnest deposits include amounts deposited in good faith for the purchase of new DBS territories (note 3).

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

Use of Estimates

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

            Cash and cash equivalents and earnest deposits -- The carrying amounts approximate fair value because of the short maturity of those instruments.

            Receivables and payables -- These assets are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

            Long-term debt and notes payable -- The carrying value of these financial instruments approximates fair value as interest rates are variable or approximate market rates.

Long-lived Assets

      Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill

      Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally eleven to twelve years. The Company assesses the recoverability of intangible assets by determining whether the amortization of the goodwill balances over their remaining lives can be recovered through undiscounted future operating cash flows of the acquired operations. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds.

Furniture, Fixtures and Equipment

      Furniture, fixtures and equipment, consisting primarily of computer and office equipment, is recorded at cost. Depreciation is over the estimated useful lives which range from two to five years. Included in furniture, fixtures and equipment at December 31, 1997 is $311,000 of unamortized computer software costs.

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

Advertising Costs

      Advertising costs, which are expensed as incurred, aggregated $1,440,000 and $33,000, respectively, for the periods ended December 31, 1997 and 1996.

Systems Operations Expense

      Systems Operations expense includes payroll and other administrative costs related to the Company's regional offices.

Revenue Rights

      Prior to its acquisition, Argos sold revenue rights to investors. These rights entitle investors to receive a percentage of any positive net programming revenue less certain identified costs and administrative expenses from certain territories. These rights are reported as a component of accrued payroll and other liabilities in the accompanying consolidated financial statements. In connection with the acquisition of Argos by GSS, Argos purchased a portion of the outstanding revenue rights and has outstanding offers to purchase the remaining rights for $582,000. Ultimate amounts paid, if any, could exceed this amount.

Income Taxes

      GSS elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, GSS was generally not directly subject to income taxation. On February 12, 1997, GSS terminated its S Corporation status, and will thereafter be subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon formation, the Parent elected to be taxed as a C Corporation for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods

(2)   SUBSCRIBER RECEIVABLES

      Subscriber receivables consist primarily of amounts due from subscribers for monthly programming fees and for receivables related to acquisitions. Accounts receivable as of December 31, 1997 and 1996 are as follows (dollars in thousands):

                                            1997       1996
                                          -------      ----
Accounts receivable:
     Programming ......................   $ 3,934       153
     Equipment receivables ............        47        --
     Allowances for doubtful accounts..      (138)       (4)
                                          -------      ----
                                          $ 3,843       149
                                          =======      ====

(3)   ACQUISITIONS

      Since inception, the Company has acquired the DirecTV distribution rights and related assets from independent providers as follows:

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

      - A territory in Tennessee was acquired on November 15, 1996. A portion of the purchase price was paid in the form of a $650,000 note payable to the seller.

      - A territory in Tennessee was acquired on November 22, 1996. A portion of the purchase price was paid in the form of a $1,800,000 note payable to the seller.

      -     Territories in Kansas and Oklahoma were acquired on February 12,
            1997.

      -     A territory in Texas was acquired on February 28, 1997.

      -     A territory in Missouri was acquired on March 11, 1997.

      -     A territory in Texas was acquired on April 11, 1997.

      - A territory in Colorado was acquired on May 1, 1997. As a portion of the purchase price, the Company has a $2,350,000 note payable to the seller.

      - A territory in Nevada was acquired on June 12, 1997. As a portion of the purchase price, the Company has a $2,500,000 note payable to the seller.

      -     A territory in Texas was acquired on July 8, 1997.

      -     Territories in Minnesota and Michigan were acquired on July 14,
            1997.

      -     A territory in Minnesota was acquired on July 15, 1997.

      -     Territories in Texas, Utah and Florida were acquired on August 8,
            1997.

      -     A territory in Texas was acquired on August 26, 1997.

      -     A territory in Minnesota was acquired on September 2, 1997.

      -     A territory in Iowa was acquired on October 1, 1997.

      -     Territories in Iowa and Michigan were acquired on October 31, 1997.

      -     A territory in North Dakota was acquired on November 21, 1997.

      -     Territories in California and Oregon were acquired on December 9,
            1997.

      -     A territory in Montana was acquired on December 17, 1997.

      - A territory in Montana was acquired on December 22, 1997. As a portion of the purchase price, the Company has a $3,750,000 note payable to the seller.

      -     A territory in Oklahoma was acquired on December 24, 1997.

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

      The Company accounts for its acquisitions under the purchase method. The results of operations of the acquired territories have been included in the consolidated financial statements since the dates of acquisition. Also in 1997, the Company acquired controlling equity interests in two partnerships which own and operate DBS territories in Wisconsin and Texas. The Company has recorded minority interest obligations relating to these partnerships of $2,928,000 at December 31, 1997, which represents the equity interest of minority partners.

      The aggregate of the purchase prices, including direct costs, of the above transactions was $129,725,000 and $5,256,000 for the periods ended December 31, 1997 and 1996, respectively. These amounts have been allocated based on the estimated fair values of assets and liabilities acquired as follows (dollars in thousands):

                                     1997         1996
                                  ---------      ------
        Working capital, net ...  $     (20)        (31)
        Investment in leases ...      1,400         112
        Property and equipment..        553          23
        Minority interest ......     (2,931)         --
        Noncompete agreements ..      4,879          35
        Customer lists .........      9,450         453
        Goodwill ...............    116,394       4,664
                                  ---------      ------
                                  $ 129,725       5,256
                                  =========      ======

      The following table reflects unaudited pro forma results of operations of the Company as if the acquisitions had taken place on June 25, 1996 (inception date) (dollars in thousands):

               1997          1996
             --------       -------
Revenue ...  $ 39,937       16,557
Net loss ..  $(26,654)     (13,291)

      In management's opinion, the unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the acquisitions been consummated on June 25, 1996 or of future operations of the Company.

      In connection with the acquisitions noted above, the Company purchased approximately 69,000 subscribers. Subscriber activity for the year ended December 31, 1997 and the period from inception (June 25, 1996) through December 31, 1996 was as follows:

                                                               1997       1996
                                                             -------      -----
Gross subscribers, beginning of period .................     $ 3,204         --
Subscribers acquired in acquisition of territories .....      65,706      2,975
New subscribers enrolled in existing territories .......      22,014        229
                                                             -------      -----
Gross subscribers, end of period .......................      90,924      3,204
Less subscribers allocated to minority interest partners      (3,792)        --
                                                             -------      -----
Net subscribers, end of period .........................     $87,132      3,204
                                                             =======      =====

         From January 1, 1998 through April 24, 1998, the Company acquired seven additional territories in Montana, Iowa, North Dakota, Oregon and Colorado. The total cost of these DBS territories approximates $30,928,000. These

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

acquisitions were accounted for as purchases and resulted in goodwill and other intangibles of approximately $31,088,000.

      (4)   GOODWILL AND OTHER INTANGIBLE ASSETS

      Intangible assets which are amortized using the straight-line method over the estimated useful lives consist of the following (dollars in thousands):

                                                                                              Estimated
                                                                 1997           1996         useful life
                                                             -----------       ------        -----------
Goodwill................................................     $   121,969        4,664        11-12 years
Customer lists..........................................           9,903          453            5 years
Noncompete agreements...................................           4,914           35            3 years
Less: accumulated amortization..........................          (6,890)         (81)
                                                             -----------       ------
                                                             $   129,896        5,071
                                                             ===========       ======

(5)   LEASING ARRANGEMENTS FOR SUBSCRIBER EQUIPMENT

      In addition to selling satellite television equipment, the Company leases equipment to customers. The majority of these leases are at fixed monthly rental charges. The leases are either short-term in nature or are month-to-month leases without a minimum lease term in which the customer may return the equipment at any time. The leases are accounted for as operating leases and the equipment is depreciated over a two-year period.

(6)   OBLIGATIONS UNDER CAPITAL LEASES

      In 1997, the Company entered into various noncancelable long-term leases for automobiles, as well as telephone, computer and office equipment. These leases are accounted for as capital leases and are included as part of furniture, fixtures and equipment at December 31, 1997. Assets under capital lease are as follows at December 31, 1997 (dollars in thousands):

Capital lease assets, at cost..  $ 554
Less accumulated depreciation..    (57)
                                 -----
Net capital lease asset .......  $ 497
                                 =====

      At December 31, 1997, future minimum lease payments due under capital leases are as follows (dollars in thousands):

1998 ........................................................................     $ 270
1999 ........................................................................       231
2000 ........................................................................       120
                                                                                  -----
          Total minimum lease payments ......................................       621
Less executory costs ........................................................        (6)
Less amounts representing interest (at rates ranging from 5% to 33%) ........      (146)
Present value of net minimum lease payments .................................       469
Less current maturities .....................................................      (177)
                                                                                  -----
          Long-term obligations under capital leases ........................     $ 292
                                                                                  =====

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

(7)   LONG-TERM DEBT AND NOTES PAYABLE

      Long-term debt and notes payable consist of the following at December 31, 1997 and 1996 (dollars in thousands):

                                                    1997         1996
                                                  --------      ------
Credit agreement-- term loans ...............     $ 36,000          --
Credit agreement-- revolving loans ..........       24,000          --
Seller notes payable ........................        8,600       2,450
Miscellaneous notes payable on equipment ....           44          --
Promissory note .............................           --       2,000
                                                  --------      ------
                                                    68,644       4,450
      Less current maturities ...............       (2,361)     (2,450)
                                                  --------      ------
             Long-term debt and notes payable     $ 66,283       2,000
                                                  ========      ======

      The Company has a credit agreement (the Credit Agreement) with a group of financial institutions which provides for borrowings of $100,000,000 consisting of (i) a $36,000,000 term loan and (ii) a revolving credit facility with a maximum commitment of $64,000,000. The loans outstanding under the Credit Agreement can be designated, at the Company's option, as base rate loans or eurodollar loans, and bear interest at a variable rate which is calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.

      The Credit Agreement has a maximum borrowing base which is computed based on the number of active subscribers at any given time. At December 31, 1997, the Company had approximately $25,000,000 in available credit which is net of standby letters of credit of approximately $1,800,000 securing payment of wholesale programming costs. In anticipation of closing on three acquisitions in January 1998, the Company borrowed $12,000,000 on December 29, 1997 under the Credit Agreement, which is included in cash and cash equivalents at year-end. The Credit Agreement requires a commitment fee of 1/2 of 1% per annum on the available balance. In 1997, the Company incurred commitment fees of approximately $117,000.

      At December 31, 1997, the Company is not in compliance with a number of financial covenants contained in the Credit Agreement. However, the Company has obtained a waiver of these covenants through April 30, and expects to have a new $150,000,000 credit agreement in place in early May 1998.

      Scheduled maturities of the term loan are as follows: $3,600,000 in 2001, $7,200,000 in 2002, $10,800,000 in 2003 and $14,400,000 in 2004. Availability
under the revolving credit facility reduces each quarter beginning in 1999 to meet the following maximum commitments at December 31 of each year; $60,800,000 in 1999, $48,000,000 in 2000, $33,600,000 in 2001, $17,600,000 in 2002 and $0 by
June 30, 2003.

      On November 19, 1996, the Company issued $2,000,000 in promissory notes to a group of lenders under a Bridge Agreement. The notes had an interest rate of 10% and a maturity date of February 28, 1997. On February 12, 1997, these notes, along with $1,750,000 in additional promissory notes issued on January 15, 1997, were exchanged for Series A Convertible Participating Preferred Stock.

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996


      Under the Bridge Agreement, the Company issued warrants which are exercisable for 5,682 shares of the Company's common stock at $.01 per share. These warrants are immediately exercisable and have an expiration date of February 12, 2007. At the date of issuance, the fair value of the warrants was immaterial.

      On November 6, 1997, in anticipation of the issuance of Series B Convertible Participating Preferred Stock described in note 9, the Company issued $10,000,000 in convertible promissory notes which had an interest rate of 14.5% and a maturity date of December 15, 1997. On November 24, 1997, these notes, along with accrued interest of $73,000 and additional cash proceeds from investors of $35,615,000, were converted into 228,442 shares of Series B Convertible Participating Preferred Stock.

      As described in note 3, the Company issued $2,450,000 10% seller notes in connection with the 1996 acquisitions. These notes were paid in full in January 1997. The Company also issued three seller notes related to the 1997 acquisitions totaling $8,600,000. One of the notes is collateralized by an outstanding letter of credit in the amount of $3,750,000. These notes bear interest ranging from 7% to 15% and mature as follows: $2,350,000 in 1998, $2,500,000 in 1999 and $3,750,000 in 2002.

      Scheduled maturities of notes payable and long-term debt are as follows (dollars in thousands):

                1998 .................  $ 2,361
                1999 .................    3,348
                2000 .................      917
                2001 .................    4,581
                2002 .................   14,637
                Thereafter ...........   42,800
                                        -------
                          Total debt..  $68,644
                                        =======

(8)   RELATED PARTY TRANSACTIONS

      The payable to Parent represents amounts due to the Parent for temporary cash advancements.

      Effective July 1, 1996, the Company entered into a management agreement with Cable-Video Management, Inc. (CVM), which is owned by the Company's president, to administrate the Company's initial acquisition. The agreement was terminated effective September 30, 1996. In 1996, total management fees of $280,000 were paid to CVM and are included in corporate expenses in the accompanying consolidated statements of operations. Additionally, the Company reimbursed CVM for salaries and other miscellaneous expenses in the amount of $343,000 in 1996. Subsequent to the initial acquisition, the Company purchased the assets of CVM for $44,000, which approximated book value.

      The Company utilizes the air transportation services of a company which is owned by the Company's president. The Company incurred costs of $109,000 in 1997 and $31,000 in 1996 associated with these services. In October 1997, the Company entered into an agreement to lease an aircraft from the Company's president. The lease is cancelable with six months notice and requires monthly payments equal to the greater of $15,000 or a fixed hourly operating charge which is based on prevailing market prices.

      In 1997, the Company received a $150,000 short-term loan from the Company's president bearing interest at 10%. The Company also received from a shareholder a $215,000 short-term loan bearing interest at 10%. In 1996,

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

the Company's president provided a short-term loan for $381,000, bearing interest at 10%. Prior to December 31, 1997, all of the above loans were repaid according to their terms.

      In 1997, the Company paid $66,000 to a company affiliated with the president of the Company. This payment represented reimbursement of salary costs for a consultant utilized by the Company.

      A director of the Company, other than the president, provides consulting services to the Company and was paid $77,000 in 1997 and $5,000 in 1996 for these services.

(9)   COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

      During 1996, the Company issued 1,000 shares, par value $.01, for $1 per share of common stock. In February 1997, the Company amended its certificate of incorporation to cancel the original outstanding shares of common stock and created new classes of common and preferred stock. The holder of the outstanding shares of original common stock received ten shares of a Series A Convertible Participating Preferred Stock (Series A CPPS).

      During 1997, the Company issued a total of 418,000 shares of Series A CPPS for $100 each. Upon the formation of the Parent in September 1997, all the shareholders of the outstanding common stock and Series A CPPS of GSS were issued equivalent shares of the Parent's stock with identical features to GSS's common and preferred stock. In addition, in November 1997 the Parent issued $45.6 million in Series B Convertible Participating Preferred Stock and remitted the proceeds to the Company for the purpose of acquiring additional DBS territories. These transactions are reflected as contributions of capital from the Parent.

(10)  INCOME TAXES

      During the year ended December 31, 1997, the Company generated a net operating loss for federal income tax purposes of approximately $12,182,000, which is available to offset future taxable income through 2012.

      Actual income tax expense (benefit) differs from expected expense (benefit) computed by applying the statutory federal rate of 34% to pretax income for the following reasons (dollars in thousands):

                                                 Period ending
                                                  December 31,
                                                      1997
                                                 -------------
        Computed expected expense (benefit)....     $(4,868)
        Amortization of goodwill ..............         292
        Other .................................          12
        Valuation allowance ...................       4,564
                                                    -------
                  Actual income taxes .........     $    --
                                                    =======

                            GOLDEN SKY SYSTEMS, INC.

                           DECEMBER 31, 1997 AND 1996

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 are presented below (dollars in thousands):

        Deferred income tax assets:
          Allowance for doubtful accounts ..........  $    52
          Purchased intangibles ....................      500
          Other intangibles ........................      205
          Property, plant and equipment ............        7
          Net operating losses .....................    5,254
                                                      -------
                  Total gross deferred tax assets...    6,018
        Valuation allowance ........................   (6,018)
                  Net deferred tax assets ..........  $    --
                                                      =======

      As a result of the purchase of Argos and the incorporation of the Parent, the Company will file a consolidated federal income tax return for the taxable period ended December 31, 1997. Prior to its acquisition, Argos filed a separate corporate income tax return. During this period, Argos had cumulative federal net operating losses of approximately $1,208,000 and $1,514,000 as of December 31, 1996 and August 8, 1997 (date of acquisition), respectively. These net operating losses (which begin to expire in 2008) will be limited in their usage to approximately $1,000,000 annually and will only be available to offset any future taxable income of Argos.

(11)  COMMITMENTS AND CONTINGENCIES

      The Company has noncancelable operating leases for office space which expire at various dates. Minimum lease payments are as follows (dollars in thousands):

                1998 ............  $  984
                1999 ............     911
                2000 ............     733
                2001 ............     386
                2002 ............     263
                                   ------
                          Total..  $3,277
                                   ======

      As described in note 1, at December 31, 1997, the Company has outstanding offers to acquire revenue rights for $582,000.

(12)  EMPLOYEE STOCK INCENTIVE PLAN

      In July 1997, the Company approved an Employee Stock Incentive Plan. This plan provides for grants to certain members of the Company's management of options to purchase 62,525 shares of the Company's common stock for $1 per share, which management estimates to be the fair market value at the date of grant. All options have been granted at December 31, 1997. The options vest over a three-year period and expire ten years from the date of grant. No options have been exercised as of December 31, 1997.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Triangle Communication System, Inc.
Havre, Montana

      We have audited the accompanying balance sheets of Triangle Communication System, Inc. as of December 31, 1997, 1996, and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triangle Communication System, Inc. at December 31, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                           Eide Helmeke PLLP

March 6, 1998
Sioux Falls, South Dakota

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                                 BALANCE SHEETS
                        DECEMBER 31, 1997, 1996, AND 1995

                                                                     1997             1996             1995
                                                                  -----------      -----------      -----------
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ...............................     $   175,917      $   356,571      $   234,152
    Accounts receivable .....................................          22,466            7,298              520
    Accounts receivable - affiliate .........................           9,889               --               --
    Contract receivable .....................................           1,370           17,053            8,649
    Inventory ...............................................          45,193           42,228           74,539
    Prepaid expenses ........................................         192,095           67,611            2,824
                                                                  -----------      -----------      -----------
         Total current assets ...............................         446,930          490,761          320,684
                                                                  -----------      -----------      -----------
   Property and equipment (net of  accumulated
   depreciation of $379,281 in 1997; $310,553
   in 1996, and $283,058 in 1995) ...........................         152,523          209,260          158,527
                                                                  -----------      -----------      -----------
   Intangible assets  (net of accumulated amortization of
      $105,354 in 1997; $77,360 in 1996; and $49,367 in 1995)         321,926          349,920          377,913
                                                                  -----------      -----------      -----------
OTHER ASSETS:
   Investments in marketable equity securities (Note 2) .....       1,851,588        1,433,695        1,485,128
   Other investments (Note 3) ...............................         777,982          517,050          186,719
                                                                  -----------      -----------      -----------
         Total other assets .................................       2,629,570        1,950,745        1,671,847
                                                                  -----------      -----------      -----------
                                                                  $ 3,550,949      $ 3,000,686      $ 2,528,971
                                                                  ===========      ===========      ===========
                      LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
   Accounts payable .........................................     $   250,509      $   135,875      $   140,152
   Accounts payable - affiliate .............................          11,772          335,021           58,772
   Unearned revenue .........................................         214,848          219,569           17,807
   Customer deposits ........................................           3,590            1,048              840
   Accrued taxes ............................................           1,607            1,286            1,481
   Other current liabilities ................................           1,157               --               --
                                                                  -----------      -----------      -----------
         Total current liabilities ..........................         483,483          692,799          219,052
                                                                  -----------      -----------      -----------
   Deferred income taxes ....................................         656,859          432,702          451,835
                                                                  -----------      -----------      -----------
         Total liabilities ..................................      1, 140,342        1,125,501          670,887
                                                                  -----------      -----------      -----------
SHAREHOLDER'S EQUITY:
   Common stock, $100 par value,  authorized 53,000
     shares; issued and outstanding; 1997 - 10,595
     shares, 1996 and 1995 - 8,095 shares ...................       1,059,500          809,500          809,500
   Additional paid-in capital ...............................         315,000          315,000          315,000
   Unrealized gain on equity securities .....................       1,108,891          915,155          947,455
   Accumulated deficit ......................................         (72,784)        (164,470)        (213,871)
                                                                  -----------      -----------      -----------
         Total stockholder's equity .........................       2,410,607        1,875,185        1,858,084
                                                                  -----------      -----------      -----------
         Total liabilities and shareholder's equity .........     $ 3,550,949      $ 3,000,686      $ 2,528,971
                                                                  ===========      ===========      ===========

            The accompanying notes to the financial statements are an
                  integral part of these financial statements.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                               1997             1996           1995
                                                            -----------      ----------     -----------
REVENUES:
   CATV program revenues ..............................     $    55,695      $   58,658     $    60,928
   DBS program revenue ................................       2,255,440       1,312,525         501,767
   Cellular revenue ...................................         129,529          62,800              --
   Rural TV service revenue ...........................          13,493          16,149          18,446
   Equipment sales ....................................         170,863         188,802         449,343
   Other ..............................................          50,241          52,030          28,384
                                                            -----------      ----------     -----------
         Total revenues ...............................       2,675,261       1,690,964       1,058,868
                                                            -----------      ----------     -----------

COST OF REVENUES:
   CATV program costs .................................          13,924          14,406          14,767
   DBS program costs ..................................       1,263,995         785,954         277,497
   Cellular program costs .............................         109,592          55,550              --
   Rural TV program costs .............................          10,333          12,034          13,250
   Equipment costs ....................................         229,404         195,796         459,655
   Rebates and coupon costs ...........................         469,207         162,154          61,437
                                                            -----------      ----------     -----------
         Total cost of revenues .......................       2,096,455       1,225,894         826,606
                                                            -----------      ----------     -----------
         Gross profit .................................         578,806         465,070         232,262
                                                            -----------      ----------     -----------
EXPENSES:
   Salaries, wages, and commissions ...................         180,134         129,063          81,954
   Depreciation and amortization ......................          96,721          55,489          49,692
   Bad debt expense ...................................          12,808          13,262           4,810
   Marketing ..........................................          75,111          84,097         103,695
   Maintenance and installation .......................          26,709          34,059          19,341
   Other selling, general, and  administrative expenses         106,511          75,955          36,077
                                                            -----------      ----------     -----------
         Total expenses ...............................         497,994         391,925         295,569
                                                            -----------      ----------     -----------
NET INCOME BEFORE NONOPERATING INCOME
AND TAXES .............................................          80,812          73,145         (63,307)
                                                            -----------      ----------     -----------
NONOPERATING INCOME (LOSS):
   Interest income ....................................           6,470           5,463           1,432
   Loss in equity earnings of affiliate ...............         (31,828)             --              --
   Gain on sale of cellular stock .....................              --              --          15,501
                                                            -----------      ----------     -----------
         Total nonoperating income (loss) .............         (25,358)          5,463          16,933
                                                            -----------      ----------     -----------
NET INCOME BEFORE TAXES ...............................          55,454          78,608         (46,374)
PROVISION FOR (BENEFIT FROM)
 INCOME TAX (Note 6) ..................................         (36,232)         29,207         (17,231)
                                                            -----------      ----------     -----------
NET INCOME ............................................     $    91,686      $   49,401     $   (29,143)
                                                            ===========      ==========     ===========

            The accompanying notes to the financial statements are an
                  integral part of these financial statements.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                       Unrealized
                                      Common         Additional        Gain (Loss)
                                     Stock $100       Paid-in         on Securities        Accumulated
                                     Par Value        Capital       Available for Sale       Deficit         Total
                                    -----------      ----------     ------------------     -----------    ----------
Balance, January 1, 1995 ......     $   569,500      $ 315,000          $  951,493         $(184,728)     $1,651,265
Net income ....................              --             --                  --           (29,143)        (29,143)
Issuance of 2,400
   shares of stock ............         240,000             --                  --                --         240,000
Change in unrealized gain
   on securities available-for-
   sale .......................              --             --              (4,038)               --          (4,038)
                                    -----------      ---------          ----------         ---------      ----------
Balance, December 31, 1995 ....         809,500        315,000             947,455          (213,971)      1,858,084
Net income ....................              --             --                  --            49,401          49,401
Change in unrealized gain
   on securities available-for-
   sale .......................              --             --             (32,300)               --         (32,300)
                                    -----------      ---------          ----------         ---------      ----------
Balance, December 31, 1996 ....         809,500        315,000             915,155          (164,470)      1,875,185
Net income ....................              --             --                  --            91,686          91,686
Issuance of 2,500 shares of
   stock ......................         250,000             --                  --                --         250,000
Change in unrealized gain
   on securities available-for-
   sale .......................              --             --             193,736                --         193,736
                                    -----------      ---------          ----------         ---------      ----------
Balance, December 31, 1997 ....     $ 1,059,500      $ 315,000          $1,108,891         $ (72,784)     $2,160,607
                                    ===========      =========          ==========         =========      ==========

            The accompanying notes to the financial statements are an
                  integral part of these financial statements.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                    1997           1996           1995
                                                               ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ............................................     $  91,686      $  49,401      $ (29,143)
   Adjustments to reconcile net  loss to net cash provided
     by (used in) operating activities:
        Depreciation and amortization ....................        96,721         55,489         49,692
        Noncash equity loss in affiliate .................        31,828             --             --
       (Gain) on sale of investments ....................             --             --        (15,501)
   (Increase) decrease in assets:
        Accounts receivable ..............................       (25,057)        (6,778)         1,119
        Contracts receivable .............................        15,683         (8,404)        (8,649)
        Inventory ........................................        (2,965)        32,311         10,476
        Other assets .....................................      (124,484)       (64,787)        13,023
   (Decrease) increase in liabilities:
        Accounts payable .................................       114,634         (4,277)        98,387
        Accounts payable - associated company ............      (323,249)       276,249         23,039
        Unearned revenue .................................        (4,721)       201,762         17,807
        Customer deposits ................................         2,542            208           (855)
        Accrued taxes ....................................           321           (195)         1,481
        Other current liabilities ........................         1,157             --             --
                                                               ---------      ---------      ---------
   Net cash (used in) provided by operating activities ...      (125,904)       530,979        160,876
                                                               ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment ...................       (11,990)       (78,229)       (94,052)
   Proceeds from the sale of investments .................            --             --         15,552
   Deposit on PCS license ................................            --       (211,616)            --
   (Increase) in other investments .......................      (292,760)      (118,715)      (182,643)
                                                               ---------      ---------      ---------
         Net cash (used in) investing activities .........      (304,750)      (408,560)      (261,143)
                                                               ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock ..............................       250,000             --        240,000
                                                               ---------      ---------      ---------
         Net cash provided by financing activities .......       250,000             --        240,000
                                                               ---------      ---------      ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS ..................      (180,654)       122,419        139,733
CASH AND CASH EQUIVALENTS,  BEGINNING OF PERIOD ..........
                                                                 356,571        234,152         94,419
                                                               ---------      ---------      ---------
CASH AND CASH EQUIVALENTS,  END OF PERIOD ................     $ 175,917      $ 356,571      $ 234,152
                                                               =========      =========      =========

            The accompanying notes to the financial statements are an
                  integral part of these financial statements.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995

NOTE I - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Triangle Communication System, Inc. is a rural telecommunications provider, whose purpose is to engage in the business of transmitting television impulses, and installing and maintaining television equipment.

      Triangle Communication System, Inc. is a wholly owned subsidiary of Triangle Telephone Cooperative Association, Inc. which was incorporated under Montana state statute in 1980.

      The company has four areas, of primary interest which include cable television operations, rural television programming service for large satellite dish owners, and a Direct Broadcast Satellite (DBS) franchise, which allows the company to receive a commission from all DBS programming sold to rural customers located throughout their franchise area. The company also receives commissions for the sales and service of cellular phones for Commnet Cellular.

      PROPERTY AND EQUIPMENT - These assets are stated at cost. The cost of additions to plant includes contracted work, direct labor and materials, and allocable overheads. When units of property are retired, sold, or otherwise disposed of in the ordinary of business, their average book cost less net salvage is charged to accumulated depreciation. Repairs and the replacement and renewal of items determined to be of less than units of property are charged to maintenance.

      DEPRECIATION AND AMORTIZATION - Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the various classes of property. Such provisions as a percentage of the average balance of plant in service were as follows:

                  1997        1996        1995
                  ----        ----        ----
CATV plant        6.2%        6.2%        6.2%
Franchise         6.6%        6.6%        6.6%

      INVESTMENT SECURITIES - The company's investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded for earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

      All other investments are stated at cost.

      CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the company considers all cash deposits, with maturities of less than three months, to be cash and cash equivalents.

      INVENTORIES - Inventories are stated at the lower of cost or market by using the weighted average as cost.

      INCOME TAXES - The company generally provides for income taxes resulting from timing differences between amounts reported for financial accounting and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are received or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

      ACCOUNTING ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - INVESTMENT IN MARKETABLE EQUITY SECURITY

      The cost and fair values of this marketable equity security available-for-sale at December 3l, 1997, 1996, and 1995, were as follows:

                                                      Unrealized           1997              1996              1995
                                      Cost               Gain           Fair Value        Fair Value       Fair Value
                                      ----            ----------        ----------        ----------       -----------
Commnet Cellular, Inc.- stock....   $85,838           $1,765,750        $1,851,588        $1.433.695       $ 1.485,128
                                    =======           ==========        ==========        ==========       ===========

      The market value of the above security increased by $417,893 in 1997. As of December 31, 1997, the unrealized gain of $1,765,750 is included with stockholders equity net of deferred income taxes of $656,859.

NOTE 3 - OTHER INVESTMENTS

                                                             1997         1996         1995
                                                           --------     --------     --------
Patronage capital credits from affiliated companies ..     $ 58,071     $ 38,025     $  9,310
Memberships and deposits .............................        1,450        1,450        1,450
Cellular operating companies - capital stock (at cost)          959          959          959
Montana Advanced Information Network, Inc. -
   capital stock (at cost) ...........................      365,000       15,000      150,000
Vision Net, Inc. - capital stock (at cost) ...........      250,000      250,000       25,000
Montana PCS Alliance LLC (at equity) .................       51,695      211,616           --
Skyland Technologies, Inc. (at equity) ...............       50,807           --           --
                                                           --------     --------     --------
                                                           $777,982     $517,050     $186,719
                                                           ========     ========     ========

NOTE 4 - FRANCHISE

      The company purchased the Direct Broadcast System (DBS) franchise rights to provide exclusive franchise rights for distribution of DirecTV satellite television programming. The franchise rights give the company exclusive right to the distribution of DirecTV service within the contract area, which includes thirteen counties in Montana. The company began amortizing the franchise rights in 1994 when programming service began.

                     Franchise     Accumulated
                       Cost        Amortization   Net 1997     Net 1996     Net 1995
                     ---------     ------------   --------     --------     --------
Direct Broadcast
  System (DBS) ...   $427,280        $105,354     $321,926     $349,920     $377,913
                     ========        ========     ========     ========     ========

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 - PROPERTY AND EQUIPMENT

                                    1997         1996         1995
                                  --------     --------     --------
Support equipment ...........     $ 25,419     $ 24,089     $ 23,090
Cable television equipment ..      175,844      166,885      166,885
Towers, antennas, and dishes        33,917       33,917       33,917
CATV - cable ................      127,051      125,349      125,349
Cellular equipment ..........      169,573      169,573           --
                                  --------     --------     --------
         In service .........      531,804      519,813      349,241
         Under construction .           --           --       92,344
                                  --------     --------     --------
                                   531,804      519,813      441,585
Less accumulated depreciation      379,281      310,553      283,058
                                  --------     --------     --------
                                  $152,523     $209,260     $158,527
                                  ========     ========     ========

NOTE 6 - INCOME TAXES

         The company files a consolidated tax return with its parent company, Triangle Telephone Cooperative Association, Inc.; income tax expense is computed by individual company using the separate return method. Details of income tax are as follows:

                                                    1997           1996           1995
                                                  ---------      ---------      ---------
Provision for (benefit from) income taxes:
   Federal tax at statutory rates ...........     $  27,599      $  25,439      $ (15,025)
   State tax at statutory rates .............         4,870          3,768         (2,206)
   Benefit of net operating loss carryforward
     used on consolidated return with parent        (68,701)            --             --
                                                  ---------      ---------      ---------
   Total (benefit from) provision
          for income taxes ..................     $ (36,232)     $  29,207      $ (17,231)
                                                  =========      =========      =========
The components of deferred tax (assets) and
 liabilities are as follows:
     Deferred tax liabilities:
         Unrealized gain on securities
           available-for-sale ...............     $ 656,859      $ 501,403      $ 520,536
     Deferred tax (assets):
         Net operating loss carryforwards ...            --        (68,701)       (68,701)
                                                  ---------      ---------      ---------
         Net deferred tax liability .........     $ 656,859      $ 432,702      $ 451,835
                                                  =========      =========      =========

NOTE 7 - RELATED PARTY TRANSACTIONS

      Triangle Telephone Cooperative Association, Inc. owns 100% of the issued and outstanding shares of Triangle Communication System, Inc. At December 31, 1997, the company had a receivable of $9,889 from its parent, Triangle Telephone Cooperative Association, Inc. At December 31, 1996 and 1995, the company had an outstanding liability with Triangle Telephone Cooperative Association, Inc. of $320,086 and $47,081, respectively.

Triangle Communication System, Inc. has an operation and maintenance agreement with Hill County Electric Cooperative, Inc. The agreement provides that the operations of the two companies are, insofar as is possible, to be

                       TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

carried on jointly, and that Hill County Electric Cooperative, Inc. is to operate and manage Triangle Communication System, Inc. Costs incurred in the performance of services under the agreement that relate to joint operations are to be apportioned and Triangle Communication System, Inc. is to reimburse Hill County Electric Cooperative, Inc. at amounts specified in the agreement. Total payments to Hill County Electric Cooperative, Inc. under this agreement in 1997 were approximately $157,000. A t December 31, 1997, 1996, and 1995, Triangle Communication System, Inc. owed Hill County Electric Cooperative, Inc. $11,772, $14,935, and $11,691, respectively.

      The maintenance agreement may be terminated by either party by giving a six month notice in writing to the other party.

NOTE 8 - SUBSEQUENT EVENT

      In January 1998 the company entered into an agreement to sell its Direct Broadcast System (DBS) franchise rights to Golden Sky Systems, Inc. The sale for approximately $9.3 million will yield a net gain of approximately $8.6 million to the company in 1998.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                              FINANCIAL STATEMENTS
                             JUNE 30, 1998 AND 1997

                                  (UNAUDITED)

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                                 BALANCE SHEETS
                          AS OF JUNE 30, 1998 AND 1997

                                   (UNAUDITED)

                 ASSETS                                              June 30,1998    June 30,1997
                                                                     ------------    ------------
Current Assets
        Cash and Equivalents ....................................     $  397,024      $  870,107
        Trade Receivables, net of allowance for doubtful accounts
           of $6,000 (Note 3) ...................................        195,178         219,399
        Inventories .............................................         20,371          21,449
        Due from Golden Sky Systems, Inc. .......................             --       2,408,750
                                                                      ----------      ----------
           Total Current Assets .................................        612,573       3,519,705
Furniture and Equipment
        Furniture and Equipment .................................         82,431          40,174
        Accumulated Depreciation ................................        (43,669)        (22,566)
                                                                      ----------      ----------
           Net Furniture and Equipment ..........................         38,762          17,608
                                                                      ----------      ----------
Intangible Assets
        Franchise Costs .........................................      1,046,171       1,046,170
        Accumulated Amortization ................................       (435,915)       (331,297)
                                                                      ----------      ----------
                                                                         610,256         714,873
                                                                      ----------      ----------
Other Assets
        Prepaid Expenses ........................................             --             746
        NRTC Patronage Capital ..................................        128,275          91,730
                                                                      ----------      ----------
                                                                         128,275          92,476
                                                                      ----------      ----------
                                                                      $1,389,866      $4,344,662
                                                                      ==========      ==========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
        Trade Payables ..........................................     $  239,332      $  241,813
        Unearned Revenues .......................................        195,630         561,402
        Accrued Salaries and Other ..............................         18,708          16,051
                                                                      ----------      ----------
           Total Current Liabilities ............................        453,670         819,266
                                                                      ----------      ----------
Stockholders' Equity
        Common Stock, No Par Value, Authorized 50,000 Shares,
           10,463 Shares Issued and Outstanding .................      1,124,739       1,124,739
        Retained Earnings .......................................       (188,543)      2,400,657
                                                                      ----------      ----------
           Total Stockholders' Equity ...........................        936,196       3,525,396
                                                                      ----------      ----------
                                                                      $1,389,866      $4,344,662
                                                                      ==========      ==========

                           See Selected Information.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                                INCOME STATEMENTS
                        FOR THE SIX MONTHS ENDED JUNE 30

                                   (UNAUDITED)

                                                                        1998           1997
                                                                    ------------    ------------
REVENUES
        DSS Programming Revenues ...............................     $2,206,978      $2,027,555
        DSS Equipment Sales ....................................         95,420          67,905
        Other DSS Sales ........................................         14,967          14,945
                                                                     ----------      ----------
                                                                      2,317,365       2,110,405
                                                                     ----------      ----------
COST OF REVENUES
        Programming Costs ......................................      1,343,334         958,645
        DSS Equipment Costs ....................................         68,832          67,905
        Other DSS Cost of Revenues .............................         14,032           3,493
        Rebates ................................................         27,691         321,535
                                                                     ----------      ----------
                      Gross Profit .............................      1,453,889       1,351,578
                                                                     ----------      ----------
                                                                        863,476         758,827
                                                                     ----------      ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
        Salaries, Wages and Commissions ........................        216,071         171,461
        Amortization and Depreciation ..........................         67,227          62,519
        Bad Debt Expense .......................................         13,935          28,831
        Marketing and Advertising ..............................         51,692          93,195
        Other Selling, General and Administrative ..............        102,790          94,765
                                                                     ----------      ----------
                      Operating Income .........................        451,715         450,771
                                                                     ----------      ----------
                                                                        411,761         308,056
                                                                     ----------      ----------
OTHER INCOME (EXPENSE)
        Interest Income ........................................        143,581          70,634
        Interest Expense .......................................             (3)           (218)
                                                                     ----------      ----------
                                                                        143,578          70,416
INCOME FROM CONTINUING OPERATIONS ..............................        555,339         378,472
DISCONTINUED OPERATIONS
        Income from Operations of Colorado Franchise Territories             --         173,516
        Gain on Sale of Colorado Franchise Territories .........             --       4,654,996
                                                                     ----------      ----------
                      Net Income from Discontinued Operations ..             --       4,828,512
                                                                     ----------      ----------
NET INCOME .....................................................     $  555,339      $5,206,984
                                                                     ==========      ==========

                           See Selected Information.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                         STATEMENTS OF RETAINED EARNINGS
                        FOR THE SIX MONTHS ENDED JUNE 30

                                   (UNAUDITED)

                                    1998            1997
                                ------------    ------------
Balance, Beginning of Period    $ 2,171,945     $  (484,136
Net Income .................        555,339       5,206,984
Dividends and Distributions      (2,915,827)     (2,322,191)
                                -----------     -----------
Balance, End of Period .....    $  (188,543)    $ 2,400,657
                                ===========     ===========

                           See Selected Information.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                            STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                                   (UNAUDITED)

                                                                      June 30,1998     June 30,1997
                                                                      ------------     ------------
Cash Flows from Operating Activities
        Net income ...............................................    $   555,339      $5,206,984
        Adjustments to Reconcile Net Income to Net
           Cash Provided by Operating Activities:
                 Depreciation and Amortization ...................         67,227          62,519
                 Gain on Sale of Colorado Franchise Territories
                    (Increase) decrease in: ......................             --      (4,654,996)
                    Trade Accounts Receivable ....................           (976)         82,651
                    Inventories ..................................          2,071          (7,955)
                    Prepaids .....................................          1,559             674
                    Accrued Interest - Golden Sky Systems ........        235,000         (58,750)
                 Increase (decrease) in:
                    Trade Accounts Payable .......................         54,660        (114,018)
                    Accrued Expenses .............................        (93,100)         (9,222)
                    Unearned Revenues ............................        (55,224)         13,059
                                                                       ----------      ----------
                         Net Cash Provided by Operating Activities        766,556         520,946
                                                                       ----------      ----------
Cash Flows from Investing Activities
        Purchase of Property, Plant and Equipment ................         (2,614)         (5,288)
        Proceeds from Sale of Franchise Territories ..............      2,350,000       2,425,038
                                                                       ----------      ----------
                         Net Cash Provided by Investing Activities      2,347,386       2,419,750
                                                                       ----------      ----------
Cash Flows from Financing Activities
        Distributions to Stockholders ............................     (2,915,827)     (2,322,191)
                                                                       ----------      ----------
                         Net Cash Used by Financing Activities ...     (2,915,827)     (2,322,191)
                                                                       ----------      ----------
Net Decrease in Cash .............................................        198,115         618,505
Cash, Beginning of Period ........................................        198,909         251,602
                                                                       ----------      ----------
Cash, End of Period ..............................................     $  397,024      $  870,107
                                                                       ==========      ==========

SUPPLEMENTAL DISCLOSURES:
        Cash paid during the period for interest .................     $        3      $      218
                                                                       ==========      ==========

                           See Selected Information.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                              SELECTED INFORMATION
                             JUNE 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations -

   Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of Direct service within the contract area. In 1994, Hughes launched the satellites that provided programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

Revenue Recognition -

   Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

Use of Estimates -

   The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments -

   Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Intangible Assets -

   The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

Income Taxes -

   Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

Cash and Cash Equivalents -

   For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at June 30, 1998 or 1997.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS
                              SELECTED INFORMATION
                             JUNE 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Major Suppliers/Economic Dependency -

   The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

Discontinued Operations

   In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

Subsequent Event

   The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheet of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                         Loucks & Glassley, pllp

June 19, 1998
Great Falls, Montana

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1997

                                     ASSETS
CURRENT ASSETS
  Cash and Equivalents (Note 4) ..............................................     $   198,909
  Trade Receivables, net of allowance for doubtful accounts of $6,000 (Note 3)         194,202
  Inventories ................................................................          22,442
  Prepaid Expenses ...........................................................           1,559
  Due from Golden Sky Systems, Inc. (Note 2) .................................       2,585,000
                                                                                   -----------
          Total Current Assets ...............................................       3,002,112
                                                                                   -----------
FURNITURE AND EQUIPMENT
  Furniture and Equipment ....................................................          79,817
  Accumulated Depreciation ...................................................         (28,751)
                                                                                   -----------
     Net Furniture and Equipment .............................................          51,066
                                                                                   -----------
INTANGIBLE ASSETS
  Franchise Costs ............................................................       1,046,171
  Accumulated Amortization ...................................................        (383,606)
                                                                                   -----------
                                                                                       662,565
OTHER ASSETS
  NRTC Patronage Capital (Note 5) ............................................         128,275
                                                                                   -----------
                                                                                       128,275
                                                                                   $ 3,844,018
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables .............................................................     $   184,672
  Unearned Revenues ..........................................................         250,854
  Accrued Salaries and Other .................................................         111,808
                                                                                   -----------
          Total Current Liabilities ..........................................         547,334
                                                                                   -----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding ....................................       1,124,739
  Retained Earnings ..........................................................       2,171,945
                                                                                   -----------
          Total Stockholders' Equity .........................................       3,296,684
                                                                                   -----------
                                                                                   $ 3,844,018
                                                                                   ===========

   The accompanying notes are an integral part of these financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenues
  DSS programming revenues ...............................     $ 3,541,723
  DSS equipment sales ....................................         113,153
  Other DSS sales ........................................          34,894
                                                               -----------
                                                                 3,689,770
Cost of revenues
  Programming costs ......................................       2,013,749
  DSS equipment costs ....................................         113,153
  Other DSS cost of revenues .............................          13,970
  Rebates ................................................         308,699
                                                               -----------
                                                                 2,449,571
                                                               -----------
          Gross profit ...................................       1,240,199
                                                               -----------
Selling, general & administrative expenses
  Salaries, wages and commissions ........................         449,121
  Amortization and depreciation ..........................         121,013
  Bad debt expense .......................................          28,024
  Marketing and advertising ..............................         181,469
  Other selling, general and administrative ..............         168,028
                                                               -----------
                                                                   947,655
                                                               -----------
          Operating income ...............................         292,544
                                                               -----------
Other income (expenses)
  Patronage income (Note 5) ..............................          36,545
  Interest income ........................................         255,889
  Interest expense .......................................            (218)
                                                               -----------
                                                                   292,216
                                                               -----------
Income from continuing operations ........................         584,760
Discontinued Operations (Note 2)
  Income from operations of Colorado franchise territories         173,516
  Gain on sale of Colorado franchise territories .........       4,654,996
                                                               -----------
          Net income from discontinued operations ........       4,828,512
                                                               -----------
Net income ...............................................     $ 5,413,272
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         STATEMENT OF RETAINED EARNINGS
                             AS OF DECEMBER 31, 1997

Balance, Beginning of Year      $  (484,136)
Net Income (Loss) .........       5,413,272
Dividends and Distributions      (2,757,191)
                                -----------
Balance, End of Year ......     $ 2,171,945
                                ===========

   The accompanying notes are an integral part of these financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities
  Net income ........................................    $ 5,413,272
  Adjustments to Reconcile Net Income to Net
     Cash Provided by Operating Activities:
       Depreciation and Amortization ................        121,013
       Gain on Sale of Colorado Franchise Territories     (4,654,996)
       (Increase) decrease in:
          Trade Accounts Receivable .................         83,627
          Inventories ...............................        (10,026)
          Prepaids ..................................           (139)
          NRTC Patronage Capital ....................        (36,545)
          Accrued Interest-- Golden Sky Systems .....       (235,000)
       Increase (decrease) in:
          Trade Accounts Payable ....................       (171,159)
          Accrued Expenses ..........................         86,535
          Unearned Revenues .........................       (297,489)
                                                         -----------
            Net Cash Provided by Operating Activities        299,093
                                                         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment .........        (44,931)
  Proceeds from Sale of Franchise Territories .......      2,450,336
                                                         -----------
           Net Cash Provided by Investing Activities       2,405,405
                                                         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to Stockholders .....................     (2,757,191)
                                                         -----------
            Net Cash Used by Financing Activities ...     (2,757,191)
Net Decrease in Cash ................................        (52,693)
Cash, Beginning of Year .............................        251,602
                                                         -----------
Cash, End of Year ...................................    $   198,909
                                                         ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest ............    $       218
                                                         ===========

   The accompanying notes are an integral part of these financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

      Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997 (Note 2).

Revenue Recognition

      Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

Inventories

      Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

Use of Estimates

      The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

      Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Intangible Assets

      The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Income Taxes

      Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997.

Major Suppliers/Economic Dependency

      The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

Property, Plant and Equipment

      Property, plant and equipment consists principally of office equipment, computer equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods. Depreciation expense for the year ended December 31, 1997 is $9,475.

Marketing and Advertising

      Advertising costs are charged to expense as incurred. The Company often subsidizes the cost of equipment for new subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of the equipment up to the amount of the sales price to the subscriber. Any excess cost over sales price is recorded in sales and marketing expense.

NOTE 2 -- DISCONTINUED OPERATIONS

      In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

NOTE 3 -- ACCOUNTS RECEIVABLE

      Trade receivables consist of amounts due from subscribers for monthly programming fees. These unsecured receivables arise solely from customers in the franchise territories listed in Note 1.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

      The Company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $342,012 at December 31, 1997.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NRTC PATRONAGE CAPITAL

      The Company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

      The Company occupies its offices on a month to month to month rental arrangement. Rent expense was $9,923. A shareholder has sued the Company, claiming a finders fee on the sale of the Colorado franchise territories to Golden Sky Systems, Inc. Management is vigorously contesting this action both as to liability and damages. No provision has been made in the financial statement for this claim.

NOTE 7 -- SUBSEQUENT EVENT

      The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

         We have audited the accompanying balance sheets of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1996 and 1995 and the related statements of earnings, accumulated deficit and cash flows for the years ended December 31, 1996 and 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                                    Loucks & Glassley, pllp

September 12, 1997
Great Falls, Montana

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                                                               1996              1995
                                                                            ----------        ----------
ASSETS
CURRENT ASSETS
  Cash and Equivalents (Note 4) .....................................       $  251,602        $  107,722
  Trade Receivables, net of allowance for doubtful accounts of $6,000
     (Note 2) .......................................................          277,829           107,336
  Inventories .......................................................           12,416             5,496
                                                                            ----------        ----------
          Total Current Assets ......................................          541,847           220,554
                                                                            ----------        ----------
FURNITURE AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION ..............           15,610            18,379
                                                                            ----------        ----------
INTANGIBLE ASSETS
  Franchise Costs ...................................................        1,253,803         1,253,803
  Accumulated Amortization ..........................................         (334,358)         (208,977)
                                                                            ----------        ----------
                                                                               919,445         1,044,826
                                                                            ----------        ----------
OTHER ASSETS
  Prepaid Expenses ..................................................            1,420             1,420
  NRTC Patronage Capital (Note 5) ...................................           91,730            47,420
                                                                            ----------        ----------
                                                                                93,150            48,840
                                                                            ----------        ----------
          Total Assets ..............................................       $1,570,052        $1,332,599
                                                                            ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables ....................................................       $  355,831        $  190,717
  Unearned Revenues .................................................          548,343           100,827
  Accrued Salaries and Other ........................................           25,273             4,078
                                                                            ----------        ----------
          Total Current Liabilities .................................          929,447           295,622
                                                                            ----------        ----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares, 10,463 Shares
     Issued and Outstanding .........................................        1,124,739         1,124,739
  Accumulated Deficit ...............................................         (484,134)          (87,762)
                                                                            ----------        ----------
          Total Stockholders' Equity ................................          640,605         1,036,977
                                                                            ----------        ----------
          Total Liabilities and Stockholders' Equity ................       $1,570,052        $1,332,599
                                                                            ==========        ==========



              The accompanying notes are an integral part of these
                             financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                     1996                1995            1994
                                                  ----------        ----------        ----------
REVENUES
  DSS Programming Revenues ................       $2,588,681        $1,191,353        $   62,544
  DSS Equipment Sales .....................           93,472           225,583           429,015
  Other DSS Sales .........................           31,362            33,120                --
                                                  ----------        ----------        ----------
                                                   2,713,515         1,450,056           491,559
COST OF REVENUES
  Programming Costs .......................        1,763,043           771,093            40,479
  Equipment Costs .........................           66,930           205,200           391,056
  Other DSS Cost of Revenues ..............           40,259             9,163                --
  Rebates .................................          274,529            23,546                --
                                                  ----------        ----------        ----------
                                                   2,144,761         1,009,002           431,535
                                                  ----------        ----------        ----------
          Gross Profit ....................          568,754           441,054            60,024
                                                  ----------        ----------        ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions .........          206,113           118,064            40,038
  Amortization and Depreciation ...........          131,654           133,411            88,147
  Bad Debt Expense ........................           16,202            12,512                --
  Advertising .............................           90,395            53,076             5,431
  Other Selling, General and Administrative          132,304           117,990            32,656
                                                  ----------        ----------        ----------
                                                     576,668           435,053           166,272
                                                  ----------        ----------        ----------
          Net Operating Income (Loss) .....           (7,914)            6,001          (106,248)
                                                  ----------        ----------        ----------
OTHER INCOME (EXPENSES)
  Patronage Income (Note 5) ...............           44,310            30,609            16,921
  Interest Expense ........................           (1,268)          (19,485)          (15,589)
  Interest Income .........................            2,212                29                --
                                                  ----------        ----------        ----------
                                                      45,254            11,153             1,332
                                                  ----------        ----------        ----------
          Net Income (Loss) ...............       $   37,340        $   17,154        $ (104,916)
                                                  ==========        ==========        ==========


              The accompanying notes are an integral part of these
                             financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                        STATEMENTS OF ACCUMULATED DEFICIT
                     AS OF DECEMBER 31, 1996, 1995 AND 1994

                                    1996            1995            1994
                                  --------        --------        --------
Balance, Beginning of Year        $ (87,762)      $(104,916)      $      --
Net Income (Loss) .........          37,340          17,154        (104,916)
Dividends and Distributions        (433,712)             --              --
                                  ---------       ---------       ---------
Balance, End of Year ......       $(484,134)      $ (87,762)      $(104,916)
                                  =========       =========       =========

              The accompanying notes are an integral part of these
                             financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    1996              1995             1994
                                                                 ----------        ----------        ----------
Cash Flows from Operating Activities
  Net income (loss) ......................................       $   37,340        $   17,154        $ (104,916)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and Amortization .......................          131,654           133,411            88,147
     (Increase) decrease in:
       Trade Accounts Receivable .........................         (170,493)          (37,643)          (69,693)
       Inventories .......................................           (6,920)           69,871           (75,367)
       Prepaids ..........................................               --              (701)             (719)
       NRTC Patronage Capital ............................          (44,310)          (30,499)          (16,921)
     Increase (decrease) in:
       Trade Accounts Payable ............................          165,114            26,357           164,360
       Accrued Expenses ..................................           21,195             2,394             1,684
       Unearned Revenues .................................          447,516            74,091            26,736
          Net Cash Provided by Operating Activities ......          581,096           254,435            13,311
                                                                 ----------        ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment ..............           (3,504)           (3,131)          (27,829)
  Investment in NRTC Marketing Rights ....................               --                --        (1,253,803)
                                                                 ----------        ----------        ----------
          Net Cash Used by Investing Activities ..........           (3,504)           (3,131)       (1,281,632)
                                                                 ----------        ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Borrowings ..............................               --                --           487,534
  Line of Credit Repayments ..............................               --          (236,458)         (251,076)
  Borrowings from Stockholder ............................               --                --            33,499
  Repayment on Stockholder Loan ..........................               --           (33,499)               --
  Distributions to Stockholders ..........................         (433,712)               --                --
  Issuance of Common Stock ...............................               --                --         1,124,739
                                                                 ----------        ----------        ----------
          Net Cash Provided (Used) by Financing Activities         (433,712)         (269,957)        1,394,696
                                                                 ----------        ----------        ----------
Net Increase (Decrease) in Cash ..........................          143,880           (18,653)          126,375
Cash, Beginning of Year ..................................          107,722           126,375                --
                                                                 ----------        ----------        ----------
Cash, End of Year ........................................       $  251,602        $  107,722        $  126,375
                                                                 ----------        ----------        ----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest .................       $    1,268        $   19,485        $   15,589
                                                                 ==========        ==========        ==========

              The accompanying notes are an integral part of these
                             financial statements.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations -

         Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide, exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for five counties in Montana, three counties in Idaho, and three counties in Colorado. The Colorado operating rights were sold in 1997.

Revenue Recognition -

         Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

Inventories

         Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

Use of Estimates

         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Intangible Assets

         The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Income Taxes

         Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded. For the five months ended December 31, 1994, the company incurred a loss and no income taxes were due.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 or 1996.

Major Suppliers/Economic Dependency -

         The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing and the determination of unearned revenue.

Property, Plant, and Equipment -

         Property, plant and equipment consists principally of office equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods.

Advertising -

         Advertising costs are charged to expense as incurred.

NOTE 2 -- ACCOUNTS RECEIVABLE

         Trade receivables consist of amounts due from subscribers for monthly programming fees.

NOTE 3 -- RELATED PARTY TRANSACTIONS

         During 1994, a shareholder advanced $33,499 to the Company. This advance had no specific repayment terms and was repaid in 1995

NOTE 4 -- CONCENTRATION OF CREDIT RISK

         The company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $73,370 at December 31, 1996.

NOTE 5 -- NRTC PATRONAGE CAPITAL

         The company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

                            WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

         The company occupies its offices on a month to month to month rental arrangement. Rent expense was $3,224 in 1994, $12,090 in 1995, and $18,000 in 1996.

NOTE 7 -- SUBSEQUENT EVENT

         In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of revenues.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                  TAHOKA, TEXAS

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                       AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS


                    BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 LUBBOCK, TEXAS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

         We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the results of its operations, changes in partners' capital and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                      Bolinger, Segars, Gilbert & Moss, L.L.P.
                                      Certified Public Accountants

February 28, 1997

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                  BALANCE SHEET
                           DECEMBER 31, 1996 AND 1995

                                                                                                 December 31,
                                                                                         ------------------------------
                                                                                             1996               1995
                                                                                         -----------        -----------
ASSETS
CURRENT ASSETS
  Cash ...........................................................................       $   195,586        $   175,287
  Accounts Receivable (Less allowance for uncollectibles of $2,875 in
    1996 and $2,073 in 1995) .....................................................            54,216             53,770
  Inventory ......................................................................            39,928            554,323
  Prepaid Expenses ...............................................................             5,905              5,937
                                                                                         -----------        -----------
                                                                                         $   295,635        $   789,317
                                                                                         -----------        -----------
OTHER ASSETS
  Investment in Associated Organizations .........................................       $    61,084        $    37,853
  Franchise License (Less Accumulated Amortization of $339,114 in
    1996 and $198,791 in 1995) ...................................................         1,064,115          1,204,438
  Membership .....................................................................             1,000              1,000
  Deposits .......................................................................             1,617              1,617
                                                                                         -----------        -----------
                                                                                         $ 1,127,816        $ 1,244,908
                                                                                         -----------        -----------
FIXED ASSETS
  Office Furniture and Fixtures ..................................................       $    98,152        $    99,119
  Office Equipment ...............................................................            22,439             22,439
  Leased Equipment ...............................................................            27,694             25,342
  Leasehold Improvements .........................................................            10,888             10,888
                                                                                         -----------        -----------
                                                                                         $   159,173        $   157,788
  Less: Accumulated Depreciation and Amortization ................................            37,021             18,503
                                                                                         -----------        -----------
                                                                                         $   122,152        $   139,285
                                                                                         -----------        -----------
                                                                                         $ 1,545,603        $ 2,173,510
                                                                                         ===========        ===========

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Accounts Payable-- Operating Partner ...........................................       $   202,090        $   311,760
  Accounts Payable-- Trade .......................................................            20,504             96,042
  Advance Billing ................................................................           232,682              3,360
  Equipment Deposits .............................................................             2,210             62,014
  Other Accrued Liabilities ......................................................             4,100             17,221
                                                                                         -----------        -----------
                                                                                         $   461,586        $   490,397
                                                                                         -----------        -----------
NONCURRENT LIABILITIES
  Line of Credit Outstanding-- RTFC ..............................................       $ 1,724,642        $ 1,484,642
                                                                                         -----------        -----------
PARTNERS' CAPITAL
  Poka-Lambro Telecommunications, Inc. ...........................................       $  (152,149)       $    47,136
  South Plains Development Corporation ...........................................          (152,149)            47,136
  S.P.A.C.E., Inc. ...............................................................          (152,149)            47,136
  L. E. C. Development, Inc. .....................................................          (152,149)            47,136
  Rural Vision Development Corporation ...........................................           (32,029)             9,927
                                                                                         -----------        -----------
                                                                                         $  (640,625)       $   198,471
                                                                                         -----------        -----------
                                                                                         $ 1,545 603        $ 2,173,510
                                                                                         ===========        ===========


                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
                  FOR THE YEARS ENDED DECEMBER 31,1996 AND 1995

                                                                                  December 31,
                                                                        ------------------------------
                                                                            1996               1995
                                                                        -----------        -----------
OPERATING REVENUES
  Satellite Service Revenue .....................................       $ 1,410,801        $   740,420
  Equipment Sales and Installation ..............................           379,520            553,388
  Subscriber Activations ........................................            53,650             34,403
  Miscellaneous Revenues ........................................            67,287              6,154
                                                                        -----------        -----------
                                                                        $ 1,911,258        $ 1,334,365
                                                                        -----------        -----------
COST OF SALES AND SERVICES
  Equipment Sales and Installation ..............................       $   622,157        $   547,157
  Wholesale Service Costs .......................................           999,466            517,744
                                                                        -----------        -----------
                                                                        $ 1,621,623        $ 1,064,901
                                                                        -----------        -----------
GROSS PROFIT ....................................................       $   289,635        $   269,464
                                                                        -----------        -----------
OPERATING EXPENSES
  Advertising ...................................................       $   224,919        $   319,592
  Commercial Office Expenses ....................................           249,694            136,045
  Depreciation and Amortization .................................           159,442            154,140
  General and Administrative ....................................            69,290             61,924
  Legal and Accounting ..........................................             6,450             21,761
  Management Expense ............................................           143,122            128,984
  Office Supplies and Expenses ..................................            25,782             19,978
  Property Tax ..................................................            16,046              6,862
  Rent Expense ..................................................            32,982             31,675
  Repair and Maintenance ........................................            16,072             22,649
  Sales Commissions .............................................            55,455             33,785
  Utilities and Telephone .......................................            32,236             29,921
  Interest ......................................................           102,975             75,689
  Bad Debt Expense ..............................................            20,765             14,337
                                                                        -----------        -----------
                                                                        $ 1,155,230        $ 1,057,342
                                                                        -----------        -----------
NET OPERATING LOSS ..............................................       $  (865,595)       $  (787,878)
                                                                        -----------        -----------
NON OPERATING INCOME (EXPENSES)
  Interest Income ...............................................       $         6        $        --
  Capital Credits ...............................................            31,780             46,533
  Loss on Disposal of Assets ....................................            (5,287)                --
                                                                        -----------        -----------
NET LOSS ........................................................       $  (839,096)       $  (741,345)
                                                                        ===========        ===========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                             Poka
                            Lambro             South                                                  Rural
                           Telecom-           Plains                              L.E.C.             Vision
                         munications,        Development       S.P.A.C.E.       Development,        Development
                              Inc.           Corporation         Inc.              Inc.             Corporation          Total
                          ---------          ---------          ---------          ---------        ------------        ---------
Balance --
  January 1, 1995         $ 223,206          $ 223,206          $ 223,206          $ 223,206          $ 46,992          $ 939,816
Net Loss-- 1995 .          (176,070)          (176,070)          (176,070)          (176,070)          (37,065)          (741,345)
                          ---------          ---------          ---------          ---------          --------          ---------
Balance --
  December 31,
  1995 ..........         $  47,136          $  47,136          $  47,136          $  47,136          $  9,927          $ 198,471
Net Loss-- 1996 .          (199,285)          (199,285)          (199,285)          (199,285)          (41,956)          (839,096)
                          ---------          ---------          ---------          ---------          --------          ---------
Balance --
  December 31,
  1996 ..........         $(152,149)         $(152,149)         $(152,149)         $(152,149)         $(32,029)         $(640,625)
                          =========          =========          =========          =========          ========          =========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS, LIMITED PARTNERSHIP

                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                             December 31,
                                                                                      ----------------------------
                                                                                         1996              1995
                                                                                      ---------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss ....................................................................       $(839,096)       $  (741,345)
  Adjustments to Reconcile Net Loss to Net Cash
     Used in Operating Activities
     Depreciation and Amortization ............................................         159,442            154,140
     Loss on Disposal of Assets ...............................................           5,287
     Capital Credits-- Non-Cash ...............................................         (31,780)           (46,533)
     Accounts Receivable ......................................................            (446)            11,712
     Inventory ................................................................         514,395            226,129
     Prepaid Expenses .........................................................              32             (4,197)
     Accounts Payable-- Trade .................................................         (75,538)          (505,314)
     Equipment Deposits .......................................................         (59,804)            (2,900)
     Advanced Billing .........................................................         229,322             43,111
     Other Accrued Liabilities ................................................         (13,120)            14,388
                                                                                      ---------        -----------
       Net Cash Used in Operating Activities ..................................       $(111,306)       $  (850,809)
                                                                                      ---------        -----------
  CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Fixed Assets ...................................................       $  (7,274)       $   (67,199)
  Investments in Associated Organizations .....................................           8,549              8,680
                                                                                      ---------        -----------
       Net Cash Provided by (Used in) Investing Activities ....................       $   1,275        $   (58,519)
                                                                                      ---------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Advances an Line-of-Credit-- RTFC ........................................       $ 240,000        $ 1,484,642
     Accounts Payable-- General Partner .......................................        (109,670)          (490,727)
                                                                                      ---------        -----------
       Net Cash Provided by Financing Activities ..............................       $ 130,330        $   993,915
                                                                                      ---------        -----------
INCREASE IN CASH ..............................................................       $  20,299        $    84,587
                                                                                      ---------        -----------
CASH-- BEGINNING OF YEAR ......................................................         175,287             90,700
                                                                                      ---------        -----------
CASH-- END OF YEAR ............................................................       $ 195,586        $   175,287
                                                                                      ---------        -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash Paid During the Year for:
     Interest .................................................................       $ 102,975        $    75,689
                                                                                      ---------        -----------
     Income Taxes .............................................................       $       0        $         0
                                                                                      =========        ===========


                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

Nature of Operations

         South Plains DBS Limited Partnership is a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests are as follows:

Poka Lambro Telecommunications, Inc. (General)......................... 23.75%
South Plains Development Corporation (General)......................... 23.75%
S.P.A.C.E., Inc. (General)............................................. 23.75%
L.E.C. Development, Inc. (General)..................................... 23.75%
Rural Vision Development Corporation (Limited).........................  5.00%


         The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) serves as the operating partner.

Operating Partner Responsibilities

         The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

Allowance for Uncollectible Accounts

         The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

         The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

Inventory

         Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

Patronage Capital Certificates

         Patronage capital from associated organizations is recorded at the stated amount of the certificates.

Accounts Payable -- Operating Partner, Related Party Transactions

         Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

Recognition of Income

         Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

Customer Billing and Collection of Digital Satellite TV (DSTV) Services

         The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

Concentration of Credit Risk

         The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

Use of Estimates in the Preparation of Financial Statements

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.  ASSETS PLEDGED

         All assets are pledged as security for the long-term debt due Rural Telephone Finance Corporation.

NOTE 3.  FRANCHISE LICENSE

         The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the years ended December 31, 1996 and 1995 amounted to $140,323 and $140,323, respectively.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

NOTE 4.  FIXED ASSETS

         Fixed assets are stated at the original purchase cost.

         The major classes of fixed assets are as follows:

                                         December 31,
                                    ------------------------
                                       1996           1995
                                    --------       ---------
Office Furniture and Fixtures       $ 98,152       $ 99,119
Office Equipment ............         22,439         22,439
Lease Equipment .............         27,694         25,342
Leasehold Improvements ......         10,888         10,888
                                    --------       --------
                                    $159,173       $157,788
                                    ========       ========


         Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures           7.50%
Office Equipment ............          14.30%
Leased Equipment ............          14.30%


         Depreciation expense on the office furniture, fixtures and equipment for the years ended December 31, 1996 and 1995 was $14,767 and $9,331, respectively.

         The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the years ended December 31, 1996 and 1995 amounted to $4,352 and $4,486, respectively.

NOTE 5.  LINE OF CREDIT -- RTFC

         In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate is 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms include quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes are secured by the assets of the partnership and are guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. Total interest expense for the years ended December 31, 1996 and 1995, was $102,975 and $75,689, respectively.

NOTE 6.  EQUIPMENT DEPOSITS

         Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

NOTE 7.  PARTNERS' CAPITAL ACCOUNTS

         Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8.  COMMITMENTS AND CONTINGENCIES

         The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner. If additional capital is necessary for the satisfaction of these commitments, this capital will be provided by the above referenced capital calls of each partner.

         The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 31, 1996:

1997..............................................................    $32,280
1998..............................................................    $19,040


         Lease expense recognized under this lease for the year ended December 31, 1996 and 1995, amounted to $32,982 and $31,675, respectively.

         The partnership also leases a copier and a fax machine for use in its daily operations. The lease terms are for three years commencing on August 18, 1995. Rental expense recognized under the terms noted above amounted to $2,830 and $2,548 for the years ended December 31, 1996 and 1995, respectively.

         Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material.

NOTE 9.  INCOME TAXES

         The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Souris River Television, Inc.
Minot, North Dakota

     We have audited the accompanying balance sheets of Souris River Television, Inc. as of December 31, 1996, and 1995 and the related statements of earnings, shareholder's equity and cash flows for the years ended December 31, 1996, and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquisition, Inc. at December 31, 1996, and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, and 1995, in conformity with generally accepted accounting principles.

                                Eide Helmeke PLLP

October 23, 1997
Sioux Falls, South Dakota

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                                 BALANCE SHEETS
                           DECEMBER 31, 1996, AND 1995

                                                                             1996              1995
                                                                          ----------        ----------
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .......................................       $   67,573       $    32,720
  Accounts receivable, net of allowance (Note 2) ..................           54,353            95,700
  Accounts receivable-- associated company ........................          377,704            26,124
  Inventory .......................................................          254,927           259,619
  Notes receivable, current maturities (Note 3) ...................          105,984           172,166
  Other current assets ............................................            2,451
                                                                          ----------        ----------
          Total current assets ....................................          862,992           586,329
  Property and equipment (net of accumulated depreciation of
     $1,186,886 in 1996 and $943,982 in 1995) (Note 4) ............        1,076,776         1,086,569
                                                                          ----------        ----------
  Intangible assets (net of accumulated amortization of $329,891 in
     1996 and $206,182 in 1995) ...................................          907,205         1,030,914
                                                                          ----------        ----------
OTHER ASSETS:
  Other investments ...............................................           71,741            19,449
  Deferred income taxes (Note 5) ..................................                              8,211
  Notes receivable, less current maturities (Note 3) ..............          176,117           273,771
                                                                          ----------        ----------
          Total other assets ......................................          247,858           301,431
                                                                          ----------        ----------
                                                                          $3,094,831        $3,005,243
                                                                          ==========        ==========
                LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable ................................................       $  112,410        $   66,962
  Unearned revenue ................................................          326,924           109,937
  Customer deposits ...............................................           85,500            58,300
  Other current liabilities .......................................            5,955                --
                                                                          ----------        ----------
          Total current liabilities ...............................          530,789           235,199
                                                                          ----------        ----------
  Deferred income taxes (Note 5) ..................................           74,223               --
                                                                          ----------        ----------
          Total liabilities .......................................          605,012           235,199
                                                                          ----------        ----------
SHAREHOLDER'S EQUITY:
  Common stock, no par value, authorized 100,000 shares; issued and
     outstanding 100 shares .......................................        2,963,885         2,963,885
  Accumulated deficit .............................................         (474,066)         (193,841)
                                                                          ----------        ----------
          Total stockholder's equity ..............................        2,489,819         2,770,044
                                                                          ----------        ----------
          Total liabilities and shareholder's equity ..............       $3,094,831        $3,005,243
                                                                          ==========        ==========


                See accompanying notes to financial statements.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                  1996               1995
                                                           -----------        -----------
REVENUES:
  CATV program revenues ............................       $   253,708        $   261,159
  DBS program revenue ..............................         1,464,579            567,480
  Satellite program revenue ........................           448,568            602,030
  Equipment sales ..................................           549,432            819,901
  Lease revenue ....................................           236,672             18,186
  Other ............................................            40,926             31,668
                                                           -----------        -----------
          Total revenues ...........................         2,993,885          2,300,424
                                                           -----------        -----------
COST OF REVENUES:
  CATV program costs ...............................            53,997             57,308
  DBS program costs ................................           866,008            324,845
  Satellite program costs ..........................           339,783            379,333
  Equipment costs ..................................           483,894            535,149
  Rebate expense ...................................           139,414             14,343
                                                           -----------        -----------
          Total cost of revenues ...................         1,883,096          1,310,978
                                                           -----------        -----------
          Gross Profit .............................         1,110,789            989,446
                                                           -----------        -----------
EXPENSES:
  Salaries, wages and commissions ..................           789,334            710,009
  Depreciation and amortization ....................           384,189            218,727
  Bad debt expense .................................            35,967             50,899
  Marketing ........................................           170,664            129,993
  Maintenance and installation .....................            70,066             81,723
  Other selling, general and administrative expenses           161,073            166,073
                                                           -----------        -----------
                                                             1,611,293          1,357,424
                                                           -----------        -----------
NET LOSS BEFORE INTEREST AND TAXES .................          (500,504)          (367,978)
                                                           -----------        -----------
INTEREST INCOME ....................................            41,119             50,206
                                                           -----------        -----------
NET LOSS BEFORE TAXES ..............................          (459,385)          (317,772)
INCOME TAX BENEFIT (Note 5) ........................           179,160            123,931
                                                           -----------        -----------
NET LOSS ...........................................       $  (280,225)       $  (193,841)
                                                           ===========        ===========


                See accompanying notes to financial statements.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                          Common           Accumulated
                                                          Stock            Deficits           Total
                                                          -----            --------           -----
Balance, January 1, 1995 ..........................       $       --        $      --       $       --
Issuance of common stock for property and franchise
  rights ..........................................        2,963,885               --        2,963,885
Net loss, 1995 ....................................               --         (193,841)        (193,841)
                                                          ----------        ---------       ----------
Balance, December 31, 1995 ........................        2,963,885         (193,841)       2,770,044
Net loss, 1996 ....................................               --         (280,225)        (280,225)
                                                          ----------        ----------      -----------
Balance December 31, 1996 .........................       $2,963,885        $(474,066)      $2,489,819
                                                          ==========        ==========      ===========

                See accompanying notes to financial statements.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                                1996             1995
                                                                            ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ..........................................................        $(280,225)        $(193,841)
  Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
     Depreciation and amortization ..................................          384,189           218,727
     Bad debt expense ...............................................           35,967            50,899
     Deferred income taxes ..........................................           82,434            (8,211)
  (Increase) decrease in assets:
     Accounts receivable ............................................           41,347           (81,157)
     Accounts receivable -- associated company ......................         (351,580)          (26,124)
     Inventory ......................................................            4,692           (38,514)
     Other assets ...................................................           (2,451)               --
  (Decrease) increase in liabilities:
     Accounts payable ...............................................           45,448            66,962
     Unearned revenue ...............................................          164,695            90,488
     Customer deposits ..............................................           27,200            57,650
     Other liabilities ..............................................            5,955            (1,498)
                                                                            ----------        ----------
       Net cash provided by operating activities ....................          157,671           135,381
                                                                            ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment ...............................         (250,687)         (705,050)
  Decrease (Increase) in notes receivable ...........................          127,869           (88,097)
  Transfer of DBS franchise rights ..................................               --        (1,154,623)
                                                                            ----------        ----------
       Net cash (used in) investing activities ......................         (122,818)       (1,947,770)
                                                                            ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt -- associated company ........               --        (1,118,776)
  Issuance of common stock ..........................................               --         2,963,885
                                                                            ----------        ----------
       Net cash provided by financing activities ....................               --         1,845,109
                                                                            ----------        ----------
NET CHANGE IN CASH AND CASH EQUIVALENTS .............................           34,853            32,720
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ......................           32,720                --
                                                                            ----------        ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD ............................           67,573            32,720
                                                                            ==========        ==========

              See accompanying notes to the financial statements.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND NATURE OF OPERATIONS -- Souris River Television. Inc. (the Company) is a wholly-owned subsidiary of Souris River Telecommunications Cooperative (the Parent). The Company was formed in December 1994 for the purpose of owning and operating direct broadcast satellite (DBS) and cable television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive right to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, and 1995, the Company had the operating rights for sixteen counties in North Dakota.

         REVENUE RECOGNITION -- Revenues are earned for monthly DBS and cable television and satellite services and are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

         INVENTORY -- Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes. and satellite TV accessories.

         USE OF ESTIMATES -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the balance sheets in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

         INTANGIBLE ASSETS -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years which is the expected useful life of the revenue stream of those services.

         INCOME TAXES -- The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations.

         INVESTMENTS AND OTHER ASSETS -- Investments and other assets are stated at cost.

         PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives.

         CASH AND CASH EQUIVALENTS -- For purposes of reporting cash flows, the company considers all deposits with a maturity of three months or less to be cash equivalents.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- ACCOUNTS RECEIVABLE

         Trade receivables consist primarily of amounts due from subscribers for monthly programming fees from cable television and direct broadcast satellite services. Accounts receivables as of December 31, 1996, and 1995 are as follows:

                                               1996             1995
                                            --------          --------
Accounts receivable:
  Programming-- DBS ...............         $ 50,167          $ 88,695
  Programming-- CATV ..............            6,552             9,203
  Less allowance for uncollectibles           (2,366)           (2,198)
                                            --------          --------
                                            $ 54,353          $ 95,700
                                            ========          ========


NOTE 3 -- NOTES RECEIVABLE

         Notes receivable consist primarily of amounts due from subscribers for DBS and satellite equipment purchases financed by the Company, repayment of the notes range from one to five years. Notes receivable as of December 31, 1996, and 1995 are as follows:

                                               1996             1995
                                           --------         --------
Notes receivable, net of allowance         $282,101         $445,937
  Less amount due in one year ....           105,98          172,166
                                           --------         --------
                                           $176,117         $273,771
                                           ========         ========


NOTE 4 -- PROPERTY AND EQUIPMENT

                                                         1996                              1995
                                           ---------------------------------   ------------------------------
                                               Plant          Depreciation         Plant         Depreciation
                                             Balance               Rate           Balance            Rate
                                           ----------         -------------    -----------       ------------
Land and support assets ..........         $  159,352             20.0%         $  178,083           20.0%
Towers and antennas ..............             81,994              6.7%             81,994            6.7%
CATV equipment ...................            671,460              6.7%            669,505            6.7%
CATV cable .......................            397,957              6.7%            397,957            6.7%
Leased DBS equipment .............            952,899             20.0%            703,012           20.0%
                                           ----------                           ----------
  Total plant in service .........          2,263,662                            2,030,551
     Less accumulated depreciation          1,186,886                              943,982
                                           ----------                           ----------
                                           $1,076,776                           $1,086,569
                                           ==========                           ==========


NOTE 5 -- INCOME TAXES

         The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.

                          SOURIS RIVER TELEVISION, INC.
                               MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


         Income tax benefit for the year ended December 31, 1996 and 1995, is comprised of the following:

                                                1996               1995
                                             ---------          ---------
Current:
  Federal ..........................         $ 207,933          $ 131,712
  State ............................            53,661             33,990
                                             ---------          ---------
          Total current tax benefit            261,594            165,702
                                             ---------          ---------
Deferred:
  Federal ..........................           (65,524)           (33,203)
  State ............................           (16,910)            (8,568)
                                             ---------          ---------
          Total deferred tax benefit           (82,434)           (41,771)
                                             ---------          ---------
          Total income tax benefit .         $ 179,160          $ 123,931
                                             =========          =========

         The tax effects of temporary differences that result in tax assets and liabilities at December 31, 1996 and 1995, are presented below. There are no valuation allowances provided.

                                                                  1996              1995
                                                               ---------         ---------
Deferred income tax assets (liabilities):
  Allowance for uncollectibles .......................         $  31,790          $ 22,596
  Depreciation .......................................          (106,013)          (14,385)
                                                               ---------          --------
          Net deferred income tax assets (liabilities)         $ (74,223)         $  8,211
                                                               =========          ========


NOTE 5 -- RELATED PARTY TRANSACTIONS

         Souris River Telecommunications Cooperative owns 100% of the outstanding shares of Souris River Television, Inc. Souris River
Telecommunications Cooperative provides certain management, customer service, billing and collection, and other services to the company on a contractual basis. Payments under this contract for the years ended December 31, 1996 and 1995, were approximately $931,000 and $797,000 respectively.

         Intercompany receivable balances arising from the various intercompany transactions at December 31, 1996, and 1995 were $377,704, and $26,124, respectively.

NOTE 6 -- SUBSEQUENT EVENT

         On October 16, 1997, the Company contracted to sell 69% of their DBS franchise area to Golden Sky Systems, Inc. The acquisition is expected to close on November 21, 1997.

                             IMAGES DBS KANSAS, L.C.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Images DBS Kansas, L.C.:

     We have audited the accompanying balance sheets of Images DBS Kansas, L.C. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Images DBS Kansas, L.C. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                      KPMG Peat Marwick LLP

June 20, 1997

                             IMAGES DBS KANSAS L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                       1996              1995
                                                                                   -----------        ----------
                             ASSETS
Current assets:
  Cash .....................................................................       $    42,806            16,614
  Accounts receivable:
     Subscribers (net of allowance for doubtful accounts of
       $38,480 and $8,686) .................................................           238,422           327,119
     Related parties .......................................................             1,802                --
  Prepaid expenses .........................................................             1,124             4,674
                                                                                    ----------        ----------
          Total current assets .............................................           284,154           348,407
Intangible assets (net of accumulated amortization of
  $3,517 and $2,062) (note 1) ..............................................             3,762             5,217
Other assets ...............................................................            30,007             2,941
                                                                                    ----------        ----------
          Total assets .....................................................       $   317,923           356,565
                                                                                   ===========        ==========
                          LIABILITIES AND INVESTORS' CAPITAL
Current liabilities:
  Accounts payable:
     Vendors ...............................................................       $  128, 132            56,196
     Related parties .......................................................                --             5,078
  Unearned revenue .........................................................           226,611            72,543
  Other liabilities ........................................................           150,509            39,845
                                                                                    ----------        ----------
          Total current liabilities ........................................           505,252           173,662
                                                                                    ----------        ----------
Long-term liabilities:
  Notes payable ............................................................         1,078,447           650,877
  Other long-term liabilities ..............................................            47,181            11,330
                                                                                    ----------        ----------
          Total long-term liabilities ......................................         1,125,628           662,207
                                                                                    ----------        ----------
Investors' capital:
  Contributed capital ......................................................           556,968           406,968
                                                                                    ----------        ----------
  Accumulated deficit ......................................................        (1,869,925)         (886,272)
                                                                                    ----------        ----------
                                                                                    (1,312,957)         (479,304)
                                                                                    ----------        ----------
          Total liabilities and investors' capital .........................       $   317,923           356,565
                                                                                   ===========        ==========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996            1995
                                                  -----------        --------
Revenues:
  Programming revenue .....................       $   775,165         246,432
  Equipment rental revenue ................           212,172          57,433
  Other revenues ..........................            12,923          18,160
                                                  -----------        --------
          Total revenues ..................         1,000,260         322,025
                                                  -----------        --------
Cost of revenues:
  Programming costs .......................           678,105         213,679
  Equipment rental costs ..................           361,427          76,886
                                                  -----------        --------
          Total cost of revenues ..........         1,039,532         290,565
                                                  -----------        --------
          Gross profit (loss) .............           (39,272)         31,460
                                                  -----------        --------
Expenses:
  Salaries and commissions ................           450,819         267,232
  Advertising .............................           117,347         181,879
  Bad debt expense ........................            50,300          12,100
  Other general and administrative expenses           267,690         222,932
  Amortization expense ....................             1,455           1,455
                                                  -----------        --------
                                                      887,611         685,598
                                                  -----------        --------
          Net operating loss ..............          (926,883)       (654,138)
Interest expense ..........................           (56,770)        (30,877)
                                                  -----------        --------
          Net loss ........................       $  (983,653)       (685,015)
                                                  ===========        ========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                        STATEMENTS OF INVESTORS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                  Contributed     Accumulated           Total
                                   capital         deficit             capital
                                   --------       ----------        ----------
Balance at January 1, 1995 .       $ 37,468         (201,257)         (163,789)
Capital contributions ......        369,500               --           369,500
Net loss ...................             --         (685,015)         (685,015)
                                   --------       ----------        ----------
Balance at December 31, 1995        406,968         (886,272)         (479,304)
Capital contributions ......        150,000               --           150,000
Net loss ...................             --         (983,653)         (983,653)
                                   --------       ----------        ----------
Balance at December 31, 1996       $556,968       (1,869,925)       (1,312,957)
                                   ========       ==========        ==========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                 1996               1995
                                                                              ---------          ---------
Operating activities:
  Net loss ..........................................................         $(983,653)         (685,015)
  Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
     Amortization ...................................................             1,455             1,455
     Bad debt expense ...............................................            50,330            12,100
  Change in:
     Accounts receivable ............................................            36,595          (322,128)
     Other assets ...................................................           (27,066)             (626)
     Accounts payable ...............................................            66,858            21,532
     Other liabilities ..............................................           110,664            21,513
     Intangible assets ..............................................                --            (6,672)
     Other long-term liabilities ....................................            35,851            11,330
     Prepaid expenses ...............................................             3,550            (3,885)
     Unearned revenue ...............................................           154,068            69,744
                                                                              ---------          --------
       Net cash used in operating activities ........................          (551,378)         (880,652)
                                                                              ---------          --------
Investing activities-- capital contributions ........................           150,000           369,500
                                                                              ---------          --------
Financing activities:
  Payments on notes payable .........................................          (211,700)          (82,500)
  Proceeds from notes payable .......................................           639,270           600,256
       Net cash provided by financing activities ....................           427,570           517,756
                                                                              ---------          --------
       Net change in cash ...........................................            26,192             6,604
Cash at beginning of period .........................................            16,614            10,010
                                                                              ---------          --------
Cash at end of period ...............................................         $  42,806            16,614
                                                                              =========          ========

                See accompanying notes to financial statements.

                             IMAGES DBS KANSAS, L.C.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         Images DBS Kansas, L.C. (Images-KS) is a limited-liability company which is in the primary business of promoting, marketing and selling direct broadcast satellite (DBS) television services in seven counties in southeastern Kansas. Images-KS is owned by the employees, officers and directors of Totah Telephone Company, Inc. (Totah) and its subsidiaries.

         In 1994, the Hughes Communications Galaxy, Inc. (Hughes) launched two satellites to provide satellite television services. The National Rural Telecommunications Cooperative (NRTC) contracted with Hughes to distribute DBS television services throughout the United States. Totah became an affiliated member of NRTC in order to acquire exclusive distribution rights for DirecTV service within certain contract areas. Totah purchased the rights in seven southeastern Kansas counties and entered into an agreement with Images-KS to license all of Totah's rights and obligations under the agreement with the NRTC to Images-KS. In return for this, Totah received a ten-percent license and royalty fee of net programming revenues. Effective January 1, 1996, Totah contributed the licensing rights to Total Communications, Inc. (Total), a wholly owned subsidiary. Subsequent to this date, the ten percent license and royalty fee paid by Images-KS is paid to Total. Total is in the primary business of providing DBS equipment to the customers of Images-KS.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided.

Equipment Rental

         Images-KS leases satellite television equipment from Total and in turn leases this equipment to its DBS customers. The lease terms to customers are based on prevailing market conditions. The lease terms with Total are based on a fixed percentage of equipment value.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Long-Lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                             IMAGES DBS KANSAS, L.C.

NRTC Patronage Capital

         The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

Income Taxes

         Images-KS is a limited-liability company. All taxes are the responsibility of Images-KS's unit holders.

Intangible Assets

         The costs of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis, over a ten-year period, which is the expected useful life of the revenue streams of those services.

Accounts Receivable Subscribers

         Accounts receivables subscribers consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by Images-KS. Images-KS finances equipment purchases at 12% over a period of two to three years. Balances as of December 31, 1996 and 1995 were $238,422 and $327,119, respectively.

(2)  RELATED PARTY TRANSACTIONS

         As described in note 1, Images-KS is owned by the employees, officers and directors of Totah and its subsidiaries. As a result, certain general and administrative expenses and payroll-related changes occur between Images-KS and Totah and its subsidiaries.

         Related party receivables and payables as of December 31, 1996 and 1995 are as follows:

                                          1996            1995
                                        -------         -------
Related party receivables from:
  Total .......................         $58,580          18,193
  Images DBS Oklahoma, L.C ....              --           1,980
                                        -------         -------
                                         58,580          20,173
                                        -------         -------
Related party payables to:
  Total .......................          46,590          19,328
  Images DBS Oklahoma, L.C ....          10,188           5,923
                                        -------         -------
                                         56,778          25,251
                                        -------         -------
          Net .................         $ 1,802          (5,078)
                                        =======         =======

                             IMAGES DBS KANSAS, L.C.

         Related party notes payable and accrued interest as of December 31, 1996 and 1995 are as follows:

                                       1996                1995
                                   ----------            -------
Total .........................    $  732,722            494,616
Totah .........................       179,449                 --
Other .........................       166,276            156,261
                                   ----------            -------
                                   $1,078,447            650,877
                                   ==========            =======


         As a result of the acquisition of Images-KS (see note 3), all notes payable were repaid on February 27, 1997.

(3)  SUBSEQUENT EVENTS

         In December 1996, Images-KS contracted to sell all of its DBS operations to Golden Sky Systems , Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                            IMAGES DBS OKLAHOMA, L.C.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Images DBS Oklahoma, L.C.:

     We have audited the accompanying balance sheets of Images DBS Oklahoma, L.C. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Images DBS Oklahoma, L.C. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                      KPMG PEAT MARWICK LLP

June 20, 1997

                            IMAGES DBS OKLAHOMA, L.C.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                            1996             1995
                                                                       -----------        --------
                               ASSETS
Current assets:
  Cash .........................................................       $    47,362          11,055
  Accounts receivable:
     Subscribers -- (net of allowance for doubtful accounts of
       $29,785 and $11,888) ....................................           240,589         336,278
     Related parties ...........................................            33,965              --
  Prepaid expenses .............................................             5,028          14,333
                                                                       -----------        --------
          Total current assets .................................           326,944         361,666
Intangible assets (net of accumulated amortization of $3,517 and
  $2,062) (note 1) .............................................             3,762           5,217
Other assets ...................................................            55,939          18,415
                                                                       -----------        --------
          Total assets .........................................       $   386,645         385,298
                                                                       ===========        ========

               LIABILITIES AND INVESTORS' CAPITAL
Current liabilities:
  Accounts payable:
     Vendors ...................................................       $   147,830          67,417
     Related parties ...........................................                --           4,688
  Unearned revenue .............................................           280,870          75,802
  Other liabilities ............................................          (155,053)         47,834
                                                                       -----------        --------
          Total current liabilities ............................           583,753         195,741
                                                                       -----------        --------
Long-term debt:
  Notes payable ................................................           746,895         495,613
  Deferred payables ............................................            55,556          13,911
                                                                       -----------        --------
          Total long-term liabilities ..........................           802,451         509,524
Investors' capital:
  Contributed capital ..........................................           559,966         409,966
  Accumulated deficit ..........................................        (1,559,525)       (729,933)
                                                                       -----------        --------
          Total investors' capital .............................          (999,559)       (319,967)
                                                                       -----------        --------
          Total liabilities and investors' capital .............       $   386,645         385,298
                                                                       ===========        ========

                See accompanying notes to financial statements.

                            IMAGES DBS OKLAHOMA, L.C.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996            1995
                                                  -----------        --------
Revenues:
  Programming revenue .....................       $   902,967         348,688
  Equipment rental revenue ................           138,049          51,284
  Other revenues ..........................            12,566          17,809
                                                  -----------        --------
          Total revenues ..................         1,053,582         417,781
                                                  -----------        --------
Cost of revenues:
  Programming costs .......................           780,879         269,704
  Equipment rental costs ..................           286,161          67,788
                                                  -----------        --------
          Total cost of revenues ..........         1,067,040         337,492
                                                  -----------        --------
          Gross profit (loss) .............           (13,458)         80,289
                                                  -----------        --------
Expenses:
  Salaries and commissions ................           256,134         197,560
  Advertising .............................           189,933         174,567
  Bad debt expense ........................            49,600          15,900
  Other general and administrative expenses           279,631         208,574
  Amortization expense ....................             1,455           1,455
                                                  -----------        --------
                                                      776,753         598,056
                                                  -----------        --------
          Net operating loss ..............          (790,211)       (517,767)
Interest expense ..........................           (39,381)        (26,340)
                                                  -----------        --------
          Net loss ........................       $  (829,592)       (544,107)
                                                  ===========        ========


                See accompanying notes to financial statements.

                            IMAGES DBS OKLAHOMA, L.C.

                        STATEMENTS OF INVESTORS' CAPITAL
                FOR THE YEARS ENDED TO DECEMBER 31, 1996 AND 1995

                                       Contributed          Accumulated             Total
                                          capital             deficit              capital
                                       -----------          -----------            --------
Balance at January 1, 1995 .            $ 40,466              (185,826)            (145,360)
Capital contributions ......             369,500                    --              369,500
Net loss ...................                  --              (544,107)            (544,107)
                                        --------            ----------             --------
Balance at December 31, 1995             409,966              (729,933)            (319,967)
Capital contributions ......             150,000                    --              150,000
Net loss ...................                  --              (829,592)            (829,592)
                                        --------            ----------             --------
Balance at December 31, 1996            $559,966            (1,559,525)            (999,559)
                                        ========            ==========             ========

                See accompanying notes to financial statements.

                            IMAGES DBS OKLAHOMA, L.C.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   1996               1995
                                                               ----------          -----------
Operating activities:
  Net loss ........................................            $(829,592)            (544,107)
  Adjustments to reconcile income:
     Amortization .................................                1,455                1,455
     Bad debt expense .............................               49,600               15,900
  Change in:
     Accounts receivable ..........................               12,124             (336,244)
     Other assets .................................              (37,524)             (17,100)
     Accounts payable .............................               75,725               48,418
     Other liabilities ............................              107,219               20,576
     Intangibles ..................................                   --               (6,672)
     Deferred payables ............................               41,645               13,911
     Prepaid expenses .............................                9,305              (13,780)
     Unearned revenue .............................              205,068               66,975
                                                               ---------             --------
          Net cash used in operating activities ...             (364,975)            (750,668)
                                                               ---------             --------
Investing activities:
  Capital contributions ...........................              150,000              369,500
                                                               ---------             --------
          Net cash provided by investing activities              150,000              369,500
                                                               ---------             --------
Financing activities:
  Payments on notes payable .......................             (227,695)             (82,500)
  Proceeds from notes payable .....................              478,977              461,318
                                                               ---------             --------
          Net cash provided by financing activities              251,282              378,818
                                                               ---------             --------
          Net change in cash ......................               36,307               (2,350)
Cash at beginning of period .......................               11,055               13,405
                                                               ---------             --------
Cash at end of period .............................            $  47,362               11,055
                                                               =========             ========


                See accompanying notes to financial statements.

                            IMAGES DBS OKLAHOMA, L.C.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         Images DBS Oklahoma, L.C. (Images-OK) is a limited-liability company which is in the primary business of promoting, marketing and selling direct broadcast satellite (DBS) television services in four counties in northeastern Oklahoma. Images-OK is owned by the employees, officers and directors of Totah Telephone Company, Inc. (Totah) and its subsidiaries.

         In 1994, the Hughes Communications Galaxy, Inc. (Hughes) launched two satellites to provide satellite television services. The National Rural Telecommunications Cooperative (NRTC) contracted with Hughes to distribute DBS television services throughout the United States. Totah became an affiliated member of NRTC in order to acquire exclusive distribution rights for DirecTV service within certain contract areas. Totah purchased the rights in seven southeastern Oklahoma counties and entered into an agreement with Images-OK to license all of Totah's rights and obligations under the agreement with the NRTC to Images-OK. In return for this, Totah received a ten-percent license and royalty fee of net programming revenues. Effective January 1, 1996, Totah contributed the licensing rights to Total Communications, Inc. (Total), a wholly-owned subsidiary. Subsequent to this date, the ten percent license and royalty fee paid by Images-OK is paid to Total. Total is in the primary business of providing DBS equipment to the customers of Images-OK.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represents subscriber advance billings and is deferred until the service is provided.

Equipment Rental

         Images-OK leases satellite television equipment from Total and in turn leases this equipment to its DBS customers. The lease terms with customers are based on prevailing market conditions. The lease terms with Total are based on a fixed percentage of equipment value.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Long-lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                            IMAGES DBS OKLAHOMA, L.C.

NRTC Patronage Capital

         The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

Income Taxes

         Images-OK is a limited-liability company. All taxes are the responsibility of Images-OK's unit holders.

Intangible Assets

         The costs of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis, over a ten-year period, which is the expected useful life of the revenue stream of those services.

Accounts Receivable-subscribers

         Accounts receivable-subscribers consist of amounts due from subscribers for (1) monthly programming fees and (2) equipment purchases financed by the Company. The Company finances equipment purchases at 12% over a period of two to three years. Trade receivables as of December 31, 1996 and 1995 were $240,589 and $366,278, respectively.

(2)  RELATED PARTY TRANSACTIONS

         As described in note 1, Images-OK is owned by the employees, officers and directors of Totah and its subsidiaries. As a result, certain general and administrative expenses and payroll-related charges occur between Images-OK and Totah and its subsidiaries.

                            IMAGES DBS OKLAHOMA, L.C.

         Related receivables and payables as of December 31, 1996 and 1995 are as follows:

                                               1996                1995
                                             -------             -------
Related party receivables for:
  Total .........................            $62,605             11,788
  Images DBS Kansas, L.C ........             10,188              5,923
  Other related party receivables              9,723              2,768
                                             -------            -------
                                              82,516             20,479
                                             -------            -------
Related party payables for:
  Total .........................             48,551             23,187
  Images DBS Kansas, L.C ........                 --              1,980
                                             -------            -------
                                              48,551             25,167
                                             -------            -------
          Net ...................            $33,965             (4,688)
                                             =======            =======


         Related party notes payable plus accrued interest as of December 31, 1996 and 1995 are as follows:

                                                    1996               1995
                                                  -------             -------
Total .......................................     $401,515            362,265
Totah .......................................      166,276                 --
Other .......................................      179,104            133,348
                                                  --------            -------
                                                  $746,895            495,613
                                                  ========            =======


         As a result of the acquisition of Images-OK (see note 3), all notes payable were repaid on February 27, 1997.

(3)  SUBSEQUENT EVENTS

         In December 1996, Images-OK contracted to sell all of its DBS operations to Golden Sky Systems, Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                           TOTAL COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Total Communications, Inc.

         We have audited the accompanying balance sheets of Total Communications, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Total
Communications, Inc. at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                 KPMG PEAT MARWICK LLP

June 20, 1997

                           TOTAL COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                   1996                   1995
                                                                               -----------             ----------
                                ASSETS
Current assets:
  Cash ............................................................            $   163,452                 22,384
  Lease receivable (net of allowance for doubtful accounts of
     $300,000 and $91,000) ........................................              1,699,709                518,115
  Accounts receivable-- related parties (net of allowance for
     doubtful accounts of $108,314 and $32,207) ...................                514,288                232,594
  Inventory .......................................................                363,010                853,528
                                                                               -----------             ----------
          Total current assets ....................................              2,740,459              1,626,621
Property and equipment (net of accumulated depreciation of $221,661
  and $115,429)(note 2) ...........................................                386,910                409,166
Investment in affiliates ..........................................                (83,017)                73,551
Intangible assets (net of accumulated amortization of $145,857 and
  $0) (note 1) ....................................................              1,106,081                     --
Notes receivable-- related parties (note 4) .......................              1,134,237                856,881
Other assets ......................................................                123,476                101,972
                                                                               -----------             ----------
          Total assets ............................................            $ 5,408,146              3,068,191
                                                                               ===========             ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable:
     Other ........................................................            $   105,437                 54,660
     Related parties ..............................................                338,352                250,137
  Notes payable (note 3) ..........................................                404,459                239,713
  Customer deposits payable .......................................                299,072                104,964
  Other accrued expenses ..........................................                 52,301                 26,486
  Unearned revenue ................................................                 34,234                 19,811
                                                                               -----------             ----------
          Total current liabilities ...............................              1,233,855                695,771
                                                                               -----------             ----------
Long-term liabilities:
  Notes payable (note 3) ..........................................              4,007,462              2,653,607
  Accrued interest payable ........................................                104,946                 27,800
  Other ...........................................................                 53,805                  8,310
                                                                               -----------             ----------
          Total long-term liabilities .............................              4,166,213              2,689,717
                                                                               -----------             ----------
Shareholders' Equity (deficit):
  Common stock, $1 par value, 12,500 shares authorized, 10,000
     shares issued and outstanding ................................                 10,000                 10,000
  Additional paid-in capital ......................................              1,841,938                590,000
  Accumulated deficit .............................................             (1,843,860)              (917,297)
                                                                               -----------             ----------
          Total shareholders' equity (deficit) ....................                  8,078               (317,297)
                                                                               -----------             ----------
          Total liabilities and shareholders' equity ..............            $ 5,408,146              3,068,191
                                                                               ===========             ==========


                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                               1996                   1995
                                                           -----------             ----------
Revenues:
  Equipment sales .............................            $ 2,615,634              1,372,908
  Rental income ...............................                351,158                 74,892
                                                           -----------             ----------
          Total revenues ......................              2,966,792              1,447,800
                                                           -----------             ----------
Cost of revenues-- equipment costs ............              2,174,598              1,052,902
                                                           -----------             ----------
          Gross profit ........................                792,194                394,898
                                                           -----------             ----------
Expenses:
  Salaries and commissions ....................                503,771                328,539
  Depreciation and amortization ...............                258,464                115,429
  Bad debt expense ............................                296,833                118,907
  Loss on asset disposal ......................                 98,135                  4,885
  Equity in losses of unconsolidated affiliates                156,569                 72,754
  Other general and administrative expenses ...                272,986                153,303
                                                           -----------             ----------
          Total expenses ......................              1,586,758                793,817
                                                           -----------             ----------
          Net operating loss ..................               (794,564)              (398,919)
Interest:
  Interest income .............................                 98,323                 64,496
  Interest expense ............................               (230,322)              (143,073)
                                                           -----------             ----------
          Net interest expense ................               (131,999)               (78,577)
                                                           -----------             ----------
          Net loss ............................            $  (926,563)              (477,496)
                                                           ===========             ==========

                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                     Additional
                                                  Common              paid-in             Accumulated
                                                  stock               capital               deficit                  Total
                                                  -------            ---------            ----------             ----------
Balance at January 1, 1995 ...........            $10,000              590,000              (439,801)               160,199
Net loss .............................                 --                   --              (477,496)              (477,496)
                                                  -------            ---------            ----------             ----------
Balance at December 31, 1995 .........             10,000              590,000              (917,297)              (317,297)
Noncash capital contributions (note 1)                 --            1,251,938                    --              1,251,938
Net loss .............................                 --                   --              (926,563)              (926,563)
                                                  -------            ---------            ----------             ----------
Balance at December 31, 1996 .........            $10,000            1,841,938            (1,843,860)                 8,078
                                                  =======            =========            ==========             ==========


                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   1996                   1995
                                                               -----------             ----------
Operating activities:
  Net loss ........................................            $  (926,563)              (477,496)
  Adjustments to reconcile income:
     Depreciation and amortization ................                258,464                115,429
     Bad debt expense .............................                296,833                118,907
  Change in:
     Accounts receivable ..........................               (369,527)              (122,532)
     Lease receivable .............................             (1,390,594)              (586,303)
     Inventory ....................................                490,518               (535,999)
     Other assets .................................                (21,504)              (101,972)
     Deferred payable .............................                391,068                165,661
     Accrued interest .............................                 77,146                 27,800
     Accounts payable .............................                138,992                (11,140)
     Other accrued expenses .......................                 25,815                 (2,195)
     Customer deposits payable ....................                194,108                104,964
     Other long-term liabilities ..................                 45,495               (143,125)
     Unearned revenue .............................                 14,423                 19,811
                                                               -----------             ----------
          Net cash used in operating activities ...               (775,326)            (1,428,190)
                                                               -----------             ----------
Investing activities:
  Investments-- Images DBS ........................                156,568                 72,754
  Notes receivable ................................               (277,356)              (678,898)
  Property and equipment ..........................                (90,351)              (224,853)
                                                               -----------             ----------
          Net cash used for investing activities ..               (211,139)              (830,997)
                                                               -----------             ----------
Financing activities:
  Payments on notes payable .......................                 (4,012)               (50,152)
  Proceeds from notes payable .....................              1,131,545              2,264,999
                                                               -----------             ----------
          Net cash provided by financing activities              1,127,533              2,214,847
                                                               -----------             ----------
          Net change in cash ......................                141,068                (44,340)
Cash at beginning of period .......................                 22,384                 66,724
                                                               -----------             ----------
Cash at end of period .............................            $   163,452                 22,384
                                                               ===========             ==========


                See accompanying notes to financial statements.

                           TOTAL COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         Total Communications, Inc. (the Company) is in the primary business of providing direct broadcast satellite television systems (DBS) equipment to the customers of Images DBS Kansas, Inc. (Images-KS) and Images DBS Oklahoma, Inc. (Images-OK). The Company had a 9% and 6%, respectively, equity interest in Images-KS and Images-OK, at December 31, 1996. In 1993, the Hughes Communications Galaxy, Inc. (Hughes), along with the National Rural Telecommunications Cooperative (NRTC) launched two satellites which provide DBS (DirecTV) in the United States. The Company's indirect parent, Totah Telephone Company, Inc. (Totah), became an affiliated associate member of NRTC in order to provide exclusive marketing rights for distribution of DirecTV service within the contract area. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1996, Totah transferred these marketing rights, which had a book value of $1,251,938, to the Company. In 1997, for a 10% investment fee, the Company assigned these rights to Images DBS Kansas, L. C. (Images-KS) and Images DBS Oklahoma, L. C. (Images-OK).

         At December 31, 1996, the Company's assigned operating rights covered seven counties in southeastern Kansas and four counties in northeastern Oklahoma.

Revenue Recognition

         Equipment sales are recognized as revenue when the equipment is delivered to the customer. Equipment lease revenue is recognized when earned.

Inventory

         Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Property, Plant and Equipment

         Property, plant and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives.

                           TOTAL COMMUNICATIONS, INC.

Long-lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

Intangible Assets

         The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

Equipment Leases

         The Company leases satellite television equipment to Images-KS and Images-OK who in turn leases the equipment to DBS customers. The lease terms to customers are based on prevailing market conditions, The lease terms between Total and the Images' companies are based on a fixed percentage of equipment value.

Income Taxes

         The Company files consolidated income tax returns with its parent. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the parent. Had the Company filed separate tax returns, no tax benefit would have been recognized due to the recurring losses of the Company. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2)  PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at December 31, 1996 and 1995 consists of

                                             1996               1995
                                         --------            -------
Equipment ...................            $257,940            226,589
Automobiles .................             143,494            120,028
Furniture and fixtures ......              87,554             61,283
Leasehold improvement .......             119,583            116,695
                                         --------            -------
                                          608,571            524,595
Less accumulated depreciation             221,661            115,429
                                         --------            -------
                                         $386,910            409,166
                                         ========            =======

                           TOTAL COMMUNICATIONS, INC.

(3)  NOTES PAYABLE

         Notes payable consisted of the following at December 31, 1996 and 1995:

                                                                                 1996                 1995
                                                                           ----------            ---------
Notes payable to Totah Telephone Company, bearing interest at
  6.15%, principal and interest payments due quarterly on the first day of each January, April, July and October
  Maturing November 19, 1998 ..................................            $1,752,569              861,740
Notes payable to Totah Telephone Company, bearing interest at the Prevailing Bank Prime Rate plus 1.5%, guaranteed by
  Total Customer Services, Inc., principal due on December
  31, 1999. Interest payable quarterly on the first day of
  each January, April, July and October .......................             1,500,000            1,500,000
Notes payable to Shidler, unsecured, bearing interest at 8%,
  maturing with principal and interest due on December 31, 1998             1,133,464              515,655
Notes payable to Bank IV, secured by automobile, bearing
  interest at 9.75%, principal and interest due monthly,
  maturing June 30, 1999 ......................................                11,913               15,925
Note payable to Robertson, secured by automobile ..............                13,975                   --
                                                                           ----------            ---------
                                                                           $4,411,921            2,893,320
                                                                           ==========            =========


         As a result of the acquisition of Total (see note 5), all notes were repaid on February 27, 1997.

(4)  RELATED PARTY TRANSACTIONS

         As described in note 1, Total is indirectly owned by Totah, The employees, officers and directors of Totah and its subsidiaries own Images-KS and Images-OK. As a result, certain general and administrative expenses and payroll-related charges occur between Total, both the Images companies and other subsidiaries of Totah.

         Related party receivables and payables as of December 31, 1996 and 1995 are as follows:

                                                  1996                1995
                                              --------            --------
Related party receivables from:
  Images-OK ......................            $ 48,551              23,187
  Images-KS ......................              46,590              19,328
  Other ..........................             527,461             222,286
                                              --------            --------
                                               622,602             264,801
                                              --------            --------
Less allowance ...................             108,314              32,207
                                              --------            --------
                                               514,288             232,594
                                              --------            --------
Related party payables from:
  Images-OK ......................              62,605              11,788
  Images-KS ......................              58,580              18,193
  Other ..........................             217,167             220,156
                                              --------            --------
                                               338,352             250,137
                                              --------            --------
          Net receivable (payable)            $175,936             (17,543)
                                              ========            ========

                           TOTAL COMMUNICATIONS, INC.

         Related party notes receivable as of December 31, 1996 and 1995 are as follows:

                                              1996                 1995
                                           ----------            -------
Images-OK ..............................   $  401,515            362,265
Images-KS ..............................      732,722            494,616
                                           ----------            -------
                                           $1,134,237            856,881
                                           ==========            =======


         As a result of the acquisition of Total (see note 5), all notes receivable were collected on February 27, 1997.

(5)  SUBSEQUENT EVENTS

         In December 1996, the Company contracted to sell all of its DBS operations to Golden Sky Systems, Inc. The effective date of the acquisition was December 12, 1996. The final closing was consummated on February 12, 1997.

                            THUNDERBOLT SYSTEMS, INC.
                       (A WHOLLY-OWNED SUBSIDIARY OF NORTH
                     CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
North Central Missouri Electric Cooperative:

         We have audited the accompanying balance sheets of Thunderbolt Systems, Inc. (a wholly-owned subsidiary of North Central Missouri Electric Cooperative) as of December 31, 1996 and 1995 and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thunderbolt Systems, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     KPMG Peat Marwick LLP

August 14, 1997

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                     1996                   1995
                                                                                  -----------             ----------
                             ASSETS
Current assets:
  Cash ...............................................................            $   213,845                176,212
  Accounts receivable (note 2) .......................................                258,480                182,881
  Inventory ..........................................................                271,976                324,430
                                                                                  -----------             ----------
          Total current assets .......................................                744,301                683,523
Furniture, fixtures and equipment (net of accumulated depreciation
  of $426,434 and $201,625) (note 3) .................................              1,121,399                596,386
Intangible assets (net of accumulated amortization of $335,207 and
  $196,501) ..........................................................              1,051,857              1,190,563
Other assets .........................................................                248,070                193,948
                                                                                  -----------             ----------
          Total assets ...............................................            $ 3,165,627              2,664,420
                                                                                  ===========             ==========

             LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable (note 4) ..........................................            $ 1,112,881                793,029
  Unearned revenue ...................................................                183,928                 54,186
  Accrued interest (note 4) ..........................................                387,372                301,376
  Other liabilities (note 6) .........................................                170,865                 71,908
                                                                                  -----------             ----------
          Total current liabilities ..................................              1,855,046              1,220,499
Notes payable (notes 4 and 5) ........................................              2,166,775              1,946,287
                                                                                  -----------             ----------
          Total liabilities ..........................................              4,021,821              3,166,786
                                                                                  -----------             ----------
Shareholder's equity:
  Common stock (30,000 shares authorized, issued and outstanding,
     $1 par value) ...................................................                 30,000                 30,000
  Retained earnings ..................................................               (886,194)              (532,366)
                                                                                  -----------             ----------
          Total shareholder's equity .................................               (856,194)              (502,366)
                                                                                  -----------             ----------
          Total liabilities and shareholder's equity .................            $ 3,165,627              2,664,420
                                                                                  ===========             ==========

                See accompanying notes to financial statements.

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                        1996                   1995                 1994
                                                                 -----------             ----------             --------
Revenues:
  Program revenues ..................................            $ 1,397,596                505,175               34,385
  Equipment sales ...................................                101,290                211,070              202,707
  Lease revenue (note 3) ............................                316,908                100,763                   --
  Other revenues ....................................                257,578                409,953              477,823
                                                                 -----------             ----------             --------
          Total revenues ............................              2,073,372              1,226,961              714,915
                                                                 -----------             ----------             --------
Cost of revenues:
  Program costs .....................................                951,587                334,488               24,648
  Equipment costs ...................................                212,777                198,137              171,893
  Rebate expense ....................................                 67,951                 12,228                  262
  Other costs of revenues ...........................                193,826                312,419              355,184
                                                                 -----------             ----------             --------
          Total cost of revenues ....................              1,426,141                857,272              551,987
                                                                 -----------             ----------             --------
          Gross profit ..............................                647,231                369,689              162,928
                                                                 -----------             ----------             --------
Expenses:
  Salaries, wages and commissions ...................                221,928                193,753              119,339
  Amortization and depreciation .....................                363,516                205,509               76,405
  Bad debt expense ..................................                 66,244                 71,806                8,855
  Marketing .........................................                163,736                115,970               27,772
  Other selling, general, and administrative expenses                 15,909                 19,055                7,881
                                                                 -----------             ----------             --------
                                                                     831,333                606,093              240,252
                                                                 -----------             ----------             --------
          Net operating loss ........................               (184,102)              (236,404)             (77,324)
Other income ........................................                 13,530                  3,674                   --
Interest income .....................................                  6,624                 15,001               25,174
Interest expense ....................................               (189,880)              (141,350)             (41,853)
                                                                 -----------             ----------             --------
          Net loss ..................................            $  (353,828)              (359,079)             (94,003)
                                                                 ===========             ==========             ========

                See accompanying notes to financial statements.

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                       STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                         Common            Retained             Total
                                         stock             earnings             equity
                                        -------            --------             --------
Balance at December 31, 1993            $30,000             (79,284)             (49,294)
Net loss ...................                 --             (94,003)             (93,993)
                                        -------            --------             --------
Balance at December 31, 1994             30,000            (173,287)            (143,287)
Net loss ...................                 --            (359,079)            (359,079)
                                        -------            --------             --------
Balance at December 31, 1995             30,000            (532,366)            (502,366)
Net loss ...................                 --            (353,828)            (353,828)
                                        -------            --------             --------
Balance at December 31, 1996            $30,000            (886,194)            (856,194)
                                        =======            ========             ========

                See accompanying notes to financial statements.

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                          1996                 1995                 1994
                                                                       ---------             --------             --------
Operating activities Net loss .............................            $(353,828)            (359,079)             (94,003)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization ........................              363,516              205,509               76,405
     Bad debt expense .....................................               66,244               71,806                8,855
     Change in:
       Accounts receivable ................................             (141,843)             (36,114)              54,374
       Inventory ..........................................             (300,381)              12,176             (175,975)
       Other assets .......................................              (54,122)             (14,694)                  --
       Accounts payable ...................................              319,852               90,471              175,030
       Unearned revenues ..................................              129,742               40,046               14,140
       Accrued Interest ...................................               85,996              111,429               91,854
       Other liabilities ..................................               98,957               43,513              (89,567)
                                                                       ---------             --------             --------
          Net cash provided by operating activities .......             (214,133)            (165,063)              61,113
                                                                       ---------             --------             --------
Cash flows from investing activities-- additions to
  equipment ...............................................             (396,988)            (624,034)             (14,401)
Cash flows from financing activities:
  Proceeds from notes payable .............................              390,991              620,346                   --
  Payments on notes to banks and others ...................             (170,503)             (43,849)                  --
                                                                       ---------             --------             --------
          Net cash provided by financing activities .......              220,488              576,497                   --
          Net change in cash ..............................               37,633              117,526               46,712
Cash at beginning of period ...............................              176,212               58,686               11,974
                                                                       ---------             --------             --------
Cash at end of period .....................................             $213,845             $176,212               58,686
                                                                       =========             ========             ========

                See accompanying notes to financial statements.

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         Thunderbolt Systems, Inc. (the Company) is a wholly-owned subsidiary of North Central Missouri Electric Cooperative (the Parent). The Company's primary business is the ownership and operation of direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for twenty counties in central Missouri.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscribers. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

         Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories. The Company wrote-down inventory in the amount of $103,500 and $37,832 in 1996 and 1995, respectively, to reflect the decreasing fair value of the inventory.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments. The carrying value of notes payable approximates fair value as they bear interest at market rates.

Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


Long-lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

         The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes.

(2)  ACCOUNTS RECEIVABLE

         Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment, as well as other trade receivables relating to a coop store and C-Band satellite services offered by the Company. Trade receivables as of December 31, 1996, and 1995 are as follows:

                                                                   1996               1995
                                                               --------            -------
Accounts receivable:
  DBS programming .................................            $209,446             98,849
  DBS equipment sales .............................              16,312             10,719
  Other (net of allowance of $118,621 and $132,512)              32,722             73,313
                                                               --------            -------
                                                               $258,480            182,881
                                                               ========            =======


(3)  LEASES

         In addition to selling satellite television equipment, the Company also leases the equipment to customers at fixed monthly rental charges. These leases are month-to month leases without a minimum lease term in which the customer may return the equipment at any time.

         These leases qualify as operating leases and accordingly, the leased units are either purchased directly or transferred from the Company's inventory of existing units at average cost and included in furniture, fixtures and equipment at cost. Leased units are depreciated on a straight line basis over a five year period, which approximates the average length of the rental period. Rental income is recognized in the month earned.

         The carrying amount of leased equipment included in furniture, fixtures and equipment at December 31, 1996 and 1995 is as follows:

                                                   1996                 1995
                                               -----------             --------
Cost ........................................  $ 1,364,173              620,347
Accumulated depreciation ....................     (266,542)             (53,397)
                                               -----------             --------
     Net carrying cost ......................  $ 1,097,631              566,950
                                               ===========             ========

                            THUNDERBOLT SYSTEMS, INC.
   (A WHOLLY-OWNED SUBSIDIARY OF NORTH CENTRAL MISSOURI ELECTRIC COOPERATIVE)
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4)  RELATED PARTY TRANSACTIONS

         The Company is party to various intercompany transactions with the Parent for payroll and administrative expenses. Accordingly, the financial statements include the following intercompany liabilities at December 31, 1996 and 1995:

                                             1996                 1995
                                       ----------            ---------
Accounts payable ....................  $  782,051              682,324
Long-term debt ......................   1,369,790            1,369,790
Accrued interest ....................     387,372              301,376
                                       ----------            ---------
                                       $2,539,213            2,353,490
                                       ==========            =========


         Long-term debt includes $1,280,790 due to the Parent for the purchase of DBS franchise rights in 1994. This debt carries interest at a variable rate which approximated 7% in 1996 and 1995.

(5)  NOTES PAYABLE

         In addition to the intercompany notes payable described above, the Company is indebted to an outside credit leasing company for a series of notes totaling $796,985 and $576,497 at December 31, 1996 and 1995, respectively. These notes arose in connection with the acquisition of satellite television equipment. The notes carry interest at fixed rates ranging from 8% to 10% and have terms of 60 to 63 months. In conjunction with the sale of the Company described in note 7, all outstanding notes payable and accrued interest were repaid in the second quarter of 1997.

(6)  NRTC PATRONAGE CAPITAL

         The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $38,239 and $21,724 at December 31, 1996 and 1995, respectively.

(7)  SUBSEQUENT EVENTS

         On February 28, 1997, the Company contracted to sell its DBS programming rights for sixteen of its twenty counties and the related DBS assets to Golden Sky Systems, Inc. The acquisition closed on March 11, 1997.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Electric Cooperative:

            We have audited the accompanying balance sheets JECTV (the Segment) as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JECTV as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                           KPMG PEAT MARWICK LLP

August 15, 1997, except at to notes 6 and 7, which are as of September 2 and August 26, 1997 respectively

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                            1996            1995
                                                                         ----------       ---------
                                           ASSETS
Current assets:
  Cash ...............................................................   $  429,507         177,492
  Accounts receivable (note 2) .......................................      152,778         106,540
  Inventory ..........................................................      187,612         445,896
  Notes receivable (note 3) ..........................................      289,100         441,175
                                                                         ----------       ---------
          Total current assets .......................................    1,058,997       1,171,103
Furniture, fixtures and equipment (net of accumulated depreciation
  of $224,861 and $41,785) (note 5) ..................................      775,865         542,015
Intangible assets (net of accumulated amortization of $179,455 and
  $107,673) ..........................................................      538,366         610,148
Other assets (note 4) ................................................       75,488          17,731
                                                                         ----------       ---------
          Total assets ...............................................   $2,448,716       2,340,997
                                                                         ==========       =========
                               LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable (note 6) ..........................................   $  235,101         118,865
  Unearned revenue ...................................................      176,368          54,189
  Accrued interest (note 6) ..........................................      155,807          50,526
  Other (note 4) .....................................................       80,383          22,871
  Note payable (note 6) ..............................................    1,451,796       1,340,630
                                                                         ----------       ---------
          Total current liabilities ..................................    2,099,455       1,587,081
Segment equity .......................................................      349,261         753,916
                                                                         ----------       ---------
          Total liabilities and segment equity .......................   $2,448,716       2,340,997
                                                                         ==========       =========

                See accompanying notes to financial statements.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996               1995             1994
                                                           -----------        ----------        --------
Revenues:
  Programming revenues .................................   $ 1,609,572           723,437          29,503
  Equipment sales ......................................       359,579           644,505         469,865
  Lease revenue (note 5) ...............................       197,417            48,022              --
  Other revenues .......................................        84,816           218,462          58,865
                                                           -----------        ----------        --------
          Total revenues ...............................     2,251,384         1,634,426         558,233
                                                           -----------        ----------        --------
Cost of revenues:
  Programming costs ....................................     1,007,875           447,331          30,582
  Equipment costs ......................................       421,622           604,891         395,433
  Rebate expense .......................................        78,703            14,882             472
  Other costs of revenues ..............................       125,059           160,991          82,104
                                                           -----------        ----------        --------
          Total cost of revenues .......................     1,633,259         1,228,095         508,591
                                                           -----------        ----------        --------
          Gross profit .................................       618,125           406,331          49,642
                                                           -----------        ----------        --------
Expenses:
  Salaries, wages and commissions ......................       225,449           179,332          76,991
  Depreciation and amortization ........................       256,858           105,566          39,435
  Bad debt expense .....................................       161,383           165,236          11,607
  Marketing ............................................       104,850           190,631          12,124
  Other selling, general and administrative expenses ...        48,636            43,059          16,687
                                                           -----------        ----------        --------
                                                               797,176           683,824         156,844
                                                           -----------        ----------        --------
          Operating loss ...............................      (179,051)         (277,493)       (107,202)
Interest income ........................................        40,867            31,437              --
Interest expense .......................................      (105,281)          (50,526)             --
                                                           -----------        ----------        --------
          Net loss .....................................   $  (243,465)         (296,582)       (107,202)
                                                           ===========        ==========        ========

                See accompanying notes to financial statements.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993 ...............    $   717,821
Additional investment by Jackson Electric ..        730,719
Net loss ...................................       (107,202)
                                                -----------
Balance at December 31, 1994 ...............      1,341,338
Return of capital to Jackson Electric ......       (290,840)
Net loss ...................................       (296,582)
                                                -----------
Balance at December 31, 1995 ...............        753,916
Return of capital to Jackson Electric ......       (161,190)
Net loss ...................................       (243,465)
                                                -----------
Balance at December 31, 1996 ...............    $   349,261
                                                ===========


                See accompanying notes to financial statements.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                     1996              1995             1994
                                                                 -----------        ----------        --------
Cash from operating activities:
  Net loss ..................................................    $  (243,465)         (296,582)       (107,202)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization ..........................        256,858           105,566          39,435
     Bad debt expense .......................................        161,383           165,236          11,607
  Change in:
     Accounts receivable ....................................       (169,623)          (87,112)        (75,658)
     Inventory ..............................................        (27,017)         (703,393)       (157,278)
     Other assets ...........................................        (57,757)          (17,731)             --
     Accounts payable .......................................        116,236            96,037          22,828
     Unearned revenue .......................................        122,179            37,819          16,370
     Accrued interest .......................................        105,281            50,526              --
     Other liabilities ......................................         59,969            16,806           6,065
                                                                 -----------        ----------        --------
       Net cash provided by (used in) operating activities ..        324,044          (632,828)       (243,833)
                                                                 -----------        ----------        --------
Cash flows from investing activities:
  Additions to equipment ....................................       (136,082)         (129,711)        (34,857)
  Issuance of notes receivable ..............................        (79,957)         (621,246)       (174,863)
  Payments on notes receivable ..............................        194,034           216,594          17,727
                                                                 -----------        ----------        --------
       Net cash used in investment activities ...............        (22,005)         (534,363)       (191,993)
                                                                 -----------        ----------        --------
Cash flows from financing activities:
  Cash invested by (returned to) Jackson Electric ...........       (161,190)         (290,840)        730,719
  Proceeds from issuance of debt ............................      1,006,807         1,552,500              --
  Payments on debt ..........................................       (895,641)         (211,870)             --
                                                                 -----------        ----------        --------
       Net cash provided by (used in) financing activities ..        (50,024)        1,049,790         730,719
                                                                 -----------        ----------        --------
       Net change in cash ...................................        252,015          (117,401)        294,893
Cash at beginning of period .................................        177,492           294,893              --
                                                                 -----------        ----------        --------
Cash at end of period .......................................    $   429,507           177,492         294,893
                                                                 ===========        ==========        ========

              See accompanying notes to the financial statements.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            JECTV (the Segment) is a segment of Jackson Electric Cooperative (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southeast Texas.

            The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

    Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

            Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of the company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Fair Value of Financial Instruments

            Financial instruments consisting of accounts receivable, notes receivable, accounts payable, and long-term debt are carried at cost, which approximates fair value.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.


Long-lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

            The Company, and thus the Segment, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2)  ACCOUNTS RECEIVABLE

            Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                     1996          1995
                                                                   --------       -------
Accounts receivable:
  Programming and leases (net of allowance of $7,700 and $0) ..    $124,839        99,858
  Equipment sales (net of allowance of $14,200 and $0) ........      27,939         6,682
                                                                   --------       -------
                                                                   $152,778       106,540
                                                                   ========       =======


(3)  NOTES RECEIVABLE

            The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Segment repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


            At December 31, 1996 and 1995, the net notes receivable balance consists of the following:

                                         1996            1995
                                      ---------        --------
Notes receivable .................    $ 447,711         561,788
Less allowance ...................     (158,611)       (120,613)
                                      ---------        --------
          Notes receivable, net ..    $ 289,100         441,175
                                      =========        ========


(4)  NRTC PATRONAGE CAPITAL

            The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 and 1995 was $75,488 and $17,731, respectively.

(5)  LEASES

            In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases have minimum lease terms of two years, which can be extended to up to seven years at the lessee's option.

            These leases qualify as operating leases and accordingly, the leased units are transferred from the Segment's inventory of existing units and included in furniture, fixtures and equipment at average cost along with related installation costs. Leased units are depreciated on a straight line basis over a five-year period, which approximates the average length of the rental term. Rental income is recognized in the month earned.

            The carrying amount of leased equipment included in furniture, fixtures and equipment at December 1, 1996 and 1995 is as follows:

                                     1996            1995
                                  ---------        --------
Cost .........................    $ 936,701         549,507
Accumulated depreciation .....     (202,871)        (30,845)
                                  ---------        --------
          Net carrying cost ..    $ 733,830         518,662
                                  =========        ========


            Future minimum lease payments to be received under the Segment's equipment leases are approximately $113,000 in 1997 and $20,000 in 1998.

(6)  RELATED PARTY TRANSACTIONS

            The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

                                      JECTV
                   (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

            The Company also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Segment. A percentage of the outstanding debt and a percentage of the interest paid to the finance company under the line of credit is allocated to the Segment. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 and 1995. Interest expense allocated to the Segment was $105,281, $50,526, and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

            The Company also allocates certain salary costs associated with operating the Segment to the Segment's expense accounts. All other expenses are paid directly from the cash accounts of the Segment.

            Intercompany liabilities included in the Segment's December 31, 1996 and 1995 balance sheets are as follows:

                          1996            1995
                        ---------       ---------

Accounts payable ..    $   34,494      $       --
Long-term debt ....    $1,451,796      $1,340,630
Accrued interest ..    $  155,807      $   50,526


            The line of credit noted above was paid off September 2, 1997 in conjunction with the sale of the Segment noted in note 5.

(7)  SUBSEQUENT EVENTS

            On July 15, 1997, the Company contracted to sell substantially all of the Segment's assets to Golden Sky Systems, Inc. The acquisition closed on August 26, 1997.

                            CAL-ORE DIGITAL TV, INC.

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

            We have audited the accompanying balance sheet of Cal-Ore Digital TV, Inc. (the Company) as of December 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cal-Ore Digital TV, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                              KPMG PEAT MARWICK LLP

November 26, 1997, except as to note 5, which is as of December 8, 1997.

                            CAL-ORE DIGITAL TV, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1996

                                                   ASSETS
Current assets:
  Cash and cash equivalents ..............................................................  $ 108,471
  Accounts receivable ....................................................................     65,388
  Income taxes receivable (note 1) .......................................................     24,556
  Inventory ..............................................................................     11,956
  Prepaid expenses .......................................................................      1,860
                                                                                            ---------
          Total current assets ...........................................................    212,231
Land .....................................................................................    110,000
Furniture, fixtures and equipment (net of accumulated depreciation of $68,798)(note 2) ...     42,137
Intangible assets (net of accumulated amortization of $73,670) (note 4) ..................    294,681
Other assets (note 3) ....................................................................     17,323
                                                                                            ---------
          Total assets ...................................................................  $ 676,372
                                                                                            =========
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Current liabilities:
     Trade accounts payable ..............................................................     72,763
     Payable to affiliate (note 4) .......................................................         --
     Unearned revenue ....................................................................    104,411
     Interest payable ....................................................................         --
     Other liabilities (note 3) ..........................................................     20,257
                                                                                            ---------
          Total current liabilities ......................................................    197,431
Shareholders' equity:
  Common stock, par value $1, 10,000 shares authorized, 1,000 shares issued and
     outstanding .........................................................................      1,000
  Additional paid-in capital .............................................................    647,174
  Accumulated deficit ....................................................................   (169,233)
                                                                                            ---------
          Total shareholders' equity .....................................................    478,941
                                                                                            ---------
          Total liabilities and shareholders' equity .....................................  $ 676,372
                                                                                            =========


                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues:
  Programming ...........................    $ 563,573
  Equipment and installation sales ......       97,173
  Lease and other (note 2) ..............       42,835
                                             ---------
          Total revenues ................      703,581
                                             ---------
Cost of revenues:
  Programming costs .....................      373,032
  Equipment and installation costs ......      106,027
  Rebate expense ........................       61,848
                                             ---------
          Total cost of revenues ........      540,907
                                             ---------
          Gross profit ..................      162,674
                                             ---------
Expenses:
  Selling, general and administrative ...      134,352
  Depreciation and amortization .........       74,569
  Marketing .............................       22,744
  Provision for doubtful accounts .......        9,740
                                             ---------
                                               241,405
                                             ---------
          Operating loss ................      (78,731)
Interest:
  Interest and dividend income ..........        2,749
  Interest expense ......................       (1,634)
                                             ---------
          Net loss before income taxes ..      (77,616)
                                             ---------
Income tax expense (note 1) .............       (8,404)
                                             ---------
          Net loss ......................    $ (86,020)
                                             =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                         Additional                       Total
                                              Common       paid-in     Accumulated     shareholders'
                                              stock        capital       deficit          equity
                                              ------     ----------    -----------     -------------
Balance at December 31, 1995 .............    $1,000       547,174        (83,213)        464,961
Additional cash contribution by Cal-Ore
  Telecommunications Company .............        --       100,000             --         100,000
Net loss .................................        --            --        (86,020)        (86,020)
                                              ------       -------       --------        --------
Balance at December 31, 1996 .............    $1,000       647,174       (169,233)        478,941
                                              ======       =======       ========        ========


                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Operating activities:
  Net loss .....................................................................    $ (86,020)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization .............................................       74,569
     Provision for doubtful accounts ...........................................        9,740
     Change in operating assets and liabilities:
       Accounts receivable .....................................................      (37,551)
       Income Tax Receivable ...................................................       (6,336)
       Inventory ...............................................................         (307)
       Prepaid expenses ........................................................         (980)
       Trade accounts payable ..................................................       30,058
       Unearned revenue ........................................................       85,517
       Interest payable ........................................................       (4,082)
       Other liabilities .......................................................          (93)
                                                                                    ---------
          Net cash provided by operating activities ............................       64,515
                                                                                    ---------
Investing activities:
  Purchases of furniture, fixtures, and equipment ..............................       (4,065)
  Purchase of land .............................................................     (110,000)
                                                                                    ---------
          Net cash used in investing activities ................................     (114,065)
                                                                                    ---------
Financing activities:
  Cash contribution from parent ................................................      100,000
  Repayment of loan to parent ..................................................     (100,000)
                                                                                    ---------
          Net cash provided by financing activities ............................           --
                                                                                    ---------
          Net decrease in cash .................................................      (49,550)
Cash and cash equivalents, beginning of year ...................................      158,021
                                                                                    ---------
Cash and cash equivalents, end of year .........................................    $ 108,471
                                                                                    =========
Supplemental disclosure of cash flow information:
  Cash paid for interest .......................................................    $   5,716
                                                                                    =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            Cal-Ore Digital TV, Inc. (the Company) is a California corporation formed in November 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is a wholly-owned subsidiary of California Oregon Telecommunications Company (the Parent), who has owned all 1,000 shares of the Company since the Company's inception. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, the Company had the operating rights for portions of four counties in California and Oregon. These rights were purchased by the parent in 1993 and transferred to the Company as a contribution of capital in 1994.

Revenue Recognition

            Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

Inventory

            Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories.

Accounts Receivable

            Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

Cash and Cash Equivalents

            Cash and cash equivalents consists of cash in checking accounts and money market checking accounts.

Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the satellites providing DBS services.

                            CAL-ORE DIGITAL TV, INC.

                                DECEMBER 31, 1996


Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

            The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which is practicable to estimate that value:

            Cash and Cash Equivalents -- The carrying amounts approximates fair value because of the short maturity of those instruments.

            Receivables and Accounts Payable -- These assets are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Long-lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Furniture, Fixtures and Equipment

            Furniture, fixtures and equipment, consisting primarily of computer and office equipment and equipment leased to customers, is recorded at cost. Depreciation expense is recorded over the estimated useful lives which range from two to seven years.

Income Taxes

            The Company is a C Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. The Company's income tax expense or benefit is an allocation of the Parent's consolidated income tax expense or benefit and is recoverable from the Parent.

(2)  LEASING ARRANGEMENTS FOR SUBSCRIBER EQUIPMENT

            In addition to selling satellite television equipment, in 1995 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging form $15 to $19 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company. Accordingly, the Company accounts for these leases as operating leases.

                            CAL-ORE DIGITAL TV, INC.

                                DECEMBER 31, 1996


            The cost of leased equipment is included as a component of furniture, fixtures, and equipment and depreciated over a two-year period. The net amount of leased equipment included in furniture, fixtures, and equipment at December 31, 1996 is as follows:

                                     1996
                                   --------
Cost ..........................    $ 77,051
Accumulated Depreciation ......     (52,560)
                                   --------
          Net carrying value ..    $ 25,491
                                   ========


            Lease income under the above agreements is recognized billed to the customer and totaled $25,464 in 1996.

(3)  NRTC PATRONAGE DIVIDENDS

            The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 was $17,323.

(4)  RELATED-PARTY TRANSACTIONS

            The Company was capitalized by the Parent in early 1994 through the transfer of $26,000 in cash and franchise rights with a cost of $522,174. In April 1994, the Company sold the franchise rights for a portion of one county in California to Siskiyou Ruralvision, a related party which has a common board member. These rights were sold at the Parent's cost of $153,823.

            The Company also had a $100,000 account payable to the Parent at December 31, 1995, as the result of a short-term loan made in June 1995 for operating cash needs. This payable carried interest at 7% and was repaid in full in 1996, along with $5,716 in accrued interest.

            Employees of the Parent provide various accounting and administrative duties for the Company. Accordingly, the Company's financial statements include allocated selling, general, and administrative expenses in the amount of $21,391, in 1996.

(5)  SUBSEQUENT EVENTS

            On September 24, 1997, the Company entered into a letter agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on December 8, 1997.

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mankato Citizens Telephone Company:

            We have audited the accompanying balance sheets of Direct Vision (the Segment), a segment of Mankato Citizens Telephone Company, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Vision at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                         KPMG PEAT MARWICK LLP

May 30, 1997, except as to note 4,
which is as of July 15, 1997

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                            1996            1995
                                                                         ----------       ---------
                                   ASSETS
Current assets:
  Inventory .........................................................    $   59,336         138,396
  Accounts receivable -- subscribers (note 3) .......................       122,860          33,964
                                                                         ----------       ---------
          Total current assets ......................................       182,196         172,360
Intangible assets (net of accumulated amortization of $278,419 and
  $163,211) (note 1) ................................................       887,855       1,003,063
Other assets ........................................................        11,870          11,563
                                                                         ----------       ---------
          Total assets ..............................................    $1,081,921       1,186,986
                                                                         ==========       =========
                        LIABILITIES AND SEGMENT EQUITY
Liabilities:
  Accounts payable:
     Intercompany (note 2) ..........................................    $  319,609         328,486
     Vendors ........................................................        51,503          22,876
  Unearned revenue ..................................................       200,408          24,045
                                                                         ----------       ---------
          Total liabilities .........................................       571,520         375,407
Segment equity ......................................................       510,401         811,579
                                                                         ----------       ---------
          Total liabilities and segment equity ......................    $1,081,921       1,186,986
                                                                         ==========       =========

                See accompanying notes to financial statements.

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                          1996            1995            1994
                                       ---------        --------        --------
Revenues:
  Programming revenues .............   $ 735,576         273,712          20,825
  Equipment sales ..................     157,031         148,931          63,980
  Other revenues ...................      10,773           6,977           1,341
                                       ---------        --------        --------
          Total revenues ...........     903,380         429,620          86,146
                                       ---------        --------        --------
Cost of revenues:
  Programming costs ................     446,900         170,592          12,894
  Equipment costs ..................     202,514         166,764          34,969
  Rebate expense ...................     106,667              --              --
                                       ---------        --------        --------
          Total cost of revenues ...     756,081         337,356          47,863
                                       ---------        --------        --------
          Gross profit .............     147,299          92,264          38,283
                                       ---------        --------        --------
Expenses:
  Salaries and commissions .........     197,840         165,493          50,894
  Amortization .....................     120,941         115,208          48,003
  Marketing ........................     100,508          49,591          40,734
  Billing and other expenses .......      29,188          12,522           2,797
                                       ---------        --------        --------
                                         448,477         342,814         142,428
                                       ---------        --------        --------
          Net loss .................   $(301,178)       (250,550)       (104,145)
                                       =========        ========        ========


                See accompanying notes to financial statements.

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                          STATEMENTS OF SEGMENT EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                        SEGMENT
                                        EQUITY
                                      -----------
Balance at August 1, 1994 ........    $        --
Company contribution to segment ..      1,166,274
1994 net loss ....................       (104,145)
                                      -----------
Balance at December 31, 1994 .....      1,062,129
1995 net loss ....................       (250,550)
                                      -----------
Balance at December 31, 1995 .....        811,579
1996 net loss ....................       (301,178)
                                      -----------
Balance at December 31, 1996 .....    $   510,401
                                      ===========

                See accompanying notes to financial statements.

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                  1996            1995             1994
                                                               ---------        --------        ----------
Operating activities:
  Net loss .................................................   $(301,178)       (250,550)         (104,145)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities -- amortization .....     115,208         115,208            48,003
  Change in:
     Inventory .............................................      79,060         (74,660)          (63,736)
     Accounts receivable -- subscribers ....................     (88,896)        (22,008)          (11,956)
     Other assets ..........................................        (307)         (7,230)           (4,333)
     Accounts payable -- vendor ............................      28,627          17,077             5,799
     Unearned revenue ......................................     176,363          13,924            10,121
                                                               ---------        --------        ----------
          Net cash provided by (used in) operating
            activities .....................................       8,877        (208,239)         (120,247)
                                                               ---------        --------        ----------
Investing activities -- purchase of DBS regions ............          --              --        (1,166,274)
                                                               ---------        --------        ----------
Financing activities:
  Capital contribution by parent ...........................          --              --         1,166,274
  Increase (decrease) in payable to parent .................      (8,877)        208,239           120,247
                                                               ---------        --------        ----------
          Net cash provided by (used in) financing
            activities .....................................      (8,877)        208,239         1,286,521
                                                               ---------        --------        ----------
          Net change in cash ...............................          --              --                --
Cash at beginning of period ................................          --              --                --
                                                               ---------        --------        ----------
Cash at end of period ......................................   $      --              --                --
                                                               =========        ========        ==========

                See accompanying notes to financial statements.

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southern Minnesota.

            The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

Presentation

            The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

            Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

            Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

Fair Value of Financial Instruments

            Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

Long-Lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

            The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2)  RELATED PARTY TRANSACTIONS

            As described in note 1, the operations of the Segment are closely related to those of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

            Intercompany payables as of December 31, 1996 and 1995 are as follows:

                                    1996            1995
                                 ---------        --------
Intercompany payables for:
  Cash operating losses ......   $ 269,702         190,847
  Inventory purchases ........      59,336         138,396
  Other ......................      (9,429)           (757)
                                 ---------        --------
                                 $ 319,609         328,486
                                 =========        ========

                                  DIRECT VISION
                (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1996, 1995 AND 1994

(3)  ACCOUNTS RECEIVABLE

            Accounts receivable consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Segment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                       1996         1995
                                                     --------       ------
Accounts receivable -- programming ...............   $115,113       27,881
Accounts receivable -- financed equipment sales ..      7,747        6,083
                                                     --------       ------
                                                     $122,860       33,964
                                                     ========       ======


(4)  SUBSEQUENT EVENTS

            On April 29, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on July 15, 1997.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CTS Communications Corporation:

            We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of CTS Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

October 10, 1997, except as to note 4,
which is as of November 7, 1997

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                           1996          1995
                                                                         --------       -------
                                    ASSETS
Current assets:
  Cash ..............................................................    $168,051        66,616
  Accounts receivable (note 2) ......................................      67,287        25,328
  Inventory .........................................................      10,705        49,805
                                                                         --------       -------
          Total current assets ......................................     246,043       141,749
  Equipment .........................................................      42,321        42,321
  Less, accumulated depreciation ....................................      21,346         7,970
                                                                         --------       -------
     Equipment, net .................................................      20,975        34,351
Intangible assets (net of accumulated amortization of $154,401 and
  $90,513) (note 1) .................................................     484,484       548,372
Other assets -- NRTC patronage capital (note 3) .....................      12,788         4,644
                                                                         --------       -------
          Total assets ..............................................    $764,290       729,116
                                                                         ========       =======
                         LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable ..................................................    $ 70,980        34,377
  Unearned revenue ..................................................     118,995        14,031
  NRTC Patronage Capital ............................................      12,788         4,644
                                                                         --------       -------
          Total current liabilities .................................     202,763        53,052
Segment equity ......................................................     561,527       676,064
                                                                         --------       -------
          Total liabilities and segment equity ......................    $764,290       729,116
                                                                         ========       =======


                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
                               FOR THE YEARS ENDED
                       DECEMBER 31, 1996 AND 1995 AND THE
                            PERIOD FROM JULY 29, 1994
                        (INCEPTION) TO DECEMBER 31, 1994

                                            1996            1995            1994
                                         ---------        --------        --------
Revenues:
  Programming revenues .............    $ 520,940         207,708          14,094
  Equipment sales ..................       82,980         145,422          96,017
  Other revenues ...................          280             152
                                        ---------        --------        --------
          Total revenues ...........      604,200         353,282         110,111
                                        ---------        --------        --------
Cost of revenues:
  Programming costs ................      306,079         140,734           6,357
  Equipment costs ..................      116,614         133,867          82,435
  Rebate expense ...................       56,538           5,413
                                        ---------        --------        --------
          Total cost of revenues ...      479,231         280,014          88,792
                                        ---------        --------        --------
          Gross profit .............      124,969          73,268          21,319
                                        ---------        --------        --------
Expenses:
  Salaries, wages and commissions ..      116,459          98,247          12,281
  Depreciation and amortization ....       77,264          71,250          27,233
  Bad debt expense .................        7,482           2,276              --
  Marketing ........................       43,061          44,202          88,409
                                        ---------        --------        --------
          Total expenses ...........      244,266         215,975         127,923
                                        ---------        --------        --------
          Operating loss ...........     (119,297)       (142,707)       (106,604)
Other income .......................        2,036           1,161
                                        ---------        --------        --------
          Net loss .................    $(117,261)       (141,546)       (106,604)
                                        =========        ========        ========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                          STATEMENTS OF SEGMENT EQUITY
                               FOR THE YEARS ENDED
                       DECEMBER 31, 1996 AND 1995 AND THE
                            PERIOD FROM JULY 29, 1994
                        (INCEPTION) TO DECEMBER 31, 1994

                                       SEGMENT
                                        EQUITY
                                      ---------
Balance at July 1, 1994 ..........    $      --
Company contribution to Segment ..      818,328
1994 net loss ....................     (106,604)
                                      ---------
Balance at December 31, 1994 .....      711,724
Company contribution to Segment ..      105,886
1995 net loss ....................     (141,546)
                                      ---------
Balance at December 31, 1995 .....      676,064
Company contribution to Segment ..        2,724
1996 net loss ....................     (117,261)
                                      ---------
Balance at December 31, 1996 .....    $ 561,527
                                      =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                       DECEMBER 31, 1996 AND 1995 AND THE
                            PERIOD FROM JULY 29, 1994
                        (INCEPTION) TO DECEMBER 31, 1994

                                                                  1996             1995            1994
                                                                ---------        --------        --------
Operating activities:
  Net loss .................................................   $(117,261)       (141,546)       (106,604)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization .........................      77,264          71,250          27,233
     Bad debt expense ......................................       7,482           2,276              --
  Changes in:
     Accounts receivable ...................................     (49,441)        (19,051)         (8,553)
     Inventory .............................................      39,100          (4,693)        (82,539)
     Accounts payable ......................................      36,603          16,839          17,538
     Unearned revenue ......................................     104,964          10,000           4,031
                                                               ---------        --------        --------
          Net cash provided by (used in) operating
            activities .....................................      98,711         (64,925)       (148,894)
                                                               ---------        --------        --------
Investing activities:
  Purchases of equipment ...................................          --              --          (4,894)
  Purchase of direct broadcast satellite contract
     areas .................................................          --              --        (638,885)
                                                               ---------        --------        --------
          Net cash used for investing activities ...........          --              --        (643,779)
                                                               ---------        --------        --------
Financing activities -- cash investments by CTS
  Communications Corporation ...............................       2,724         105,886         818,328
                                                               ---------        --------        --------
     Net change in cash ....................................     101,435          40,961          25,655
Cash at beginning of year ..................................      66,616          25,655              --
                                                               ---------        --------        --------
Cash at end of year ........................................   $ 168,051          66,616          25,655
                                                               =========        ========        ========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for portions of two counties in southern Michigan.

            The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

Presentation

            The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

            Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

Inventory

            Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

Equipment

            Equipment has been recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from three to seven years.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Fair Value of Financial Instruments

            Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

Long-lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

Income Taxes

            The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2)  ACCOUNTS RECEIVABLE

            Accounts receivable consist of amounts due from subscribers for monthly programming fees.

(3)  NRTC PATRONAGE CAPITAL

            The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

income is recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $12,788 and $4,644 at December 31, 1996 and 1995, respectively.

(4)  SUBSEQUENT EVENTS

            On October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on November 7, 1997.

                                  ARGOS SUPPORT
                                SERVICES COMPANY

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                  (WITH INDEPENDENT AUDITORS' REPORTS THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Argos Support Services Company:

            We have audited the accompanying balance sheet of Argos Support Services Company (the Company) as of December 31, 1996 and 1995 and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argos Support Services Company at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                         KPMG PEAT MARWICK LLP

August 8, 1997

                         ARGOS SUPPORT SERVICES COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                            1996             1995
                                                                         ----------       ----------
                                    ASSETS
Current assets:
  Cash and cash equivalents .........................................    $1,271,024          227,358
  Restricted cash (note 2) ..........................................        50,524          135,000
  Trade receivables (net allowance of $3,732 and $0) ................       473,905          117,684
  Inventory .........................................................        79,994           84,478
                                                                         ----------       ----------
          Total current assets ......................................     1,875,447          564,520
Furniture, fixtures and equipment (net of accumulated depreciation
  of $45,777 and $15,680) ...........................................        91,681           44,783
Intangible assets (net of accumulated amortization of $269,920
  and $161,952) .....................................................       910,602          917,728
Other assets ........................................................        55,806           13,419
                                                                         ----------       ----------
          Total assets ..............................................    $2,933,536        1,540,450
                                                                         ==========       ==========
                  LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Liabilities:
  Current liabilities:
     Trade payables .................................................    $  417,615          470,571
     Unearned revenues ..............................................       852,696          185,837
     Notes payable-- current portion ................................        21,085               --
     Line of credit (note 2) ........................................        50,000               --
     Other current liabilities (note 1) .............................       144,269           40,203
                                                                         ----------       ----------
          Total current liabilities .................................     1,485,665          696,611
                                                                         ----------       ----------
  Long-term liabilities:
     Line of credit (note 2) ........................................            --          125,000
     Notes payable, less current portion (note 3) ...................        10,883           11,577
     Long-term debt (note 3) ........................................       275,000               --
                                                                         ----------       ----------
          Total long-term liabilities ...............................       285,883          136,577
                                                                         ----------       ----------
          Total liabilities .........................................     1,771,548          833,188
                                                                         ----------       ----------
Minority interest (note 5) ..........................................       529,472          842,091
                                                                         ----------       ----------
Shareholder's equity (deficit):
  Capital stock ($1 par value; 10,000 shares authorized, 5,800
     shares issued and outstanding) .................................         5,800            5,000
  Additional paid-in capital ........................................     1,968,018          608,818
  Accumulated deficit ...............................................     1,341,302)        (748,647)
                                                                         ----------       ----------
          Total shareholder's equity (deficit) ......................       632,516         (134,829)
                                                                         ----------       ----------
          Total liabilities and shareholder's equity (deficit) ......    $2,933,536        1,540,450
                                                                         ==========       ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996              1995
                                                  -----------        ----------
Revenues:
  Program revenues ............................   $ 2,829,716           836,634
  Equipment sales .............................       912,118           936,914
  Other revenues ..............................        23,746             9,110
                                                  -----------        ----------
          Total revenues ......................     3,765,580         1,782,658
                                                  -----------        ----------
Cost of revenues:
  Programming costs ...........................     1,725,812           556,652
  Equipment costs .............................       683,726           864,008
  Rebate expense ..............................       408,958            16,875
  Other cost of revenues ......................        58,594               110
                                                  -----------        ----------
          Total cost of revenues ..............     2,877,090         1,437,645
                                                  -----------        ----------
          Gross profit ........................       888,490           345,013
                                                  -----------        ----------
Expenses:
  Salaries and wages ..........................       788,020           405,125
  Amortization and depreciation ...............       138,065           114,949
  Marketing ...................................        82,282            62,771
  Bad debt expense ............................        20,850             4,540
  Professional fees ...........................       102,148            72,724
  Other selling, general and administrative ...       361,576           333,355
                                                  -----------        ----------
                                                    1,492,941           993,464
                                                  -----------        ----------
          Net loss before interest ............      (604,451)         (648,451)
Interest income and expense:
  Interest income .............................        36,971             7,511
  Interest expense ............................       (25,175)           (8,725)
                                                  -----------        ----------
          Net loss ............................   $  (592,655)         (649,665)
                                                  ===========        ==========

                See accompanying notes to financial statements.

                          ARGOS SUPPORT SERVICE COMPANY

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                   Common     Additional        Retained
                                   stock    paid-in capital     earnings           Total
                                  ------    ---------------    ----------        ----------
Balance-- December 31, 1994 ...   $5,000         608,818          (98,982)          514,836
Net loss ......................       --              --         (649,665)         (649,665)
                                  ------       ---------       ----------        ----------
Balance-- December 31, 1995 ...    5,000         608,818         (748,647)         (134,829)
Sale of additional stock ......      800       1,359,200               --         1,360,000
Net loss ......................       --              --         (592,655)         (592,655)
                                  ------       ---------       ----------        ----------
Balance-- December 31, 1996 ...   $5,800       1,968,018       (1,341,302)          632,516
                                  ======       =========       ==========        ==========


                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                        1996              1995
                                                                     -----------        --------
Cash flow from operating activities
  Net loss .......................................................   $  (592,655)       (649,665)
  Adjustments to reconcile net income to net used in operating activities:
     Depreciation and amortization ...............................       138,065         114,949
     Bad debt expense ............................................        20,850           4,540
  Changes in:
     Trade receivable ............................................      (377,071)       (122,224)
     Inventory ...................................................         4,484         (70,763)
     Other assets ................................................       (42,387)        (11,070)
     Trade payables ..............................................       (52,956)        469,571
     Unearned revenues ...........................................       666,859         185,837
     Other current liabilities ...................................       104,066          22,658
                                                                     -----------        --------
          Net cash used in operating activities ..................      (130,745)        (56,167)
                                                                     -----------        --------
Cash flows from investing activities:
  Additions to equipment .........................................       (76,995)        (39,663)
  Proceeds from maturities of restricted cash investments ........        84,476          15,000
                                                                     -----------        --------
          Net cash provided by (used in) investing activities ....         7,481         (24,663)
                                                                     -----------        --------
Cash flows from financing activities:
  Proceeds from issuance of line of credit .......................            --         125,000
  Payments on line of credit .....................................       (75,000)       (880,747)
  Proceeds from issuance of debt and notes payable ...............       296,691          15,268
  Payments on debt and notes payable .............................        (1,300)        (53,691)
  Proceeds from issuance of stock ................................     1,360,000              --
  Proceeds from sales of revenue sharing rights ..................            --         842,091
  Purchase of investor's revenue sharing rights ..................      (413,461)             --
                                                                     -----------        --------
          Net cash provided by financing activities ..............     1,166,930          47,921
                                                                     -----------        --------
          Net change in cash .....................................     1,043,666         (32,909)
Beginning of year cash and cash equivalents balance ..............       227,358         260,267
                                                                     -----------        --------
End of year cash and cash equivalents balance ....................   $ 1,271,024         277,358
                                                                     ===========        ========
Cash paid for interest ...........................................   $    21,165           8,725
                                                                     ===========        ========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996 and 1995, the Company has the operating rights for territories in Texas, Florida and Utah.

Revenue Recognition

            Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

            Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

            Financial instruments consisting of trade receivables, trade payables and long-term liabilities are carried at cost, which approximates fair value, as a result of the shortterm nature of the instruments.

Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

                         ARGOS SUPPORT SERVICES COMPANY

Long-Lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

NRTC Patronage Capital

            The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income included in other current liabilities was $48,107 and $10,804 at December 31, 1996 and 1995, respectively.

Trade Receivables

            Trade receivables consist of amounts due from subscribers for monthly programming fees.

Depreciation

            Depreciation on furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

Cash and Cash Equivalents

            Money market investments are classified as cash and cash equivalents for balance sheet and statement of cash flow purposes.

(2)  RESTRICTED CASH

            The Company maintains a line of credit with a local bank for operating cash needs. As of December 31, 1996 and 1995, the Company had drawn $50,000 and $125,000, respectively, on this line of credit, which carries an interest rate of 8.5%, has a final maturity date of March 23, 1997 and is secured by certificates of deposit held by the bank.

(3)  NOTES PAYABLE AND LONG-TERM DEBT

            Debt consist primarily of a $275,000 debenture payable to the majority shareholder of the Company. The debenture requires semiannual interest-only payments at 8.75% until maturity at April 1, 1999, at which time the principal is due in full. The Company also has two notes payable to banks totaling $31,968 at December 31, 1996.

                         ARGOS SUPPORT SERVICES COMPANY

            Scheduled repayments of long-term debt and notes payable outstanding at December 31, 1996 are as follows:

1997...................................................  $  21,085
1998...................................................      3,543
1999...................................................    278,856
2000...................................................      3,484
                                                          --------
                                                         $ 306,968
                                                         =========


(4)  INCOME TAXES

            The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis. Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

            The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(5)  MINORITY INTEREST

            During 1995, the Company sold revenue rights to investors in return for a cash investment of $842,091. These rights entitle investors to receive a percentage of any positive net revenues on certain zip codes based on programming revenues less programming costs related to the zip codes, less an allocation of marketing and selling, general and administrative expenses. No amounts were earned or paid on these revenue rights in 1995 or 1996.

            As part of the pending sale of the Company described in note 6, the Company has made offers to repurchase the revenue rights described above. Repurchase amounts exceeding the original proceeds from the sale of the rights are recorded as an intangible asset and amortized over the expected useful life of the franchise. During 1996, the Company paid $413,461 to repurchase certain revenue rights with a book value of $312,619. At December 31, 1996, the Company has offered a total of $1,182,307 to buy back the revenue rights of the three remaining investors having a book value of $529,472.

            In August 1997, the Company purchased the rights of one of these investors (book value of $250,000) for $600,000. As of August 9, 1997, the Company has outstanding offers to purchase the rights of the remaining two investors for $582,307. Ultimate amounts paid, if any, could exceed this amount.

(6)  SUBSEQUENT EVENTS

            On April 3, 1997, the Company's shareholders signed a letter of interest to sell substantially all its outstanding common stock to Golden Sky Systems, Inc. (GSS), which owned 20% of the outstanding common stock of the Company. The acquisition closed on August 8, 1997.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ace Telephone Association:

            We have audited the accompanying balance sheets of Satellite Entertainment, Inc., a wholly-owned subsidiary of Ace Telephone Association, as of December 31, 1996 and 1995 and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Satellite Entertainment, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

July 3, 1997, except as to note 6,
which is as of July 14, 1997.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                                1996              1995
                                                                            -----------        ----------
ASSETS
Current assets:
  Cash .................................................................    $   156,502           120,187
  Accounts receivable, net of allowance of $33,598 in 1996 (note 2) ....        257,995           263,198
  Inventory ............................................................         79,008           131,142
                                                                            -----------        ----------
          Total current assets .........................................        493,505           514,527
Furniture, fixtures and equipment, net of accumulated depreciation of
  $106,968 and $35,791 (note 5) ........................................        326,377           358,245
Intangible assets (net of accumulated amortization of $278,851 and
  $163,464) (note 1) ...................................................        875,006           990,393
Other assets ...........................................................         39,404            22,189
                                                                            -----------        ----------
          Total assets .................................................    $ 1,734,292         1,885,354
                                                                            ===========        ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable (note 4) ............................................    $   105,288            65,539
  Unearned revenue .....................................................        158,493            35,581
  Other liabilities ....................................................         49,197            37,326
                                                                            -----------        ----------
          Total current liabilities ....................................        312,978           138,446
Long-term liabilities:
  Notes payable (note 4) ...............................................        350,000           600,000
                                                                            -----------        ----------
          Total liabilities ............................................        662,978           738,446
                                                                            ===========        ==========
Shareholder's equity:
  Common stock ($1 par-- 50,000 shares issued and outstanding) .........         50,000            50,000
  Additional paid-in capital ...........................................      1,250,000         1,250,000
  Accumulated deficit ..................................................       (228,686)         (153,092)
                                                                            -----------        ----------
          Total shareholder's equity ...................................      1,071,314         1,146,908
                                                                            -----------        ----------
          Total liabilities and shareholder's equity ...................    $ 1,734,292         1,885,354
                                                                            ===========        ==========

                See accompanying notes to financial statements.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                            1996              1995             1994
                                        -----------        ----------        --------
Revenues:
  Program revenues .................    $ 1,216,893           542,511          47,779
  Equipment sales ..................        231,025           378,892         317,902
  Lease revenue (note 5) ...........         96,999            42,392           4,681
  Other revenues ...................        138,594            82,838          58,004
                                        -----------        ----------        --------
          Total revenues ...........      1,683,511         1,046,633         428,366
                                        -----------        ----------        --------
Cost of revenues:
  Programming costs ................        794,779           340,460          19,868
  Equipment costs ..................        213,005           322,617         258,964
  Rebate expense ...................         85,675            14,909             724
  Other costs of revenue ...........         99,603           128,874          59,859
                                        -----------        ----------        --------
          Total cost of revenues ...      1,193,062           806,860         339,415
                                        -----------        ----------        --------
          Gross profit .............        490,449           239,773          88,951
                                        -----------        ----------        --------
Expenses:
  Salaries and commissions .........        139,261            76,904           3,855
  Depreciation and amortization ....        186,563           147,794          51,462
  Bad debt expense .................         56,587             4,274              --
  Marketing ........................         97,044           111,068          38,060
  Other ............................         84,791            64,656          13,110
                                        -----------        ----------        --------
                                            564,246           404,696         106,487
                                        -----------        ----------        --------
          Operating loss ...........        (73,797)         (164,923)        (17,536)
  Other income .....................          4,129             5,431              --
  Interest income ..................         17,002            12,707           4,170
  Interest expense .................        (52,394)          (64,989)         (7,440)
                                        -----------        ----------        --------
          Loss before tax benefit ..       (105,060)         (211,774)        (20,806)
Income tax benefit (note 3) ........         29,466            70,964           8,524
                                        -----------        ----------        --------
          Net loss .................    $   (75,594)         (140,810)        (12,282)
                                        ===========        ==========        ========

                See accompanying notes to financial statements.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                Additional
                                    Common        paid-in        Retained          Total
                                    stock         capital        earnings          equity
                                   -------      ----------       --------        ----------
Balance at August 1, 1994 .....    $    --              --             --                --
Sale of common stock ..........     50,000       1,250,000             --         1,300,000
Net loss ......................         --              --        (12,282)          (12,282)
                                   -------       ---------       --------        ----------
Balance at December 31, 1994 ..     50,000       1,250,000        (12,282)        1,287,718
Net loss ......................         --              --       (140,810)         (140,810)
                                   -------       ---------       --------        ----------
Balance at December 31, 1995 ..     50,000       1,250,000       (153,092)        1,146,908
Net loss ......................         --              --        (75,594)          (75,594)
                                   -------       ---------       --------        ----------
Balance at December 31, 1996 ..    $50,000       1,250,000       (228,686)        1,071,314
                                   =======       =========       ========        ==========

                See accompanying notes to financial statements.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                  1996            1995             1994
                                                               ---------        --------        ----------
Operating activities:
  Net loss .................................................   $ (75,594)       (140,810)          (12,282)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization .........................     186,563         147,794            51,462
     Bad debt expense ......................................      56,587           4,274                --
  Change in:
     Accounts receivable ...................................     (51,384)       (128,073)         (139,399)
     Inventory .............................................      52,134         298,286          (429,428)
     Other assets ..........................................     (17,215)        (22,189)               --
     Accounts payable ......................................      39,749        (121,284)          186,823
     Unearned revenue ......................................     122,912          26,401             9,180
     Other liabilities .....................................      11,871          32,283             5,043
                                                               ---------        --------        ----------
          Net cash provided by (used in) operating
            activities .....................................     325,623          96,682          (328,601)
                                                               ---------        --------        ----------
Investing activities:
  Purchase of furniture, fixtures and equipment ............     (39,308)       (255,942)         (138,095)
  Purchase of DBS regions ..................................          --              --        (1,153,857)
                                                               ---------        --------        ----------
          Net cash used in investing activities ............     (39,308)       (255,942)       (1,291,952)
                                                               ---------        --------        ----------
Financing activities:
  Sale of common stock .....................................          --              --         1,300,000
  Proceeds from issuance of notes payable ..................          --              --           600,000
  Payments on notes payable ................................    (250,000)             --                --
                                                               ---------        --------        ----------
          Net cash provided by (used in) financing
            activities .....................................    (250,000)             --         1,900,000
                                                               ---------        --------        ----------
          Net change in cash ...............................      36,315        (159,260)          279,447
Cash at beginning of period ................................     120,187         279,447                --
                                                               ---------        --------        ----------
Cash at end of period ......................................   $ 156,502         120,187           279,447
                                                               =========        ========        ==========
Cash paid for interest .....................................   $  62,528          56,299                --
                                                               =========        ========        ==========

                See accompanying notes to financial statements.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

            Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite
(DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

Revenue Recognition

            Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Revenues for equipment sales are recognized when the equipment is delivered to the customer.

Inventory

            Inventory is stated at the lower of average cost or market and consists of DBS receivers, satellite dishes and accessories as well as retail inventory at a Radio Shack franchise owned and operated by the Company. Radio Shack inventory had a carrying value at December 31, 1996 and 1995 of $30,079 and $31,139, respectively.

Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

            Financial instruments consisting of receivables, accounts payable and notes payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

Furniture, Fixtures and Equipment

            Furniture, fixtures and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives, which range from five to thirty years.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


Intangible Assets

            The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over a period of ten years, which is the expected useful life of the revenue stream of those services.

Long-lived Assets

            Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

            The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes.

(2)  ACCOUNTS RECEIVABLE

            Trade receivables consist primarily of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Company. Trade receivables as of December 31, 1996, 1995 and 1994 are as follows:

                                   1996           1995
                                 --------       -------
Accounts receivable:
  Programming ................   $121,727        65,884
  Financed equipment sales ...    133,913       195,454
  Other ......................      2,355         1,860
                                 --------       -------
                                 $257,995       263,198
                                 ========       =======


(3)  INCOME TAXES

      The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


      Total income tax benefit differs from expected income tax benefit as follows:

                                                                1996            1995          1994
                                                              --------        -------        -----
Expected income tax benefit at 34% .......................    $ 35,720         72,003        7,074
Difference due to income tax benefit allocation made by
  Parent .................................................      (6,254)        (1,039)       1,450
                                                              --------        -------        -----
          Total income tax benefit .......................    $ 29,466         70,964        8,524
                                                              ========        =======        =====


If the Company had filed income taxes on a separate return basis, any tax benefit and net operating loss carry-forward. would not be recognizable due to the Company's recurring historical losses. Pro forma net income would therefore be as follows:

                      1996         1995         1994
                   --------      -------      -------
                   $ 88,545      190,050       20,806
                   ========      =======       ======



(4)  RELATED PARTY TRANSACTIONS

            The Company has a revolving line of credit with the Parent whereby the Parent will loan the Company cash for operating purposes up to $1,000,000. These borrowings carry interest at prime plus two percent and require quarterly interest-only payments, with the unpaid principal balance due on April 27, 1999. The unpaid balance of these borrowings totaled $350,000 and $600,000 at December 31, 1996 and 1995, respectively.

            The Company is also party to various intercompany transactions with the Parent and a subsidiary of the Parent, including interest accruals on the line of credit noted above, intercompany cash receipts and tax benefits arising from the Company's net losses. Net receivable balances due from the Parent offset against accounts payable at December 31, 1996 and 1995 were $43,323 and $34,486, respectively.

(5)  LEASES

            In addition to selling satellite television equipment, the Company also leases the equipment to customers for a minimum one-year period at a fixed monthly rental charge. After one year, the customer may continue to lease the equipment on a month-to-month basis. All minimum rents due under such leases at December 31, 1996, 1995 and 1994 are, therefore, due within the next calendar year.

            The above leases qualify for operating lease treatment and, accordingly, the leased units are transferred from inventory to furniture, fixtures and equipment at average cost when leased and depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned. The carrying amount of leased equipment included in furniture, fixtures and equipment at December 31, 1996 and 1995 is as follows:

                                     1996            1995
                                  ---------        --------
Cost ..........................   $ 299,744         286,104
Accumulated depreciation ......     (92,261)        (28,935)
                                  ---------        --------
          Net carrying cost ...   $ 207,483         257,169
                                  =========        ========

                          SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(6)  NRTC PATRONAGE CAPITAL

            The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting-deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $38,239 and $21,724 at December 31, 1996 and 1995, respectively.

(7)  SUBSEQUENT EVENTS

            On March 21, 1997, the Company contracted to sell substantially all of its assets to Golden Sky Systems, Inc. The sale closed on July 14, 1997.

                               GVEC RURAL TV, INC.

                              Financial Statements
                        December 31, 1996, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GVEC Rural TV, Inc.,
Guadalupe Valley Electric Cooperative and
Guadalupe Valley Development Corporation:

         We have audited the accompanying balance sheets of GVEC Rural TV, Inc. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GVEC Rural TV, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

August 8, 1997

                               GVEC RURAL TV, INC.

                                 BALANCE SHEETS
                        As of December 31, 1996 and 1995

                                                                                              1996                 1995
                                                                                              ----                 ----
                                                        ASSETS
Current assets:
  Cash and cash equivalents.....................................................    $       563,055                  --
  Accounts receivable (notes 2 and 7)...........................................            214,827             186,101
  Inventory.....................................................................             47,348             286,718
  Note receivable (note 3)......................................................             50,000              50,000
                                                                                    ---------------          ----------
          Total current assets..................................................            875,230             522,819
Intangible asset (net of accumulated amortization of $149,760 and
  $93,600)......................................................................            411,883             468,043
Other assets:
  Lease receivable-- noncurrent (note 7)........................................            492,593             558,065
  Note receivable (note 3)......................................................             30,000              80,000
  NRTC patronage capital (note 5)...............................................             41,515              18,848
  Organizational costs..........................................................             31,436              39,295
                                                                                    ---------------          ----------
          Total assets..........................................................    $     1,882,657           1,687,070
                                                                                    ===============          ==========

                                          LIABILITIES AND INVESTORS' CAPITAL
Current liabilities:
  Accounts payable..............................................................    $       122,258              45,604
  Related party accounts payable (note 6).......................................             16,707                  --
  Unearned revenue..............................................................            108,106              24,571
  Other liabilities (note 5)...................................................              43,164              18,848
                                                                                    ---------------          ----------
          Total current liabilities.............................................            290,235              89,023
                                                                                    ---------------          ----------
Investors' capital:
  Common stock -- class A, $1 par value; 100,000 shares authorized,
     7,500 shares issued and outstanding........................................              7,500                  --
  Common stock-- class B, $1 par value, 10,000 shares authorized,
     2,500 shares issued and outstanding........................................              2,500                  --
  Additional paid-in capital....................................................          1,638,047                  --
  Retained earnings.............................................................            (55,625)                 --
  Segment equity................................................................                 --           1,598,047
                                                                                    ---------------          ----------
          Total investors' capital..............................................          1,592,422           1,598,047
          Total liabilities and investors' capital..............................    $     1,882,657           1,687,070
                                                                                    ===============           =========

                See accompanying notes to financial statements.

                               GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
              For the years ended December 31, 1996, 1995 and 1994

                                                                              1996             1995                1994
                                                                              ----             ----                ----
Revenues:
  Programming revenues.......................................     $        752,079           336,503              36,346
  Equipment sales.............................................             294,455           740,161             411,023
  Other revenues..............................................             241,862           219,011             181,728
                                                                  ----------------         ---------          ----------
          Total revenues......................................           1,288,396         1,295,675             629,097
                                                                  ----------------         ---------          ----------
Cost of revenues:
  Programming costs...........................................             431,058           210,394              23,649
  Equipment costs.............................................             298,919           545,565             273,326
  Rebate expense..............................................              14,558            10,900                  --
  Other cost of revenues......................................             150,407           132,625             175,066
                                                                  ----------------         ---------          ----------
          Total cost of revenues..............................             894,942           899,484             472,041
                                                                  ----------------         ---------          ----------
          Gross profit........................................             393,454           396,191             157,056
                                                                  ----------------         ---------          ----------
Expenses:
  Salaries, wages and commissions.............................             213,107            259,808             112,910
  Amortization................................................              64,019             56,160              37,440
  Bad debt expense............................................              96,775              8,735                  --
  Other.......................................................              90,704            112,988              10,911
                                                                  ----------------         ---------          ----------
          Total expenses......................................             464,605            437,691             161,261
                                                                  ----------------         ---------          ----------
          Operating loss......................................             (71,151)           (41,500)             (4,205)
Gain on sale of wireless TV rights (note 3)...................                  --            230,000                  --
                                                                  ----------------         ---------          -----------
          Income (loss) before interest.......................             (71,151)           188,500              (4,205)
Other income..................................................               2,141              3,537                  --
Interest income...............................................              13,385              8,537                  --
                                                                   ---------------         ----------          ----------
          Income (loss).......................................     $       (55,625)           200,574              (4,205)
                                                                   ===============         ==========          ===========

                See accompanying notes to financial statements.

                               GVEC RURAL TV, INC.

                      STATEMENTS OF INVESTORS' CAPITAL For
                the years ended December 31, 1996, 1995 and 1994

                                 CLASS A          CLASS B        ADDITIONAL
                                 COMMON           COMMON           PAID-IN          RETAINED             SEGMENT          TOTAL
                                 STOCK            STOCK            CAPITAL          EARNINGS             EQUITY           EQUITY
                                 -----            -----            -------          --------             ------           ------
Beginning balance --
  December 31, 1993           $       --                --                --              --            561,643            561,643
Cash investment by
  GVEC                                --                --                --              --            359,195            359,195
Net loss                              --                --                --              --             (4,205)            (4,205)
                              ----------        ----------        ----------        --------           --------           --------
Balance at
  December 31, 1994                   --                --                --              --            916,633            916,633
Cash investment by
  GVEC                                --                --                --              --            480,840            480,840
Net income                            --                --                --              --            200,574            200,574
                              ----------        ----------        ----------        --------           --------           --------
Balance at
  December 31, 1995                   --                --                --              --          1,598,047          1,598,047
Capitalization of GVEC
  Rural TV, Inc. by
  GVEC in exchange for
  7,500 common shares              7,500                --         1,590,547              --         (1,598,047)                --
Sale of 2,500 common
   shares to GVDC                     --             2,500            47,500              --                 --             50,000
1996 net loss                         --                --                --         (55,625)                --            (55,625)
                              ----------        ----------        ----------        --------           --------           --------
Balance at
  December 31, 1996           $    7,500             2,500         1,638,047         (55,625)                --          1,592,422
                              ==========             =====         =========         =======           ========          =========

                See accompanying notes to financial statements.

                               GVEC RURAL TV, INC.

                        STATEMENTS OF CASH FLOWS For the
                  years ended December 31, 1996, 1995 and 1994

                                                                   1996              1995                1994
                                                                   ----              ----                ----
Operating activities:
  Net income (loss) ....................................        $ (55,625)          200,574            (4,205)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Amortization ......................................           64,019            56,160            37,440
     Bad debt expense ..................................           96,775             8,735                --
     Gain on sale of wireless TV rights ................               --          (230,000)               --
  Changes in:
     Accounts and leases receivable ....................          (60,029)         (530,311)         (222,590)
     Inventory .........................................          239,370           (97,879)         (188,839)
     Other assets ......................................               --           (39,295)               --
     Accounts payable ..................................           88,661            34,243            11,361
     Unearned revenues .................................           83,535            16,933             7,638
     Other liabilities .................................            6,349                --                --
                                                                ---------           -------            ------
          Net cash provided by (used in) operating
            activities .................................          463,055          (580,840)         (359,195)
                                                                ---------           -------            ------
Investing activities:
  Payments on notes receivable .........................           50,000           100,000                --
                                                                ---------           -------            ------
          Net cash provided by investing activities ....           50,000           100,000                --
                                                                ---------           -------            ------
Financing activities:
  Cash investments by GVEC .............................               --           480,840           359,195
  Proceeds from issuance of stock ......................           50,000                --                --
                                                                ---------           -------            ------
          Net cash provided by financing activities ....           50,000           480,840           359,195
                                                                ---------           -------            ------
          Net change in cash ...........................          563,055                --                --
Cash at beginning of year ..............................               --                --                --
                                                                ---------           -------            ------
Cash at end of year ....................................        $ 563,055                --                --
                                                                =========           =======            ======


                See accompanying notes to financial statements.

                               GVEC RURAL TV, INC.

                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         GVEC Rural TV, Inc. (the Company) is a Texas Corporation organized for the purpose of owning and operating direct broadcast services (DBS) television systems to customers within its franchise areas which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Television Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

         The Company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

         Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

         The financial statements presented as of and for the year ended December 31, 1996 present the financial position and operations of the Company. As of and for the years ended December 31, 1995 and 1994, the financial statements represent the financial position and operation of GVEC's rural television segment. This segment was not a separate subsidiary of GVEC nor was it operated as a separate entity in 1995 or 1994. The financial statements for 1995 and 1994 presented herein have been derived from the records of GVEC and have been prepared to present the segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which were allocated to the segment by GVEC. Such allocated expenses may or may not be indicative of what such expenses would have been had the segment been operated as a separate entity.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

Cash Equivalents

         The Company considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

Inventory

         Inventory is stated at the lower of average cost or market and consists primarily of receivers, satellite dishes and accessories.

                               GVEC RURAL TV, INC.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

Intangible Assets

         The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

Long-lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial reporting and tax basis of certain assets.

Organizational Costs

         The cost of legal and other professional fees associated with the formation of GVEC Rural TV, Inc. on January 1, 1996 were capitalized and were being amortized over a five-year period.

                               GVEC RURAL TV, INC.

(2)  ACCOUNTS RECEIVABLE

         Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees and for rental charges on leased equipment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                                       1996               1995
                                                                                       ----               ----
Programming (net of allowance of $3,418 and $0 at December 31,
  1996 and 1995)...........................................................        $     64,117         $    42,784
Equipment leases-- current portion (note 7)................................             122,967             130,904
Other......................................................................              27,743              12,413
                                                                                   ------------         -----------
                                                                                   $    214,827         $   186,101
                                                                                   ============         ===========




(3)  NOTE RECEIVABLE

         In January 1995, the Company sold for $230,000 its rights to provide certain wireless television services to an unrelated party. An initial payment of $100,000 was received at the time of sale, and the buyer signed a note for the remaining $130,000. The note was paid in full in March 1997.

(4)  INCOME TAXES

         The Company's deferred tax assets relate principally to nondeductible reserves for bad debt and a net operating loss carryforward.

         A summary of deferred tax assets at December 31, 1996 follows:


Deferred tax assets:
  Temporary differences.........................................................     $     2,056
  Net operating loss carryforward...............................................           7,552
                                                                                     -----------
          Total deferred tax assets.............................................           9,608
Less asset valuation reserve....................................................          (9,608)
                                                                                     -----------
          Net deferred tax assets...............................................     $       --
                                                                                     ===========



         Due to outstanding net operating loss carryforwards, no provision for income taxes was recorded in 1996. The net operating loss for tax purposes of $22,211 as of December 31, 1996 expires in 2011.

         In 1995 and 1994, the Company was not directly subject to income taxes, as it was operated as a segment of GVEC. GVEC did not allocate tax expense (benefit) to the segment and, accordingly, no provision for income taxes has been made in 1995 or 1994.

(5)  NRTC PATRONAGE CAPITAL

         The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income of $41,515 and $18,848 was included in other liabilities at December 31, 1996 and 1995, respectively.

                               GVEC RURAL TV, INC.

(6)  RELATED PARTY TRANSACTIONS

         On January 1, 1996, GVEC contributed all of its satellite television assets to GVEC Rural TV, Inc. in exchange for 100% of the issued and outstanding 7,500 shares of Class A common stock. These assets were recorded at historical cost. GVDC purchased 100% of the issued and outstanding 2,500 shares of Class B common stock in January 1996. Class A and B common shares have identical features except that dividends may be declared separately on each issue at the discretion of the Board of Directors. GVEC and GVEC Rural TV, Inc. share the same Board of Directors as GVDC.

         GVEC continues to perform management and accounting functions for GVEC Rural TV, Inc. and bills GVEC Rural TV, Inc. for such services. A related payable to GVEC of $16,707 exists at December 31, 1996.

(7)  LEASES

         In addition to selling satellite television equipment, the Company also leases the equipment to customers for periods of three to seven years at a fixed monthly rental charge. These leases qualify as sales-type capital leases and are therefore recorded as sales of equipment.

         Future minimum rental payments to be received, less a monthly handling fee and an allowance for uncollectible accounts, are included in accounts receivable. At December 31, 1996, 1995 and 1994, the net lease receivable was $615,560, $688,969 and $202,500, respectively. The December 31, 1996 lease receivable is to be received in subsequent years as follows:

1997.......................................................       $122,967
1998.......................................................        122,967
1999.......................................................        122,967
2000.......................................................        122,967
2001.......................................................        114,689
Thereafter.................................................         41,401
Less allowance.............................................        (32,398)
                                                                   -------
     Total.................................................       $615,560
                                                                  ========



         Lease receivables due within one year are classified as current receivables on the Company's balance sheets.

(8)  SUBSEQUENT EVENT

         On June 3, 1997, the Company contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on July 8, 1997.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                              Financial Statements
                        December 31, 1996, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cable and Communications Corporation:

         We have audited the accompanying balance sheets of NRTC System No. 0093, a segment of Cable and Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NRTC System No. 0093, a segment of Cable and Communications Corporation, at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

November 14, 1997

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                                 BALANCE SHEETS
                           December 31, 1996 and 1995

                                                                                            1996                1995
                                                                                            ----                ----
                                                        ASSETS
Current assets:
  Cash and cash equivalents.....................................................       $   12,674              18,023
  Accounts receivable...........................................................           86,951              37,820
  Notes receivable, current portion (note 3)....................................           79,150              54,044
  Inventory.....................................................................           24,630              25,424
          Total current assets..................................................          203,405             135,311
Franchise costs (net of accumulated amortization of $62,713 and $36,763
  in 1996 and 1995, respectively)...............................................          196,737             222,687
Notes receivable, long-term portion (note 3)....................................           89,231              99,895
                                                                                       ----------             -------
          Total assets..........................................................       $  489,373             457,893
                                                                                       ==========             =======

                                            LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable..............................................................       $   44,204              37,236
  Due to related party (note 5).................................................           13,050               6,165
  Unearned revenue..............................................................           60,324              14,033
  Other liabilities.............................................................            5,075               3,388
                                                                                       ----------             -------
Total current liabilities.......................................................          122,653              60,822
Segment equity..................................................................          366,720             397,071
Commitments
          Total liabilities and segment equity..................................      $   489,373             457,893
                                                                                      ===========             =======

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                            STATEMENTS OF OPERATIONS
              For the years ended December 31, 1996, 1995 and 1994

                                                                             1996               1995                 1994
                                                                             ----               ----                 ----

Revenues:
  Programming revenues........................................         $   553,123            292,826              21,057
  Equipment sales.............................................             168,781            387,991             220,823
                                                                       -----------         ----------          ----------
          Total revenues......................................             721,904            680,817             241,880
                                                                       -----------         ----------          ----------
Cost of revenues:
  Programming costs...........................................             391,977            186,048              13,000
  Equipment costs.............................................             139,134            311,501             185,415
                                                                       -----------         ----------          ----------
          Total cost of revenues..............................             531,111            497,549             198,415
                                                                       -----------         ----------          ----------
Gross profit..................................................             190,793            183,268              43,465
                                                                       -----------         ----------          ----------
Expenses:
  Salaries, wages and benefits................................              86,274             56,561              16,533
  Amortization................................................              25,950             25,950              10,813
  Other general and administrative............................              63,523             53,035               1,977
                                                                       -----------         ----------          ----------
          Total expenses......................................             175,747            135,546              29,323
                                                                       -----------         ----------          ----------
          Net income..........................................         $    15,046             47,722              14,142
                                                                       ===========         ==========          ==========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                      STATEMENTS OF SEGMENT EQUITY For the
                  years ended December 31, 1996, 1995 and 1994

Balance at December 31, 1993.....................................................................       $     264,085
Net income.......................................................................................              14,142
                                                                                                        -------------
Balance at December 31, 1994.....................................................................             278,227
Investments by parent............................................................................              71,122
Net income.......................................................................................              47,722
                                                                                                        -------------
Balance at December 31, 1995.....................................................................             397,071
Distributions to parent..........................................................................             (45,397)
Net income.......................................................................................              15,046
                                                                                                        -------------
Balance at December 31, 1996.....................................................................       $     366,720
                                                                                                        =============

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                        STATEMENTS OF CASH FLOWS For the
                  years ended December 31, 1996, 1995 and 1994

                                                                     1996             1995             1994
                                                                     ----             ----             ----
Operating activities:
  Net income .............................................        $ 15,046           47,722           14,142
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Bad debt expense ....................................           1,128            9,101               --
     Amortization ........................................          25,950           25,950           10,813
     Changes in:
       Accounts receivable ...............................         (49,131)         (27,025)         (10,795)
       Notes receivable ..................................         (15,570)        (163,040)              --
       Inventory .........................................             794            7,682          (33,106)
       Accounts payable ..................................           6,968           21,915           15,321
       Due to related party ..............................           6,885           (3,428)          14,228
       Unearned revenues .................................          46,291            7,562            6,471
       Other liabilities .................................           1,687            2,520              868
       Customer deposits .................................              --           (7,989)           7,989
                                                                  --------           ------           ------
Net cash provided by (used in) operating activities ......          40,048          (79,030)          25,931
                                                                  --------           ------           ------
Cash flows from financing activities--
  Cash investments (distributions) by Cable &
       Communications Corporation ........................         (45,397)          71,122               --
                                                                  --------           ------           ------
Net increase (decrease) in cash and cash equivalents .....          (5,349)          (7,908)          25,931
Cash and cash equivalents at beginning of year ...........          18,023           25,931               --
                                                                  --------           ------           ------
Cash and cash equivalents at end of year .................        $ 12,674           18,023           25,931
                                                                  ========           ======           ======

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                        NOTES TO THE FINANCIAL STATEMENTS
                        December 31, 1996, 1995 and 1994

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         The NRTC System No. 0093 is a segment (the Segment) of Cable and Communications Corporation (C&CC) which provides rural direct broadcasting satellite (DBS) television service to customers within its franchise areas which includes fifteen counties in eastern Montana. C&CC is a wholly-owned subsidiary of Mid-Rivers Telephone Cooperative, Inc. (MRTC). MRTC is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV.

         The financial statements presented as of and for the years ended December 31, 1996, 1995 and 1994, represent the financial position and operation of the Segment. The Segment was not operated as a separate entity or a separate subsidiary of C&CC in 1996, 1995 or 1994. The financial statements presented herein have been derived from the records of C&CC and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. The financial statements do not include certain costs and expenses which could be allocable to the segment by C&CC. Accordingly, costs and expenses presented may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of various DBS service and maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

Cash Equivalents

         The Segment considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

Inventory

         Inventory is stated at the lower of average cost (first-in, first-out) or market and consists primarily of receivers, satellite dishes and accessories.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

Fair Value of Financial Instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

Intangible Assets

         The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

Long-lived Assets

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes

         The Segment is not directly subject to income taxes, as it is operated as a segment of C&CC. C&CC did not allocate tax expense to the segment and, accordingly, no provision for income taxes has been made.

(2)  ACCOUNTS RECEIVABLE

         Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees.

(3)  NOTES RECEIVABLE

         The Segment finances DBS equipment sales to customers. These sales contracts are executed for periods varying from twelve to thirty-six months. These notes are amortized through monthly payments. The contracts are collateralized by security interests in the equipment purchased. Notes receivable as of December 30, 1996 and 1995 are as follows:

                                                            1996            1995
                                                            ----            ----
Notes receivable (net of allowance of $10,229 and
  $9,101 in 1996 and 1995, respectively) ........        $168,381         153,939
Less current portion ............................          79,150          54,044
                                                           ------          ------
                                                         $ 89,231          99,895
                                                         ========          ======

                              NRTC SYSTEM NO. 0093
                A Segment of Cable and Communications Corporation

                NOTES TO THE FINANCIAL STATEMENTS -- (Continued)


(4)  NRTC PATRONAGE CAPITAL

         The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. The patronage dividend can be either qualified or nonqualified upon the election of the Segment. If qualified, 20% of the dividend is received in cash while 80% is distributed in patronage capital certificates, which can be redeemed in cash at a future date at the discretion of the NRTC. Nonqualified dividends are distributed entirely as patronage capital certificates, which will generally be redeemable only upon the dissolution of the NRTC. The Segment has elected to receive the nonqualified dividend. As such, the asset and equally offsetting deferred income liability have not been recorded as there is no financial statement impact.

(5)  RELATED PARTY TRANSACTIONS

         C&CC performs management and service and maintenance functions for the Segment and allocates such labor and benefit Segment. A related payable to C&CC of $13,050 and $6,165 exists at December 31, 1996, and 1995, respectively.

(6)  SUBSEQUENT EVENT

         The Segment contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on December 17, 1997.

                           DIRECT BROADCAST SATELLITE
                   (A Segment of Nemont Communications Inc.)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                                           INDEPENDENT AUDITORS' REPORT

The Board of Directors

         We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of Nemont Communications Inc. (NCI), as of December 31, 1997, and the related statements of operations, segment equity, and cash flows for the year then ended. The financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                  CHMS, P.C.
                                                  Certified Public Accountants
                                                  Sidney, Montana

July 31, 1998

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                                                                                               1997
                                                                                                               ----


                                                        ASSETS
CURRENT ASSETS
     Cash........................................................................................           $      925
     Accounts receivable - Note B................................................................               72,645
     Inventory - Note A..........................................................................               18,248
                                                                                                            ----------
     TOTAL CURRENT ASSETS........................................................................               91,818
INTANGIBLE EQUIPMENT - NET OF ACCUMULATED
AMORTIZATION - NOTE D............................................................................              239,780
OTHER ASSETS
     Notes receivable - Note E...................................................................               24,193
     NRTC patronage capital - Note C.............................................................               47,249
                                                                                                            ----------
     TOTAL OTHER ASSETS..........................................................................               71,442
                                                                                                            ----------
     TOTAL ASSETS................................................................................            $ 403,040
                                                                                                             =========
                                               LIABILITIES & SEGMENT EQUITY
CURRENT LIABILITIES
     Accounts payable............................................................................            $ 253,035
     Unearned revenue............................................................................               95,171
     Notes payable - Note F......................................................................               23,225
                                                                                                            ----------
     TOTAL CURRENT LIABILITIES...................................................................              371,431
SEGMENT EQUITY...................................................................................               31,609
                                                                                                            ----------
     TOTAL LIABILITIES AND SEGMENT EQUITY........................................................            $ 403,040
                                                                                                             =========


                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                                                                 1997
                                                                                                                 ----
REVENUES
     Programming revenues........................................................................           $1,636,584
     Equipment sales.............................................................................              146,111
     Other revenues..............................................................................                3,921
                                                                                                            ----------
     TOTAL REVENUES..............................................................................            1,786,616
COST OF REVENUES
     Programming costs...........................................................................            1,214,952
     Equipment costs.............................................................................              170,007
     Rebate expense..............................................................................               12,546
     Commission expense..........................................................................              525,636
                                                                                                            ----------
     TOTAL COST OF REVENUES......................................................................            1,923,141
                                                                                                            ----------
     GROSS PROFIT...............................................................................              (136,525)
EXPENSES
     Bad debt expense............................................................................                7,866
     Amortization................................................................................               38,365
     Marketing...................................................................................               34,365
     Office expense - general....................................................................               52,192
     Salaries....................................................................................              114,950
                                                                                                            ----------
     TOTAL EXPENSES..............................................................................              247,738
                                                                                                            ----------
     LOSS FROM OPERATIONS........................................................................             (384,263)
OTHER INCOME
     Interest income.............................................................................                4,673
     Dividend income.............................................................................               21,446
                                                                                                            ----------
                                                                                                                26,119
                                                                                                            ----------
     NET LOSS....................................................................................           $(358,144)
                                                                                                            ==========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                           STATEMENT OF SEGMENT EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                                                                1997
                                                                                                                ----
BALANCE AT JANUARY 1, 1997.......................................................................          $   280,411
     Company contribution to Segment.............................................................              109,342
     Net Loss....................................................................................             (358,144)
                                                                                                           -----------
BALANCE AT DECEMBER 31, 1997.....................................................................          $    31,609
                                                                                                           ===========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                                                             1997
                                                                                                             ----
CASH FLOWS FROM OPERATION ACTIVITIES
     Net loss....................................................................................         $ (358,144)
     Adjustments to reconcile net income to net cash provided by operating activities:
         Amortization............................................................................             38,365
         Patronage capital allocation............................................................            (15,012)
     Changes in operating assets and liabilities:
         (increase) decrease in accounts receivable..............................................            (47,408)
         (increase) decrease in inventories......................................................              2,336
         Increase (decrease) in accounts payable.................................................             58,513
         Increase (decrease) in unearned revenue.................................................             95,171
                                                                                                              ------
     NET CASH USED BY OPERATING ACTIVITIES.......................................................           (226,179)
CASH FLOWS FROM INVESTING ACTIVITIES
     Collections on notes receivable.............................................................             38,402
CASH FLOWS FROM FINANCING ACTIVITIES
     Cash investments by Nemont Communications, Inc..............................................            109,342
     Payments on notes payable...................................................................             (4,205)
                                                                                                              ------
     NET CASH PROVIDED BY FINANCING ACTIVITIES...................................................            105,137
                                                                                                             -------
     NET DECREASE IN CASH........................................................................            (82,640)
CASH AT BEGINNING OF YEAR........................................................................             83,565
     CASH AT END OF YEAR.........................................................................        $       925
                                                                                                         ===========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Direct Broadcast Satellite (the Segment) is a segment of Nemont Communications, Inc. (the Company). The Company is a wholly-owned subsidiary of Nemont Telephone Cooperative (the Parent). The Segment was formed in 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative. (NRTC). The NRTC has contracted with Hughes Communication Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive eights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for portions of four counties in northeastern Montana.

         The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

Presentation

         The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advances billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

Inventory

         Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Fair value of financial instruments

         Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

Intangible

         The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

Long-lived Asset

         Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

Income Taxes

         The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE B - ACCOUNTS RECEIVABLE

         Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE C - NRTC PATRONAGE CAPITAL

         The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend.

NOTE D - INTANGIBLE ASSETS

         NRTC - DBS Franchise Fee.......................................................                   $   383,648
            less accumulated amortization...............................................                      (143,868)
                                                                                                           -----------
                                                                                                           $   239,780
                                                                                                           ===========

                           DIRECT BROADCAST SATELLITE.
                    (A SEGMENT OF NEMONT COMMUNICATIONS INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE E - NOTES RECEIVABLE

         Notes receivable consist of amounts due from customers financing the purchase of DBS dishes. Interest is being charged at a rate of 12% per year, due in monthly installments over a term of 36 months.

NOTE F - NOTES PAYABLE

         Non-interest bearing notes with associated companies are as follows:

         Northern Electric Cooperative                                                                      $    6,000
         Yellowstone Valley Electric Cooperative                                                                 7,200
         Sheridan Electric Cooperative                                                                          10,025
                                                                                                            ----------
                                                                                                            $   23,225
                                                                                                            ==========



NOTE G - SUBSEQUENT EVENTS

         During October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed in January 1998.

                          DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
SCS Communications & Security, Inc.
Stayton, Oregon

         We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of SCS Communications & Security, Inc., as of December 31, 1997 and 1996, and the related statements of operations, segment equity, and cash flows for the years then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite as of December 31, 1997 and 1996, and the results of. its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                  Aldrich, Kilbride & Tatone LLP

July 26, 1998
Salem, Oregon

                          DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                             ASSETS                                               1997            1998
                                                                                  ----            ----
Current assets:
  Cash .................................................................        $ 84,539          28,556
  Accounts receivable (Note 2) .........................................          39,432          41,828
  Inventory ............................................................           3,914          27,662
  Prepaid expenses .....................................................           4,471           5,329
                                                                                --------         -------
     Total current assets ..............................................         132,356         103,375
                                                                                --------         -------
  Equipment ............................................................           7,472           9,410
  Less accumulated depreciation ........................................           4,633           3,523
                                                                                --------         -------
                                                                                   2,829           5,887
  Intangible assets, net of accumulated amortization ...................         202,209         221,734
  NRTC patronage investment (Note 3) ...................................          11,802           7,445
                                                                                --------         -------
                                                                                $345,206         338,441
                                                                                ========         =======

                         LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable .....................................................        $ 85,120          52,566
  Unearned revenue .....................................................          31,883          51,477
                                                                                --------         -------
     Total current liabilities .........................................         117,003         104,043
  Segment equity .......................................................         232,203         234,398
                                                                                --------         -------
                                                                                $349,206         338,441
                                                                                ========         =======


    The accompanying notes are an integral part of the financial statements.

                           DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                1997                1996
                                                ----                ----
Revenues:
  Basic services revenues ...........        $ 411,265           237,646
  Pay-per-view revenues .............           70,981            48,102
  Equipment sales ...................           28,624            65,486
  Magazine sales ....................              536               414
                                             ---------          --------
     Total revenues .................          511,406           351,648
                                             =========          ========
Cost of revenues:
  Programming costs .................          243,583           154,084
  Equipment costs ...................          119,310           120,243
                                             ---------          --------
     Total cost of revenues .........          362,893           274,327
                                             ---------          --------
     Gross profit ...................          148,513            77,321
                                             ---------          --------
Expenses:
  Customer operations expense .......           43,779            19,136
  Corporate operations expense ......          100,681            71,040
  Depreciation and amortization
    expense .........................           21,268            21,204
                                             ---------          --------
     Total expenses .................          165,728           111,380
                                             ---------          --------
     Operating loss .................          (17,215)          (34,059)
  Other income ......................           15,020            13,491
                                             ---------          --------
     Net loss .......................        $ ( 2,195)          (20,568)
                                             =========          ========


    The accompanying notes are an integral part of the financial statements.

                           DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                          STATEMENTS OF SEGMENT EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

Balance at December 31, 1995 ...................        $ 254,966
   Company contribution to Segment..............               --
   1996 net loss................................          (20,568)
Balance at December 31, 1996 ...................          234,398
   Company contribution to Segment .............               --
   1997 net loss................................           (2,195)
                                                        ---------
Balance at December 31, 1997 ...................        $ 232,203
                                                        =========


    The accompanying notes are an integral part of the financial statements.

                           DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                           1997              1996
                                                                           ----              ----
Cash flows from operating activities:
   Net loss .....................................................        $ (2,195)         (20,568)
   Adjustments to reconcile net loss to net cash
        provided by operating activities:
        Depreciation and amortization ...........................          21,268           21,204
        Patronage income ........................................          (4,357)          (5,425)
        Loss on disposal of assets ..............................           1,698               --
        Changes in assets and liabilities:
        Accounts receivable .....................................           2,396          (37,038)
        Inventory ...............................................          23,748           20,751
        Prepaid expenses ........................................             858           (3,061)
        Accounts payable ........................................          32,554           22,990
        Unearned revenue ........................................         (19,594)          31,265
                                                                         --------          -------
   Net cash provided by operating activities ....................          56,376           30,118
Cash flows from investing activities -- purchases of equipment ..           (393)          (1,764)
                                                                         --------          -------
   Net increase in cash .........................................          55,983           28,354
Cash, beginning .................................................          28,556              202
                                                                         --------          -------
Cash, ending ....................................................        $ 88,539           28,556
                                                                         ========           ======

    The accompanying notes are an integral part of the financial statements.

                           DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

         Direct Broadcast Satellite (the Segment) is a segment of SCS Communications and Security, Inc (the Company). The Company is a wholly-owned subsidiary of Stayton Cooperative Telephone Company (the Parent). The Segment was formed for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994 Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997 and 1996 the Company had the operating rights for portions of two Oregon counties within and around the cities of Stayton and Salem, Oregon.

         The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds. the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

Presentation

         The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses, which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses have been had the Segment been operated is a separate entity.

Revenue Recognition

         Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Segment periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

Estimates

         The Segment uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                           DIRECT BROADCAST SATELLITE
               (A SEGMENT OF SCS COMMUNICATIONS & SECURITY, INC.)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                           DECEMBER 31, 1997 AND 1996

Inventory

         Inventory is stated at the lower of cost or market and consists entirely of satellite receivers, dishes and accessories.

Equipment

         Equipment is recorded at cost and depreciated over the estimated useful lives using the straight-line method of depreciation. Estimated useful lives are five years.

Intangible Assets

         The cost of acquiring the rights to provide Direct satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over fifteen years.

Income Taxes

         The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2)      ACCOUNTS RECEIVABLE

         Accounts receivable consists of amounts due from subscribers for monthly programming fees.

(3)      NRTC PATRONAGE CAPITAL

         The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend. Non-cash patronage is recognized as revenue when the patronage allocation is received.

(4)      SUBSEQUENT EVENTS

         In February 1998, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The transaction closed in April, 1998.

                                PRIMEWATCH, INC.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of PrimeWatch, Inc.:

           We have audited the accompanying balance sheet of PrimeWatch, Inc. (a North Carolina corporation) as of December 31, 1997, and the related statements of operations, stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PrimeWatch, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

Raleigh, North Carolina,
March 30, 1998.

                                PRIMEWATCH, INC.

                       BALANCE SHEET - DECEMBER 31, 1997

                                                         Assets
                                                                                           1997
                                                                                           ----
Current assets:
         Cash ................................................................        $    60,813
         Accounts receivable .................................................            217,208
         Materials and supplies ..............................................             62,495
         Prepaid expenses ....................................................             25,388
         Notes receivable ....................................................             25,553
                                                                                      -----------
                                                                                          391,457
                                                                                      -----------
Property and equipment .......................................................            177,325
         Less - Accumulated depreciation .....................................            (83,575)
                                                                                      -----------
                                                                                           93,750
                                                                                      -----------
Investments in associated organizations ......................................            166,350
                                                                                      -----------
Other assets .................................................................            645,406
                                                                                      -----------
                                                                                      $ 1,296,963
                                                                                      ===========

                                          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
         Current portion of long-term debt ...................................        $   185,412
         Capital lease obligations ...........................................                  0
         Accounts payable and accrued expenses ...............................            279,223
         Deferred revenue ....................................................            139,893
                                                                                      -----------
                                                                                          604,528
Long-term debt ...............................................................          1,252,333
                                                                                      -----------
         Total liabilities ...................................................          1,856,861
                                                                                      -----------
Commitments and contingencies (Notes 1 and 8)
Stockholder's equity (deficit):
         Common stock, $100 par value, authorized 100,000 shares, 8,900
           shares issued and outstanding at December 31, 1997 ................            890,000
Retained deficit .............................................................         (1,449,898)
                                                                                      -----------
         Total stockholder's equity (deficit) ................................           (559,898)
                                                                                      -----------
                                                                                      $ 1,296,963
                                                                                      ===========

  The accompanying notes to financial statements are an integral part of this balance sheet.

                                PRIMEWATCH, INC.

                            STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 31, 1997


                                         1997
                                         ----
Sales .......................        $ 2,301,144
Cost of goods sold ..........          1,640,672
                                     -----------
        Gross profit ........            660,472
Operating expenses ..........            586,163
Depreciation and amortization            142,896
                                     -----------
        Loss from operations             (68,587)
Interest expense ............            102,847
Interest and other income ...              6,481
                                     -----------
Net loss ....................        $  (164,953)
                                     ===========


  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                                                                  Total
                                                                                               Stockholder's
                                                 Common Stock                 Retained            Equity
                                           Shares            Amount            Deficit           (Deficit)
                                           ------            ------            -------           ---------

Balance at December 31, 1996.              7,150            715,000         (1,284,945)           (569,945)
     Sale of stock ..........              1,750            175,000                  0             175,000
     Net loss ...............                  0                  0           (164,953)           (164,953)
                                           -----        -----------        -----------         -----------
Balance at December 31, 1997               8,900        $   890,000        $(1,449,898)        $  (559,898)
                                           =====        ===========        ===========         ===========





  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                     1997
                                                                                     ----
Cash flows from operating activities:
        Net loss .........................................................        $(164,953)
        Adjustments to reconcile net loss to net cash provided by
           (used in) operating activities-
           Depreciation and amortization .................................          142,896
           Interest expense financed by long-term debt ...................                0
           Loss on sale of property ......................................           14,254
           Noncash capital credits .......................................          (13,037)
           Amortization of rebate program ................................           78,016
           Other, net ....................................................                0
           Changes in operating assets and liabilities:
                 Accounts receivable .....................................          (89,716)
                 Materials and supplies ..................................           28,367
                 Prepaid expenses ........................................             (151)
                 Accounts payable and accrued expenses ...................          (34,751)
                 Deferred revenue ........................................          (59,891)
                                                                                  ---------
                        Net cash provided by (used in) operating
                          activities .....................................          (98,966)
                                                                                  ---------

Cash flows from investing activities:
        Purchase of property and equipment ...............................          (19,027)
        Proceeds from sale of property ...................................           24,068
        Decrease in notes receivable .....................................           15,268
                                                                                  ---------
                 Net cash provided by (used in) investing activities......           20,309
                                                                                  ---------
Cash flow from financing activities:
        Proceeds from long-term debt .....................................          100,000
        Repayment of capital lease obligations: ..........................           (3,417)
        Repayment of long-term debt ......................................         (174,357)
        Proceeds from sale of stock ......................................          175,000
                                                                                  ---------
                 Net cash provided by (used in) financing activities......           97,226
                                                                                  ---------
Net increase in cash and cash equivalents.................................           18,569
Cash and cash equivalents, beginning of year .............................           42,244
                                                                                  ---------
Cash and cash equivalents, end of year ...................................        $  60,813
                                                                                  =========
Supplemental disclosures of cash flow information:
              Interest paid ..............................................        $ 115,829
                                                                                  =========






  The accompanying notes to financial statements are an integral part of these statements.

                                PRIMEWATCH, INC.

                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,1997 AND 1996


1. NATURE OF THE BUSINESS:

PrimeWatch, Inc. (the Company) was incorporated in the state of North Carolina on November 1, 1992, and is a wholly owned subsidiary of Halifax Electric Membership Corporation (Halifax). The Company's principal business activities are the sale, lease and service of satellite and security systems and the sale of C-Band and DBS system programming.

The Company sells and leases security and satellite systems and related monitoring and programming, respectively, from its facilities located in Enfield, North Carolina. The Company's customer base is primarily within Halifax, Warren, Nash and Edgecomb Counties.

Halifax and the Company have entered into negotiations to sell the outstanding common stock of the Company to an unrelated third party. No definitive agreement has been reached. The Company has suffered recurring losses and at December 31, 1997, had a retained deficit of $1,449,898. The Company has obtained representations from Halifax to fund any operating deficit for fiscal 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Subscribers to monthly DBS and C-Band System programming are billed in advance. Revenues are recognized in the month the service is provided to the subscriber. Advance billings represent deferred revenue in the accompanying balance sheets.

Cash and Cash Equivalents

The Company considers all temporary cash investments purchased with an original maturity of three months or less to be cash equivalents.

Materials and Supplies

Materials and supplies are valued at the lower of average cost or market.

Notes Receivable

Notes receivable result from sales of satellite and security systems financed by the Company. These notes bear interest ranging from 12% to 12.9% and payments of principal and interest are required to be made monthly over periods of two to five years. Notes receivable at December 31, 1997, of $25,553 were net of an allowance for uncollectible accounts of $11,265.

                                PRIMEWATCH, INC.

                          NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31,1997 AND 1996


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed by using the straight-line method over the following estimated useful lives:

                                                                 Estimated
                                                                 Useful Life
                                                                 -----------
                  Machinery and equipment                       3 - 10 years
                  Security equipment                            3 - 5 years
                  Office equipment                              5 - 10 years
                  Mobile phone equipment                        5 years
                  Leased equipment                              5 years


Depreciation expense for the year ended December 31, 1997, was $42,466, of which $3,191 related to amortization of capital lease obligations.

The Company leases some equipment to customers under terms which are accounted for as operating leases. Rental revenues from these leases are recognized ratably over the life of the lease and the related equipment is depreciated over its estimated useful life. Until December 1995, all leases were cancelable at any time. All new leases are noncancellable for 12 months. After the initial term, the leases continue on a month-to-month basis until terminated by either party.

At December 31, 1997, equipment rented to customers had a carrying value (net of accumulated depreciation of $39,001) totaling $51,393.

Other Assets

Other assets are reflected on the accompanying balance sheets net of accumulated amortization in the amount of $439,375 at December 31, 1997.

Amortization is computed using the straight-line method. Deferred assets and their respective periods of amortization are detailed as follows:

                                                      Amortization
                                              1997       Period
                                              ----       ------

         DBS franchise                      $561,909    10 years
         Deferred interest expense            38,838    10 years
         Goodwill                             28,751    20 years
         CACT customer acquisition            15,908     5 years
         Organization costs                        0     5 years
                                            --------
                                            $645,406
                                            ========

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INCOME TAXES:

Due to a cumulative net operating loss incurred by the Company for income, tax purposes in the amount of approximately $1,395,000 at December 31, 1997, no provision for income taxes is included in the accompanying statements of income. No deferred taxes have been recognized in these financial statements, due to the uncertainty regarding the realization of the net deferred tax assets.

4.  INVESTMENTS IN ASSOCIATED ORGANIZATIONS:

Following is a comparative summary of investments in associated organizations, as of December 31, 1997:

                                                             1997
                                                             ----
         NRUFC patronage capital certificates               $121,800
         National Rural Telecommunications
              Cooperative patronage capital certificates      44,550
                                                            --------
                                                            $166,350
                                                            ========


The patronage capital certificates represent net margins of the respective associated organizations which have been allocated to the Company. There is no market for these investments.

5.  LONG-TERM DEBT:

Long-term debt consisted of the following at December 31, 1997:

                                                                       1997
                                                                       ----
         National Rural Utilities Cooperative Finance
           Corporation (NRUCFC) DBS equipment loan,
            interest at variable rates (6.35% at December
            31, 1997), due September 1999 with interest
            due quarterly until maturity.                        $   500,000
         NRUCFC DBS franchise rights and related
            interest loans, interest at variable rates
            (6.2% at December 31, 1997), due August 2004
            and December 2004. Principal and interest
            paid quarterly.                                          937,746
                                                                 -----------
                                                                   1,437,746
         Less Current maturities                                     185,412
                                                                 -----------
                                                                  $1,252,334
                                                                  ==========

Annual maturities of debt are approximately as follows:

                                    1998             $ 185,412
                                    1999                697,159
                                    2000                209,698
                                    2001                222,997
                                    2002                117,829
                                    Thereafter            4,651
                                                     ----------
                                                     $1,437,746
                                                     ==========

6.  PENSION PLAN:

All employees of the Company participate in the National Rural Electric Cooperative Association (NRECA) Retirement and Security Program, a defined benefit pension plan qualified under Section 401 and tax exempt under Section 501(a) of the Internal Revenue Code. From the Company's inception into the plan through September 30,1996, a moratorium prohibited contributions. The moratorium resulted from the plan reaching its full funding limitation. In this multiemployer plan, the accumulated benefits and plan assets are not determined or allocated separately by individual employers.

The employees of the Company also participate in the NRECA SelectRe 401K Plan. In this defined contribution plan, the Company makes contributions to the plan equal in the amounts accrued for pension expense.

Pension expense for the year ended December 31, 1997, totaled $16,992.

7.  RELATED-PARTY TRANSACTIONS:

The Company has an operations and maintenance agreement with Halifax to provide personnel, equipment and facilities for operations. The Company reimburses Halifax for all direct costs incurred on behalf of the Company. For the year ended December 31, 1997, the Company reimbursed Halifax $34,289.

The balance owed to Halifax at December 31, 1997 and 1996, as a result of the above agreement was $31,176, and is included in accounts payable and accrued expenses on the accompanying balance sheets.

In addition, the Company was owed $2,534 from Halifax at December 31, 1997. This amount is included in accounts receivable on the accompanying balance sheets.

8.  COMMITMENTS AND CONTINGENCIES:

The Company leases certain equipment and facilities under operating leases Future minimum rental payments required under operating leases are as follows:

                           1998                      $26,670
                           1999                       12,920
                           2000                        2,420
                                                     -------
                                                     $42,010
                                                     -------


Rental expense for operating leases was $33,915 for the year ended December 31, 1997.

                           DIRECT BROADCAST SATELLITE,
                          A DIVISION OF BALDWIN COUNTY
                         ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA
                                DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Golden Sky Systems, Inc.
Kansas City, Missouri

         We have audited the accompanying balance sheet of Direct Broadcast Satellite, a division of Baldwin County Electric Membership Corporation as of December 31, 1997 and the related statements of operations, division equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite, a division of Baldwin County Electric Membership Corporation at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                     Jackson Thornton & Co. P.C.

Montgomery, Alabama
July 24, 1998

                    DIRECT BROADCAST SATELLITE, A DIVISION OF
                 BALDWIN COUNTY ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA
                       BALANCE SHEET AT DECEMBER 31, 1997


                                     ASSETS

                                                                                      1997
                                                                                      ----
Current assets
        Cash .............................................................        $  12,998
        Accounts receivable ..............................................           35,640
        Inventory ........................................................           26,886
                                                                                  ---------
                 Total current assets ....................................           75,524
Property and equipment
        DBS franchise ....................................................          459,833
        Total accumulated amortization ...................................         (157,112)
        Leased equipment .................................................          372,861
        Total accumulated depreciation ...................................         (102,664)
                                                                                  ---------
                 Total property and equipment ............................          572,918
                 Total Assets ............................................        $ 648,442
                                                                                  =========
                         LIABILITIES AND DIVISION EQUITY
Current liabilities
        Accounts payable .................................................        $  15,185
        Due to Baldwin County Electric
          Membership Corporation .........................................          417,662
                                                                                  ---------
                 Total current liabilities ...............................          432,847
Division equity
        Retained earnings ................................................          215,595
                                                                                  ---------
                 Total division equity ...................................          215,595
Total liabilities and division equity ....................................        $ 648,442
                                                                                  =========











The accompanying notes are an integral part of these financial statements.

                    DIRECT BROADCAST SATELLITE, A DIVISION OF
                 BALDWIN COUNTY ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA
                   STATEMENT OF OPERATIONS AND DIVISION EQUITY
                       FOR THE YEAR ENDED DECEMBER 31,1997

                                                                  1997
                                                                  ----
REVENUES
        DSS programming revenues .......................        $1,302,828
        Leased equipment revenues ......................           135,460
        DSS equipment sales ............................           116,309
        Other DSS sales ................................            64,943
                                                                ----------
            Total revenue ..............................         1,619,540
COST OF REVENUES
        Programming costs ..............................           643,850
        Equipment costs ................................           290,274
        Other DSS cost of revenues .....................            32,316
        Rebates ........................................           307,570
                                                                ----------
            Total cost of revenue ......................         1,274,010
                                                                ----------
        Gross margins ..................................           345,530
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
        Salaries, wages and commissions ................             8,186
        Amortization and depreciation expense ..........           130,394
        Maintenance ....................................            22,547
        Other selling, general and administrative ......           120,605
                                                                ----------
            Total selling, general &
              administrative expenses ..................           281,732
                                                                ----------
            Net operating margins ......................            63,798
OTHER INCOME
        Interest income ................................             5,927
                                                                ----------
NET MARGINS ............................................            69,725
DIVISION EQUITY AT JANUARY 1, 1997 .....................           145,870
                                                                ----------
DIVISION EQUITY AT DECEMBER 31, 1997 ...................        $  215,595
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                    DIRECT BROADCAST SATELLITE, A DIVISION OF
                 BALDWIN COUNTY ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                Increase (Decrease) in Cash and Cash Equivalents

                                                                                1997
                                                                                ----
CASH FLOWS FROM (USED FOR) OPERATING ACTIVITIES:
        Net margins .................................................        $  69,725
        Adjustments to reconcile net margins to net cash provided
           by operating activities:
                 Depreciation .......................................           84,410
                 Amortization .......................................           45,984
                 Decrease (increase) in operating assets and
                    increase (decrease) in operating liabilities:
                         Accounts receivable ........................           83,770
                         Inventory ..................................           29,999
                         Accounts payable ...........................           15,185
                                                                             ---------
                               Net cash from operating activities ...          329,073
                                                                             ---------

CASH FLOWS FROM (USED FOR) INVESTING ACTIVITIES:
        Purchase of equipment .......................................          (39,774)
        Proceeds from sale of equipment .............................          118,171
                                                                             ---------
                               Net cash from investing activities ...           78,397
                                                                             ---------

CASH FLOWS USED FOR FINANCING ACTIVITIES:
        Due to Baldwin County Electric Membership Corporation .......         (412,239)
                                                                             ---------
                               Net cash used for financing activities         (412,239)
                                                                             ---------

NET DECREASE N CASH AND CASH EQUIVALENTS ............................           (4,769)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ......................           17,767
                                                                             ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR ............................        $  12,998
                                                                             =========


   The accompanying notes are an integral part of these financial statements.

                    DIRECT BROADCAST SATELLITE, A DIVISION OF
                 BALDWIN COUNTY ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Organization and nature of operations - Direct Broadcast Satellite (the Division) is a division of Baldwin County Electric Membership Corporation (the Corporation). The Division was formed in September, 1992 for the purpose of acquiring, owning and operating a direct broadcast satellite (DBS) television systems franchise.

         The Corporation is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). All programming is purchased through NRTC. NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. The Corporation owns the DBS franchise for portions of Baldwin County, Alabama.

         The financial statements presented represent the financial position and operations of the Division, which operates as part of the Corporation. Accordingly, the Corporation funds the operations of the Division. Were the Division an independent entity, these funds would have to be obtained from other sources.

         Presentation - The Division is not a separate subsidiary of the Corporation nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Corporation and have been prepared to present the Division's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Division by the Corporation. Such allocated expenses may or may not be indicative of what such expenses would have been had the Division been operated as a separate entity.

         Revenue recognition - Programming revenue is recognized in the month the service is provided to the subscriber. The Division extends credit to its customers who are located primarily in Baldwin County.

         Inventories - Inventories are priced at average historical cost. Cost is determined by the cumulative average of all costs on a first-in, first-out
(FIFO) basis.

         Equipment - Equipment has been recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from three to seven years.

         Amortization - Intangible assets are amortized on a straight-line basis over ten years.

                    DIRECT BROADCAST SATELLITE, A DIVISION OF
                 BALDWIN COUNTY ELECTRIC MEMBERSHIP CORPORATION
                               SUMMERDALE, ALABAMA

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

         Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Income Taxes - The Division's operating results are consolidated with the Corporation's operations for tax filing purposes. The Corporation is exempt from income taxes under Internal Revenue Code Section 501(c)(12).

NOTE 2 - CASH:

         The Division maintains its cash accounts in banks located in Alabama. Accounts at each bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $ 100,000 per bank. At December 31, 1997, the Division did not have a balance in excess of the $ 100,000 FDIC limit.

NOTE 3 - ACCOUNTS RECEIVABLE:

         Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE 4 - RELATED PARTY TRANSACTIONS:

         In the ordinary course of business, the Division makes and receives advances to and from the Corporation. Because the Division's assets, including cash, are owned by the Corporation, no effort is made to segregate those assets. The net result of these shared assets between the Division and the Corporation is reflected in the balance sheet as due to the Corporation.

NOTE 5 - SUBSEQUENT  EVENTS:

         On June 29, 1998 the Corporation sold substantially all of the Division's assets and liabilities to Golden Sky Systems, Inc.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                             PINE GROVE, CALIFORNIA

                              FINANCIAL STATEMENTS
                         AS OF JUNE 30, 1998 AND FOR THE
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                                  BALANCE SHEET
                                  JUNE 30, 1998
                                   (Unaudited)

                                     ASSETS

                                                                                        1998
                                                                                        ----
CURRENT ASSETS
         Accounts receivable, less allowance for
            doubtful accounts of $35,000 ..................................        $   376,960
         Inventory ........................................................            163,552
         Prepaid expenses .................................................              2,130
                                                                                   -----------
                  Total current assets ....................................            542,642
                                                                                   -----------
NONCURRENT ASSETS
         Property and equipment (net of
            accumulated depreciation of $224,256) .........................            308,760
         Intangible assets (net of accumulated
            amortization of $596,297) .....................................            894,446
         NRTC patronage capital certificates ..............................            119,323
                                                                                   -----------
                  Net noncurrent assets ...................................          1,322,529
                                                                                   -----------
                                                                                   $ 1,865,171
                                                                                   ===========
                                            LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
         Account payable - trade ..........................................        $   477,924
         Payable to affiliates ............................................            227,079
         Unearned revenue .................................................            284,279
         Customer deposits ................................................              3,305
                                                                                   -----------
                  Total current liabilities ...............................            992,587
                                                                                   -----------
NOTE PAYABLE TO AFFILIATE .................................................          1,490,743
                                                                                   -----------
SEGMENT DEFICIT ...........................................................           (618,159)
                                                                                   -----------
                                                                                   $ 1,865,171
                                                                                   ===========

                             See accompanying notes.

]                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                               STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                     1998                1997
                                                     ----                ----
REVENUES
         Programming .....................        $ 2,465,489         $ 1,575,701
         Equipment and installation sales             122,085              73,646
         Lease and other .................             38,034              46,962
                                                  -----------         -----------
            Total revenues ...............          2,625,608           1,696,309
                                                  -----------         -----------
COST OF REVENUES
         Programming costs ...............          1,654,752           1,111,922
         Equipment and installation costs             123,019             105,660
         Other costs .....................              1,702               5,586
                                                  -----------         -----------
            Total cost of revenues .......          1,779,473           1,223,168
                                                  -----------         -----------
            Gross profit .................            846,135             473,141
                                                  -----------         -----------
EXPENSES
         Salaries, wages, and commissions             158,288             121,899
         Selling, general and
           administrative ................            152,797             127,893
         Depreciation and amortization ...            114,676             119,637
         Marketing .......................             19,043              45,790
         Bad debt expense ................                 --              19,895
                                                  -----------         -----------
            Total expenses ...............            444,804             435,114
                                                  -----------         -----------
OPERATING INCOME .........................            401,331              38,027
                                                  -----------         -----------
OTHER INCOME AND
    (EXPENSES)
         Patronage dividends .............             40,134              43,052
         Interest expense ................            (52,517)            (52,350)
                                                  -----------         -----------
         Total other income and (expenses)            (12,383)             (9,298)
                                                  -----------         -----------
NET INCOME ...............................        $   388,948         $    28,729
                                                  ===========         ===========

                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                               STATEMENT OF INCOME
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)

                                                       1998              1997
                                                       ----              ----
BALANCE BEGINNING ..........................        $(535,541)        $(269,359)
         Segment contribution to the Company         (471,566)         (263,448)
         Net income ........................          388,948            28,729
                                                    ---------         ---------
BALANCE ENDING .............................        $(618,159)        $(504,078)
                                                    =========         =========


                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                             STATEMENT OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)

                                                                                         1998              1997
                                                                                         ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income ...................................................................        $ 388,948         $  28,729
Adjustments to reconcile net income to net
cash from operating activities:
         Depreciation and amortization .......................................          114,676           119,637
         Patronage dividend - noncash ........................................          (28,093)          (30,137)
         Increase (Decrease) in cash due to changes in assets and liabilities:
                     Accounts receivable .....................................          (34,841)           30,906
                     Inventory ...............................................           10,410           (60,154)
                     Prepaid expenses ........................................            8,758             5,549
                     Accounts payable - trade ................................          261,011            25,745
                     Unearned revenue ........................................          (46,364)           39,361
                     Customer deposits .......................................            1,600               640
                                                                                      ---------         ---------
                           Net cash from operating activities ................          676,105           160,276
                                                                                      ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES
         Change in payable to affiliates .....................................         (203,271)           72,259
         Purchase of property and equipment ..................................           (1,268)           (3,183)
         Sale of property and equipment ......................................               --            34,096
                                                                                      ---------         ---------
                           Net cash from investing activities ................         (204,539)          103,172
                                                                                      ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
         Cash contribution to Volcano Vision, Inc. ...........................         (471,566)         (263,448)
                                                                                      ---------         ---------
                           Net cash from financing activities ................         (471,566)         (263,448)
                                                                                      ---------         ---------
NET CHANGE IN CASH ...........................................................               --                --
CASH, beginning of year ......................................................               --                --
                                                                                      ---------         ---------
CASH, end of year ............................................................        $      --         $      --
                                                                                      =========         =========

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
         Cash paid for interest ..............................................        $      --         $      --
                                                                                      =========         =========




                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the changes in financial position, results of operations, and cash flows for the interim periods reported.

         The results of operations for the six months ended June 30, 1998 and 1997, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         Description of Operations - Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of Direct satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

         The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

         Presentation - The Segment is not a separate subsidiary of the Company, nor has it been of operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain cost and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


Note 2 - Description of Operations and Summary of Significant Accounting Policies (continued)

         Revenue Recognition - Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

         Inventory - Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

         Accounts Receivable - Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

         Customer Billing and Digital Satellite TV (DSTV) Services - The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV services provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

         Intangible Assets - The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
              NOTES TO UNAUDITED FINANCIAL STATEMENTS (CONTINUED)

Note 2 - Description of Operations and Summary of Significant Accounting
         Policies
                                  (continued)

         Long-lived Assets - Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         Property and Equipment - Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

         Income taxes - The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment it is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

Note 3 - Subsequent Events

         On July 10, 1998, the Company entered into an agreement to its franchise rights and related DBS assets and liabilities to Golden Sky Systems, The acquisition is expected to close no later than February 27, 1999.

                           DIRECT BROADCAST SATELLITE
                      (A Segment of Volcano Vision, Inc.)
                             PINE GROVE, CALIFORNIA
                          INDEPENDENT AUDITOR'S REPORT
                                       and
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Volcano Vision, Inc.


We have audited the accompanying balance sheet of Direct Broadcast Satellite (the Segment), a segment of Volcano Vision, Inc., as of December 31, 1997, and the related statements of income, segment deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                                  Moss Adams LLP


Stockton, California
July 24, 1998

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS
CURRENT ASSETS
         Accounts receivable, less allowance for doubtful accounts of $35,000 ....     $   342,119
         Inventory ...............................................................         173,962
         Prepaid expenses ........................................................          10,888
                                                                                       -----------
                  Total current assets ...........................................         526,969
                                                                                       -----------
NONCURRENT ASSETS
         Property and equipment (net of accumulated depreciation of $184,117) ....         347,631
         Intangible assets (net of accumulated amortization of $521,760) .........         968,983
         NRTC patronage capital certificates .....................................          91,230
                                                                                       -----------
                  Net noncurrent assets ..........................................       1,407,844
                                                                                       -----------
                                                                                       $ 1,934,813
                                                                                       ===========

                       LIABILITIES AND SEGMENT DEFICIT
CURRENT LIABILITIES
         Account payable - trade .................................................     $   216,913
         Payable to affiliates ...................................................         430,350
         Unearned revenue ........................................................         330,643
         Customer deposits .......................................................           1,705
                                                                                       -----------
                  Total current liabilities ......................................         979,611
                                                                                       -----------
NOTE PAYABLE TO AFFILIATE ........................................................       1,490,743
                                                                                       -----------
SEGMENT DEFICIT ..................................................................        (535,541)
                                                                                       -----------
                                                                                       $ 1,934,813
                                                                                       ===========

                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES
         Programming ..............................            $ 3,650,208
         Equipment and installation sales .........                274,240
         Lease and other ..........................                112,915
                                                               -----------
                  Total revenues ..................              4,037,363
                                                               -----------
COST OF REVENUES
         Programming costs ........................              2,544,709
         Equipment and installation costs .........                355,139
         Other costs ..............................                 17,211
                                                               -----------
         Total cost of revenues ...................              2,917,059
                                                               -----------
                  Gross profit ....................              1,120,304
                                                               -----------
EXPENSES
         Salaries, wages, and commissions .........                304,585
         Selling, general, and administrative .....                334,032
         Depreciation and amortization ............                229,015
         Marketing ................................                 74,723
         Bad debt expense .........................                 62,472
                                                               -----------
                  Total expenses ..................              1,004,827
                                                               -----------
OPERATING INCOME ..................................                115,477
                                                               -----------
OTHER INCOME AND (EXPENSES)
         Patronage dividends ......................                 43,052
         Interest expense .........................               (104,594)
                                                               -----------
                  Total other income and (expenses)                (61,542)
                                                               -----------
NET INCOME ........................................            $    53,935
                                                               ===========

                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                          STATEMENT OF SEGMENT DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                        Segment
                                                        Deficit
                                                       -----------
BALANCE AT DECEMBER 31, 1996 ...............            $(268,556)
         Segment contribution to the Company             (320,920)
         Net income ........................               53,935
                                                        ---------
BALANCE AT DECEMBER 31, 1997 ...............            $(535,541)
                                                        =========


                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income ...................................................................            $  53,935

Adjustments to reconcile net income to net cash from operating activities:
         Depreciation and amortization .......................................              229,015
         Provision for doubtful accounts .....................................               35,000
         Patronage dividend - noncash ........................................              (30,137)

         Increase (Decrease) in cash due to changes in assets and liabilities:
         Accounts receivable .................................................               10,189
         Inventory ...........................................................               38,572
         Prepaid expenses ....................................................               (3,803)
         Accounts payable - trade ............................................              (99,506)
         Unearned revenue ....................................................             (196,887)
         Customer deposits ...................................................                1,625
                                                                                          ---------
             Net cash from operating activities ..............................               38,003
                                                                                          ---------

CASH FLOWS FROM INVESTING ACTIVITIES
         Change in payable to affiliates .....................................              221,646
         Purchase of property and equipment ..................................              (14,139)
         Sale of property and equipment ......................................               75,410
                                                                                          ---------
              Net cash from investing activities .............................              282,917
                                                                                          ---------

CASH FLOWS FROM FINANCING ACTIVITIES
         Cash contribution to Volcano Vision, Inc. ...........................             (320,920)
                                                                                          ---------
              Net cash from financing activities .............................             (320,920)
                                                                                          ---------
NET CHANGE IN CASH ...........................................................                   --
CASH, beginning of year ......................................................                   --
                                                                                          ---------
CASH, end of year ............................................................            $      --
                                                                                          =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest ..............................................            $      --
                                                                                          =========

                             See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

         Description of Operations - Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

         The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

         Presentation - The Segment is not a separate subsidiary of the Company, nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

         Revenue Recognition - Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

         Inventory - Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Accounts Receivable - Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

         Customer Billing and Digital Satellite TV (DSTV) Services - The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV service provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

         Intangible Assets - The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

         Long-lived Assets - Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

         Property and Equipment - Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Income taxes - The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.


NOTE 2 -LEASING ARRANGEMENT FOR SUBSCRIBER EQUIPMENT

         In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases are month-to-month without a minimum lease term in which the customer may return the equipment at any time.

         These leases qualify as operating leases and, accordingly, the leased units are either purchased direct or transferred from the Segment's inventory of existing units at average cost and included in property and equipment at cost. Leased units are depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned.

         The carrying amount of leased equipment included in property and equipment at December 31, 1997, is as follows:

                                                         1997
                                                      ---------
Cost ..........................................       $ 295,364
Accumulated depreciation ......................        (137,805)
                                                      ---------
                                                      $ 157,559
                                                      =========

         Lease income under the above arrangements is recognized when billed to the customer, and totaled $76,202 in 1997.

                           DIRECT BROADCAST SATELLITE
                       (A SEGMENT OF VOLCANO VISION, INC.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 -NRTC PATRONAGE DIVIDENDS

         The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash, and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and dividend income for the noncash portion of the patronage dividend.


NOTE 4 -RELATED-PARTY TRANSACTIONS

         The Segment is party to various intercompany transactions with the Parent and one of its subsidiaries, The Volcano Telephone Company, for payroll-related charges and administrative expenses. Accordingly, the financial statements include the following intercompany liabilities at December 31, 1997:

                               1997
                            ----------
Accounts payable            $  117,294
Accrued interest               313,056
Long-term debt               1,490,743
                            ----------
                            $1,921,093
                            ==========

         Long-term debt includes $1,490,743 due to the Parent for the purchase of DBS franchise rights in 1994. This debt carries a fixed interest rate of 7%.


NOTE 5 -SUBSEQUENT EVENTS

         On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition is expected to close no later than February 27, 1999.

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                   CUMBY TEXAS

                              FINANCIAL STATEMENTS

                          AS OF JUNE 30, 1998 AND 1997

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                 BALANCE SHEETS
                                     JUNE 30
                                   (UNAUDITED)

                                     ASSETS

                                                                        1998                 1997
                                                                        ----                 ----
Current Assets:
         Cash and cash equivalents ...........................      $  235,311            $  181,141
         Certificates of deposit .............................              --               102,497
         Accounts receivable .................................         107,110               140,159
         Accounts receivable - affiliates ....................          71,775                71,775
         Inventory ...........................................          21,115                30,085
         Prepaid Income taxes ................................              --                22,144
                                                                    ----------            ----------
         Total Current Assets ................................         435,311               547,801
                                                                    ----------            ----------
Property, Plant and Equipment:
         Plant In service ....................................          16,250                15,515
         Less: Accumulated depreciation ......................           7,943                 4,730
                                                                    ----------            ----------
         Net Property, Plant and Equipment ...................           8,307                10,785
                                                                    ----------            ----------
DBS Franchise ................................................         537,321               629,433
NRTC and RTFC equity certificates ............................         115,007               133,058
                                                                    ----------            ----------
         Total Assets ........................................      $1,095,946            $1,321,077
                                                                    ==========            ==========


                           (See Selected Information)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                 BALANCE SHEETS
                                     JUNE 30
                                   (UNAUDITED)

                         LIABILITIES AND SEGMENT EQUITY

                                                         1998                  1997
                                                         ----                  ----
Current Liabilities:
     Current maturities of long-term debt            $  169,280            $  145,175
     Accounts payable ...................                81,372               123,285
     Accounts payable - affiliate .......                49,290                95,250
     Deferred revenue ...................                76,114               127,140
     Accrued interest payable ...........                 3,985                 4,767
     Prepaid income taxes ...............                16,802                    --
                                                     ----------            ----------
     Total Current Liabilities ..........               396,843               495,617
                                                     ----------            ----------
Long-Term Debt:
     Note payable - RTFC ................               570,798               740,078
Segment Equity ..........................               128,305                85,382
                                                     ----------            ----------
     Total Liabilities and Segment Equity            $1,095,946            $1,321,077
                                                     ==========            ==========


                           (See Selected Information.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                     STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                   (UNAUDITED)

                                                        1998                  1997
                                                        ----                  ----
Operating Revenues:
     Programming revenue ..............            $ 674,793             $ 450,912
     Equipment sales revenue ..........               40,422                30,322
     Installation revenue .............                5,730                 4,117
     Commission revenue ...............                  436                   417
     DSS repairs revenue ..............                  384                   870
     Miscellaneous revenue ............                6,522                 4,601
     Less: Uncollectible revenue ......              (11,572)              (12,744)
                                                   ---------             ---------
         Total Operating Revenues .....              716,715               478,495
                                                   ---------             ---------
Operating Expenses:
     Programming cost .................              438,833               331,988
     Cost of sales ....................               66,552                46,036
     Amortization and depreciation ....               47,681                47,242
     Salaries .........................               36,834                43,597
     Commissions ......................                8,990                 3,979
     Telephone ........................                5,675                14,180
     Advertising ......................                5,134                 7,098
     Accounting .......................                4,952                 4,581
     Other general and administrative .                3,801                 6,349
     DSS Installation costs ...........                2,651                    --
     Training .........................                   --                 1,529
                                                   ---------             ---------
         Total Operating Expenses .....              621,103               506,579
                                                   ---------             ---------
Operating Income (Loss) ...............               95,612               (28,084)
Interest and Dividend Income ..........                3,297                 7,336
                                                   ---------             ---------
Income (Loss) Before Interest and Taxes               98,909               (20,748)
Income Tax (Expense) Benefit ..........              (24,511)               17,500
Interest Expense ......................              (26,817)              (30,723)
                                                   ---------             ---------
Net Income (Loss) .....................               47,581               (33,971)
Segment Equity, Beginning .............               80,724               119,353
                                                   ---------             ---------
Segment Equity, Ending ................            $ 128,305             $  85,382
                                                   =========             =========


                           (See Selected Information.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                     STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                   (UNAUDITED)

                                                                              1998                  1997
                                                                              ----                  ----
Cash Flows from Operating Activities:
     Net income (loss) ......................................            $  47,581             $ (33,971)
     Adjustments to reconcile net income (loss) to
     net cash provided by Operating activities:
         Depreciation and amortization ......................               47,681                47,242
     Change in assets and liabilities:
         Decrease in accounts receivable ....................               10,625                   693
         Decrease in inventory held for sale ................                5,880                 7,422
         Decrease (increase) in prepaids ....................                7,709               (17,500)
         (Decrease) increase in accounts payable and accruals              (42,427)              110,323
                                                                         ---------             ---------
              Total Adjustments .............................               29,468               148,180
                                                                         ---------             ---------
Net Cash Provided by Operating Activities ...................               77,049               114,209
                                                                         ---------             ---------
Cash Flows from Investing Activities:
     Capital expenditures ...................................                   --                (4,390)
     Purchase of certificate of deposit .....................                   --                (1,616)
                                                                         ---------             ---------
Net Cash Used in Investing Activities .......................                   --                (6,006)
                                                                         ---------             ---------
Cash Flows from Financial Activities:
     Payments of long-tern debt .............................              (73,859)              (69,654)
     Receipt of patronage refund ............................               24,142                    --
     Advances from affiliate ................................               36,814                43,362
                                                                         ---------             ---------
Net Cash Used in Financing Activities .......................              (12,903)              (26,292)
                                                                         ---------             ---------
Net Increase in Cash and Cash Equivalents ...................               64,146                81,911
Beginning Cash and Cash Equivalents .........................              171,165                99,230
                                                                         ---------             ---------
Ending Cash and Cash Equivalents ............................            $ 235,311             $ 181,141
                                                                         =========             =========


                           (See Selected Information.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                              SELECTED INFORMATION
                                  JUNE 30, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Nature of Operations

DBS Segment of Cumby Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperation (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At June 30, 1998, the Company had the operating rights for two counties In northeast Texas.

The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements Include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Intangible Assets

The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                              SELECTED INFORMATION
                                  JUNE 30, 1998

Income Taxes

The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax (expense) benefit has been provided In the accompanying statement of operations for taxes (owed) recoverable (to) from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

Note 2 - Subsequent Events:

On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY, TEXAS

                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION


                            AS OF DECEMBER 31, 1997
                       WITH INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of DBS Segment of Cumby Cellular, Inc.

We have audited the accompanying balance sheet of DBS Segment of Cumby Cellular, Inc. (the Segment) as of December 31, 1997 and the related statement of income, segment equity, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DBS Segment of Cumby Cellular, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, on June 10, 1998, the Segment signed a letter of intent to transfer its DirecTV Distribution Business and to sell substantially all of its assets and operations to a third party.


                                            Curtis Blakely & Co., P.C.


 February 3, 1998
 (except for Notes 8 and 9
 as to which the date is July 23, 1998)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997



                                     ASSETS

Current Assets:
       Cash and cash equivalents ........................   $  171,165
       Accounts receivable - customers ..................       98,168
       Notes receivable .................................       19,567
       Accounts receivable - affiliates .................       71,775
       Inventory ........................................       26,995
       Prepaid income taxes .............................        7,709
                                                            ----------
                  Total Current Assets ..................      395,379
                                                            ----------
Property, Plant and Equipment:
       Plant in service .................................       16,250
       Less: Accumulated depreciation ...................        6,318
                                                            ----------
            Net Property, Plant and Equipment ...........        9,932
                                                            ----------
DBS Franchise ...........................................      583,377
                                                            ----------
NRTC and RTFC equity certificates .......................      139,149
                                                            ----------
                  Total Assets ..........................   $1,127,837
                                                            ==========

  (The accompanying notes are an integral part of these financial statements.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                         LIABILITIES AND SEGMENT EQUITY

Current Liabilities:
Current maturities of long-term debt ....................      $  165,779
Accounts payable ........................................         134,176
Accounts payable - affiliate ............................          12,476
Deferred revenue ........................................          81,995
Accrued Interest payable ................................           4,529
                                                               ----------
       Total Current Liabilities ........................         398,955
                                                               ----------
Long-Term Debt:
Note payable - RTFC .....................................         648,157
                                                               ----------
Segment Equity ..........................................          80,725
                                                               ----------
       Total Liabilities and Segment Equity .............      $1,127,837
                                                               ==========


(The accompanying notes are an integral part of these financial statements.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                     STATEMENT OF INCOME AND SEGMENT EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
       Programming revenue ..........................    $   984,956
       Equipment sales revenue ......................         83,679
       Installation revenue .........................          9,021
       Commission revenue ...........................         11,128
       DSS repairs revenue ..........................          3,493
       Miscellaneous revenue ........................          8,566
       Less: Uncollectible revenue ..................        (26,700)
                                                         -----------
                  Total Operating Revenues                 1,074,143
                                                         -----------
Operating Expenses:
       Programming cost .............................        681,395
       Cost of sales ................................        146,508
       Salaries .....................................        100,616
       Amortization and depreciation ................         94,886
       Telephone ....................................         25,646
       Advertising ..................................         12,702
       Other general and administrative .............         12,408
       Commissions ..................................         10,157
       Accounting ...................................          9,234
       DSS Installation costs .......................          3,989
       Training .....................................          2,008
       Taxes - other than income taxes ..............            151
                                                         -----------
                  Total Operating Expenses                 1,099,700
                                                         -----------
Operating Loss ......................................        (25,557)
Interest and Dividend Income ........................         17,815
                                                         -----------
       Loss Before Interest and Taxes ...............         (7,742)
Income Tax Benefit ..................................         29,613
Interest Expense ....................................        (60,500)
                                                         -----------
       Net Loss .....................................        (38,629)
Segment Equity, Beginning ...........................        119,354
                                                         -----------
Segment Equity, Ending ..............................    $    80,725
                                                         ===========


  (The accompanying notes are an integral part of these financial statements.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
       Net loss .............................................   $ (38,629)
       Adjustments to reconcile net loss to
       net cash provided by operating activities:
              Depreciation and amortization .................      94,886
              Noncash patronage dividends ...................      (6,092)
Change in assets and liabilities:
       Decrease in accounts receivable ......................      23,127
       Decrease in inventory held for sale ..................      10,513
       Increase in accounts payable and accruals ............      72,765
                                                                ---------
Total Adjustments ...........................................     195,199
                                                                ---------
Net Cash Provided by Operating Activities ...................     156,570
                                                                ---------
Cash Flows from Investing Activities:
       Capital expenditures .................................      (5,133)
       Proceeds from sale of certificates of deposit ........     100,881
                                                                ---------
Net Cash Provided by Investing Activities ...................      95,748
                                                                ---------
Cash Flows from Financing Activities:
       Payments of long-term debt ...........................    (140,971)
       Advances to affiliate ................................     (39,412)
                                                                ---------
Net Cash Used In Financing Activities .......................    (180,383)
                                                                ---------
Net Increase in Cash and Cash Equivalents ...................      71,935
Cash and Cash Equivalents at Beginning of Year ..............      99,230
                                                                ---------
Cash and Cash Equivalents at End of Year ....................   $ 171,165
                                                                =========

  (The accompanying notes are an integral part of these financial statements.)

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1997


NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Nature of Operations

DBS Segment Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc.
(CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for two counties in northeast Texas.

The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

Revenue Recognition

Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

Inventory

Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

Intangible Assets

The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

Income Taxes

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1997



The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax benefit has been provided in the accompanying statement of operations for taxes recoverable from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



NOTE 2 -ACCOUNTS RECEIVABLE:

Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1997 are as follows:

         Accounts receivable:
             Programming                                       $ 88,196
             Equipment sales                                      9,972
                                                               --------
                                                               $ 98,168
                                                               ========

NOTE 3 -NOTES RECEIVABLE:

The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of four years and carry interest at 15 percent. Upon default by a customer, the Segment repossesses the equipment, transfers the resale value of the equipment to inventory, and records an allowance for the balance of the unpaid note receivable.

NOTE 4 -RTFC AND NRTC EQUITY CERTIFICATES:

The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20 percent is received in cash and 80 percent is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment purchased an RTFC equity certificate as part of the RTFC loan requirements. This certificate is refunded by RTFC so that it maintains a balance equal to 10 percent of the loan balance. RTFC pays patronage dividends to the Segment.

NOTE 5 -DBS FRANCHISE:

The DBS franchise is being amortized over its 10 year life and is stated net of accumulated amortization of $337,745.

NOTE 6 - LONG-TERM DEBT.

The Segment is indebted to the Rural Telephone Finance Corporation as follows:

         Note payable with Interest at RTFC variable
            rate (6.9% at December 31, 1997) due in
            quarterly installments through August 2002.        $ 813,936
         Current portion                                         165,779
                                                               ---------
            Long-Term Debt                                     $ 648,157
                                                               =========

NOTE 7 - ADDITIONAL CASH FLOW INFORMATION:

         Cash paid during 1997 for:
             Interest                                          $ 61,284
             Income tax                                              --

                       DBS SEGMENT OF CUMBY CELLULAR, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997




NOTE 8 - RELATED PARTY TRANSACTIONS:

The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $921,122 prior to the commencement of DBS operations in mid-1993. The franchise rights and debt were transferred by the Company to the Segment In 1993.

The Company also allocates certain salary, benefits and overhead costs associated with operating the Segment to the Segment's expense accounts. These allocated costs totaled $100,810 for 1997. The Segment provided an income tax benefit to the Company of $29,613 in 1997, All other expenses are paid directly from the cash accounts of the Segment.

Intercompany assets and liabilities included in the Segment's December 31, 1997 balance sheet are as follows:

           Accounts receivable                        $ 71,775
           Accounts payable                             12,476

NOTE 9 - SUBSEQUENT EVENTS:

On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                    DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL           , 1998, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING
LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.



                                 [LOGO GRAPHIC]






                            GOLDEN SKY SYSTEMS, INC.





                              OFFER TO EXCHANGE ITS
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
              12 3/8% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A










                                   PROSPECTUS
















                                     , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

            In accordance with Section 145 of the DGCL, the registrant has adopted a by-law that provides that, to the fullest extent permitted by DGCL, the registrant shall indemnify any person serving as a director or officer of the registrant and every such director or officer serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and the registrant's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            The registrant has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit
Number                       Description                                    Page

 3.1 Second Amended and Restated Certificate of Incorporation of the registrant.

 3.2      By-Laws of the registrant, adopted as of October 1, 1997.

 4.1 Indenture, dated as of July 31, 1998, by and among the registrant, as issuer, Argos Support Services Company, as guarantor, PrimeWatch, Inc., as guarantor, and State Street Bank and Trust Company of Missouri, N.A., as trustee, relating to the registrant's 12 3/8% Senior Subordinated Notes due 2006, Series A and 12 3/8% Senior Subordinated Notes due 2006, Series B.

Exhibit
Number                       Description                                    Page

 4.2 Form of 12 3/8% Senior Subordinated Note due 2006, Series B of the registrant (included in Exhibit 4.1).

 4.3 Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, as initial purchasers.

 4.4 Escrow Agreement, dated as of July 31, 1998, by and among State Street Bank and Trust Company of Missouri, N.A., as escrow Agent, and State Street Bank and Trust Company of Missouri, N.A., as trustee under the Indenture, and the registrant.

 4.5 Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust Company of Missouri, N.A., as escrow agent, and State Street Bank and Trust Company, as custodian and securities intermediary.

 5.1 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered.*

10.1 Purchase Agreement, dated July 24, 1998, among the registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, relating to the issuance and sale of $195,000,000 aggregate principal amount of the registrant's 12 3/8% Senior Subordinated Notes due 2006, Series A.

 10.2 Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998, among Golden Sky Holdings, Inc., the registrant, various banks, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent.

 10.3 Form of NRTC/Member Agreement for Marketing and Distribution of DBS Services, as amended.

 10.4 Stock Purchase Agreement, dated as of July 11, 1997, among the registrant, Argos Support Services Company and the several shareholders named therein.

 10.5 Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.

 10.6 Employment Agreement, dated February 12, 1997, between the registrant and Rodney A. Weary.

 10.7 Employment Agreement, dated February 12, 1997, between the registrant and Jo Ellen Linn.

 10.8     Employment Agreement, between the registrant and William J. Gerski.*


 10.9     Employment Agreement, between the registrant and Laquita Allen.*

 10.10    Employment Agreement, between the registrant and John R. Hager.*

 10.11    Non-Competition Agreement, between the registrant and Rodney A.
          Weary.*

 10.12    Non-Competition Agreement, between the registrant and Jo Ellen Linn.*

Exhibit
Number                       Description                                    Page

 10.13    Non-Competition Agreement, between the registrant and John R. Hager.*

 10.14 Form of Director Indemnification Agreement, dated February 12, 1997, between the registrant and each of the members of the registrant's Board of Directors.*

 12.1     Statements re Computation of Ratios.

 21.1     Subsidiaries of the registrant.

 23.1     Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
          (included in their opinion filed as Exhibit 5.1).*

 23.2     Consent of KPMG Peat Marwick LLP.

 23.3     Consent of Eide Bailly LLP (formerly known as Eide Helmeke PLLP).

 23.4     Consent of Loucks & Glassley, pllp.

 23.5     Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.

 23.6     Consent of CHMS, P.C.

 23.7     Consent of Aldrich, Kilbride & Tatone LLP.

 23.8     Consent of Arthur Andersen LLP.

 23.9     Consent of Jackson Thornton & Co., P.C.

 23.10    Consent of Moss Adams LLP.

 23.11    Consent of Curtis Blakely & Co., P.C.

 24.1 Power of Attorney of the members of the Board of Directors of the registrant (included in the signature pages).

 25.1     Statement on Form T-1 of Eligibility of Trustee.*

 27.1     Financial Data Schedule.

 99.1     Form of Letter of Transmittal.*

 99.2     Form of Notice of Guaranteed Delivery.*

 99.3 Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors named therein.

 99.4 Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant, Rodney A. Weary, and the investors named therein.

 99.5 Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and other stockholders named therein.

___________________
*       To be filed by amendment.

Item 22.  Undertakings

            The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on September 25, 1998.

                                           Golden Sky Systems, Inc.


                                           /s/ Rodney A. Weary
                                           -------------------------------------
                                           Rodney A. Weary,
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer, and Director


            The undersigned directors and officers of Golden Sky Systems, Inc., hereby appoint Rodney A. Weary and John R. Hager, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature             Title                                             Date



/s/ Rodney A. Weary  Chairman of the Board,                   September 25, 1998
-------------------- Chief Executive Officer and Director
Rodney A. Weary      (Principal Executive Officer)





/s/ John R. Hager     Vice President, Finance and Controller  September 25, 1998
--------------------  (Principal Financial and Accounting
John R. Hager         Officer)




                      Director                                September  , 1998
--------------------
Robert F. Benbow



                      Director                                September  , 1998
--------------------
William O. Charman

/s/ William P. Collaatos      Director                        September 25, 1998
------------------------
William P. Collatos



/s/ William A. Johnston       Director                        September 25, 1998
------------------------
William A. Johnston



/s/ Robert B. Liepold         Director                        September 25, 1998
------------------------
Robert B. Liepold



/s/ Erik M. Torgerson         Director                        September 25, 1998
------------------------
Erik M. Torgerson

                                EXHIBIT INDEX

Exhibit
Number                       Description                                    Page

 4.2 Form of 12 3/8% Senior Subordinated Note due 2006, Series B of the registrant (included in Exhibit 4.1).

 4.3 Registration Rights Agreement, dated as of July 31, 1998, by and among the registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, as initial purchasers.

 4.4 Escrow Agreement, dated as of July 31, 1998, by and among State Street Bank and Trust Company of Missouri, N.A., as escrow Agent, and State Street Bank and Trust Company of Missouri, N.A., as trustee under the Indenture, and the registrant.

 4.5 Account Control Agreement, dated as of July 31, 1998, by and among the registrant, State Street Bank and Trust Company of Missouri, N.A., as escrow agent, and State Street Bank and Trust Company, as custodian and securities intermediary.

 5.1 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to the legality of the securities being registered.*

10.1 Purchase Agreement, dated July 24, 1998, among the registrant, Merrill Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, relating to the issuance and sale of $195,000,000 aggregate principal amount of the registrant's 12 3/8% Senior Subordinated Notes due 2006, Series A.

 10.2 Amended and Restated Credit Agreement, dated as of July 7, 1997, amended and restated as of May 8, 1998, among Golden Sky Holdings, Inc., the registrant, various banks, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent.

 10.3 Form of NRTC/Member Agreement for Marketing and Distribution of DBS Services, as amended.

 10.4 Stock Purchase Agreement, dated as of July 11, 1997, among the registrant, Argos Support Services Company and the several shareholders named therein.

 10.5 Asset Purchase Agreement, dated as of July 10, 1998, by and between the registrant and Volcano Vision, Inc.

 10.6 Employment Agreement, dated February 12, 1997, between the registrant and Rodney A. Weary.

 10.7 Employment Agreement, dated February 12, 1997, between the registrant and Jo Ellen Linn.

 10.8     Employment Agreement, between the registrant and William J. Gerski.*


 10.9     Employment Agreement, between the registrant and Laquita Allen.*

 10.10    Employment Agreement, between the registrant and John R. Hager.*

 10.11    Non-Competition Agreement, between the registrant and Rodney A.
          Weary.*

 10.12    Non-Competition Agreement, between the registrant and Jo Ellen Linn.*

                                EXHIBIT INDEX

Exhibit
Number                       Description                                    Page

 10.13    Non-Competition Agreement, between the registrant and John R. Hager.*

 10.14 Form of Director Indemnification Agreement, dated February 12, 1997, between the registrant and each of the members of the registrant's Board of Directors.*

 12.1     Statements re Computation of Ratios.

 21.1     Subsidiaries of the registrant.

 23.1     Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
          (included in their opinion filed as Exhibit 5.1).*

 23.2     Consent of KPMG Peat Marwick LLP.

 23.3     Consent of Eide Bailly LLP (formerly known as Eide Helmeke PLLP).

 23.4     Consent of Loucks & Glassley, pllp.

 23.5     Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.

 23.6     Consent of CHMS, P.C.

 23.7     Consent of Aldrich, Kilbride & Tatone LLP.

 23.8     Consent of Arthur Andersen LLP.

 23.9     Consent of Jackson Thornton & Co., P.C.

 23.10    Consent of Moss Adams LLP.

 23.11    Consent of Curtis Blakely & Co., P.C.

 24.1 Power of Attorney of the members of the Board of Directors of the registrant (included in the signature pages).

 25.1     Statement on Form T-1 of Eligibility of Trustee.*

 27.1     Financial Data Schedule.

 99.1     Form of Letter of Transmittal.*

 99.2     Form of Notice of Guaranteed Delivery.*

 99.3 Stock Purchase Agreement, dated as of February 12, 1997, among the registrant, Rodney A. Weary and the investors named therein.

 99.4 Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., the registrant, Rodney A. Weary, and the investors named therein.

 99.5 Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and other stockholders named therein.

___________________
*       To be filed by amendment.